FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-282099-01

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated January 6, 2025, may be amended or completed prior to the time of sale.

$722,037,000 (Approximate)

Wells Fargo Commercial Mortgage Trust 2025-5C3
(Central Index Key Number 0002047317)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)

Citi Real Estate Funding Inc.
(Central Index Key Number 0001701238)

JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)

Goldman Sachs Mortgage Company
(Central Index Key Number 0001541502)

LMF Commercial, LLC
(Central Index Key Number 0001592182)

UBS AG
(Central Index Key Number 0001685185)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-5C3

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-5C3 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2025-5C3. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in February 2025. The rated final distribution date for the certificates is the distribution date in January 2058.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Available Certificate Balance or Notional Amount(1)(2)		Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$8,317,000		$8,135,000		$182,000		[_]%	(6)
Class A-2	(7)		(7)		(7)		[_]%	(6)
Class A-3	(7)		(7)		(7)		[_]%	(6)
Class X-A	$583,464,000	(8)	$570,744,000	(8)	$12,720,000	(8)	[_]%	Variable(9)
Class X-B	$138,573,000	(10)	$135,552,000	(10)	$3,021,000	(10)	[_]%	Variable(11)
Class A-S	$53,137,000		$51,978,000		$1,159,000		[_]%	(6)
Class B	$47,927,000		$46,882,000		$1,045,000		[_]%	(6)
Class C	$37,509,000		$36,691,000		$818,000		[_]%	(6)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 61 and page 64, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC, will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 58.6% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 22.4% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 10.6% of each class of offered certificates and Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 8.4% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about January 28, 2025. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from January 1, 2025, before deducting expenses payable by the depositor.

Wells Fargo Securities	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	UBS Securities LLC
Co-Lead Managers and Joint Bookrunners

Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

January [_], 2025

# Wells Fargo Commercial Mortgage Trust 2025-5C3

Commercial Mortgage Pass-Through Certificates, Series WFCM 2025-5C3

Geographic Overview of Mortgage Pool

Washington
9 properties
$56,197,500
6.7% of total
Colorado
1 property
$13,700,000
1.6% of total
North Dakota
2 properties
$31,600,000
3.8% of total
Michigan
1 property
$16,000,000
1.9% of total
Ohio
1 property
$44,600,000
5.4% of total
New York
13 properties
$191,912,481
23.0% of total
New Jersey
1 property
$4,647,460
0.6% of total
California
19 properties
$241,880,347
29.0% of total
Virginia
1 property
$42,000,000
5.0% of total
Georgia
3 properties
$47,000,000
5.6% of total
Arizona
4 properties
$34,982,641
4.2% of total
Florida
1 property
$54,500,000
6.5% of total
Texas
7 properties
$54,500,000
6.5% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

**Mortgaged Properties by Property Type**

Mixed Use 8.4%
Industrial 2.0%
Retail 8.8%
Multifamily 30.0%
Manufactured Housing 9.3%
Hospitality 17.6%
Office 23.9%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)(2)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)
Offered Certificates
Class A-1	$8,317,000		$8,135,000		$182,000		30.000%	[_]%	(6)	November 2029	2.55	02/25 – 11/29
Class A-2	(7)		(7)		(7)		30.000%	[_]%	(6)	(7)	(7)	(7)
Class A-3	(7)		(7)		(7)		30.000%	[_]%	(6)	(7)	(7)	(7)
Class X-A	$583,464,000	(8)	$570,744,000	(8)	$12,720,000	(8)	NAP	[_]%	Variable(9)	NAP	NAP	NAP
Class X-B	$138,573,000	(10)	$135,552,000	(10)	$3,021,000	(10)	NAP	[_]%	Variable(11)	NAP	NAP	NAP
Class A-S	$53,137,000		$51,978,000		$1,159,000		23.625%	[_]%	(6)	January 2030	4.96	01/30 – 01/30
Class B	$47,927,000		$46,882,000		$1,045,000		17.875%	[_]%	(6)	January 2030	4.96	01/30 – 01/30
Class C	$37,509,000		$36,691,000		$818,000		13.375%	[_]%	(6)	January 2030	4.96	01/30 – 01/30
Non-Offered Certificates
Class X-D	$33,340,000	(12)	$32,613,000	(12)	$727,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class X-F	$21,880,000	(12)	$21,403,000	(12)	$477,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class D	$21,879,000		$21,402,000		$477,000		10.750%	[_]%	(6)	January 2030	4.96	01/30 – 01/30
Class E	$11,461,000		$11,211,000		$250,000		9.375%	[_]%	(6)	January 2030	4.96	01/30 – 01/30
Class F	$21,880,000		$21,403,000		$477,000		6.750%	[_]%	(6)	January 2030	4.96	01/30 – 01/30
Class G-RR	$14,587,000		$14,269,000		$318,000		5.000%	[_]%	(6)	January 2030	4.96	01/30 – 01/30
Class J-RR	$41,676,428		$40,767,428		$909,000		0.000%	[_]%	(6)	January 2030	4.96	01/30 – 01/30
Class R(14)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (7) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 2.18% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class G-RR and Class J-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 2.86% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention”. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention”.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate. See “Credit Risk Retention”.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(6)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances (and corresponding available and retained portions thereof), assumed final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $575,147,000, subject to a
3

variance of plus or minus 5%. The available certificate balance of each class of the Class A-2 and Class A-3 certificates will be equal to approximately 97.82% of the certificate balance of such class of certificates. In the event that the Class A-3 certificates issued with an initial certificate balance of $575,147,000, the Class A-2 certificates will not be issued.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$0 - $250,000,000	$0 - $244,550,000	$0 - $5,450,000	N/A – December 2029	N/A – 4.85	N/A / 11/29 – 12/29
Class A-3	$325,147,000 - $575,147,000	$318,058,000 - $562,608,000	$7,089,000 - $12,539,000	January 2030 – January 2030	4.88 – 4.91	11/29 – 01/30 / 12/29 – 01/30

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D and Class X-F certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates from time to time.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning these certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	27
Summary of Risk Factors	61
Risk Factors	64
Risks Related to Market Conditions and Other External Factors	64
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	64
Risks Relating to the Mortgage Loans	65
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	65
Risks of Commercial and Multifamily Lending Generally	66
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	68
Multifamily Properties Have Special Risks	73
Office Properties Have Special Risks	75
Hospitality Properties Have Special Risks	77
Risks Relating to Affiliation with a Franchise or Hotel Management Company	79
Manufactured Housing Properties Have Special Risks	80
Retail Properties Have Special Risks	82
Mixed Use Properties Have Special Risks	85
Industrial Properties Have Special Risks	85
Mortgaged Properties Leased to Government Tenants Have Special Risks	86
Condominium Ownership May Limit Use and Improvements	87
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	89
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	89
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	91
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	92
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	93
Risks Related to Zoning Non-Compliance and Use Restrictions	96
Risks Relating to Inspections of Properties	97
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	97
Insurance May Not Be Available or Adequate	98
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	99
Terrorism Insurance May Not Be Available for All Mortgaged Properties	99
Risks Associated with Blanket Insurance Policies or Self-Insurance	101
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	101
Limited Information Causes Uncertainty	101
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	102
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	103
5

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	104
Static Pool Data Would Not Be Indicative of the Performance of this Pool	105
Appraisals May Not Reflect Current or Future Market Value of Each Property	105
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	107
The Borrower’s Form of Entity May Cause Special Risks	107
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	110
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	110
Other Financings or Ability to Incur Other Indebtedness Entails Risk	112
Tenancies-in-Common May Hinder Recovery	113
Risks Relating to Enforceability of Cross-Collateralization	114
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	114
Risks Associated with One Action Rules	114
State Law Limitations on Assignments of Leases and Rents May Entail Risks	115
Various Other Laws Could Affect the Exercise of Lender’s Rights	115
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	116
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	117
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	118
Risks Related to Ground Leases and Other Leasehold Interests	119
Risks Relating to Leasehold Interests in Mortgaged Properties Located within Native American Reservations	121
Increases in Real Estate Taxes May Reduce Available Funds	123
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	124
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	124
Risks Related to Conflicts of Interest	124
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	124
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	127
Potential Conflicts of Interest of the Master Servicer and Special Servicer	129
Potential Conflicts of Interest of the Operating Advisor	131
Potential Conflicts of Interest of the Asset Representations Reviewer	132
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	133
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	135
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	136
Other Potential Conflicts of Interest May Affect Your Investment	136
Other Risks Relating to the Certificates	137
EU SR Rules and UK Securitization Framework	137
6

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	140
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	143
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	147
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	147
Risks Relating to Modifications of the Mortgage Loans	153
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	154
Risks Relating to Interest on Advances and Special Servicing Compensation	155
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	155
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	155
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	157
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	157
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	157
General Risks	162
The Certificates May Not Be a Suitable Investment for You	162
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	162
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	162
Other Events May Affect the Value and Liquidity of Your Investment	163
The Certificates Are Limited Obligations	163
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	163
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	164
Description of the Mortgage Pool	166
General	166
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	168
Certain Calculations and Definitions	168
Definitions	169
Mortgage Pool Characteristics	183
Overview	183
Property Types	184
Significant Obligors	190
Mortgage Loan Concentrations	190
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	191
7

Geographic Concentrations	192
Mortgaged Properties With Limited Prior Operating History	192
Tenancies-in-Common and Crowd-Funded Entities	193
Condominium and Other Shared Interests	193
Fee & Leasehold Estates; Ground Leases	193
Environmental Considerations	194
Redevelopment, Renovation and Expansion	197
Assessment of Property Value and Condition	198
Litigation and Other Considerations	199
Condemnations	200
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	200
Tenant Issues	202
Tenant Concentrations	202
Lease Expirations and Terminations	203
Purchase Options and Rights of First Refusal	206
Affiliated Leases	206
Competition from Certain Nearby Properties	207
Insurance Considerations	207
Use Restrictions	209
Appraised Value	210
Non-Recourse Carveout Limitations	211
Real Estate and Other Tax Considerations	212
Delinquency Information	214
Certain Terms of the Mortgage Loans	214
Amortization of Principal	214
Due Dates; Mortgage Rates; Calculations of Interest	215
Single-Purpose Entity Covenants	215
Prepayment Protections and Certain Involuntary Prepayments	216
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	218
Defeasance	219
Releases; Partial Releases; Property Additions	220
Escrows	224
Mortgaged Property Accounts	226
Exceptions to Underwriting Guidelines	228
Additional Indebtedness	229
General	229
Whole Loans	229
Mezzanine Indebtedness	229
Other Secured Indebtedness	233
Preferred Equity	234
Other Unsecured Indebtedness	234
The Whole Loans	234
General	234
The Serviced Pari Passu Whole Loans	238
The Non-Serviced Pari Passu Whole Loans	241
Additional Information	244
Transaction Parties	244
The Sponsors and Mortgage Loan Sellers	244
Wells Fargo Bank, National Association	245
Argentic Real Estate Finance 2 LLC	258
Citi Real Estate Funding Inc.	267
JPMorgan Chase Bank, National Association	277
Goldman Sachs Mortgage Company	288
8

LMF Commercial, LLC	300
UBS AG	307
The Depositor	317
The Issuing Entity	318
The Certificate Administrator and Trustee	318
The Master Servicer	321
The Special Servicer	326
The Operating Advisor and Asset Representations Reviewer	330
Credit Risk Retention	331
General	331
Qualifying CRE Loans; Required Credit Risk Retention Percentage	333
The VRR Interest	333
Material Terms of the VRR Interest	333
The HRR Interest	333
Material Terms of the HRR Interest	333
Determination of Amount of Required Horizontal Credit Risk Retention	334
General	334
Treasury-Priced Principal Balance Certificates	334
Treasury Yield Curve	335
Credit Spread Determination for Treasury-Priced Principal Balance Certificates	335
Discount Yield Determination for Treasury-Priced Principal Balance Certificates	336
Determination of Class Sizes for Treasury-Priced Principal Balance Certificates	336
Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates	337
Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates	338
Determination of Expected Price for Treasury-Priced Principal Balance Certificates	338
Treasury Priced Class X Certificates	339
Yield Priced Certificates	341
Weighted Average Life of Certificates	341
Calculation of Fair Value of All ABS Interests	341
Hedging, Transfer and Financing Restrictions	342
Operating Advisor	343
Representations and Warranties	344
Description of the Certificates	348
General	348
Distributions	349
Method, Timing and Amount	349
Available Funds	350
Priority of Distributions	352
Pass-Through Rates	354
Interest Distribution Amount	356
Principal Distribution Amount	356
Certain Calculations with Respect to Individual Mortgage Loans	358
Application Priority of Mortgage Loan Collections or Whole Loan Collections	360
Allocation of Yield Maintenance Charges and Prepayment Premiums	363
Assumed Final Distribution Date; Rated Final Distribution Date	365
Prepayment Interest Shortfalls	365
Subordination; Allocation of Realized Losses	367
Reports to Certificateholders; Certain Available Information	369
Certificate Administrator Reports	369
Information Available Electronically	376
9

Voting Rights	381
Delivery, Form, Transfer and Denomination	382
Book-Entry Registration	382
Definitive Certificates	385
Certificateholder Communication	386
Access to Certificateholders’ Names and Addresses	386
Requests to Communicate	386
List of Certificateholders	387
Description of the Mortgage Loan Purchase Agreements	387
General	387
Dispute Resolution Provisions	397
Asset Review Obligations	398
Pooling and Servicing Agreement	398
General	398
Assignment of the Mortgage Loans	398
Servicing Standard	399
Subservicing	400
Advances	401
P&I Advances	401
Servicing Advances	402
Nonrecoverable Advances	403
Recovery of Advances	404
Accounts	406
Withdrawals from the Collection Account	408
Servicing and Other Compensation and Payment of Expenses	411
General	411
Master Servicing Compensation	416
Special Servicing Compensation	419
Disclosable Special Servicer Fees	424
Certificate Administrator and Trustee Compensation	425
Operating Advisor Compensation	425
Asset Representations Reviewer Compensation	426
CREFC® Intellectual Property Royalty License Fee	427
Appraisal Reduction Amounts	427
Maintenance of Insurance	434
Modifications, Waivers and Amendments	438
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	443
Inspections	446
Collection of Operating Information	446
Special Servicing Transfer Event	447
Asset Status Report	450
Realization Upon Mortgage Loans	453
Sale of Defaulted Loans and REO Properties	456
The Directing Certificateholder	459
General	459
Major Decisions	461
Asset Status Report	466
Replacement of the Special Servicer	466
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	466
Servicing Override	469
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	469
10

Rights of the Holders of Serviced Pari Passu Companion Loans	470
Limitation on Liability of Directing Certificateholder	470
The Risk Retention Consultation Party	471
General	471
Limitation on Liability of Risk Retention Consultation Party	471
The Operating Advisor	472
General	472
Duties of Operating Advisor at All Times	472
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	475
Recommendation of the Replacement of the Special Servicer	476
Eligibility of Operating Advisor	476
Other Obligations of Operating Advisor	477
Delegation of Operating Advisor’s Duties	478
Termination of the Operating Advisor With Cause	478
Rights Upon Operating Advisor Termination Event	479
Waiver of Operating Advisor Termination Event	480
Termination of the Operating Advisor Without Cause	480
Resignation of the Operating Advisor	480
Operating Advisor Compensation	481
The Asset Representations Reviewer	481
Asset Review	481
Eligibility of Asset Representations Reviewer	486
Other Obligations of Asset Representations Reviewer	487
Delegation of Asset Representations Reviewer’s Duties	488
Asset Representations Reviewer Termination Events	488
Rights Upon Asset Representations Reviewer Termination Event	489
Termination of the Asset Representations Reviewer Without Cause	489
Resignation of Asset Representations Reviewer	490
Asset Representations Reviewer Compensation	490
Replacement of Special Servicer Without Cause	490
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	492
Termination of the Master Servicer or Special Servicer for Cause	494
Servicer Termination Events	494
Rights Upon Servicer Termination Event	495
Waiver of Servicer Termination Event	497
Resignation of the Master Servicer or Special Servicer	497
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	498
Limitation on Liability; Indemnification	499
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	502
Dispute Resolution Provisions	503
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	503
Repurchase Request Delivered by a Party to the PSA	503
Resolution of a Repurchase Request	504
Mediation and Arbitration Provisions	507
Servicing of the Non-Serviced Mortgage Loans	508
General	508
Servicing of the Queens Center Mortgage Loan	511
Servicing of The Outlet Collection Seattle Mortgage Loan	512
11

Rating Agency Confirmations	512
Evidence as to Compliance	515
Limitation on Rights of Certificateholders to Institute a Proceeding	516
Termination; Retirement of Certificates	517
Amendment	518
Resignation and Removal of the Trustee and the Certificate Administrator	520
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	523
Certain Legal Aspects of Mortgage Loans	523
California	523
New York	524
General	524
Types of Mortgage Instruments	524
Leases and Rents	525
Personalty	525
Foreclosure	526
General	526
Foreclosure Procedures Vary from State to State	526
Judicial Foreclosure	526
Equitable and Other Limitations on Enforceability of Certain Provisions	526
Nonjudicial Foreclosure/Power of Sale	527
Public Sale	527
Rights of Redemption	528
Anti-Deficiency Legislation	529
Leasehold Considerations	529
Cooperative Shares	530
Bankruptcy Laws	530
Environmental Considerations	538
General	538
Superlien Laws	538
CERCLA	538
Certain Other Federal and State Laws	539
Additional Considerations	539
Due-on-Sale and Due-on-Encumbrance Provisions	540
Subordinate Financing	540
Default Interest and Limitations on Prepayments	540
Applicability of Usury Laws	540
Americans with Disabilities Act	541
Servicemembers Civil Relief Act	541
Anti-Money Laundering, Economic Sanctions and Bribery	542
Potential Forfeiture of Assets	542
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	543
Pending Legal Proceedings Involving Transaction Parties	545
Use of Proceeds	545
Yield and Maturity Considerations	545
Yield Considerations	545
General	545
Rate and Timing of Principal Payments	545
Losses and Shortfalls	546
Certain Relevant Factors Affecting Loan Payments and Defaults	547
Delay in Payment of Distributions	548
Yield on the Certificates with Notional Amounts	548
Weighted Average Life	549
12

Pre-Tax Yield to Maturity Tables	553
Material Federal Income Tax Considerations	556
General	556
Qualification as a REMIC	557
Status of Offered Certificates	559
Taxation of Regular Interests	559
General	559
Original Issue Discount	560
Acquisition Premium	562
Market Discount	562
Premium	563
Election To Treat All Interest Under the Constant Yield Method	564
Treatment of Losses	564
Yield Maintenance Charges and Prepayment Premiums	565
Sale or Exchange of Regular Interests	565
3.8% Medicare Tax on “Net Investment Income”	566
Backup Withholding	566
Information Reporting	566
Taxation of Certain Foreign Investors	566
FATCA	568
Backup Withholding	568
Taxes That May Be Imposed on a REMIC	568
Prohibited Transactions	568
Contributions to a REMIC After the Startup Day	569
Net Income from Foreclosure Property	569
Administrative Matters	569
REMIC Partnership Representative	569
Reporting Requirements	570
Certain State and Local Tax Considerations	570
Plan of Distribution (Conflicts of Interest)	571
Incorporation of Certain Information by Reference	574
Where You Can Find More Information	574
Financial Information	575
Certain ERISA Considerations	575
General	575
Plan Asset Regulations	576
Administrative Exemptions	577
Insurance Company General Accounts	579
Legal Investment	580
Legal Matters	581
Ratings	581
Index of Defined Terms	584

13

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT

15

WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
16

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the Wells Fargo Commercial Mortgage Trust 2025-5C3 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

17

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

18

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

19

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

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UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART

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OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION

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IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN

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CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO FLORIDA RESIDENTS

SALES IN FLORIDA WILL BE MADE ONLY TO (A) PERSONS THAT ARE “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES

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ACT AND (B) PERSONS THAT ARE A BANK, TRUST COMPANY, SAVINGS INSTITUTION, INSURANCE COMPANY, DEALER, INVESTMENT COMPANY (AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), OR PENSION OR PROFIT-SHARING TRUST WITHIN THE MEANING OF SECTION 517.061(9) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2025-5C3.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	Wells Fargo Commercial Mortgage Trust 2025-5C3, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	LMF Commercial, LLC, a Delaware limited liability company
●	UBS AG, an Office of the Comptroller of the Currency regulated branch of a foreign bank
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The originators of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	Goldman Sachs Bank USA, a New York State chartered bank
●	LMF Commercial, LLC, a Delaware limited liability company
●	UBS AG, an Office of the Comptroller of the Currency regulated branch of a foreign bank
The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	12	$ 222,325,307	26.7%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	183,582,641	22.0
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	2	117,500,000	14.1
JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.(2)	JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	76,000,000	9.1
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(3)	Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association / Bank of America, National Association	1	75,000,000	9.0
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	2	69,600,000	8.4
Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC(4)	Citi Real Estate Funding Inc.	1	54,500,000	6.5
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Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
LMF Commercial, LLC	LMF Commercial, LLC	3	14,912,481	1.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	1	13,700,000	1.6
UBS AG	UBS AG	1	6,400,000	0.8
Total		30	$ 833,520,429	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	The POD Williamsburg mortgage loan (9.1%) is comprised of separate notes that are being sold by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. The POD Williamsburg mortgage loan is evidenced by four (4) promissory notes: (i) note A-1 and note A-2, with an aggregate outstanding principal balance of $48,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (ii) note A-3 and note A-4, with an aggregate outstanding principal balance of $28,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller.
(3)	The Wilshire Office Portfolio mortgage loan (9.0%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The Wilshire Office Portfolio mortgage loan is evidenced by two (2) promissory notes: (i) note A-1 with an outstanding principal balance of $48,750,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) note A-3 with an outstanding principal balance of $26,250,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.
(4)	The Brazilian Court Hotel mortgage loan (6.5%) is comprised of separate notes that are being sold by Citi Real Estate Funding Inc. and Argentic Real Estate Finance 2 LLC. The Brazilian Court Hotel mortgage loan is evidenced by two (2) promissory notes: (i) note A-1 with an outstanding principal balance of $40,875,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-2 with an outstanding principal balance of $13,625,000 as of the cut-off date, as to which Argentic Real Estate Finance 2 LLC is acting as mortgage loan seller.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. See

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“Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to act as the initial special servicer with respect to the mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan (except as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”)) and the related companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Argentic Services Company LP was selected to be the special servicer by Argentic Securities Income USA 2 LLC or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of Argentic Services Company LP is located at 500 North Central Expressway, Suite 261, Plano, Texas 75074, and its telephone number is (469) 609-2000. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded

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special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The

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Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	BellOak, LLC, a California limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	BellOak, LLC, a California limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and

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notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.
The controlling class will be the most subordinate class of the Class G-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class J-RR certificates.

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It is anticipated that (i) Argentic Securities Holdings 2 Cayman Limited or its affiliate will purchase the VRR Interest and the HRR Interest and, on the closing date, will appoint Argentic Securities Income USA 2 LLC, its affiliate, as the initial directing certificateholder, and (ii) Argentic CMBS Holdings II Limited will purchase the Class F and Class X-F certificates.
With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with the risk retention consultation party. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”.
With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party is a borrower, a

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mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in January 2025 (or, in the case of any mortgage loan that has its first due date after January 2025, the date that would have been its due date in January 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about January 28, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in February 2025.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Texas, New York, North Carolina or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust

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offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

   Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	November 2029
Class A-2	NAP –December 2029(1)
Class A-3	January 2030 – January 2030(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2030
Class B	January 2030
Class C	January 2030

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $250,000,000 and the initial certificate balance of the Class A-3 certificates ranging from $325,147,000 to $575,147,000.
The rated final distribution date will be the distribution date in January 2058.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-5C3: Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C.
The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$8,317,000	0.998%	30.000%
Class A-2	$(2)	(2)	30.000%
Class A-3	$(2)	(2)	30.000%
Class X-A	$583,464,000	NAP	NAP
Class X-B	$138,573,000	NAP	NAP
Class A-S	$53,137,000	6.375%	23.625%
Class B	$47,927,000	5.750%	17.875%
Class C	$37,509,000	4.500%	13.375%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2 and Class A-3 certificates are presented in the aggregate. See “Credit Risk Retention”.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balance of the Class A-2 certificates is expected to be within the range of $0 - $250,000,000 (0.000% - 29.993% of the Initial Pool Balance), and the initial certificate balance of the Class A-3 certificates is expected to be within the range of $325,147,000 - $575,147,000 (39.009% - 69.002% of the Initial Pool Balance). The aggregate initial

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certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $575,147,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-2	[__]%
Class A-3	[__]%
Class X-A	[__]%
Class X-B	[__]%
Class A-S	[__]%
Class B	[__]%
Class C	[__]%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited

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by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.25250%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicer will

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not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.01131%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00150%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00028%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each

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mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Queens Center	0.00125% per annum	0.25%(2)
The Outlet Collection Seattle	0.00125% per annum	0.25%(3)

(1)	Included as part of the servicing fee rate.
(2)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.
(3)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

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Distributions

A. Amount and Order of
Distributions on

Certificates	On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;
Second, to the Class A-1, Class A-2 and Class A-3 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, applicable funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above;
Third, to the Class A-1, Class A-2 and Class A-3 certificates, to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates, as follows: (a) in respect of interest, up to an amount equal to the

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interest entitlement for that class of certificates; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such class;
Fifth, to the Class B certificates, as follows: (a) in respect of interest, up to an amount equal to the interest entitlement for that class of certificates; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such class;
Sixth, to the Class C certificates, as follows: (a) in respect of interest, up to an amount equal to the interest entitlement for that class of certificates; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such class;
Seventh, to the non-offered certificates (other than the Class X-D, Class X-F and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

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B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

     Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

     Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates and, therefore, the amount of interest they accrue.

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Class A-1, Class A-2, Class A-3, Class X-A(1), Class X-B(1), Class X-D(1)(2), Class X-F(1)(2)

Class A-S

Class B

Class C

Non-offered certificates(3)

(1)	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates.
(2)	The Class X-D and Class X-F certificates are non-offered certificates.
(3)	Other than the Class X-D, Class X-F and Class R certificates.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce the amount allocated to the certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities.
Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

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●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among all of the classes of certificates entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of

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principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.
No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will not have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

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See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 30 commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 63 commercial, multifamily or manufactured housing properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $833,520,429.

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Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(1)
Radius at Harbor Bay	$83,000,000	9.96%	$129,000,000	67.0%	67.0%	1.45x	1.45x
Wilshire Office Portfolio	$75,000,000	9.0%	$30,000,000	51.9%	51.9%	1.73x	1.73x
Queens Center	$25,000,000	3.0%	$500,000,000	49.5%	49.5%	1.84x	1.84x
The Outlet Collection Seattle	$17,297,500	2.1%	$35,970,000	50.3%	50.3%	2.40x	2.40x

(1)	Calculated including any related pari passu companion loans, but excluding any related mezzanine debt.
Each of the Radius at Harbor Bay whole loan and the Wilshire Office Portfolio whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Queens Center	BBCMS 2024-5C31	3.0%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
The Outlet Collection Seattle	BMO 2024-5C8	2.1%	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Queens Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	LNR Securities Holdings, LLC
The Outlet Collection Seattle	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	400 Capital Management, LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity.
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are

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approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.
The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$833,520,429
Number of mortgage loans	30
Number of mortgaged properties	63
Range of Cut-off Date Balances	$4,462,481 to $83,000,000
Average Cut-off Date Balance	$27,784,014
Range of Mortgage Rates	5.3700% to 7.7850%
Weighted average Mortgage Rate	6.9314%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	58 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)	40.8% to 72.3%
Weighted average Cut-off Date LTV Ratio(3)(4)	59.4%
Range of LTV Ratios as of the maturity date(3)(4)	40.3% to 72.3%
Weighted average LTV Ratio as of the maturity date(3)(4)	58.8%
Range of U/W NCF DSCRs(4)(5)	1.20x to 2.48x
Weighted average U/W NCF DSCR(4)(5)	1.52x
Range of U/W NOI Debt Yields(4)	8.0% to 19.5%
Weighted average U/W NOI Debt Yield(4)	11.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	79.9%
Amortizing Balloon	17.0%
Interest Only, Amortizing Balloon	3.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-three (23) mortgage loans (79.9%) identified on Annex A-1, which are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain

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Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of mortgage loans that have one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).
(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	None of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	Nine (9) of the mortgaged properties (9.9%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and

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loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by Argentic Securities Holdings 2 Cayman Limited, a “majority-owned affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance 2 LLC, as

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“retaining sponsor” (as defined under Regulation RR), in the form of a combination of (i) an “eligible vertical interest” comprised of the percentage of each class of certificates (other than the Class R certificates) retained as described under “Credit Risk Retention” (collectively, the “VRR Interest”) and (ii) an “eligible horizontal residual interest” in the form of the Class G-RR and Class J-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”).
The retaining sponsor is permitted under Regulation RR to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules.
For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” and “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules” in this prospectus.

EU SR Rules and UK

Securitization Framework	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework (each as defined below). In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the certificates are not a suitable investment for any person that is now or may in the future be subject to any such requirement.

See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in this prospectus.

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Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, Thomson Reuters Corporation and DealX;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates), and (iii) the master servicer consents to the exchange.

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See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

    Substitutions of Mortgage

    Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each of the POD Williamsburg mortgage loan, the Wilshire Office Portfolio mortgage loan and The Brazilian Court Hotel mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the

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special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount, the Class [_] certificates will represent regular interests issued with de minimis original

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issue discount and that the Class [_] certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with

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this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., multifamily, office, hospitality, manufactured housing, retail, mixed use and industrial) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
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●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the

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sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged

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property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.
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Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

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Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria,

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or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in

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rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of

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creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
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●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

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Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

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●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

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●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. Similarly, residential properties in California are subject to the California Tenant Protection Act of 2019, which went into effect in January 2020 and expires in January 2030 and caps annual rent increases at the lesser of (x) 5% plus the percentage change in the cost of living as provided in the national consumer price index or California consumer price index and (y) 10%.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

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Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant period of time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office

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leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

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Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower, including but not limited to certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease or operating lease structure,

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an operating lessee (typically affiliated with the borrower) pays rent to the fee owner borrower. In addition, the operating lessee may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality

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to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of
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such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Some manufactured housing properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing mortgaged property.

Certain of the manufactured housing mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood

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zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or

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more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

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Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could

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lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments, or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.
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Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United

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States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D 2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a

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foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

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A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: multifamily, office, hospitality, manufactured housing, retail and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Washington, Florida, Texas, Georgia, Ohio and Virginia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage
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loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be

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required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—Citi Real Estate Funding Inc.’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Goldman Sachs Mortgage Company—Goldman Sachs Mortgage Company’s Underwriting Standards”; and “—UBS AG—UBS AG’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

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Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
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●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades, design showrooms and/or restaurants, as part of the mortgaged property.

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In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

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Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

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In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g. LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on March 14, 2025. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability

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of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

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Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

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Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and

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underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

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In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the

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holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—Citi Real Estate Funding Inc.’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Goldman Sachs Mortgage Company—Goldman Sachs Mortgage Company’s Underwriting Standards”; and “—UBS AG—UBS AG’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

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As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

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Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”, “—Citi Real Estate Funding Inc.—Citi Real Estate Funding Inc.’s Underwriting Standards”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”, “—Goldman Sachs Mortgage Company—Goldman Sachs Mortgage Company’s Underwriting Standards” and “—UBS AG—UBS AG’s Underwriting Standards” for additional information

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regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-

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purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but

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which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged

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property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair

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distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

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In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender

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will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse

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(or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel

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prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

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In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrades. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the mortgage loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee,

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although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
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●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

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For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

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Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Risks Relating to Leasehold Interests in Mortgaged Properties Located within Native American Reservations

With respect to the Riverwalk Business Park mortgage loan (4.2%), the related mortgaged property is located within the Salt River Pima-Maricopa Indian Community (the “Community”) and is ground leased to the related borrowers (the “Ground Lessee”), pursuant to a lease between the certain allotted landowners of the Community, as lessor (in such capacity, the “Ground Lessor”), and the Ground Lessee, as lessee (such ground lease, the “Riverwalk Business Park Ground Lease”). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

The Community is a federally-recognized Native American tribe. Title to the reservation land in question is held by the United States Bureau of Indian Affairs (the “BIA”) in trust for the Community. While federal law typically prohibits tribal trust land from being alienated or encumbered, tribal trust land may be leased with the approval of the Secretary of the United States Department of the Interior (the “Secretary of the Interior”), and the lessee may grant a leasehold mortgage.

Because the Community is a sovereign nation with sovereign immunity, the Ground Lessor under the Riverwalk Business Park Ground Lease cannot be sued at all in any court unless the Ground Lessor’s contracts provide an express “clear” and “unequivocal” waiver of sovereign immunity. The burden of demonstrating an express waiver of tribal sovereign immunity has been given rests with the party asserting the waiver.

Further, as a sovereign nation the Community has the power to adopt its own laws to regulate the conduct of individuals and businesses within the reservation. Community law consists of the Code of Ordinances (the “Community Code”) and the common law of the Community, which is composed of both the customary law of the Community and the decisions of the Community Court. The Community Code contains, among other things, various regulations on lease transactions involving land in the Community, and provisions governing foreclosures. Additionally, the Community has a tax code, which taxes certain business activities on the reservation. The Community has been intentional about modeling

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its tax code off the State of Arizona’s code where possible and usually ensuring that taxes paid on the reservation are comparable to what a consumer or taxpayer might experience or expect off the reservation. Further, the Community has also established its own tribal court system (the “Community Court”). In order for any court to adjudicate a matter, it must have jurisdiction over both the subject matter and the parties to the dispute, and whether a state or tribal court has jurisdiction over a matter that arises on a Native American reservation is largely based upon two factors: (1) whether the defendant is a tribal member and (2) whether the dispute occurred within the Community, particularly tribal land or non-Native American land within the reservation. Arizona state courts have adjudicated disputes arising on tribal land where one or both parties were non-Natives but federal law states that tribes themselves cannot be sued in state court for actions arising on or related to tribal land.

The Community Court has jurisdiction in all cases involving contract disputes, tort claims and eminent domain proceedings over any land located within the reservation. Under the Community Code, which determines jurisdiction for all other civil actions, the Community Court has jurisdiction over defendants under several circumstances, including when the defendant is a real party in interest to a lease of land and/or improvements within the Community and then as to matters involving such leasehold interests.

Upon any default under a leasehold mortgage such as the Riverwalk Business Park Ground Lease, the related lender can exercise dominion and control over the land for the remaining term of the underlying lease. However, depending on the terms of the underlying ground lease and the laws of the tribal community in which a mortgaged property is located, a mortgaged property being located on tribal trust land may present issues that could have a material adverse effect on the property’s value and the ability of the related lender to enforce its security interest in such mortgaged property.

Following any such events of default, commercial lenders seldom foreclose in Community Court because, among other things (a) under the Community Code, parties generally cannot be represented by attorneys in civil matters before the Community Court and may only be represented by a “lay advocate,” which is an enrolled member of the Community admitted to practice before the Community Court but not licensed to practice law in any state, and (b) Community Court judges may not have the same credentials as state or federal court judges. A lender may also find it difficult to efficiently enforce Community Court orders if a borrower refuses to cooperate with tribal law enforcement because Native American tribes do not have criminal authority over non-Indians and tribal courts must instead use only their civil authority to compel compliance with their court orders, such as imposing civil fines, revoking tribal business licenses, ordering seizure of real or personal property located within the reservation, and/or issuing orders expelling individuals or companies from the reservation for failure to comply.

Additionally, while the deed of trust sale process under the Community Code is similar to Arizona law and has in the past taken place simultaneously under Arizona and Community law, upon filing the receivership action in Arizona’s state or federal courts, regardless of the forum selected, the related borrower can argue that the Community Code – not Arizona law – should apply to the receivership action and that the litigation should take place in Community Court.

The Riverwalk Business Park Ground Lease generally requires arbitration of disputes arising under the lease and the judgment on an award rendered in an arbitration may be entered in the United States District Court for the District of Arizona. Arbitration is required to be administered by the American Arbitration Association (or such other service as agreed between the parties) in accordance with the Commercial Arbitration Rules of the American

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Arbitration Association (or such other rules as may be adopted, or as such rules may be modified, by agreement between the parties). However, the Riverwalk Business Park Ground Lease requires that (i) claims for money damages in a sum of less than $40,000, (ii) all actions for mandamus, injunction or order of specific performance and (iii) claims that a lien exists or ought to exist on the Ground Lessor’s interest in the leased premises be heard exclusively in Community Court and not proceed to arbitration and then to federal court. To ensure there is a forum to adjudicate such lease disputes, Congress passed a statute requiring arbitration provisions in leases of reservation land to be enforced in federal court (25 U.S.C. § 416(a)(c)). Similar to Arizona common law, which only allows injunctive relief when remedies at law are inadequate (i.e., money damages are not enough), the Community’s rules on civil procedure also limit when injunctive relief may be requested by a party in Community Court. Additionally, a default by the Ground Lessee may be noticed and legal action commenced by either the Ground Lessor or the Secretary of the Interior acting as trustee for the Ground Lessor.

For example, the Ground Lessor could bring an injunction or specific performance action against the Ground Lessee in Community Court to: (i) require the Ground Lessee (and its subtenants or operator) to stop operating on the land, (ii) terminate the lease or (iii) request an injunction against the Ground Lessee or subtenant to stop future construction or a foreclosure proceeding. In certain cases, a Community Court judge could allow almost any action under the ground lease to be at least initially heard in Community Court, potentially including frivolous claims or claims that could be remedied by an arbitrator awarding money damages. The ground lease may only require that the Ground Lessor’s Community Court action request an injunction or specific performance remedy, and the Community Court judge would then be empowered to decide if the dispute should be arbitrated or if the Community Court should maintain jurisdiction. Every order granting an injunction from the Community Court must set forth that damages alone are not adequate. While a fair hearing within the Community Court would be likely and the Ground Lessee could request that the Community council appoint an Arizona state licensed attorney as a commercial law judge, the Ground Lessee would be required to be represented by a lay advocate (which may not be a licensed attorney). If the Community Court decided for the Ground Lessor, the Ground Lessee, represented by their lay advocate, could appeal to a three judge appellate panel (traditionally, but not required to be, comprised of licensed lawyers in the field of federal Native American law) appointed by the Community Court’s chief judge. The appellate panel’s decision would be final and not appealable to federal district court.

Collectively, these considerations could impact the related mortgaged property and the ability of the lender (or a servicer or special servicer) to timely resolve commercial disputes related to the mortgaged property or to sell the borrowers’ interest in such mortgaged property in the event of a default under the related mortgage loan documents, which may accordingly affect the performance of such mortgage loan and the certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

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See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, the master servicer and the holder of one or more companion loans relating to the Radius at Harbor Bay whole loan, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will

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effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions

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based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC or its “majority-owned affiliate(s)” (as defined under Regulation RR) will be required to retain the VRR Interest and the HRR Interest as described in “Credit Risk Retention” in this prospectus, and Argentic Real Estate Finance 2 LLC, as retaining sponsor, has the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, and subject to the limitations described in this prospectus, consult with the special servicer and recommend that such special servicer take certain actions that may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, Argentic Real Estate Finance 2 LLC is affiliated with the b-piece buyer and Argentic Services Company LP, the special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and the special servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any such party or an affiliate thereof holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party, the retaining sponsor or the holder of the majority of the VRR Interest (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention” in this prospectus.

There can be no assurance that the retaining sponsor, the holder of the majority of the VRR Interest or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain

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transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, a mortgage loan seller, originator, sponsor and the retaining sponsor is an affiliate of (i) Argentic Services Company LP, the special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the HRR Interest, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the closing date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

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The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and

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Related Transactions Involving Transaction Parties”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any

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excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Wells Fargo Commercial Mortgage Trust 2025-5C3 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such

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person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that the master servicer for this transaction will also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of California, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the

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mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of California, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a

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borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans) or (ii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See

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“Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

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Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G-RR and Class J-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder. Argentic Services Company LP is expected to act as the special servicer and it or an affiliate assisted Argentic Securities Income USA 2 LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised

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and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a non-serviced whole loan, if applicable, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, if applicable, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of such non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)     in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”);

(b)      in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c)     in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU)

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No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(i)                where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);

(ii)             in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;

(iii)          in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and

(iv)          where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except, in the case of a UK Institutional Investor, with regard to trade receivables not originated in the form of a loan) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

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The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable SR Investor Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any investor’s non-compliance with the applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

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As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s

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rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency

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confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.
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The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

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See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan

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documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class J-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

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Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See

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“Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection

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with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer or special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)              may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or may act solely in its own best interests;

(iii)           does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan), and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person;

(iv)           may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)              will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.
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In addition, if (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as such operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have similar rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required

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under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender may have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield

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maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

Any purchase option that the holder of mezzanine debt may hold pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.
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Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage

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loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the POD Williamsburg mortgage loan (9.1%), the Wilshire Office Portfolio mortgage loan (9.0%) and The Brazilian Court Hotel mortgage loan (6.5%), each related mortgage loan seller will be obligated to take the remedial actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

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See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be

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challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

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The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became

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imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”). Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code, during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

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Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the

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certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“Argentic”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for Argentic to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause Argentic, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Mortgage Company, LMF Commercial, LLC or UBS AG makes any representation as to the compliance of Argentic or

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Argentic Securities 2 Holdings Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which Argentic is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause Argentic to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and Argentic are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller, Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such Argentic. Repo Seller In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although, under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Credit Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in Argentic, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, Argentic or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to

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Argentic Securities Holdings 2 Cayman Limited, Argentic or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view Argentic as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or Argentic); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result,

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distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to

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make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord
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and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
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●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 30 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $833,520,429 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in January 2025 (or, in the case of any Mortgage Loan that has its first due date after January 2025, the date that would have been its due date in January 2025 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Four Mortgage Loans (24.0%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or “Companion Loans”). Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	12	18	$222,325,307	26.7%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	18	183,582,641	22.0
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	2	13	117,500,000	14.1
JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.(2)	JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	1	76,000,000	9.1
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(3)	Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association / Bank of America, National Association	1	3	75,000,000	9.0
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	2	2	69,600,000	8.4
Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC(4)	Citi Real Estate Funding Inc.	1	1	54,500,000	6.5
LMF Commercial, LLC	LMF Commercial, LLC	3	5	14,912,481	1.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	1	1	13,700,000	1.6
UBS AG	UBS AG	1	1	6,400,000	0.8
Total		30	63	$833,520,429	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” below.
(2)	The POD Williamsburg Mortgage Loan (9.1%) is comprised of separate notes that are being sold by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. The POD Williamsburg Mortgage Loan is evidenced by four (4) promissory notes: (i) note A-1 and note A-2, with an aggregate outstanding principal balance of $48,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (ii) note A-3 and note A-4, with an aggregate outstanding principal balance of $28,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller.
(3)	The Wilshire Office Portfolio Mortgage Loan (9.0%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The Wilshire Office Portfolio Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1 with an outstanding principal balance of $48,750,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) note A-3 with an outstanding principal balance of $26,250,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.
(4)	The Brazilian Court Hotel Mortgage Loan (6.5%) is comprised of separate notes that are being sold by Citi Real Estate Funding Inc. and Argentic Real Estate Finance 2 LLC. The Brazilian Court Hotel Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1 with an outstanding principal balance of $40,875,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-2 with an outstanding principal balance of $13,625,000 as of the cut-off date, as to which Argentic Real Estate Finance 2 LLC is acting as mortgage loan seller.
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Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Radius at Harbor Bay Mortgage Loan (9.96%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and German American Capital Corporation.
●	The POD Williamsburg Mortgage Loan (9.1%) was co-originated by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.
●	The Wilshire Office Portfolio Mortgage Loan (9.0%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association.
●	The Brazilian Court Hotel Mortgage Loan (6.5%) was originated by Citi Real Estate Funding Inc. and a portion of such Mortgage Loan was subsequently acquired by Argentic Real Estate Finance 2 LLC.
●	The Queens Center Mortgage Loan (3.0%) is part of a Whole Loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Bank of Montreal and Morgan Stanley Bank, N.A.
●	The Outlet Collection Seattle Mortgage Loan (2.1%) is part of a Whole Loan that was originated by Citi Real Estate Funding Inc., a portion of which was subsequently acquired by Argentic Real Estate Finance 2 LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted

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as of the close of business on January 28, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Radius at Harbor Bay Mortgage Loan or the Radius at Harbor Bay Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Radius at Harbor Bay Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Radius at Harbor Bay Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

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“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

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In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

With respect to the Radius at Harbor Bay Mortgage Loan (9.96%), the appraiser provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for each of the ten constituent properties. For eight of the ten properties where “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values were used, the property conversions from office to life science use has been completed, property occupancy has stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved up-front. For the remaining non-stabilized properties that have not been converted, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000.

With respect to the Wilshire Office Portfolio Mortgage Loan (9.0%), the Mortgaged Properties are comprised of three office properties. The final reconciled value for the portfolio includes (i) as-is values for the 11600 Wilshire Boulevard and 11620 Wilshire Boulevard Mortgaged Properties, and (ii) a hypothetical value for the 9460 Wilshire Boulevard Mortgaged Property that assumes outstanding tenant improvements have been paid for the O’Gara Coach Company, L.L.C. leased space. Related tenant improvement amounts have been included in an up-front leasing funds reserve.

With respect to the Riverwalk Business Park Mortgage Loan (4.2%), the appraisal concluded to an “as-is” portfolio appraised value of $83,000,000, which reflects a portfolio premium of 0.7%, as of June 1, 2024. The appraisals also provided an “upon stabilization” appraised value of $86,000,000. The aggregate as-is appraised value of the Riverwalk Business Park Mortgaged Properties is $82,400,000 as of June 1, 2024.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground
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rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s).

The LTV Ratio as of the related maturity date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s).

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, unless otherwise expressly indicated.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) as of the stated maturity date.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of industrial/warehouse, office and retail properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up

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assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to
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obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as an industrial/warehouse facility, office, retail center, self storage, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied

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by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross

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receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of industrial/warehouse, office, retail and self storage properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In

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addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds”, “Spaces” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, (e) in the case of certain Mortgaged Properties operated as a parking garage property, the number of spaces or (d) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3

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for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$833,520,429
Number of Mortgage Loans	30
Number of Mortgaged Properties	63
Range of Cut-off Date Balances	$4,462,481 to $83,000,000
Average Cut-off Date Balance	$27,784,014
Range of Mortgage Rates	5.3700% to 7.7850%
Weighted average Mortgage Rate	6.9314%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	58 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)	40.8% to 72.3%
Weighted average Cut-off Date LTV Ratio(3)(4)	59.4%
Range of LTV Ratios at Maturity(3)(4)	40.3% to 72.3%
Weighted average LTV Ratio at Maturity(3)(4)	58.8%
Range of U/W NCF DSCRs(4)(5)	1.20x to 2.48x
Weighted average U/W NCF DSCR(4)(5)	1.52x
Range of U/W NOI Debt Yields(4)	8.0% to 19.5%
Weighted average U/W NOI Debt Yield(4)	11.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	79.9%
Amortizing Balloon	17.0%
Interest Only, Amortizing Balloon	3.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-three (23) Mortgage Loans (79.9%) identified on Annex A-1, which are interest-only for the entire term.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s).
(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include twelve (12) Mortgage Loans (54.8%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions

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and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	17	$250,462,481	30.0%
Garden	5	107,250,000	12.9
Mid Rise	6	97,762,481	11.7
Low Rise	6	45,450,000	5.5
Office	12	$199,040,164	23.9%
CBD	4	115,000,000	13.8
Suburban	6	61,692,704	7.4
Medical	2	22,347,460	2.7
Hospitality	3	$146,500,000	17.6%
Limited Service	2	92,000,000	11.0
Full Service	1	54,500,000	6.5
Manufactured Housing	15	$77,750,000	9.3%
Manufactured Housing	15	77,750,000	9.3
Retail	5	$73,497,500	8.8%
Super Regional Mall	1	25,000,000	3.0
Anchored	2	20,200,000	2.4
Outlet Center	1	17,297,500	2.1
Single Tenant	1	11,000,000	1.3
Mixed Use	9	$69,934,642	8.4%
R&D/Lab/Office	8	61,334,642	7.4
Retail/Office	1	8,600,000	1.0
Industrial	2	$16,335,641	2.0%
R&D	1	9,935,641	1.2
Warehouse	1	6,400,000	0.8
Total	63	$833,520,429	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic or otherwise.

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Multifamily Properties

With respect to the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Christopher Crossing Apartments Mortgage Loan (5.0%), 18 of the 531 units at the Mortgaged Property (approximately 3.2% of all units) are rented by tenants receiving Section 8 vouchers.
●	With respect to the Teller Avenue Portfolio Mortgage Loan (2.2%), the related Mortgaged Properties are eligible for, and the borrowers lease units through, the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program. The CityFHEPS program provides property owners with rental subsidies for leasing units to households with tenants who, among other requirements, have children, earn no more than 200% of the federal poverty level and are in a shelter or at risk of entering a shelter. The subsidy amounts provided by CityFHEPS are published by the Department of Social Services each year and the appraiser concluded that the current in-place rents at the related Mortgaged Properties are achievable based on the maximum subsidy amounts. The Mortgage Loan will become full recourse to the borrowers in the event that (i) the related Mortgaged Properties or the borrowers fail to remain eligible, in whole or in part, to receive subsidies under the CityFHEPS program and/or (ii) any amendment to or termination of the CityFHEPS program reduces the amount of subsidies paid or payable to the borrowers under the CityFHEPS program. The related Mortgaged Properties are also expected to benefit from a 421-a tax exemption. See also “—Real Estate and Other Tax Considerations”.
●	With respect to the Guttman Portfolio Mortgage Loan (0.6%), the Mortgaged Properties have a total of 20 apartment units, and all of the units are leased to tenants holding vouchers under the HIV/AIDS Services Administration (“HASA”) program. HASA provides rental assistance in the form of housing vouchers to households with individuals with an AIDS or HIV related illness. HASA housing assistance is based on financial need and a documented HIV/AIDS diagnosis and the exact amount of rental assistance varies. HASA covers the majority of the rent obligation for eligible clients. Vouchers run with tenants individually and the applicable Mortgaged Property is not encumbered by a Housing Assistance Payments (“HAP”) contract. The Mortgage Loan is fully recourse to the guarantor if either (i) the HASA program is cancelled or terminated or the Mortgaged Property (as a whole) and/or the borrower fails to remain eligible to receive benefits under HASA, or (ii) any violation of the HASA program occurs that is a result of any act or failure to act by the borrower, the guarantor or any affiliated manager. The Mortgage Loan also provides for recourse for losses if either (i) the Mortgaged Property and/or the borrower fails to remain eligible to receive HASA payments (except to the extent it triggers full recourse as described above), or (ii) the HASA program is amended in a way that reduces the amount of HASA payments paid or payable to the borrower.
●	With respect to the Seidenfeld Portfolio Mortgage Loan (0.6%), the Mortgaged Properties have a total of 20 apartment units, 15 of which are leased to tenants holding vouchers under the HASA program, and 4 of which are leased to tenants holding vouchers under the CityFHEPS program. CityFHEPS provides rental assistance in the form of housing vouchers to households or individuals who are in a shelter or at risk of entering a shelter. The vouchers are used towards rents. The Mortgage Loan will become fully recourse to the borrower and the guarantor if (a)
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the CityFHEPS program is cancelled or terminated or the Mortgaged Property (as a whole) and/or the borrower fails to remain eligible to receive benefits under the program, (b) any violation of the CityFHEPS program occurs that is a result of any act or failure to act by the borrower, the guarantor or any affiliated manager, (c) the HASA program is cancelled or terminated or the Mortgaged Property (as a whole) and/or the borrower fail to remain eligible to receive benefits under the program, or (d) any violation of the HASA program occurs that is a result of any act or failure to act by the borrower, the guarantor or any affiliated manager. The Mortgage Loan also provides for recourse for losses if (a) the Mortgaged Property and/or the borrower fail to remain eligible to receive CityFHEPS payments (except to the extent it triggers full recourse as described above), (b) the CityFHEPS program is amended in a way which reduces the amount of CityFHEPS payments paid or payable to the borrower, (c) the Mortgaged Property and/or the borrower fail to remain eligible to receive HASA payments (except to the extent it triggers full recourse as described above), or (d) the HASA program is amended in a way which reduces the amount of HASA payments paid or payable to the borrower.

●	With respect to the 3854 Bailey Avenue Mortgage Loan (0.5%), the Mortgaged Property leases 14 of the 15 apartment units as part of the CityFHEPS program. The Mortgage Loan will become full recourse to the borrower and the guarantor if the CityFHEPS program ceases to exist. The Mortgage Loan also provides for recourse for losses (i) if the borrower’s rights to receive payments under CityFHEPS terminates, (ii) in the event there is any reduction in the amount of payment made to the borrower under the program, (iii) if any violation of the CityFHEPS program occurs that is a result of any act or failure to act by the borrower, the guarantor or any affiliated manager, or (iv) upon the failure of the borrower or the Mortgaged Property to remain eligible to receive CityFHEPS payments. The Mortgaged Property also benefits from a 421-a tax exemption. See also “Real Estate and Other Tax Considerations”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the POD Williamsburg Mortgage Loan (9.1%), the Mortgaged Property includes three retail tenants, including two restaurants and a nail salon, which collectively represent approximately 4.9% of the underwritten revenue.
●	With respect to The Brazilian Court Hotel Mortgage Loan (6.5%), the Mortgaged Property is an unflagged independent hotel, which does not benefit from a franchise or similar agreement.
●	With respect to The Brazilian Court Hotel Mortgage Loan (6.5%), the Mortgaged Property consists of condominium units in a condominium, which also includes 18
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residential condominium units owned by third parties. Of the third-party owned residential units, nine are part of the hotel’s rental program (subject to the owner’s right to occupy such units at certain times) and as such are operated by the borrower as hotel rooms, with income from such rentals allocated from 50% to the third-party owners and 50% to the borrower under rental program agreements in effect at origination. Underwritten income to the borrower from rentals of such third party owned units (net of distributions to third-party owners of their rent share) is $305,338 (approximately 4.3% of net operating income).

●	With respect to The Brazilian Court Hotel Mortgage Loan (6.5%), the liquor license is jointly held by the borrower and the operator of the restaurant at the related Mortgaged Property. The borrower’s interest in the liquor license was collaterally assigned to the lender, but not the restaurant operator’s interest in the liquor license. In the event of a foreclosure, the lender would need to apply for a new license either in its own name or jointly with the restaurant operator. We cannot assure you that such application would be successful.

Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
POD Williamsburg(1)	$ 76,000,000	9.1%	12/23/2034	01/01/2030

(1)	With respect to the POD Williamsburg Mortgage Loan, the related Mortgaged Property operates under a hotel management agreement between POD BK Hotel, LLC, the operating lessee borrower, and POD BK Management, LLC, as hotel manager (the “Hotel Manager”). The members of the Hotel Manager are affiliates of Richard Born and Ira Druckier who together own an approximately 11% indirect equity interest in the borrowers of the POD Williamsburg Mortgage Loan. BD Hotels, LLC, jointly owned by Richard Born and Ira Druckier, owns the brand “POD Hotel” and licenses the brand to the Hotel Manager.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Manufactured Housing Properties

In the case of the manufactured housing properties set forth in the above chart, we note the following:

●	With respect to the WAND MHC Portfolio Mortgage Loan (8.5%), with respect to the Jefferson Park MHC Mortgaged Property, manufactured homes (“Owned Mobile Homes”) owned by an affiliate of the borrowers (the “WAND MHC Master Tenant”) are located on 141 of the 287 pads at the Mortgaged Property, and with respect to the Holiday Village MHC Mortgaged Property, Owned Mobile Homes owned by the
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WAND MHC Master Tenant are located on 195 of the 272 pads at the Mortgaged Property. Each of the related borrowers leases the pads occupied by the Owned Mobile Homes to the WAND MHC Master Tenant under a separate master lease (each a “WAND MHC Master Lease”) and the WAND MHC Master Tenant leases the Owned Mobile Homes to the occupants of such Owned Mobile Homes. Each WAND MHC Master Lease provides that it is in place until the WAND MHC Master Tenant no longer owns any manufactured homes located at the applicable Mortgaged Property. Pursuant to the WAND MHC Master Leases, the WAND MHC Master Tenant is required to pay the related borrower monthly rent at the prevailing rental rate charged by such borrower to other owners of manufactured homes within the applicable Mortgaged Property, as notified by such borrower to the WAND MHC Master Tenant. The WAND MHC Portfolio Mortgage Loan documents permit up to 40% of all manufactured housing units on the WAND MHC Portfolio Mortgaged Properties (in the aggregate) to be owned by the WAND MHC Master Tenant, the borrowers or other affiliates, provided that all such homes must be subject to one of the WAND MHC Master Leases. The Mortgage Loan documents permit the WAND MHC Master Tenant to sell Owned Mobile Homes to a third party tenant in an arms’ length transaction and the WAND MHC Master Leases provide that if a sale of an Owned Mobile Home is made to a third party tenant who is also leasing the related pad from the borrower, such manufactured housing unit will no longer be subject to the WAND MHC Master Lease. With respect to manufactured homes acquired by the WAND MHC Master Tenant in the future, it may only sell such Owned Mobile Home to a third-party resident meeting the borrower’s generally applied resident leasing criteria and who enters into the borrower’s standard pad lease at its then-market rental rate. Income from the WAND MHC Master Leases with respect to pad rent constitutes approximately 30.9% of underwritten base rent and approximately 29.7% of underwritten effective gross income. Each WAND MHC Master Lease provides that it is subordinate to any mortgage or deed of trust on the related Mortgaged Property; provided that the WAND MHC Master Tenant will attorn to the new owner of the Mortgaged Properties upon a foreclosure or deed-in-lieu. The obligations of the WAND MHC Master Tenant under each WAND MHC Master Lease are guaranteed by the non-recourse guarantors under the related Mortgage Loan, and in addition, the payment obligations of the WAND MHC Master Tenant under the WAND MHC Master Leases are recourse to the borrowers and the guarantor under the WAND MHC Mortgage Loan documents. Each guaranty of a WAND MHC Master Lease provides that it inures to the benefit of and may be enforced by the lender and its successors and assigns. However, the WAND MHC Master Leases do not provide that the lender is a third party beneficiary of such master leases. If the issuing entity takes title to the Mortgaged Properties, we cannot assure you that the WAND MHC Master Tenant, or its guarantors, will have the resources to, or will, perform its obligations under the WAND MHC Master Leases or such guaranty. Because the Owned Mobile Homes are not collateral for the Mortgage Loan, in the event that the WAND MHC Master Tenant, and its lease guarantor, did not perform their obligations under the WAND MHC Master Leases following the issuing entity taking title to the Mortgaged Properties, the issuing entity would have no right to take possession of, to lease out, or to receive rental income from, the Owned Mobile Homes. In addition, the existence of the WAND MHC Master Leases, and the related lease guaranty, may increase the risk of consolidation of the borrowers with the guarantor or the WAND MHC Master Tenant in a bankruptcy of the guarantor or WAND MHC Master Tenant.

●	With respect to the Park Nation MHC Portfolio Mortgage Loan (0.9%), neither the borrowers, nor any affiliates of the borrowers own any mobile homes, other than
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with respect to (i) the Meadowlark MHP Mortgaged Property, which has a total of 107 pads of which ten are occupied by mobile homes owned by an affiliate of the borrower and are subject to leases or rent-to-own leases and (ii) the Highland Village MHP Mortgaged Property, which has a total of 61 pads of which five are occupied by mobile homes owned by an affiliate of the borrower and are subject to leases or rent-to-own leases. The affiliate-owned mobile homes were included in the underwriting of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

●	With respect to the Queens Center Mortgage Loan (3.0%), (i) JCPenney, which is a shadow anchor for the related Mortgaged Property, filed for Chapter 11 bankruptcy in May 2020 and (ii) the related Mortgaged Property has a Macy’s, Inc. (“Macy’s”) store as a shadow anchor. On February 27, 2024, Macy’s announced the closure of approximately 150 locations through 2026 but did not identify the locations that would be closed. We cannot assure you that the JCPenney or Macy’s stores that shadow anchor the Mortgaged Property will remain open for business or that the closing of either or both will not trigger co-tenancy provisions or otherwise adversely impact the Mortgaged Property.
●	With respect to The Outlet Collection Seattle Mortgage Loan (2.1%), tenancy includes 31 temporary tenants, which have executed short-term leases that expire between December 2024 and July 2027, and account for 162,314 square feet of net rentable area (17.8% of net rentable area) and $1,533,545 of underwritten rent (12.2% of underwritten rent).
●	With respect to the Brookhill Village Mortgage Loan (1.6%), the Mortgaged Property has approximately 22.9% of underwritten vacancy from the expected vacancy by American Freight, which will be vacating its premises because of the tenant’s parent-level bankruptcy. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows” for additional information with respect to holdback escrows related to American Freight’s leased premises.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Specialty Use Concentrations

Certain Mortgaged Properties (or portfolios of Mortgaged Properties) have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties or portfolio of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Medical	4	4.5%
Restaurant	2	2.7%
Movie Theater/Entertainment Venue	1	2.1%
Gym, fitness center, spa or health club	1	2.1%

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
Radius at Harbor Bay	$83,000,000	9.96%	$330	1.45x	67.0%	Various
POD Williamsburg	$76,000,000	9.1%	$305,221	1.62x	52.8%	Hospitality
Wilshire Office Portfolio	$75,000,000	9.0%	$299	1.73x	51.9%	Office
WAND MHC Portfolio	$70,500,000	8.5%	$73,285	1.32x	67.1%	Manufactured Housing
The Brazilian Court Hotel	$54,500,000	6.5%	$726,667	1.58x	50.5%	Hospitality
Georgia Multifamily Portfolio	$47,000,000	5.6%	$125,668	1.29x	63.6%	Multifamily
Welleon	$44,600,000	5.4%	$343,077	1.25x	65.1%	Multifamily
Christopher Crossing Apartments	$42,000,000	5.0%	$79,096	1.39x	72.3%	Multifamily
240 West 40th Street-NY	$40,000,000	4.8%	$216	1.54x	49.4%	Office
Riverwalk Business Park	$34,982,641	4.2%	$77	1.90x	42.1%	Office
Addison Arts Apartments	$30,100,000	3.6%	$436,232	1.23x	68.6%	Multifamily
Falls of Westpark	$29,000,000	3.5%	$82,386	1.41x	63.7%	Multifamily
Queens Center	$25,000,000	3.0%	$1,274	1.84x	49.5%	Retail
Teller Avenue Portfolio	$18,600,000	2.2%	$304,918	1.23x	68.4%	Multifamily
The Vesper Apartments	$18,250,000	2.2%	$95,052	1.20x	67.3%	Multifamily
Top 3 Total/Weighted Average	$234,000,000	28.1%		1.59x	57.5%
Top 5 Total/Weighted Average	$359,000,000	43.1%		1.54x	58.4%
Top 15 Total/Weighted Average	$688,532,641	82.6%		1.49x	59.5%

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(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate.
(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Radius at Harbor Bay	$83,000,000	9.96%
Wilshire Office Portfolio	75,000,000	9.0
WAND MHC Portfolio	70,500,000	8.5
Georgia Multifamily Portfolio	47,000,000	5.6
Riverwalk Business Park	34,982,641	4.2
Teller Avenue Portfolio	18,600,000	2.2
Park Nation MHC Portfolio	7,250,000	0.9
Guttman Portfolio	5,350,000	0.6
Seidenfeld Portfolio	5,100,000	0.6
Total	$346,782,641	41.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	19	$241,880,347	29.0%
New York	13	$191,912,481	23.0%
Washington	9	$56,197,500	6.7%
Florida	1	$54,500,000	6.5%
Texas	7	$54,500,000	6.5%
Georgia	3	$47,000,000	5.6%
Ohio	1	$44,600,000	5.4%
Virginia	1	$42,000,000	5.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties (12.1%) are located throughout five other states, with no more than 4.2% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Twenty-seven (27) Mortgaged Properties (42.1%) located in California, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.
●	Twenty-five (25) Mortgaged Properties (34.1%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). With respect to each of these Mortgaged Properties (other than the WAND MHC Portfolio - Cedrona Community and Squilchuck Creek Community Mortgaged Properties (collectively, 1.2%)), seismic reports were prepared and based on those reports, no Mortgaged Property has a seismic expected loss greater than 22%.
●	Seven (7) Mortgaged Properties (12.4%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties With Limited Prior Operating History

Nine (9) of the Mortgaged Properties (9.9%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related

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borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common and Crowd-Funded Entities

With respect to the CVS Pharmacy-Ridgewood, Larchment Village Retail and Uniroom Mortgage Loans (collectively, 3.1%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Mortgage Loans identified on Annex A-1 as the Radius at Harbor Bay Mortgage Loan (9.96%), POD Williamsburg Mortgage Loan (9.1%) and The Brazilian Court Hotel Mortgage Loan (6.5%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to such Mortgage Loans, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the Radius at Harbor Bay Mortgage Loan (9.96%), the Mortgaged Property is comprised of 10 constituent properties, four of which (1321, 1351, 1411 and 1451 Harbor Bay Parkway) are units in the eight-unit Empire Parkway Centre condominium regime. Each unit owner is responsible for its building maintenance and property insurance. The owners’ association maintains common areas, including parking areas and landscaping. Voting rights in the related owners’ association are one vote per unit, so the borrower has a 50% voting rights interest in the owners’ association. Amendments to the condominium declaration require an affirmative vote of 51% of the unit owners and respective mortgagees. The condominium declaration expires on December 31, 2046 and is automatically renewed for successive 10-year periods unless a majority of unit owners agree to its termination. The Mortgage Loan documents provide that the borrower and guarantor have personal liability for losses related to amendments or termination of the condominium documents without the lender’ prior written consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

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Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	58	$773,537,788	92.8%
Leasehold	4	34,982,641	4.2
Fee/Leasehold	1	25,000,000	3.0
Total	63	$ 833,520,429	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

●	With respect to the Riverwalk Business Park Mortgage Loan (4.2%), the Mortgage Properties comprise four suburban office buildings. The co-borrowers have leasehold interests in the respective constituent buildings pursuant to three ground leases from certain allotted landowners of the Salt River Pima-Maricopa Indian Community, as ground lessors. Each of the ground leases expires on May 29, 2088. See “Risk Factors—Risks Relating to Leasehold Interests in Mortgaged Properties Located within Native American Reservations” in this prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eight months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the POD Williamsburg Mortgage Loan (9.1%), the related ESA identifies the Mortgaged Property as having a controlled recognized environmental condition (“CREC”). According to the ESA, the Mortgaged Property was developed for a corrugated paper machine company in 1916 and subsequently was used for various commercial and manufacturing tenants until 1991. According to the ESA, a regulatory database indicated that the Mortgaged Property is listed as a New York City Mayor’s Office of Environmental Remediation (“NYC OER”) site. In addition, an environmental assessment performed in 2017 indicated contaminant values meeting their respective restricted residential values with the exception of minor spot detection of metals. During redevelopment of the Mortgaged Property in 2017, an underground storage tank, three above-ground storage tanks, and a total of 26,913 tons of fill materials were removed, and the samples collected during the excavation did not identify the presence of volatile organic compounds, semi-volatile organic compounds, metals, polychlorinated biphenyls or pesticides exceeding applicable criteria. In connection with the redevelopment, a vapor barrier system and a passive sub-slab depressurization system (“SSDS”) were installed beneath the building foundation. A Final Notice of Satisfaction was issued by the NYC OER in July 2017. Based on issuance of the Final Notice of Satisfaction, and implementation of the SSDS, the ESA has identified the historical use of the Mortgaged Property as a CREC. The ESA recommends a continued implementation of the property use restrictions and SSDS as required by the NYC OER.
●	With respect to the WAND MHC Portfolio Mortgage Loan (8.5%), as to the Laurel Lane MHC Mortgaged Property (0.5%), the Phase I ESA identified as a REC chemical impacts to groundwater identified in the Mortgaged Property’s potable water well. The Mortgaged Property has a private water system with one potable water well that is located to the north of the Mortgaged Property’s laundry building. Based on water sampling data obtained from the Washington Department of Health, beginning in December 2023, quarterly sampling events have been conducted at the Mortgaged Property’s well for perfluoroalkyl and polyfluoroalkyl substances (“PFAS”). Three of the four sampling events conducted since that time have identified detectable concentrations of PFAS in groundwater. Multiple PFAS were identified in exceedance of U.S. Environmental Protection Agency (“EPA”) and/or state action levels, including perfluorooctane sulfonicacid (PFOS) and perfluorooctanoic acid (PFOA), which were officially designated by the EPA as hazardous substances in April 2024. To address the PFAS impacts, the Phase I ESA consultant recommended the installation of a water treatment system, which the consultant estimates will cost $50,000; however, the consultant also noted that the Mortgaged Property is located within the service area of the Tacoma Public Utilities for municipal water and suggested that connection to the public utility be considered. Additionally, the consultant suggested provision of an alternate water supply (i.e., bottled water) in the interim between installing a water treatment system or connecting to the public utility, and recommended the issuance of written notification to the tenants of the Mortgaged Property disclosing the status of PFAS impacts to the Mortgaged Property water supply. The Mortgage Loan
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documents require that a PFAS treatment system be installed within 180 days of the loan origination date (subject to extension of such deadline by the lender in its sole discretion), and reserved 125% of the estimated cost of $50,000 for such installation. The Mortgage Loan documents further require the borrower to comply with the Washington State Board of Health as it pertains to PFAS testing frequency and notices to tenants after such testing events.

●	In addition, with respect to the WAND MHC Portfolio Mortgage Loan (8.5%), the Phase I ESAs for each of the Laurel Lane MHC Mortgaged Property and the Northwest Community Mortgaged Property (collectively, 1.0%) identified as a Business Environmental Risk (“BER”) for the related Mortgaged Property its location within the Tacoma Smelter Plume Superfund site (“TSP Superfund Site”). The TSP Superfund Site has impacted over 1,000 square miles of surface soil in the Puget Sound basin with arsenic, lead, and other heavy metals, and is the result of air pollutants from a copper smelter operated by Asarco Company in the basin for over 100 years. The impacted area was deemed too large to remediate every property affected, and thus, an interim action plan for the TSP Superfund Site was developed and implemented by the Washington Department of Ecology (the “WDE”) in June 2012 to mitigate potential risks associated with any impacts. The interim action plan generally focuses on remediating more sensitive areas and encourages soil testing and remediation where necessary during any redevelopment or other construction activities. WDE records and other available information suggest that any lead and arsenic impacts at each of the above Mortgaged Properties (and nearby surrounding properties) are below applicable state cleanup standards. However, should either such Mortgaged Property be redeveloped or undergo construction that involves the disturbance of soil, the interim action plan recommends that soil sampling be conducted; and, if impacts associated with the TSP Superfund Site were to be detected, the WDE would offer free technical assistance, but not cleanup assistance. Given that soil impacts at these Mortgaged Properties are expected to be below cleanup levels and that there is an interim action plan in place for the larger TSP Superfund Site, the Phase I ESA consultant did not recommend any further action in relation to this BER for either Mortgaged Property, but did encourage tenants of the Laurel Lane MHC Mortgaged Property to follow the health actions outlined by the WDE for properties located within the TSP Superfund Site.
●	With respect to the Welleon Mortgage Loan (5.4%), the related ESA identified a CREC at the Mortgaged Property based on the Mortgaged Property being included on the Ohio Environmental Protection Agency’s (the “Ohio EPA”) list of sites that have been granted an Urban Setting Designation (“USD”) by the Ohio EPA. The Ohio EPA grants USDs to brownfield and voluntary cleanup properties located in highly urbanized areas where groundwater containing chemicals from prior industrial or commercial activities poses no perceptible risk to the community because the groundwater is not being used and will not be used for drinking water purposes in the foreseeable future.
●	With respect to The Outlet Collection Seattle Mortgage Loan (2.1%), the Phase I ESA identified as a REC for the Mortgaged Property a groundwater contaminant plume located beneath the site and migrating from the Boeing Commercial Airplanes, Fabrication Division - Auburn Plant located approximately 1 mile to the south. The Boeing Auburn Plant reported a release of various contaminants on July 16, 1990, resulting from the plant’s historical operation, including the operation of several underground storage tanks. This release resulted in two separate
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groundwater plumes in the area, which have affected the groundwater beneath the Mortgaged Property. Seventeen groundwater monitoring wells have been installed on the Mortgaged Property by Boeing to monitor groundwater, and Boeing samples these wells as part of a Boeing Auburn Plant Interim Site-Wide Groundwater Monitoring program approved by the WDE. According to the ESA, the results of Boeing’s groundwater monitoring are shared with the WDE, and Boeing continues to coordinate all aspects of the ongoing groundwater monitoring with the WDE. Soil vapor sampling was conducted at the Mortgaged Property in May and June 2024. The sampling did not identify any constituents of concern above the cleanup levels applicable to unrestricted land use, and thus, it was determined that vapor intrusion risks are not present at the Mortgaged Property. Given the soil vapor sampling results and that groundwater monitoring is being conducted by the responsible party under the supervision and guidance of the WDE, the Phase I ESA consultant did not recommend any further action in relation to this REC; however, the consultant did recommend that any owner of the Mortgaged Property continue to allow Boeing access to the Mortgaged Property for groundwater monitoring and that it obtain any monitoring reports.

In addition, the Phase I ESA for The Outlet Collection Seattle Mortgaged Property also identified the Mortgaged Property’s location within the larger TSP Superfund Site as a BER. The TSP Superfund Site has impacted over 1,000 square miles of surface soil in the Puget Sound basin with arsenic, lead, and other heavy metals, and is the result of air pollutants from a copper smelter operated in the basin for over 100 years. The impacted area was deemed too large to remediate every property affected, and thus, an interim action plan for the TSP Superfund Site was implemented by the WDE in June 2012 to mitigate potential risks associated with any impacts. The interim action plan generally focuses on remediating more sensitive areas and encourages soil testing and remediation where necessary during any redevelopment or other construction activities. Should the Mortgaged Property be redeveloped, the interim action plan suggests that soil sampling be conducted prior to the movement of any soil, and if impacts associated with the TSP Superfund Site were to be detected, the WDE would offer free technical assistance, but not cleanup assistance. Given the interim action plan in place for the larger TSP Superfund Site, including the Mortgaged Property, the Phase I ESA consultant did not recommend any further action in relation to this BER.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Radius at Harbor Bay Mortgage Loan (9.96%), the Mortgaged Properties were initially developed for office use between 1984 and 2001. Between 2021 and 2023, eight of the ten constituent properties have been converted to life science and laboratory-related uses. The two remaining properties, representing approximately 16% of the NRA, have yet to be converted to full life science use.
●	With respect to the Christopher Crossing Apartments Mortgage Loan (5.0%), the related borrower’s sole member financed a mezzanine loan with a maximum principal amount of $8,500,000 for capital expenditures in connection with planned unit
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renovations at the Mortgaged Property. At origination, the mezzanine lender advanced $5,500,000 of the mezzanine loan, which is structured to permit up to three additional advances, each for $1,000,000 individually and $3,000,000 in the aggregate. The borrower’s business plan anticipates completing renovations to 60% of the units at the Mortgaged Property and certain exterior renovations within 36 months of the origination of the Mortgage Loan. Unit renovations are expected to include replacing appliances, refinishing counters and cabinets and upgrading bathrooms, with an estimated cost of $7,154 per unit. The borrower has budgeted approximately $1,250,000 for exterior renovations, which are expected to include landscaping, repainting, resurfacing the pool and tennis court, installing HVAC systems, replacing roofs and adding a dog park and playground. See “Additional Indebtedness—Mezzanine Indebtedness” below.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine months old as of the Cut-off Date. In certain cases where

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material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

●	With respect to The Brazilian Court Hotel Mortgage Loan (6.5%), the non-recourse carveout guarantor sold a multifamily rental property in 2016. In 2018 the buyer commenced a lawsuit in Connecticut alleging that the seller did not provide property-level information. The case is currently pending. Such legal proceedings and other disputes may be covered by insurance maintained by the borrower. However, certain types of litigation may not be covered by insurance. We cannot assure you that any insurance maintained by the borrower will be adequate to cover litigation, disputes and related expenses.
●	With respect to The Vesper Apartments Mortgage Loan (2.2%), one of the borrower sponsors and non-recourse carveout guarantors (the “Vesper Defendant Sponsor”) is subject to an ongoing family dispute initiated by the Vesper Defendant Sponsor’s mother, who is an investor in the Mortgaged Property (the “Vesper Plaintiff”). The lawsuit involves claims of misappropriation of funds and elder financial abuse in connection with the Vesper Defendant Sponsor’s management of a family trust and related operating company, which were formerly controlled by the Vesper Plaintiff. The Vesper Plaintiff alleged that the Vesper Defendant Sponsor inappropriately used the assets of the family trust and related operating company for his own benefit and against her wishes. The Vesper Plaintiff is seeking damages in excess of $40,000,000 against the Vesper Defendant Sponsor, individually, his spouse and a related trust. In connection with the origination of the Mortgage Loan, the Vesper Plaintiff provided an acknowledgement and written consent with respect to the investment in and the acquisition of the Mortgaged Property.
●	With respect to the Circle Business Center Mortgage Loan (1.8%), the borrower sponsor and guarantor was the subject of alleged violations of Regulation O of the Code of Federal Regulations by the FDIC that alleged that he, as a member of the board of directors of Premier Business Bank, indirectly benefitted from a $2.1 million real estate loan secured by a medical office building made by the bank to an entity controlled by his mother-in-law (which entity was wholly owned by his mother-in-law and her daughters, including the borrower sponsor’s wife). Prior to the issuance of the loan, the borrower sponsor disclosed to the bank board that his wife had an interest in the property and entity as her separate property and the proceeds of the loan were to be used as intended. The alleged violation occurred when certain loan proceeds distributed to the borrower sponsor’s wife were deposited into a joint account belonging to the borrower sponsor and his wife, rather than an account held separately by his wife only. The FDIC prohibited the borrower sponsor from further participation in the banking industry and issued a civil money penalty in the amount of $75,000. Rather than contest the administrative process, the borrower sponsor paid the fine in 2011 and stepped down while never admitting any fault.
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●	With respect to the Park Nation MHC Portfolio Mortgage Loan (0.9%), the borrower sponsor and guarantor, the property manager and certain of the borrowers are subject to pending litigation filed by a former business partner who leased certain pads at certain of the Mortgaged Properties. In 2019, the defendants entered into a ground lease agreement with the plaintiff for approximately 38 pads (including 17 pads at the Meadowlark MHP Mortgaged Property and two pads at the Shady Estates MHP Mortgaged Property) to enable the former business partner to acquire 38 manufactured homes to place on the pads. Under the arrangement, an affiliate of the former business partner planned to sell any acquired manufactured homes to third-party investors (the “Park Nation MHC Purchasers”) and the property manager agreed to manage such manufactured homes, which would be leased to third-party tenants. In 2021, the defendants discovered that certain Park Nation MHC Purchasers had filed statements claiming an ownership interest in the land affixed to the manufactured homes. The defendants terminated the ground lease after negotiations failed and issued notices offering 30-year ground leases directly to the Park Nation MHC Purchasers. Thereafter, the plaintiff filed a lawsuit seeking $727,000 in damages and requesting a temporary restraining order to prohibit the defendants from communicating with the Park Nation MHC Purchasers. The temporary restraining order was granted and a hearing was set for January 2025 to determine the financial obligations between the parties with respect to the rents collected and costs incurred for the subject manufactured homes. The borrower sponsor reported that any encumbrances resulting from the Park Nation MHC Purchasers’ title claims have since been cleared.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

In particular, with respect to the Georgia Multifamily Portfolio Mortgage Loan (5.6%), there is a planned road improvement to the public right of way, Mount Zion Boulevard, that may result in a condemnation to a portion of the Retreat at Baywood Mortgaged Property (2.1%). A portion of the land relating to such Mortgaged Property was previously taken in a condemnation proceeding and does not constitute collateral for the Mortgage Loan. The lender was unable to determine whether any additional portions of the Mortgaged Property will be subject to condemnation. It is anticipated that any further taking would be minimal, would only affect the area immediately adjacent to the road, and not affect any improvements other than curb cuts and driveway entrance. However, we cannot assure you that other areas of the Mortgaged Property would not be affected.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-two (22) of the Mortgage Loans (77.5%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
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●	Seven (7) of the Mortgage Loans (14.1%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	One (1) of the Mortgage Loans (8.5%) was originated in connection with the borrower’s refinance or acquisition of the related Mortgaged Properties.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Wilshire Office Portfolio, The Brazilian Court Hotel, 240 West 40th Street-NY, Riverwalk Business Park, Queens Center, Plaza at Eastlake, The Outlet Collection Seattle and Circle Business Center Mortgage Loans (collectively, 33.5%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Radius at Harbor Bay Mortgage Loan (9.96%), the borrower sponsors (True North Real Estate Fund IV and Paceline Investors, LLC) or their affiliates have been involved in various mortgage loan defaults, including: (i) the foreclosure of a Falls Church, Virginia office property in November 2023; (ii) a short sale with respect to a Baltimore, Maryland office property in June 2023; (iii) a short sale with respect to an Atlanta, Georgia office property in June 2024; (iv) a deed-in-lieu-of-foreclosure with respect to a San Jose, California hotel property in February 2024; (v) a pending default with respect to a San Francisco, California office property that is currently subject to a forbearance agreement with the related lender; and (vi) a deed-in-lieu-of-foreclosure with respect to an Oakland, California mixed use property in April 2024.
●	With respect to The Brazilian Court Hotel Mortgage Loan (6.5%), a prior loan secured by the Mortgaged Property went into maturity default in or around 2012. Subsequently, the lender commenced a foreclosure process. Six months after the foreclosure commenced the loan was refinanced with an unrelated lender and the
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then-lender was paid in full. In addition, with respect to The Brazilian Court Hotel Mortgage Loan, the related borrower sponsor has experienced prior defaults, workouts, foreclosures and deeds in lieu of foreclosure on commercial mortgage loans on properties sponsored by it, including seven previous foreclosure actions.

●	With respect to the 240 West 40th Street-NY Mortgage Loan (4.8%), the existing loan securing the related Mortgaged Property was part of a Signature Bank loan portfolio that was sold to Blackstone Real Estate Debt Strategies, Blackstone Real Estate Income Trust, Inc., Canada Pension Plan Investment Board through its subsidiary CPPIB Credit Investments III Inc., and funds affiliated with Rialto Capital, who collectively entered into a newly formed joint venture with the FDIC. The joint venture acquired a 20% equity stake for $1.2 billion in the venture which holds a $16.8 billion senior mortgage loan portfolio retained in receivership following the failure of Signature Bank. The FDIC is maintaining an 80% ownership stake in the venture and provided financing equal to 50% of the venture’s value. The commercial real estate loan portfolio comprises more than 2,600 first mortgage loans on retail, market rate multifamily and office properties primarily located in the New York metropolitan area. As part of the portfolio loan sale, the Mortgaged Property was encumbered by a $61,800,000 Signature Bank-originated loan which will be retired through a discounted payoff from the current note holder, cash equity from the borrower sponsor, and the subject $40,000,000 Mortgage Loan. The borrower sponsor and Rialto Capital agreed to a discounted payoff of $52,000,000 as well as sufficient time to complete the subject refinancing.
●	With respect to the Riverwalk Business Park Mortgage Loan (4.2%), the borrower sponsor (Farallon Capital Management) or its affiliates have been involved in various mortgage loan defaults, including: (i) a deed-in-lieu-of-foreclosure with respect to a Denver, Colorado office portfolio in 2023; (ii) a pending consensual foreclosure with respect to a Jacksonville, Florida office property; and (iii) a pending discounted note sale with respect to an Orlando, Florida office project.
●	With respect to the Queens Center Mortgage Loan (3.0%), the borrower sponsor has sponsored other commercial real estate projects over the last 10 years that have been the subject of mortgage loan defaults and foreclosures or deeds-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Eight (8) Mortgaged Properties (8.8%) are each leased entirely to a single tenant.
●	Five (5) Mortgaged Properties (4.9%) are leased to multiple tenants where one such tenant occupies 50% or more of the commercial NRA of such Mortgaged Property.
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See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

With respect to the 1165 Station Road Mortgage Loan (0.8%), the second largest tenant, Carrier Enterprise Northeast, LLC, representing 47.9% of the net rentable area of the Mortgaged Property and 52.1% of the underwritten base rent, has a lease that expires June 30, 2029, which is prior to the January 6, 2030 loan maturity date.

Each of the Mortgaged Properties identified in the table below is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

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Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Radius at Harbor Bay – 1420 Harbor Bay Parkway	1.4%	No	12/31/2029	1/11/2030

In addition, certain Mortgage Loans secured by a portfolio of properties may have one or more of those individual properties occupied by single tenants. See Annex A-1 to this prospectus.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the 240 West 40th Street-NY Mortgage Loan (4.8%), the second largest tenant, Klick Usa, Inc, has a one-time right to terminate its lease effective September 30, 2027 upon notice prior to December 31, 2026 and payment of a termination fee equal to the landlord’s unamortized transaction costs, including broker commissions, rent abatements and landlord’s counsel fees.
●	With respect to the Queens Center Mortgage Loan (3.0%), (a) Primark, the largest tenant at the Mortgaged Property (13.3% of the net rentable area), has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000; provided it gives notice within 90 days following November 2028, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination; (b) ZARA, the second largest tenant at the Mortgaged Property (8.8% of net rentable area), has the right to terminate its lease; provided it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination; and (c) H&M, the third largest tenant at the Mortgaged Property (4.8% of net rentable area), has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and
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December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period, with the payment of a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of, or represent 50% or more of the underwritten revenues of, the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Wilshire Office Portfolio Mortgage Loan (9.0%), (i) the largest tenant, U.S. Bank National Association, has rent abatements in May 2025, May 2026, May 2027 and May 2028 and is not fully occupying its space on the 2nd and 8th floors at the 9460 Wilshire Blvd Mortgaged Property, (ii) the second largest tenant, Rexford Industrial Realty, LP, has rent abatement for March 2025 through and including May 2025, and (iii) the fourth largest tenant, O’Gara Coach Company, L.L.C., is currently building out its space as an automobile showroom and is expected to open for business in April 2025. Related abatement amounts related to each of U.S. Bank National Association and Rexford Industrial Realty, LP are included in a rent concession reserve. In addition, the rent for each of Rexford Industrial Realty, LP and the fifth largest tenant, City of Los Angeles Building & Safety, was underwritten on a straight-line rent averaging basis.
●	With respect to the 240 West 40th Street-NY Mortgage Loan (4.8%), the second largest tenant, Klick Usa, Inc, has rent abatements for October 2025, October 2026, October 2027 and October 2028. A rent reserve for the rent abatement amount was obtained at loan origination.
●	With respect to the Riverwalk Business Park Mortgage Loan (4.2%), the largest tenant, Arrivia/Equality Health, has a remaining rent concession in the amount of $187,500 in May 2026.
●	With respect to the Riverwalk Business Park Mortgage Loan (4.2%), the largest tenant, Arrivia/Equality Health, has subleased a portion of its space to Equality
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Health. Equality Health has signed a direct lease for the entire space commencing June 1, 2028. In addition, the second largest tenant, GlobalTranz Enterprises, has subleased its entire leased premises to Open Network Exchange.

●	With respect to the CVS Pharmacy - Ridgewood Mortgage Loan (1.3%), the rent for the sole tenant, CVS Albany LLC, was underwritten on a straight-line averaged basis. The related lease is guaranteed by CVS Caremark Corporation.
●	With respect to the 1165 Station Road Mortgage Loan (0.8%), the largest tenant, Healthy Basement Systems, LLC, is only required to pay 50% of the monthly rent for the months of February 2025, March 2025, October 2025, and November 2025. An unfunded obligations reserve was established at loan origination for the amount of abated rent in such months.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Brookhill Village (1.6%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty nos. 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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●	With respect to the POD Williamsburg Mortgage Loan (9.1%), the Mortgaged Property is subject to an operating lease between CBWB BKLN FEE LLC, the fee owner borrower, as the lessor, and POD BK HOTEL, LLC, the operating borrower, as the lessee. In addition, the hotel’s food and beverage operation is operated under a lease between the borrowers, as the landlord, and a borrower affiliate, as the tenant.
●	With respect to the WAND MHC Portfolio Mortgage Loan (8.5%), the related borrower has entered into the WAND MHC Master Lease with the affiliated WAND MHC Master Tenant as to manufactured housing pads on which Owned Mobile Homes are located, as described under “—Property Types—Manufactured Housing Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Radius at Harbor Bay Mortgage Loan (9.96%), the borrower sponsors or their affiliates own a non-stabilized office property at 1620 Loop Road in the same sub-market as the Mortgaged Properties that, similar to the two non-stabilized, mixed use properties that are among the constituent Mortgaged Properties, would be expected to compete for life sciences-type tenants as part of an investment strategy to convert the existing uses to life sciences-type uses.
●	With respect to the Queens Center Mortgage Loan (3.0%), three of the properties in the competitive set for the Mortgaged Property are owned by the borrower sponsor.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related

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borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, Washington and Arizona) do not require earthquake insurance. Twenty-five (25) of the Mortgaged Properties (34.1%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties (other than the WAND MHC Portfolio - Cedrona Community and Squilchuck Creek Community Mortgaged Properties (collectively, 1.2%)) and, based on those reports, no Mortgaged Property has a probable maximum loss greater than 22.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a borrower party, a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to the POD Williamsburg Mortgage Loan (9.1%), the board of directors of the condominium to which the Mortgaged Property belongs (the “Condominium Board”) maintains one or more insurance policies that provide for some of the insurance coverage required under the Mortgage Loan documents (with respect to the core and shell of the building and the common elements) (the “Condominium Board Policies”). If at any time during the term of the Mortgage Loan, the Condominium Board Policies do not comply with one or more applicable requirements of the Mortgage Loan documents, then the related borrowers are required under the Mortgage Loan documents to, within three business days, notify the lender in writing. In the event of such non-compliance, if the Condominium Board Policies are not acceptable to the lender and the rating agency in the lender’s sole discretion (notwithstanding such non-compliance), then the related borrowers must, at their sole cost and expense, either (i) cause the Condominium Board to modify the Condominium Board Policies, or to procure and maintain additional “primary” insurance coverage, as will be necessary to bring the applicable insurance coverage into full compliance with all of the applicable terms and conditions of the Mortgage Loan documents or (ii) procure and maintain (or cause the Condominium Board to procure and maintain) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as will be necessary to bring the applicable insurance coverage into full compliance with all of the applicable terms and conditions of the Mortgage Loan documents.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements

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under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

●	With respect to the POD Williamsburg Mortgage Loan (9.1%), New York City’s “The Safe Hotels Act” will take effect in May 2025 and impose certain requirements, including, without limitation, licensing requirements, safety and sanitation standards, and anti-retaliation measures for staff and a requirement that the borrowers must directly employ core employees. According to the borrower sponsor, the Mortgaged Property as of origination would be in compliance with The Safe Hotels Act.
●	With respect to the Wilshire Office Portfolio Mortgage Loan (9.0%), the 11620 Wilshire Boulevard property (having an allocated loan amount of $39,077,548 or 37.2% of the original principal balance) is improved with non-ductile concrete
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structures that are subject to the City of Los Angeles seismic retrofit ordinance. The City of Los Angeles issued an order to comply as to that property, dated December 18, 2017, including a Phase I requirement that the owner provide a non-ductile concrete building checklist for the review and approval by the City’s Department of Building and Safety (the “LADBS”) within three years of the compliance notice. That checklist was submitted on April 6, 2020, and the LADBS has determined that the subject property is subject to the seismic retrofit ordinance requirements. The borrower is required to comply with the Phase II requirement (submission of a structural analysis and plans for a proposed structural alteration of the building to satisfy ordinance requirements) by November 16, 2030, and the Phase III requirement (completion of seismic retrofit work) by November 12, 2045. The loan matures on January 11, 2030. The Mortgage Loan documents provide that the borrower and the applicable guarantor have personal liability for losses related to non-compliance with the seismic retrofit ordinance requirements. Based on the seismic study prepared in connection with loan origination, the 11620 Wilshire Boulevard office tower had a PML of 21% and the adjacent parking garage had a PML of 17%. Blanket insurance for the three collateral properties is in-place that includes earthquake insurance in the amount of $25,000,000, subject to a 10% deductible.

●	With respect to The Brazilian Court Hotel Mortgage Loan (6.5%), the Mortgaged Property is designated as a historic landmark pursuant to a local ordinance in Palm Beach, Florida. Renovations, alterations and conversions of the Mortgaged Property from its current use may be limited as a result of the landmark status, and we cannot assure you that such restrictions will not impact revenue from the Mortgaged Property.
●	With respect to the Uniroom Mortgage Loan (0.7%), the subject property is subject to a rental covenant agreement dated September 20, 2020, with the LA Housing and Community Investment Department. The agreement has a term of 55 years beginning on March 4, 2024. In exchange for increased density, three of the 19 units are restricted to very low income (50% area median income) households.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical

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value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Radius at Harbor Bay Mortgage Loan (9.96%), each of the two non-recourse carve-out guarantors, True North Real Estate Fund IV, L.P. and TNREF IV REIV, LLC, are investment funds whose formation documents provide for fund termination on April 1, 2029 (the Mortgage Loan matures on January 11, 2030). The Mortgage Loan documents provide for an event of default if, with respect to True North Real Estate Fund IV, L.P, on or before one year from the currently scheduled fund termination: (i) the borrower does not extend the term of the fund to April 1, 2030 or later; or (ii) a replacement guarantor satisfying the Mortgage Loan document criteria is not provided.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

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In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the POD Williamsburg Mortgage Loan (9.1%), the Mortgaged Property benefits from a 25-year City of New York’s Industrial and Commercial Abatement Program (“ICAP”), which commenced in 2018 and provides a 100% tax abatement for the first 16 years of the program before burning off in 10% annual increments until the program’s expiration after 2043. The Mortgage Loan was underwritten based on the abated taxes under the ICAP for the 2024 tax year of $245,441 compared to estimated unabated taxes of $1,331,250.
●	With respect to the Welleon Mortgage Loan (5.4%) the Mortgaged Property benefits from two economic packages offered by the City of Cleveland to help spur multifamily development. The residential portion of the Welleon Mortgaged Property benefits from a 15-year 100.0% tax abatement that commenced in 2024 and benefits from a 35.0% tax abatement through a tax increment financing (“TIF”) agreement with a 30-year term that commenced in 2022. The tax abatement and TIF package continue for 10 and 23 years respectively past the maturity date of the Welleon Mortgage Loan. Given the 15-year 100% abatement, the 35% TIF abatement will only have an economic impact on the residential component after the expiration of the 100% abatement. The commercial component of the Welleon Mortgaged Property benefits from the same 35.0% TIF agreement, which has a total term of 30 years and is currently in place. Without the tax abatement, the Welleon Mortgaged Property’s expense load increases by approximately $1 million to $1.84 million annually, resulting in an underwritten debt yield of 5.70%.
●	With respect to the Queens Center Mortgage Loan (3.0%), a portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s, the latter of which is not part of the Mortgaged Property, together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the Shared Tax Lot are allocated between Macy’s and one of the two borrowers that own the Mortgaged Property (such borrower, the “Property Borrower”) under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately 40% of the total property taxes assessed against the Shared Tax Lot to the Property Borrower, which then makes the required tax payments to the applicable taxing authority. There are no other operating covenants in place governing the operation of the Shared Tax Lot. In the event of default under the Mortgage Loan documents, the lender has the right to require, among other related rights, the Property Borrower to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Mortgaged Property that is part of the Shared Tax Lot, such that no portion of the Mortgaged Property shares a tax lot with any real property that is not subject to the lien of the Mortgage Loan. The borrowers and the non-recourse carveout guarantor have provided a non-
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recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Mortgaged Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure (in accordance with its 2005 advisement that it would no longer accept deeds for recordation which affect only a portion of a tax lot) with respect to such portion of the Mortgaged Property, and (ii) the borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the Mortgaged Property comprising the Shared Tax Lot. Such recourse obligation is subject to various limitations set forth in the Mortgage Loan documents. Further, there is no assurance the non-recourse carveout guarantor will have the financial ability to perform such guaranty. In addition, the other borrower (the “Pledgor Borrower”) pledged its interest in the Property Borrower in order to provide an additional method for the lender to take title to the Mortgaged Property in the event the Shared Tax Lot created an impediment to foreclosure. However, under REMIC regulations, when foreclosing on a real estate mortgage a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property. The pledged equity ownership interest in the Property Borrower is not anticipated to qualify as foreclosure property for REMIC purposes, which could delay or prevent the REMIC from acquiring the beneficial interest in the pledged equity ownership interest or otherwise realizing any proceeds from its disposition.

●	With respect to the Teller Avenue Portfolio Mortgage Loan (2.2%), the related borrowers have applied for, and the related Mortgaged Properties are expected to benefit from, a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development (“HPD”) 421-a tax abatement program (the “Teller 421-a Tax Abatement Program”). During the first 25 years of the Teller 421-a Tax Abatement Program, each of the related Mortgaged Properties are expected to receive a 100% tax exemption and in connection with such exemption the borrowers have agreed to reserve amounts due for (i) 96.2% of the units at the 80 Clinton Place Mortgaged Property, (ii) 94.7% of the units at the 1433 Teller Avenue Mortgaged Property and (iii) 93.8% units at the 1441 Teller Avenue Mortgaged Property, for tenants, in each case, earning no more than 130% of the area median income (any such restricted units, the “Teller 421-a Affordable Units”). During the last 10 years of the Teller 421-a Tax Abatement Program, a Mortgaged Property’s applicable tax exemption is expected to decrease in an amount equal to the percentage of Teller 421-a Affordable Units at each such Mortgaged Property. The appraiser concluded that the in-place rents for all 58 Teller 421-a Affordable Units are in compliance with the income requirements under the Teller 421-a Tax Abatement Program. The full unabated taxes for the 2024/2025 tax year are: (i) $136,688 compared to the underwritten abated taxes of $1,630 for the 80 Clinton Place Mortgaged Property; (ii) $80,700 compared to the underwritten abated taxes of $5,419 for the 1433 Teller Avenue Mortgaged Property; and (iii) $64,903 compared to the underwritten abated taxes of $1,863 for the 1441 Teller Avenue Mortgaged Property. As of December 24, 2024, the 1441 Teller Avenue Mortgaged Property has received the 421-a tax abatement, while the 80 Clinton Place Mortgaged Property and the 1433 Teller Avenue Mortgaged Property are still awaiting approval of their respective 421-a tax abatement applications from HPD. At origination, the non-recourse carveout guarantor executed a guaranty for full payment of the Mortgage Loan, which will terminate when all three of the Mortgaged Properties receive the 421-a tax
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abatement. In addition, the Mortgage Loan will become full recourse if any Mortgaged Property fails to qualify and/or maintain its respective exemption under the Teller 421-a Tax Abatement Program.

●	With respect to the 3854 Bailey Avenue Mortgage Loan (0.5%), the borrower received a 421-a tax exemption (Option C) and received a final certificate of eligibility in August 2024 from the New York City Housing and Preservation Development homeless placement department. The 421-a (Option C) tax exemption provides for a 100% tax abatement of any increase in the assessed value of the Mortgaged Property from and after the 2023/2024 New York City tax year during the first 25 years and a 93.33% exemption over the remaining 10 years. In year 36 (2059) the Mortgaged Property becomes fully taxable. In connection with the 421-a tax exemption, the borrower is required to reserve at least 93.33% of the units at the Mortgaged Property for tenants earning up to 130% of the area median income, subject to certain rental restrictions.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-three (23) Mortgage Loans (79.9%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Five (5) Mortgage Loans (17.0%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Two (2) Mortgage Loans (3.1%) provide for an initial interest-only period that expires twelve (12) and thirty-six (36) months following the related origination date (or provide for multiple such interest-only periods) and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	23	$ 665,597,500	79.9%
Amortizing Balloon	5	142,072,929	17.0
Interest Only, Amortizing Balloon	2	25,850,000	3.1
Total	30	$ 833,520,429	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

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Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	2	$ 89,700,000	10.8%
6	21	485,237,788	58.2
11	7	258,582,641	31.0
Total:	30	$ 833,520,429	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	29	$757,520,429	90.9%
5(1)	1	76,000,000	9.1
Total:	30	$833,520,429	100.0%

(1)	The POD Williamsburg Mortgage Loan (9.1%) has a five day grace period not more than three times during the loan term.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in a fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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With respect to certain Mortgage Loans, the borrower sponsor provided a full or partial payment guaranty with respect to the Mortgage Loan or with respect to an affiliated lease. Such a payment guaranty may increase the risk of consolidation of the related borrower with the borrower sponsor. For example:

●	With respect to The Outlet Collection Seattle Mortgage Loan (2.1%), the Mortgage Loan documents provide that funds disbursed to the borrower from the lockbox account, or disbursed to it for operating expenses following a cash management trigger period, may be maintained in a commingled account with funds of its affiliates, so long as the borrower’s share of such funds is ascertainable.

We cannot assure you that such payment guarantees will not result in a consolidation of the borrower with the related borrower sponsor in the event of a bankruptcy of the borrower sponsor and/or its affiliates. In addition, there is no assurance that the related guarantor has the resources to, or will, satisfy such guaranty obligations.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the
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subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty (20) Mortgage Loans (70.6%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.
●	Seven (7) Mortgage Loans (13.2%) each prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	Two (2) Mortgage Loans (12.0%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (4.2%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	3.5%
4	9	15.3
5	2	3.9
6	3	16.4
7	15	60.9
Total	30	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
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●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty-three (23) of the Mortgage Loans (86.8%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

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For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

Furthermore, some of the Mortgage Loans, including the Queens Center Mortgage Loan (3.0%), may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

●	With respect to the Radius at Harbor Bay Mortgage Loan (9.96%), the Mortgaged Property is comprised of 10 constituent properties. The Mortgage Loan documents provide for the partial release of any individual property following the defeasance lockout date, subject to certain conditions, including: (i) partial defeasance of the loan equal to the greatest of (A) 115% of the allocated loan amount for the release property, (B) an amount that results in the post-release debt yield for the remaining properties being not less than the greater of 10.6% or the pre-release debt yield of then-encumbered properties, (C) an amount that results in the post-release debt service coverage ratio for the remaining properties being not less than the greater of 1.40x or the pre-release debt service coverage ratio of then-encumbered properties, (D) an amount that results in the post-release loan-to-value ratio for the remaining properties being not greater than the lesser of 62.7% or the pre-release loan-to-value ratio for then-encumbered properties; (ii) if any of the four constituent properties included in the Empire Parkway Centre condominium regime (i.e., 1321, 1351, 1411 and 1451 Harbor Bay Parkway) are among the remaining properties post-release, the remaining borrowers will have a voting rights interest in the related owners’ association of no less than 50%; (iii) an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (iv) if determined by lender in good faith that the applicable pooling and servicing agreement requires it, a rating agency confirmation.
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●	With respect to the Wilshire Office Portfolio Mortgage Loan (9.0%), the Mortgaged Property is comprised of three office buildings located in Beverly Hills, CA: 9460 Wilshire Boulevard, 11600 Wilshire Boulevard and 11620 Wilshire Boulevard. The Mortgage Loan documents provide for the partial release of 11620 Wilshire (having an allocated loan amount of $39,077,548 or 37.2% of the original principal balance) and/or 11600 Wilshire (having an allocated loan amount of $13,058,541 or 12.4% of the original principal balance) in connection with a bona fide sale to an unaffiliated third party subject to certain conditions, including: (i) partial prepayment of the Mortgage Loan with the applicable yield maintenance premium or, at any time following the expiration of the defeasance lockout period, partial defeasance of the Mortgage Loan in an amount equal to the greater of (A) 100% of the net proceeds of such sale or (B) 115% of the allocated loan amount for the related release property; (ii) the post-release debt yield for the remaining properties is not less than the pre-release debt yield for then-encumbered properties; (iii) the post-release debt service coverage ratio for the remaining properties is not less than the pre-release debt service coverage ratio for then-encumbered properties; (iv) the post-release loan-to-value ratio for the remaining properties is not greater than the pre-release loan-to-value ratio for then-encumbered properties; (v) an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (vi) unless waived by an applicable rating agency, a rating agency confirmation.
●	With respect to the WAND MHC Portfolio Mortgage Loan (8.5%), at any time after the second anniversary of the Closing Date, the borrowers may obtain the release of one or more of the individual WAND MHC Portfolio Mortgaged Properties, in each case, provided that, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to the greater of (a) 125% of the allocated loan amount for the applicable individual WAND MHC Portfolio Mortgaged Properties, and (b) 100% of the net sales proceeds applicable to such individual WAND MHC Portfolio Mortgaged Properties, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining WAND MHC Portfolio Mortgaged Properties is equal to or greater than the greater of (a) 1.34x, and (b) the debt service coverage ratio of all of the WAND MHC Portfolio Mortgaged Properties immediately prior to the release, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining WAND MHC Portfolio Mortgaged Properties is no greater than the lesser of (a) 67.5% and (b) the loan-to-value ratio for all of the WAND MHC Portfolio Mortgaged Properties immediately prior to the release, and (v) after giving effect to the release, the debt yield with respect to the remaining WAND MHC Portfolio Mortgaged Properties is greater than the greater of (a) 8.35% and (b) the debt yield with respect to all of the WAND MHC Portfolio Mortgaged Properties immediately prior to the release.
●	With respect to The Brazilian Court Hotel Mortgage Loan (6.5%), at any time after the second anniversary of the Closing Date, the borrower has the right to obtain the release of a parcel identified in The Brazilian Court Hotel Mortgage Loan documents (the “Brazilian Court Release Parcel”), which consists of a surface parking parcel containing approximately 92 striped parking spaces that currently services the valet parking operation at The Brazilian Court Hotel Mortgaged Property, upon defeasance of $2,300,000 of the principal amount of The Brazilian Court Hotel Mortgage Loan (which amount constitutes 115% of the allocated loan amount of the Brazilian Court Release Parcel) and satisfaction of the following conditions among others; (i) the Brazilian Court Release Parcel is vacant and
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unimproved (other than paved parking spaces, roadways, underground utility lines, lighting fixtures and similar infrastructure improvements), (ii) the borrower certifies to the lender that after the release the remaining Brazilian Court Hotel Mortgaged Property (the “Remaining Property”) complies with applicable legal requirements, and has access to adequate parking facilities sufficient to comply with legal requirements and service the Remaining Property as a hotel consistent with the parking facilities available prior to the release, and the release will not materially and adversely affect the use of the Remaining Property as a hotel, and does not violate certain agreements applicable to The Brazilian Court Hotel Mortgaged Property, (iii) if the Brazilian Court Release Parcel is not on a separate tax lot or legally subdivided, then following the release the borrower must take all reasonable actions necessary under applicable law for the Brazilian Court Release Parcel to be subdivided and designated as a separate tax parcel, and until that occurs the borrower must reserve and pay for taxes for the Brazilian Court Release Parcel, (iv) the borrower delivers evidence to the lender that the Remaining Property will be granted easement rights over the Brazilian Court Release Parcel for parking, vehicular and pedestrian ingress, egress and access to public rights of way, (v) the borrower delivers amendments to the condominium documents for The Brazilian Court Hotel Mortgaged Property to reflect the release of the Brazilian Court Release Parcel from the related condominium and (vi) compliance with REMIC related requirements.

●	In addition, with respect to The Brazilian Court Hotel Mortgage Loan (6.5%), the related borrower has a right of first refusal to purchase each of the 18 third-party owned residential units in the related condominium in the event that the third-party unit owner receives a bona fide offer to purchase his or her residential unit and such third-party unit owner intends to accept such offer. The related borrower may exercise such right of first refusal provided that, among other things, the following conditions are satisfied: (i) the related Mortgage Loan documents and the related Mortgage are modified as reasonably required by the lender to, among other things, spread the lien of the Mortgage to encumber such additional residential unit(s), (ii) the lender receives an endorsement to the related title insurance policy insuring that the related borrower owns a fee estate in such additional residential unit(s) and the related Mortgage, as modified and spread, encumbers such additional residential unit(s), and (iii) the lender receives a REMIC opinion.
●	With respect to the Georgia Multifamily Portfolio Mortgage Loan (5.6%), at any time after the second anniversary of the Closing Date (the “Release Date”), the borrowers may obtain the release of one or more of the individual Georgia Multifamily Portfolio Properties, in each case, provided that, among other conditions, (i) the borrowers defease an amount of the Georgia Multifamily Portfolio Mortgage Loan (the “Release Price”) equal to the greater of (a) 125% of the allocated loan amount for the applicable individual Georgia Multifamily Portfolio Properties, and (b) 100% of the net sales proceeds of such individual Georgia Multifamily Portfolio Properties, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Georgia Multifamily Portfolio Properties is greater than 1.30x, and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Georgia Multifamily Portfolio Properties is no greater than 65%. In addition, prior to the Release Date, the borrowers have the right to obtain the release of one or more of the individual Georgia Multifamily Portfolio Properties, upon prepayment of the Release Price together with payment of a prepayment fee
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equal to the greater of 1% of the amount prepaid and a yield maintenance premium, and satisfaction of the same conditions as are required to be satisfied upon a partial defeasance; provided that after giving effect to the release, the debt yield with respect to the remaining Georgia Multifamily Portfolio Properties is greater than 8.67%.

●	With respect to the Riverwalk Business Park Mortgage Loan (4.2%), the Mortgage Loan documents provide for the release of any individual property in connection with the bona fide sale of such property to an unaffiliated third party at any time, if exercising such partial release through yield maintenance, or following the defeasance lockout period, if exercising the partial release through partial defeasance, subject to certain additional conditions: (i) no default has occurred and is continuing; (ii) prepayment of the loan with the greater of 1% of the amount prepaid or yield maintenance premium or partial defeasance of the loan in an amount equal to the greatest of (A) 100% of the net sale proceeds, (B) 125% of the allocated loan amount for the individual release property, (C) an amount that would result in the post-release debt service coverage ratio for the remaining properties’ being not less than the greater of 1.90x or the pre-release debt service coverage ratio; (D) an amount that that would result in the post-release debt yield for the remaining properties’ being not less than 16.3% or the pre-release debt yield; (E) an amount that would result in the post-release loan-to-value ratio for the remaining properties’ being not greater that the lesser of 42.5% or the pre-release loan-to-value ratio; (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release satisfies related REMIC requirements.
●	With respect to The Outlet Collection Seattle Mortgage Loan (2.1%), at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Outlet Collection Seattle Whole Loan to be securitized and (b) November 18, 2028, the borrower is permitted to obtain the release of a certain parcel identified in the Mortgage Loan documents (and on which the premises leased by Discount Collection Depot as of the origination date are located) (the “Outlet Release Parcel”) upon defeasance (or, at the borrower’s option, on or after the open prepayment date, prepayment) of an amount equal to the greater of 120% of the allocated loan amount of the Outlet Release Parcel (which allocated loan amount is $3,336,000) and 90% of the net sales proceeds of the Outlet Release Parcel, and satisfaction of the following conditions, among others: (i) after giving effect to the partial release, the debt service coverage ratio of the remaining property must be greater than the greater of the debt service coverage ratio immediately prior to the partial release and 2.40x, (ii) after giving effect to the partial release, the debt yield of the remaining property must be greater than the greater of the debt yield immediately prior to the partial release and 17.8%, (iii) after giving effect to the partial release, the loan-to-value ratio of the remaining property must be no greater than the lesser of the loan-to-value ratio immediately prior to the partial release and 65%, (iv) the Outlet Release Parcel is conveyed to a person or entity that is not affiliated with the borrower, (v) the borrower provides evidence of separate zoning and tax lots for the Outlet Release Parcel and compliance with legal requirements, (vi) the borrower and the unaffiliated third party purchaser enter into certain recorded restrictive covenants including, but not limited to, anti-poaching covenants, and (vii) satisfaction of REMIC related conditions.
●	With respect to the Guttman Portfolio Mortgage Loan (0.6%), the borrower has the right at any time after December 18, 2025 and prior to July 6, 2029 to obtain the
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release of an individual Mortgaged Property from the lien of the Mortgage; provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 115% of the allocated loan amount for such individual Mortgaged Property, together with the applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.16x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 68.2% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

●	With respect to the Seidenfeld Portfolio Mortgage Loan (0.6%), the borrower has the right at any time after December 9, 2025 and prior to June 6, 2029 to obtain the release of an individual Mortgaged Property from the lien of the Mortgage; provided that, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 115% of the allocated loan amount for such individual Mortgaged Property, together with the applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.13x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 67.1% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-eight (28) of the Mortgage Loans (95.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-eight (28) of the Mortgage Loans (95.7%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Eleven (11) of the Mortgage Loans secured in whole or in part by office, retail, industrial and mixed use properties (88.2%) provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. The foregoing percentage has been calculated as a percentage only of office, retail, industrial and mixed use properties only.

Twenty-two (22) of the Mortgage Loans (63.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Two (2) Mortgage Loans (8.5%) require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

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In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

●	With respect to the Falls of Westpark Mortgage Loan (3.5%), at origination of the Mortgage Loan, the borrower deposited $2,140,000 into an earnout reserve. The earnout reserve funds may be disbursed to the borrower upon satisfaction of, among other conditions, the Mortgaged Property achieving a debt service coverage ratio of at least 1.20x, subject to lender adjustments to vacancy, operating expenses, taxes and insurance and capital expenses (the “Falls of Westpark Earnout Satisfaction Event”). If the borrower is not entitled to a disbursement of the balance of funds in the earnout reserve as of December 2, 2027 (the “Falls of Westpark Stabilization Date”), the borrower will be entitled to a partial disbursement of such funds, subject to the satisfaction of the conditions precedent for the Falls of Westpark Earnout Satisfaction Event, in an amount that would meet the debt service coverage ratio requirements under a Falls of Westpark Earnout Satisfaction Event. The lender may, in its sole discretion, apply all funds remaining in the earnout reserve as of the Falls of Westpark Stabilization Date (after any permitted partial disbursement) to prepay a portion of the outstanding principal balance of the Mortgage Loan and the borrower will be required to pay the applicable yield maintenance premium and all costs incurred by the lender with respect to such prepayment.
●	With respect to the Brookhill Village Mortgage Loan (1.6%), the related borrower was required at loan origination to deposit $1,000,000 (the “American Freight Holdback Reserve Fund”) for tenant improvement and leasing commission obligations incurred by the borrower in connection with re-leasing the space that is currently occupied but expected to be vacated by American Freight (the “American Freight Space”). Provided no event of default exists under the Mortgage Loan documents, the lender is required to make disbursements in increments of no less than $25,000 on a quarterly basis, provided that (a) at least 80% of the American Freight Space has been re-leased by the borrower pursuant to one or more leases reasonably approved by the lender (collectively, the “New American Freight Lease”), (b) the tenant and/or tenants has/have taken possession of the premises under the New American Freight Lease and the term under the New American Freight Lease has commenced, (c) the debt yield is at least 10.4% and (d) to the extent that there are not enough funds on deposit in the American Freight Holdback Reserve Fund to pay the full amount of the applicable tenant improvement and leasing commission cost, prior to the lender’s disbursement of any American Freight Holdback Reserve Funds, the borrower provides evidence acceptable to the lender of sufficient funds to pay the remainder of the amount due for such tenant improvement and leasing commission cost. In the event that the American Freight Space is not re-leased within two years of loan origination, at the lender’s option, the American Freight Holdover Reserve Funds may be applied to the outstanding principal balance of the Mortgage Loan, and the borrower will be responsible for any applicable yield maintenance premiums related to such paydown (“AF Paydown Premium”). Provided that each of the foregoing conditions have been satisfied (but subject to the limitation in connection with the AF Paydown Premium), funds on deposit in the American Freight Holdback Reserve Fund not previously disbursed or applied are required to be disbursed (x) provided no cash sweep period under the Mortgage Loan documents is continuing, to the borrower or (y) if a cash sweep period is continuing, on the next occurring monthly
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payment date in accordance with the related cash management agreement. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” for additional information related to American Freight’s expected vacancy.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	13	$346,725,307	41.6%
Springing	9	230,362,481	27.6
Soft/Springing Cash Management	6	171,832,641	20.6
None	1	44,600,000	5.4
Hard/In Place Cash Management	1	40,000,000	4.8
Total:	30	$833,520,429	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan
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documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of

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a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines other than as set forth below. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—Citi Real Estate Funding Inc.’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Goldman Sachs Mortgage Company—Goldman Sachs Mortgage Company’s Underwriting Standards”; “—UBS AG—UBS AG’s Underwriting Standards”.

●	With respect to the 240 West 40th Street-NY Mortgage Loan (4.8%), Wells Fargo Bank, National Association underwrote a rent step occurring 15 months from January 28, 2025 for the second largest tenant, Klick USA, Inc, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the 240 West 40th Street-NY Mortgage Loan notwithstanding this exception is supported by the following: (i) the loan metrics for the 240 West 40th Street-NY Mortgage Loan are a 49.4% loan-to-value ratio, 1.54x net cash flow debt service coverage ratio, and 13.1% net operating income debt yield; (ii) the loan metrics assuming Klick USA, Inc’s in-place rent as of the October 2024 rent roll are 1.50x net cash flow debt service coverage ratio and 12.8% net operating income debt yield, and (iii) the 240 West 40th Street-NY Mortgaged Property is 99.0% leased to 18 individual tenants, with a weighted average remaining lease term of 7.2 years. In addition, certain characteristics of the 240 West 40th Street-NY Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the 240 West 40th Street-NY Mortgage Loan into this transaction.
●	With respect to the Riverwalk Business Park Mortgage Loan (4.2%), (i) the largest tenant at the 7720 North Dobson Road Mortgaged Property, Arrivia/Equality Health, has an outstanding rent concession in May 2026 totaling $187,500 and the funds were not reserved at loan origination, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Riverwalk Business Park Mortgage Loan notwithstanding this exception is supported by the following: (i) the loan metrics for the Riverwalk Business Park Mortgage Loan are a 42.1% loan-to-value ratio, 1.90x net cash flow debt service coverage ratio, and 19.0% net operating income debt yield; (ii) Equality Health has executed a five-year direct lease with the related borrower for the entirety of Arrivia/Equality Health’s 149,544 square foot space, which will commence in June 2028 and expire May 2033; (iii) Arrivia/Equality Health’s outstanding rent concession represents 1.7% of underwritten base rent; and (iv) the Riverpark Business Park Mortgaged Properties are 94.3% leased to 19 individual tenants, with a weighted average remaining lease term of 6.5 years. In addition, certain characteristics of the Riverpark Business Park Mortgage Loan can be found in Annex A-1 to this prospectus. Based
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on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Riverpark Business Park Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum

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combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan U/W NCF DSCR	Cut-off Date Total Debt U/W NCF DSCR
POD Williamsburg(2)	$76,000,000	9.1%	$8,933,796	N/A	N/A	8.2284%(1)	52.8%	59.0%(1)	1.62x	1.37x(1)
Christopher Crossing Apartments(3)	$42,000,000	5.0%	$5,500,000	N/A	N/A	7.4657%(1)	72.3%	81.8%(1)	1.39x	1.09x(1)

(1)	Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt U/W NCF DSCR is calculated based on such initial interest rates.
(2)	The POD Williamsburg Mezzanine Loan accrues interest at a rate of 12.0000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term.
(3)	The related mezzanine loan is secured by a pledge of the equity interests in the related borrower and is structured with (a) an initial advance funded on the origination date in the amount of $5,500,000 and (b) one or more additional advances of up to $3,000,000 in the aggregate, to be funded for the reimbursement of capital expenditures in connection with unit renovations at the Mortgaged Property upon satisfaction of certain conditions described below.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. The Christopher Crossing mezzanine loan is subject to an intercreditor agreement, as described below, and the POD Williamsburg mezzanine loan is subject to a subordination agreement, as described further below.

The intercreditor agreement for the Christopher Crossing Apartments mezzanine loan provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any

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default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

With respect to the POD Williamsburg Mortgage Loan (9.1%), concurrently with the funding of such Mortgage Loan an existing mezzanine loan in the amount of $8,933,796.30 (the “POD Williamsburg Mezzanine Loan”), secured by (i) the mezzanine borrower’s (a) 100% interest in one of the borrowers, (b) 99.5% interest in the other borrower, and (c) 100% interest in Pod BK SPE LLC, a Delaware limited liability company (“Pod BK SPE”) and (ii) Pod BK SPE’s 0.5% interest in one of the borrowers, and previously funded by a third-party lender, was assigned to an affiliate of the Hotel Manager and of the borrowers as the new mezzanine lender (the “POD Williamsburg Mezzanine Lender”). The POD Williamsburg Mezzanine Loan is coterminous with the related Mortgage Loan. A subordination and standstill agreement was executed by the borrowers, the POD Williamsburg Mezzanine Lender, and the lenders under the Mortgage Loan (the “Subordination Agreement”). Under the Subordination Agreement, the payments to the POD Williamsburg Mezzanine Lender are fully subordinated to the Mortgage Loan and may only be made (a) out of the borrowers’ available cash flow after payments due under the POD Williamsburg Mortgage Loan documents and other related expenses and (b) if no monetary or material non-monetary event of default or cash sweep event is continuing under the Mortgage Loan documents; provided, however, that to the extent no monetary or material non-monetary default or cash sweep event is continuing under the Mortgage Loan documents and a capital contribution to the mezzanine borrower is made, the mezzanine borrower will have the option to make payments in reduction of the POD Williamsburg Mezzanine Loan without making any pro rata payments in reduction of the POD Williamsburg Mortgage Loan. Additionally under the Subordination Agreement, the POD Williamsburg Mezzanine Lender may not, without the prior written consent of the lender under the related Mortgage Loan, (i) take any enforcement action with respect to the collateral securing the POD Williamsburg Mezzanine Loan or (ii) assign its rights or obligations under the Subordination Agreement or the POD Williamsburg Mezzanine Loan documents. The Subordination Agreement provides that the lender under the Mortgage Loan may modify, amend, extend, renew, or restate any of the Mortgage Loan documents, or waive any provisions thereof. The Subordination Agreement is silent with respect to the modification, amendment, extension, renewal, restatement or waiver of the POD Williamsburg Mezzanine Loan documents by the POD Williamsburg Mezzanine Lender, and therefore does not limit such actions. The Subordination Agreement may terminate only upon the (i) full payment of the POD Williamsburg Mortgage Loan, (ii) termination of all obligations under such Mortgage Loan, and (iii) written agreement by the lender under the Mortgage Loan that each of clauses (i) and (ii) have occurred.

With respect to the Christopher Crossing Apartments Mortgage Loan (5.0%), the related borrower’s sole member financed a mezzanine loan with a maximum principal amount of

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$8,500,000 that is secured by the equity interests in such borrower. At origination, the mezzanine lender advanced $5,500,000 of the mezzanine loan, which is structured to permit up to three additional advances, each for $1,000,000 individually and $3,000,000 in the aggregate (each, an “Additional Advance”). The mezzanine loan documents provide that the mezzanine lender will make an Additional Advance upon confirmation that the mezzanine borrower has renovated (a) a total of 106 units (approximately 20% of all units) at the Mortgaged Property by no later than October 31, 2025, (b) a total of 212 units (approximately 40% of all units) at the Mortgaged Property by no later than October 31, 2026 and/or (c) a total of 319 units (approximately 60% of all units) at the Mortgaged Property by no later than October 31, 2027, and subject to the satisfaction of certain additional conditions; provided, however, that should the mezzanine borrower fail to satisfy any conditions precedent to making an Additional Advance, the mezzanine lender may, at its discretion, waive any of such conditions precedent and make such Additional Advance. The mezzanine loan accrues interest at a rate of 14% per annum, provided, that, to the extent that rents derived from the operation of the Mortgaged Property are insufficient to pay any monthly interest payment amount due under the mezzanine loan after the borrower has made any principal and interest payments due, and funded all required reserves, under the Mortgage Loan by the related payment date, the mezzanine loan documents permit the mezzanine borrower to defer payment of such monthly interest amount due up to (i) 7.0% per annum during the first 12 months of the mezzanine loan term and (ii) 4.0% per annum thereafter, which deferred amounts will be added to the principal on the mezzanine loan. The borrower sponsors and non-recourse carveout guarantors under the Mortgage Loan executed a completion guaranty under each of the Mortgage Loan and the mezzanine loan for the completion of such renovations.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
3854 Bailey Avenue	$4,462,481	N/A	62.0%	1.31x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.
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The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law, as described below:

●	With respect to the Queens Center Mortgage Loan (3.0%), the borrowers have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000. “PACE Loan” solely under the related Mortgage Loan documents means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
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●	With respect to each of the Mortgaged Properties located in Florida (collectively, 6.5%), Florida statutes render unenforceable any provision in the Mortgage Loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Radius at Harbor Bay, Wilshire Office Portfolio, Queens Center and The Outlet Collection Seattle (collectively, 24.0%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed

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to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BBCMS 2024-5C31 PSA” means the pooling and servicing agreement governing the servicing of Queens Center Whole Loan.

“BMO 2024-5C8 PSA” means the pooling and servicing agreement governing the servicing of The Outlet Collection Seattle Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

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“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
Radius at Harbor Bay	Serviced	Note A-1	Control	$83,000,000	WFCM 2025-5C3
		Note A-2	Non-Control	$75,000,000	Wells Fargo Bank, National Association
		Note A-3	Non-Control	$11,600,000	Wells Fargo Bank, National Association
		Note A-4	Non-Control	$42,400,000	German American Capital Corporation
Wilshire Office Portfolio	Serviced	Note A-1	Control	$48,750,000	WFCM 2025-5C3
		Note A-2	Non-Control	$30,000,000	Bank of America, National Association
		Note A-3	Non-Control	$26,250,000	WFCM 2025-5C3
Queens Center	Non-Serviced	Note A-1-1	Control	$50,000,000	BBCMS 2024-5C31
		Note A-1-2	Non-Control	$25,000,000	Benchmark 2024-V12
		Note A-1-3	Non-Control	$25,000,000	DBR Investments Co. Limited
		Note A-1-4-1	Non-Control	$16,000,000	BMO 2024-5C8
		Note A-1-4-2	Non-Control	$4,000,000	DBR Investments Co. Limited
		Note A-1-5	Non-Control	$15,000,000	BMO 2024-5C8
		Note A-1-6-1	Non-Control	$7,000,000	Benchmark 2024-V12

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
		Note A-1-6-2	Non-Control	$8,000,000	DBR Investments Co. Limited
		Note A-2-1	Non-Control	$15,000,000	WFCM 2024-5C2
		Note A-2-2-1	Non-Control	$10,000,000	Benchmark 2024-V12
		Note A-2-2-2	Non-Control	$5,000,000	BMO 2024-5C8
		Note A-2-3	Non-Control	$15,000,000	BMO 2024-5C8
		Note A-2-4-1	Non-Control	$11,500,000	Benchmark 2024-V12
		Note A-2-4-2	Non-Control	$3,500,000	Goldman Sachs Bank USA
		Note A-2-5	Non-Control	$15,000,000	Goldman Sachs Bank USA
		Note A-2-6	Non-Control	$25,000,000	WFCM 2025-5C3
		Note A-3-1	Non-Control	$43,000,000	BANK5 2024-5YR11
		Note A-3-2	Non-Control	$20,000,000	BANK5 2024-5YR12
		Note A-3-3	Non-Control	$15,000,000	WFCM 2024-5C2
		Note A-3-4	Non-Control	$15,000,000	BANK5 2024-5YR12
		Note A-3-5	Non-Control	$7,000,000	BANK5 2024-5YR12
		Note A-4-1-1	Non-Control	$10,000,000	BBCMS 2024-5C31
		Note A-4-1-2	Non-Control	$5,000,000	BMO 2024-5C8
		Note A-4-2	Non-Control	$15,000,000	BMO 2024-5C8
		Note A-4-3	Non-Control	$15,000,000	Benchmark 2024-V12
		Note A-4-4-1	Non-Control	$8,500,000	BMO
		Note A-4-4-2	Non-Control	$6,500,000	Benchmark 2024-V12
		Note A-4-5	Non-Control	$15,000,000	BMO
		Note A-4-6	Non-Control	$25,000,000	BBCMS 2024-5C31
		Note A-5-1	Non-Control	$32,000,000	BANK5 2024-5YR11
		Note A-5-2	Non-Control	$20,000,000	BANK5 2024-5YR12
		Note A-5-3	Non-Control	$15,000,000	BANK5 2024-5YR12
		Note A-5-4	Non-Control	$8,000,000	BANK5 2024-5YR12
The Outlet Collection Seattle	Non-Serviced	Note A-1	Control	$35,970,000	BMO 2024-5C8
		Note A-2	Non-Control	$17,297,500	WFCM 2025-5C3

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

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Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans. With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of

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the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan,

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(b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and
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(b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-

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Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related

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Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in December 2024 and ending on a hypothetical Determination Date in January 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, LMF Commercial, LLC and UBS AG are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Mortgage Company, LMF Commercial, LLC and UBS AG on or about January 28, 2025 (the “Closing Date”). Each mortgage loan seller is a

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“sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in

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which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2024, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion. Since the beginning of 2010 through December 31, 2024, Wells Fargo Bank originated approximately 2,935 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $72.4 billion, which were included in 240 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the

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loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan

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provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

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Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
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●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
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Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Radius at Harbor Bay Mortgage Loan (9.96%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and German American Capital Corporation. The Wilshire Office Portfolio Mortgage Loan (9.0%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except

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that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence

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questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2021 to September 30, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wells Fargo Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Through Certificates, Series 2021-BNK31		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document
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Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic plans to appeal this judgement.

(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2024 through September 30, 2024 was set forth in (i) a Form ABS 15G filed by Wells Fargo Bank with the SEC on November 7, 2024, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS 15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 7, 2024, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS 15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 85 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $2.07 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account

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numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic.

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The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental
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insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding
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principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.
If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
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●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

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Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus, except that the CREFI Data File was used to provide the numerical information regarding The Brazilian Court Hotel Mortgage Loan.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

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Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 24, 2024. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including September 30, 2024, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder, (ii) Argentic Securities Holdings 2 Cayman Limited, the expected holder of the VRR Interest and the HRR Interest, and (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates. Except as described above, neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the

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future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the HRR Interest) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated each of the Mortgage Loans or portions thereof that it is contributing to this securitization transaction (the “CREFI Mortgage Loans”).

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion and $6.7 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In

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return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans, except that with respect to the POD Williamsburg

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Mortgage Loan, the JPMCB Data Tape was used to provide information with respect to such Mortgage Loan.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
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●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
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●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the Cut-Off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such

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purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and neither the Certificateholders nor the trustee for this securitization will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every

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commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s

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future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an
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independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (8) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (18) and (31) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many

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instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (45) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (43) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines.

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting guidelines.

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Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2024. CREFI’s Central Index Key is 0001701238. With respect to the period from and including January 1, 2022, to and including December 31, 2024, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or acquire in the future, other certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2023, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2023 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2023, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $184 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of

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JPMCB, as depositor. In its fiscal year ended December 31, 2023, JPMCB originated and securitized approximately $2 billion of commercial mortgage loans, of which approximately $372 million were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Pursuant to certain interim servicing arrangements between Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) and JPMCB, a sponsor and a mortgage loan seller, or Midland and certain affiliates of JPMCB, Midland acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans. There are currently no outstanding servicing advances made by Midland in regard to any JPMCB Mortgage Loan that is serviced by Midland prior to its inclusion in the trust fund.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With

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Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition,

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origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings

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under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

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Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

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Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such

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other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.
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JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these

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underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on November 4, 2024, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from October 1, 2021 to September 30, 2024 (the “Rule 15Ga-1 Reporting Period” ) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Asset Class			2	$908,500,000		3	$644,337,344		0	0.00		0	0.00		2	$644,337,344		0	0.00		0	0.00

(1)	In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See the chart titled “Originators” in “Description of the Mortgage Pool—General” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2024, GSMC originated or acquired approximately 3,443 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $179.6 billion. As of December 31, 2024, GSMC had acted as a sponsor and mortgage loan seller on approximately 501 fixed and floating rate commercial mortgage-backed securitization transactions. From 2011 through 2024,

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GSMC securitized approximately $110.1 billion of commercial mortgage loans in public and private offerings.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates, or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-2 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex B—Significant Loan Summaries”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

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The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.
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Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties (Goldman Sachs Mortgage Company)”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit

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committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances,
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including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the

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Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage

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occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman
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Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

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Certain characteristics of the GSMC Mortgage Loans can be found on Annex A.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on November 13, 2024. GSMC’s Central Index Key is 0001541502. With respect to the period from and including October 1, 2021 to and including September 30, 2024, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected
Asset Class: Commercial Mortgage Backed Securities
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

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Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing arrangements between Wells Fargo Bank and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates from time to time. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any such Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Computershare is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 113th commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million and $431 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

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LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

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Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.
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Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

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Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is

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not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to three (3) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. The depositor or an affiliate on behalf of LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.

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Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 1, 2024. LMF’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2021 to and including September 30, 2024, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

UBS AG

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $22,834,845,875 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

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UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG, New York Branch will make certain representations and warranties(set forth on Annex D-1 to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS

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AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of UBS AG, New York Branch engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;
●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury regulations.

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Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and

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additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

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Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to

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that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

None of the UBS AG Mortgage Loans were originated with any material exceptions from UBS AG’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2024. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2024, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2024. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2024, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG, New York Branch	20	336,586,045	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
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The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates, the VRR Interest and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates and the VRR Interest to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and VRR Interest Owners upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2025-5C3 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”), certificate registrar, trustee (in such capacity, the “Trustee”) and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of June 30, 2024. Computershare Limited and its affiliates have been engaging in financial service activities,

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including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (and together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 528 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $292 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,261 commercial mortgage-

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backed securities transactions with an aggregate outstanding principal balance of more than $716 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 429,158 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced

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its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

The current long-term issuer ratings of Computershare are “BBB” by Morningstar DBRS, “BBB” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

On August 20, 2024, Wells Fargo & Company announced that it had entered into a definitive agreement with Trimont LLC (“Trimont”) to sell its third-party servicing segment of its commercial mortgage servicing business (“CMS”) (the “Transaction”). The Transaction is expected to close Q1 2025 subject to customary closing conditions (the “CMS Acquisition Closing Date”). Most of the CMS employees of Wells Fargo Bank along with most of the existing CMS systems and technology, aligned with the third-party servicing segment, are expected to transfer to Trimont as part of the Transaction. The Transaction does not include, and the retained employees will service, Wells Fargo Bank’s originated loans for Fannie Mae, Freddie Mac (only primary servicing), and FHA/Ginnie Mae.

Wells Fargo Bank will perform its obligations as master servicer under the PSA through its CMS line of business. In connection with the Transaction, Wells Fargo Bank intends to transfer its duties, obligations and rights as master servicer under the PSA to Trimont LLC or another Trimont-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor master servicer under the PSA, or to otherwise engage Trimont LLC or another Trimont-affiliated entity as its agent to execute all of its powers and perform all of its duties as master servicer under the PSA.

Until the CMS Acquisition Closing Date, Wells Fargo Bank is expected to act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers, (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial

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mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) a sponsor, an originator and a mortgage loan seller, (ii) an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter, (iii) the master servicer under the BMO 2024-5C8 PSA, pursuant to which The Outlet Collection Seattle Whole Loan is serviced and (iv) the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Wells Fargo Bank has been servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 9/30/2024
By Approximate Number:	29,704	27,480	25,184	24,309
By Approximate Aggregate Unpaid Principal Balance (in billions):	$619.35	$599.96	$569.60	$560.50

Within this portfolio, as of September 30, 2024, are approximately 18,865 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $445.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2024, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

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Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
Calendar Year 2023	$417,536,836,151	$951,214,812	0.23%
YTD Q3 2024	$413,736,186,985	$967,751,283	0.23%
*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. (“Morningstar DBRS”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[2]
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2+	Above Average	MOR CS2
[1]	Fitch’s rating does not reflect the impact of the definitive agreement to enter into the Transaction. Fitch will evaluate the Transaction and its impact on operations on Wells Fargo Bank when Fitch is provided notice by the parties on the scope and timing of the Transaction. The servicer ratings of Wells Fargo Bank are likely to be placed on “Rating Watch Negative” during the integration period associated with the Transaction as is consistent with Fitch’s criteria and historical practice.
[2]	Each rating from Morningstar DBRS has been placed “Under Review with Negative Implications” following the announcement of the Transaction. Morningstar DBRS will monitor Wells Fargo Bank’s “ability to fulfill its ongoing duties and obligations without any service disruptions.”

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master

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Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization

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transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Wells Fargo Bank is the purchaser under a repurchase agreement with Argentic or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or certain of its affiliates.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Argentic, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Argentic from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Argentic will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by Argentic that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and GSMC, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of GSMC, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by GSMC and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the GSMC Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any GSMC Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and CREFI, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by CREFI from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that CREFI will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by CREFI that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Wells Fargo Bank is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing arrangements between Wells Fargo Bank and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LMF or those

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affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Mortgage Loans being sold by LMF. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any such Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”) and will act as the special servicer (in such capacity, the “Special Servicer”) under the PSA. ASC will be responsible for special servicing and administration if such loans were to become a “specially serviced loan” or “REO property” pursuant to the PSA. ASC maintains its office at

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500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Average” by S&P and a DBRS Morningstar Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of June 30, 2024, Elliott manages approximately $69.7 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the mortgage loan seller, originator, sponsor and the retaining sponsor, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest and the HRR Interest certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loans or any Excluded Loan).

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Closing Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	December 31, 2021	December 31, 2022	December 31, 2023
By Approximate Number:	1,065	1,206	1,346
By Approximate Aggregate Unpaid Principal Balance (in billions):	$24.353	$24.508	$31.507

As of September 30, 2024, ASC had twenty four (24) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 35 years of industry experience. ASC was named special servicer on 61 securitized pools (56 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,463 loans secured by 2,150 properties with an unpaid balance of approximately $35.84 billion as of September 30, 2024. As of September 30, 2024, ASC was actively managing 35 commercial mortgage-backed securities loans, secured by 49 properties (including 7 REO properties) with an approximate unpaid balance of $1.422 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life

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cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the Public Company Accounting Oversight Board, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the applicable pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the mortgage loans or the certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the mortgage loans, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise.

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To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificate holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of ASC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus. ASC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

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The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 200 N. Pacific Coast Highway, Suite 1400, El Segundo, California 90245 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in El Segundo, California. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders or the VRR Interest Owners, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of September 30, 2024, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $45.0 billion issued in 55 transactions.

As of September 30, 2024, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $14.3 billion issued in 16 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any

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mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser or a depositor, trustee, certificate administrator, Master Servicer, or Special Servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Argentic Real Estate Finance 2 LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

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●	the acquisition by Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), a Cayman Islands limited partnership and an MOA of Argentic, on the Closing Date of an “eligible horizontal residual interest” (as defined in Regulation RR) (referred to herein as the “HRR Interest”), which will consist of the Class G-RR and Class J-RR certificates (in each case, excluding the portion comprising a part of the VRR Interest), collectively expected to represent approximately 2.86% of the aggregate fair value of all applicable “ABS Interests” issued by the Issuing Entity (consisting of the Certificates (other than the Class R Certificates)), as of the Closing Date, determined in accordance with GAAP; and
●	the acquisition by the Retaining Party on the Closing Date of an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest”), which is expected to represent approximately 2.18% of each class of ABS Interests and represented by approximately 2.18% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of certificates other than the Class R Certificates, as set forth below.

Class of Certificates	Approximate Initial Certificate Balance, Notional Amount or Percentage Interest to be Retained(1)
Class A-1	$182,000
Class A-2	(2)
Class A-3	(2)
Class A-S	$1,159,000
Class B	$1,045,000
Class C	$818,000
Class D	$477,000
Class E	$250,000
Class F	$477,000
Class G-RR	$318,000
Class J-RR	$909,000
Class X-A	$12,720,000
Class X-B	$3,021,000
Class X-D	$727,000
Class X-F	$477,000

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising a part of the VRR Interest following the calculation of the actual fair value of all the Certificates other than the Class R certificates (i.e., ABS interests (as such term is defined in Regulation RR) for the subject securitization transaction). In order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest. The percentage of each ABS Interest retained as part of the VRR Interest may also be reduced to the extent of any excess not required for the Retaining Sponsor to satisfy the Fair Value Condition.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of the certificates. However, the respective initial certificate balances of the retained interests in such certificates that constitute a part of the VRR Interest are expected to be $0 - $5,450,000 with respect to the Class A-2 certificates and $7,089,000 – $12,539,000 with respect to the Class A-3 certificates.

The sum of (i) the percentage of the aggregate Certificate Balance of all Certificates (other than the Class R Certificates) as of the Closing Date that is represented by the VRR Interest and (ii) the percentage of the fair value of all Certificates (other than the Class R Certificates) that is represented by the HRR Interest must (and will) equal at least 5% as of the Closing Date (the “Fair Value Condition”).

“MOA” means a “majority-owned affiliate”, as defined in Regulation RR.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the HRR Interest, the Retaining Sponsor is

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permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) at any time on or after the date that is 5 years after the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The HRR Interest

Material Terms of the HRR Interest

The Retaining Party is expected to purchase the HRR Interest (consisting of the portions of the Class G-RR and Class J-RR certificates set forth below) for cash on the Closing Date at the price set forth in the table below:

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class G-RR	$14,269,000	0.74%/$6,273,580	43.9665%/$6,273,580
Class J-RR	$40,767,428	2.12%/$17,924,011	43.9665%/$17,924,011

(1)	Indicates the expected initial Certificate Balance of the portion of the applicable Class of Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes a part of the HRR Interest.
(2)	The fair value of the applicable portion of each Class that constitutes a part of the HRR Interest (expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount). The fair value of the HRR Interest is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the certificates is unknown and an estimate thereof has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
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(3)	Expressed as a percentage of the expected initial Certificate Balance of the portion of the Class G-RR and Class J-RR Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes part of the HRR Interest, and as a dollar amount, in each case excluding accrued interest.

The fair value of the HRR Interest is expected to be equal to approximately 2.86% of the aggregate fair value of all ABS Interests.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $42,296,720, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

For a description of payment and other material terms of the Class G-RR and Class J-RR certificates see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the principal balance certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-F, Class F, Class G-RR and Class J-RR certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below; provided, that with respect to the Class X-F certificates the Retaining Sponsor calculated the Scheduled Certificate Principal Payments on the related class, as described below. CMBS such as the Class X Certificates (other than the Class X-F certificates) (collectively, the “Treasury Priced Class X Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates, Yield Priced Certificates and the Treasury Priced Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated (i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition). For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made

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under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.6219%	4.2530%	4.7153%
3Y	3.6999%	4.2800%	4.7187%
5Y	3.8201%	4.3700%	4.7666%

Based on the treasury yield curve, the Retaining Sponsor will determine for each Class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Treasury Curve Interpolated Yield”) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the treasury yield curve with 2, 3 and 5 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.61%	0.76%	0.91%
Class A-2	0.69%	0.84%	0.99%
Class A-3	0.71%	0.86%	1.01%
Class A-S	1.00%	1.15%	1.30%
Class B	1.05%	1.30%	1.55%
Class C	1.50%	1.75%	2.00%
Class D	2.75%	3.00%	3.25%
Class E	3.75%	4.00%	4.25%

Discount Yield Determination for Treasury-Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Treasury Curve Interpolated Yield for such class and the related credit spread established at pricing. The actual Discount Yield for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each class of Treasury-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.2749%	5.0279%	5.6272%
Class A-2	4.5009%	5.2031%	5.7529%
Class A-3	4.5244%	5.2258%	5.7743%
Class A-S	4.8179%	5.5184%	6.0657%
Class B	4.8679%	5.6684%	6.3157%
Class C	5.3179%	6.1184%	6.7657%
Class D	6.5679%	7.3684%	8.0157%
Class E	7.5679%	8.3684%	9.0157%

Determination of Class Sizes for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate certificate balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor, in consultation with the other sponsors, may have elected not to engage a rating

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agency for particular classes of certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-2 and Class A-3 certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. The Certificate Balance for the Class A-S certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates. For each other subordinate class of Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Principal Balance Certificates and such subordinate class’s Constraining Level, subject in each case to nominal variations related to rounding.

For purposes of the calculations in this “Credit Risk Retention” section, the Certificate Balances of the Class A-2 and Class A-3 certificates are assumed to be $250,000,000 and $325,147,000, respectively.

Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as applicable, that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-2	101%
Class A-3	103%
Class A-S	103%
Class B	103%
Class C	100%

(1)	The Target Price with respect to a Class of certificates may not be achieved if such Class accrues interest at the WAC Rate.
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Target Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	4.25%
Class E	4.25%

Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates

With respect to each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E Certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to each class of the Class D and Class E certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance
Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.307%	5.059%	5.656%
Class A-2	4.731%	5.430%	5.976%
Class A-3	5.210%	5.916%	6.467%
Class A-S	5.498%	6.202%	6.752%
Class B	5.549%	6.353%	6.891%(1)
Class C	5.307%	6.097%	6.734%
Class D	4.250%	4.250%	4.250%
Class E	4.250%	4.250%	4.250%

(1)	Based on the WAC Rate minus a specified percentage.

Determination of Expected Price for Treasury-Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Treasury-Priced Expected Price for each class of Treasury-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed

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Certificate Coupons and correspondingly, the high range of fair values of the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury Priced Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Treasury Priced Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury Priced Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Treasury Priced Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Treasury Priced Class X Certificates.

Determination of Treasury Yield Curve for Treasury Priced Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Priced Class X Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Priced Class X Certificates is not known at this time, and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Priced Class X Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3Y	3.6999%	4.2800%	4.7187%
5Y	3.8201%	4.3700%	4.7666%

For each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Notional Amount of such class of Treasury Priced Class X Certificates by using a straight-line interpolation.

Credit Spread Determination for Treasury Priced Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury Priced Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Treasury Priced Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury Priced Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

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The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates.

Range of Credit Spreads for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	0.70%	1.00%	1.30%
Class X-B	0.70%	1.00%	1.30%
Class X-D	1.20%	1.50%	1.80%

Discount Yield Determination for Treasury Priced Class X Certificates

The Discount Yield for each class of Treasury Priced Class X Certificates is the sum of the Yield Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury Priced Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Class X Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	4.4834%	5.3425%	6.0520%
Class X-B	4.4938%	5.3503%	6.0561%
Class X-D	4.9979%	5.8534%	6.5578%

Determination of Scheduled Certificate Interest Payments for Treasury Priced Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Treasury Priced Class X Certificates based on difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the Underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Treasury Priced Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Treasury Priced Class X Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Priced Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance

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Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a lower Interest-Only Expected Price.

Yield Priced Certificates

The Yield Priced Certificates include the Class X-F, Class F, Class G-RR and Class J-RR Certificates, and the valuation of each such class of Yield Priced Certificates was based on the price (based on (a) a targeted discount yield of (i) 12.5000% for the Class X-F and Class F Certificates and (ii) 29.5204% for the Class G-RR and Class J-RR Certificates, (b) a targeted coupon equal to (x) 4.25% with respect to the Class F Certificates, (y) the WAC Rate minus 4.25% with respect to the Class X-F Certificates and (z) the WAC Rate with respect to the Class G-RR and Class J-RR Certificates, (c) the Structuring Assumptions and (d) 0% CPR for the Class X-F, Class F, Class G-RR and Class J-RR certificates) each as agreed to between the sponsors and the Retaining Party, as set forth under “—Material Terms of the HRR Interest” above (the “Yield Priced Expected Price” and, together with the Treasury-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices”), expressed as a percentage of the Certificate Balance or Notional Amount of that class.

Determination of Class Sizes of the Yield Priced Certificates

The Retaining Sponsor determined the Certificate Balance or Notional Amount of each class of Yield Priced Certificates in the same manner described above in “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments and corresponding Certificate Balances or Notional Amounts, as applicable, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates (based on 0% CPR), Treasury Priced Class X Certificates (based on 100% CPY) and Yield Priced Certificates (based on 0% CPR).

Calculation of Fair Value of All ABS Interests

Fair Value of the Certificates (other than the Class R Certificates)

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class R certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount.

Range of Fair Values

Based on the Expected Prices, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R certificates). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value”, the Retaining Sponsor determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. In each of the preceding cases, the Certificate Balance or Notional Amount used for such calculation is

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the amount shown under “Summary of Certificates” in this prospectus, subject to the assumptions set forth under “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates” above.

Range of Fair Values(1)

Class of Certificates	Low Estimate of Fair Value	Base Case Fair Value	High Estimate of Fair Value
Class A-1	$8,316,825	$8,316,844	$8,316,849
Class A-2	$252,492,266	$252,494,322	$252,495,761
Class A-3	$334,893,222	$334,892,061	$334,889,178
Class X-A	$16,820,012	$29,473,622	$46,192,525
Class X-B	$997,291	$4,392,558	$8,789,060
Class A-S	$54,731,107	$54,729,078	$54,729,433
Class B	$49,361,484	$49,363,844	$49,364,721
Class C	$37,508,200	$37,508,531	$37,508,448
Class X-D	$3,654,161	$3,711,651	$3,783,386
Class X-F	$2,218,051	$2,218,051	$2,218,051
Class D	$18,584,599	$19,106,773	$19,776,682
Class E	$9,329,989	$9,590,010	$9,923,528
Class F	$15,400,005	$15,400,005	$15,400,005
Class G-RR	$6,413,387	$6,413,387	$6,413,387
Class J-RR	$18,323,650	$18,323,650	$18,323,650

(1)	With respect to any scenario set forth in the above table that results in the Fair Value Condition not being satisfied, in order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $829,044,249 to $868,124,665.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in Regulation RR) and to hold or cause the VRR Interest and the HRR Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the HRR Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in Regulation RR and in accordance with the Credit Risk Retention Rules) and may transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) (a “Successor Third-Party Purchaser”) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the HRR Interest and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the HRR Interest and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the HRR Interest as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

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Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date, (B) solely with respect to the HRR Interest to the extent that the HRR Interest has been transferred to a Successor Third-Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with paragraph (b)(8)(i) of Rule 7 under Regulation RR and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is BellOak, LLC, a California limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans or Serviced Whole Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer;
●	review for accuracy certain calculations made by the special servicer; and
●	issue an annual report generally setting forth, among other things, its assessment of the special servicer’s performance of its duties under the PSA with respect to Specially Serviced Loans and whether the special servicer is operating in compliance with the Servicing Standard.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer with respect to the Serviced Mortgage Loans. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Operating Advisor—Recommendation of the Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and Asset Representations

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Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The operating advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Wells Fargo will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Wells Fargo Mortgage Loans. At the time of its decision to include each of the Wells Fargo Mortgage Loans in this transaction, Wells Fargo determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Argentic will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Argentic Mortgage Loans. At the time of its decision to include each of the Argentic Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated

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by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Argentic that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Argentic that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

CREFI will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the CREFI Mortgage Loans. At the time of its decision to include each of the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

JPMCB will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect

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to the JPMCB Mortgage Loans. At the time of its decision to include each of the JPMCB Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

LMF will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the LMF Mortgage Loans. At the time of its decision to include each of the LMF Mortgage Loans in this transaction, LMF determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by LMF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LMF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which LMF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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GSMC will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the GSMC Mortgage Loans. At the time of its decision to include each of the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

UBS AG will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the UBS AG Mortgage Loans. At the time of its decision to include each of the UBS AG Mortgage Loans in this transaction, UBS AG determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no

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assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-5C3 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates and the Subordinate Certificates (in each case, other than the Class X Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to,

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that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in February 2025.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

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The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class R Certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
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●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA;

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date; and

(f)   solely with respect to the Distribution Date occurring in March 2025, amounts deposited in the Distribution Account on the Closing Date by the mortgage loan sellers in respect of Actual/360 Loans equal to $159,815.89 (which is equal to one day of interest at the related Net Mortgage Rate with respect to such Mortgage Loans) (the “Initial Deposit”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Certificates that would remain unpaid as of the close of business on the Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, and (ii) any outstanding Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date:

(a)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero; and

(c)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)  on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to, the Interest Distribution Amount for such class;

Fifth, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

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Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Eighth, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Eleventh, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

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Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Twenty-third, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Twenty-sixth, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will be equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC

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Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, (x) commencing in 2026, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and

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January, as applicable, and (y) the Net Mortgage Rate for the one-month period prior to the Due Date in March 2025 will be determined inclusive of the applicable portion of the Initial Deposit. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or revised rate or (ii) any Mortgage Loan or related Companion Loan after its maturity date, the annual rate described in clause (i) above determined without regard to the passage of such maturity date.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date;

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

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provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special

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Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such

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Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will

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be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan

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has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related

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Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

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Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1)      to each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates for that Distribution Date,

(2)      to the Class X-A certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above,

(3)      to the Class X-B certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, and

(4)      to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero as a result of the allocation of principal

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payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect

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thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in January 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced

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Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited

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Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall”. The Excess Prepayment Interest Shortfall will be allocated on each Distribution Date among the classes of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise have the benefit of the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates. The Class B certificates will likewise have the benefit of the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates. The Class C certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, second, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, and third, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

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Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

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Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

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Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

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The master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, the master servicer, the special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2025, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the
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instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to

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which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

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“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding and any Class X-F, Class F, Class G-RR or Class J-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent,

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approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, Thomson Reuters Corporation and DealX, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the

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expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files;
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and
o	the annual reports as provided by the operating advisor;
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●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator; and
o	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
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o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Parties or a Successor Third-Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to

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the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer

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referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any

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information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance

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(and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

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Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience

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some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks,

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trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

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Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Wells Fargo Commercial Mortgage Trust
2025-5C3

With a copy to:
TrustAdministrationGroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication

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Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, each of the POD Williamsburg Mortgage Loan (9.1%), the Wilshire Office Portfolio Mortgage Loan (9.0%) and The Brazilian Court Hotel Mortgage Loan (6.5%) (each, a “Joint Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                   the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

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(iii)            an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)              the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(v)                an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)              the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)           originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)        the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)           any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)              an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)            the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)         the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiii)      the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)       the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)          the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)       the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement; and

(xviii) the original or a copy of all related environmental insurance policies.

With respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to each such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

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(i)                   the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)            any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)             all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                 the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)             any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)          any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)           any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)              any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)           any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)         any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiii)       all related environmental reports; and

(xiv)       all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h) for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  a copy of all zoning reports;

(l)   a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n) a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)  a copy of the insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u) a copy of all related environmental reports that were received by the applicable mortgage loan seller;

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(v)  a copy of any closure letter (environmental); and

(w) a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)    such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)    in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

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(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

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Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote

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Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to a Joint Seller Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

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(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the

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trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to a Joint Seller Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

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Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in

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its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master

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servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or special servicer.

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Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage

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Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to nonrecoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be nonrecoverable. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or with respect to any Companion Loan.

The special servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is

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reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to the

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master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such nonrecoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a

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Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable

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Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if

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applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account and in respect of the Mortgage Loans, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account, which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the

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related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                      to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date;

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(ii)                   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                 to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                 to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)              to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)           to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)               to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                  to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)               to recoup any amounts deposited in the Collection Account in error;

(xii)            to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person

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pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)         to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)          to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)             to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)          to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)       to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)        to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)           to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

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The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	(and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $21,500 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Account, subject to certain limitations.
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)		Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.25250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan:

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●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statement or demand charges are prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

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With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the Master Servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation, provided that any amounts collected in respect of penalty charges and available as additional servicing compensation will be distributed pro rata between the Master Servicer and the Special Servicer based upon the amounts they otherwise would have been entitled to.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

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With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO

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Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for

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which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust

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that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents (which fees must (i) be reasonable in the context of the CMBS industry, (ii) correspond to the actual work, if any, performed by the special servicer in connection with such refinancing or pay-off, and (iii) be consistent with fees customarily charged by the special servicer for similar work). Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)     100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)  100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)   100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

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(v)    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)    with respect to the accounts held by such special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds; and

(vii)  100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation, provided that any amounts collected in respect of penalty charges and available as additional servicing compensation will be distributed pro rata between the master servicer and the special servicer based upon the amounts they otherwise would have been entitled to.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master

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Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01131% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00150% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

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In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00028% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $21,500 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

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CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

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provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)             the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)              the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and
b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds
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of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the master servicer delivered in accordance with the PSA.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer necessary to

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calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the master servicer that is reasonably requested by the special servicer from the master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the

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master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates). See “—Advances” in this prospectus.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession

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relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (other than with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The special servicer, the certificate administrator and the

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operating advisor will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, and then, to the Class G-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the special servicer will be required to use commercially reasonable efforts to obtain such

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second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be,

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will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the master servicer, and the master servicer (in the case of a Specially Serviced Loan, after notice from the special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a Non-Specially Serviced Loan) or special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is

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located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the issuing entity) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the

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special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent or deemed consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder, and such objection is communicated to the special servicer) within 10 business days of such party’s receipt from the special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation

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Termination Event and Operating Advisor Consultation Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision. The master servicer will deliver any additional information in such master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision.

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or the Risk Retention Consultation Party:

(i)                 grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements, (except that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)              consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)          approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)            grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases)(provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater

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than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)               consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)            consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)        approve annual operating budgets for Mortgage Loans;

(viii)      consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)          grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)            any modification, amendment, consent to a modification or waiver of any non-material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (including amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement); provided that, if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)         any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

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(xii)      approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)   any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)     grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the

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PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)      extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an

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Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the special servicer (and such special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing

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Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-

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encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance, except as provided in the next sentence. The master servicer is required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such consent or waiver with respect to such “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

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Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2027) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2025 and the calendar year ending on December 31, 2025. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

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Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an

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Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or

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similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

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If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
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●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days

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after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the special servicer, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report. If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input

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and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable (but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder), and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Specially Serviced Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with

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respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at

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the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO

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Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is

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customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

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Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information

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regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan) and, (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that:

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(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loan as to the Directing Certificateholder) is expected to be Argentic Securities Income USA 2 LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to

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obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by such special servicer within 10 business days (or 30 days with respect to clause (xii) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the special servicer in order to grant or withhold such consent, which report may (in the sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the

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Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of any Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decisions”;

(iii)                 following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                 any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                 any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)              any property management company changes with respect to a Mortgage Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party;

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(viii)           any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)               releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(x)                  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)               agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xii)            other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default;

(xiii)         any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xiv)           other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xv)              other than in the case of a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of such master servicer as a condition to its effectiveness; provided, further, than any amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the terms of the related Intercreditor Agreement will not constitute a “Major Decision”;

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(xvi)          requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (ix) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xvii)        other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xviii)     determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xix)         other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xx)           other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xxi)         the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer, unless the master servicer and the special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special

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servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the VRR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event or if an

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Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the

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Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, and only with respect to a Specially Serviced Loan, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to the related Major Decision, and (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation). With respect to any Non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, that (x) a Major Decision Reporting

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Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class G-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes of Certificates that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso or any other contrary provision of to each of the definitions of “Control Termination Event”, and “Consultation Termination Event” and “Operating Advisor Consultation Event,”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation

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Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of a Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity

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pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the Closing Date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the Retaining Sponsor or the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)  may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any

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director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

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(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA, and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)  preparing an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)           after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials that is either in the special servicer’s possession or reasonably obtainable by the special servicer and necessary in support thereof (reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)         if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)      if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and

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execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interests of, or for the benefit of, holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report. Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the PSA and the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on any Non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under

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the PSA with respect to the resolution or liquidation of any Specially Serviced Loan that such special servicer is responsible for servicing under the PSA or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) under the PSA, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and

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is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)        that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)     that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)   that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under

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the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)   that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in Regulation RR.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder or the Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within an Asset Status Report or Final Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by such special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has

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occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

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(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party,

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any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

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Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which

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the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2015, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 2019 and September 2024 was 30.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within

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such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)          a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

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(vi)    a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)   copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect

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to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event

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the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through

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Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the Successor Third-Party Purchaser (if any), the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party, a Successor Third-Party Purchaser, or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

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Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency,

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readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor,

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the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any rating agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be

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obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate

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administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal of securities in a transaction serviced by the applicable servicer prior to the time of determination).

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise

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not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.

In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Certificateholder may

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not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further,

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however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the

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trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer

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or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the

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applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) any Successor Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, any sponsor and any originator of 10% or more of the Mortgage Pool, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with any Successor Third-Party Purchaser, any sponsor and any other party to the PSA.  Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any affiliate of the foregoing.  As long as the applicable prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that such master servicer, the certificate administrator or the trustee, as applicable, is or has

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become a Risk Retention Affiliate of any Successor Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, the certificate administrator or the trustee receiving written notice from any other party to the PSA, any Successor Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that such master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of a Successor Third-Party Purchaser, any sponsor or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate”) or (iv) an officer or manager of the asset representations reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Affiliate”), such Impermissible Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA.  The resigning Impermissible Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Affiliate is the result of any Successor Third-Party Purchaser acquiring an interest in such Impermissible Affiliate or an affiliate of such Impermissible Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including

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in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced

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Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

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The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as

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described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The

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Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The

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certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the

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Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

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The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

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The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2025-5C3 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
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●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical
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to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2025-5C3 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
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●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the Queens Center Mortgage Loan

The Queens Center Seattle Mortgage Loan is serviced pursuant to the BBCMS 2024-5C31 PSA. The servicing terms of the BBCMS 2024-5C31 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differs in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Queens Center Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon the Queens Center Mortgage Loan becoming a specially serviced loan under the BBCMS 2024-5C31 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the Queens Center Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of the related payments or proceeds received in connection with the liquidation of the Queens Center Whole Loan or the related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000.
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Prospective investors are encouraged to review the full provisions of the BBCMS 2024-5C31 PSA, which is available by requesting a copy from the underwriters.

Servicing of The Outlet Collection Seattle Mortgage Loan

The Outlet Collection Seattle Mortgage Loan is serviced pursuant to the BMO 2024-5C8 PSA. The servicing terms of the BMO 2024-5C8 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differs in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to The Outlet Collection Seattle Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon The Outlet Collection Seattle Mortgage Loan becoming a specially serviced loan under the BMO 2024-5C8 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of The Outlet Collection Seattle Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of The Outlet Collection Seattle Whole Loan or the related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000.

Prospective investors are encouraged to review the full provisions of the BMO 2024-5C8 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation

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request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

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As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

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Evidence as to Compliance

The master servicer, the special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.
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If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

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Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, which will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding certificates (other than the Class R certificates) (provided, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to

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each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as

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evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply

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with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or

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the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) in the case of the trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s), (B) whose long-term senior unsecured debt or issuer credit rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, or (2) the trustee maintains an agreement with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term rating of “F1” by Fitch which agreement provides for such national banking association to make advances if the trustee, in its capacity as backup advancing party, is unwilling or unable to do so; provided, further, that the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (C) if rated by KBRA, a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch) or, in the case of any Rating Agency’s requirement set forth in clauses (A), (B) or (C) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s, (iv) in the case of each of clause (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (v) an entity that is not on the depositor’s “prohibited party” list. Notwithstanding the foregoing, if the trustee meets the provisions of clauses (i), (iv) and (v), but does not meet the provisions of clause (ii), the trustee will be deemed to meet the provisions of such clause (ii) if it appoints a fiscal agent as a back-up liquidity provider, provided that such fiscal agent meets the provisions of clauses (i), (ii), (iv) and (v) above and has assumed in writing all obligations of the trustee to make Advances under the PSA.

In the event that either (a) (1) neither the trustee nor the master servicer has a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch and (2) the trustee submitted a request for a Rating Agency Confirmation but Fitch did not approve the trustee via Rating Agency Confirmation to allow the trustee to remain as trustee on this transaction, or (b) (1) neither the trustee nor the master servicer has a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s and (2) the trustee submitted a request for a Rating Agency Confirmation but Moody’s did not approve the trustee via Rating Agency Confirmation to allow the trustee to remain as trustee on this transaction, then the trustee is required to either (i) resign immediately in the manner specified in the PSA or (ii) within 30 days after the trustee has actual knowledge or received notice of such event, appoint an advancing agent that has (A) a rating on its long-term senior unsecured debt or an issuer credit rating

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of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch and (B) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (or, in the case of any Rating Agency’s rating requirement set forth in clauses (A) or (B) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation) to perform the trustee’s obligation to make Advances as described under the heading“—Advances” above.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee

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or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Nineteen (19) Mortgaged Properties (29.0%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the

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case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New York

Thirteen (13) Mortgaged Properties (23.0%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note

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obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

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Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the

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most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a

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lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior

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lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a

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court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

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Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such

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accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total

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of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

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If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special

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purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity.

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Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the

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claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or

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its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the

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mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes

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substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April

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1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result

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in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, is also the master servicer under this securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the master servicer under the BMO 2024-5C8 PSA, pursuant to which The Outlet Collection Seattle Whole Loan is serviced, and (ii) the current holder of one or more of the Pari Passu Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool — The Whole Loans — General”.

Argentic, the retaining sponsor, a mortgage loan seller and an originator, is affiliated with (i) Argentic Services Company LP, the special servicer under the PSA, (ii) Argentic Securities Income USA 2 LLC, the entity which is expected to be appointed as the initial Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity which is expected to be the holder of the VRR Interest and the HRR Interest on the Closing Date, and (iv) Argentic CMBS Holdings II Limited, the entity which is expected to purchase the Class X-F and Class F certificates.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

UBS AG and its affiliates are playing several roles in this transaction. UBS Securities LLC, an underwriter, is an affiliate of UBS AG, a mortgage loan seller, a sponsor and an originator.

GSMC and its affiliates are playing several roles in this transaction. Goldman Sachs & Co. LLC, an underwriter, is an affiliate of GSMC, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “GSMC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

CREFI and its affiliates are playing several roles in this transaction. CREFI, a sponsor, a mortgage loan seller and an originator, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the certificates.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Argentic, a sponsor and a mortgage loan seller, or certain of its affiliates, Wells Fargo Bank acts as interim servicer and custodian with respect to certain mortgage loans owned by Argentic or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association and LMF, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the LMF Mortgage Loans (1.8%).

Computershare is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Wells Fargo Mortgage Loans.

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Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and CREFI, Computershare Trust Company, National Association acts as interim custodian with respect to all of the CREFI Mortgage Loans (22.4%).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and LMF, Computershare Trust Company, National Association acts as interim custodian with respect to all of the LMF Mortgage Loans (1.8%).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and GSMC, Computershare Trust Company, National Association acts as interim custodian with respect to all of the GSMC Mortgage Loans (8.4%).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and Argentic, Computershare Trust Company, National Association acts as interim custodian with respect to all of the Argentic Mortgage Loans (28.3%).

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the retaining sponsor, a mortgage loan seller, originator and sponsor, (ii) Argentic Securities Income 2 USA LLC, the entity that is expected to be appointed as the Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to purchase the VRR Interest and the HRR Interest and (iv) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates.

Computershare, the trustee, certificate administrator and custodian, is also the trustee, certificate administrator and custodian under the BBCMS 2024-5C31 PSA, pursuant to which the Queens Center Whole Loan is serviced and under the BMO 2024-5C8 PSA, pursuant to which The Outlet Collection Seattle Whole Loan is serviced.

BellOak, the operating advisor and the asset representations reviewer, is also the operating advisor and the asset representations reviewer under the BMO 2024-5C8 PSA, pursuant to which The Outlet Collection Seattle Whole Loan is serviced.

In the case of the repurchase facility provided by Wells Fargo Bank to Argentic, Wells Fargo Bank has agreed to purchase mortgage loans from Argentic on a revolving basis. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $101,497,500. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Argentic Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of

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Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of

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the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage

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Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

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Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-2 and Class A-3 certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the
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CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in February 2025; and
●	the Offered Certificates are settled with investors on January 28, 2025.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables.

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The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
January 2026	83%	83%	83%	83%	83%
January 2027	63%	63%	63%	63%	63%
January 2028	42%	42%	42%	42%	42%
January 2029	19%	19%	19%	19%	19%
January 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.55	2.52	2.52	2.52	2.52

Percent of the Maximum Initial Certificate Balance ($250,000,000)(1)
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029	100%	100%	100%	100%	100%
January 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.85	4.76	4.65	4.54	4.36

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Maximum Initial Certificate Balance ($575,147,000)(1)
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029	100%	100%	100%	100%	100%
January 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.84	4.78	4.71	4.42

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($325,147,000)(1)
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029	100%	100%	100%	100%	100%
January 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.90	4.88	4.83	4.46

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029	100%	100%	100%	100%	100%
January 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.88	4.55
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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029	100%	100%	100%	100%	100%
January 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.95	4.55

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029	100%	100%	100%	100%	100%
January 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.96	4.60

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from January 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the

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specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

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Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

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Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, to the extent not otherwise discussed below, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the Offered Certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class X-A, Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR and Class J-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any

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amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower

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than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be

558

treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, seventeen (17) Mortgaged Properties (30.0%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

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Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all

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distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were

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made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such

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interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

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Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that

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losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such

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transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to

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withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

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FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

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Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

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It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Citigroup Global Markets Inc.	[_]	[_]	[_]	[_]
Goldman Sachs & Co. LLC	[_]	[_]	[_]	[_]
UBS Securities LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class X-B	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Citigroup Global Markets Inc.	[_]	[_]	[_]	[_]
Goldman Sachs & Co. LLC
UBS Securities LLC
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

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The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from January 1, 2025, before deducting expenses payable by the depositor (estimated at approximately $[ _], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer of securities such as the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and is also the master servicer. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB (a sponsor, an originator and a mortgage loan seller). Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (an originator, a mortgage loan seller and a sponsor). Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC (a sponsor) and Goldman Sachs

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Bank USA (an originator). UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG (an originator and a sponsor). The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of Goldman, Sachs & Co. LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and affiliates of UBS, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)      the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Wilshire Office Portfolio Mortgage Loan, the portion thereof allocable to Wells Fargo Bank);

(2)      the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB (or, with respect to each of the POD Williamsburg Mortgage Loan and the Wilshire Office Portfolio Mortgage Loan, the portion thereof allocable to JPMCB);

(3)      the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc. in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Citi Real Estate Funding Inc. (or, with respect to each of the POD Williamsburg Mortgage Loan and The Brazilian Court Hotel Mortgage Loan, the portion thereof allocable to CREFI);

(4)      the payment by the depositor to Goldman Sachs Mortgage Company, an affiliate of Goldman Sachs & Co. LLC in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Goldman Sachs Mortgage Company; and

(5)      the payment by the depositor to UBS AG, an affiliate of UBS Securities LLC in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG.

As a result of the circumstances described above, each of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, UBS Securities LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest”

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within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the SIPC and the New York Stock Exchange.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-282099-01)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282099) (the “Registration Statement”) relating to multiple series of CMBS, including the

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Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a

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statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice within the meaning of ERISA and Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

With respect to the Radius at Harbor Bay Mortgage Loan (9.96%), the Employees Retirement System of Texas, a public pension fund, has a 72.73% ownership interest in True North Real Estate Fund IV, L.P., a borrower sponsor and guarantor. Persons who have an ongoing relationship with the Employees Retirement System of Texas should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

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Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), to Citigroup Global Markets Inc., PTE 91-23, 56 Fed. Reg. 15936 (April 18, 1991), to Goldman Sachs & Co. LLC, PTE 89-88, 54 Fed. Reg. 42582 (October 17, 1989), and to UBS Securities LLC, PTE 91-22, Fed. Reg. 15933 (April 18, 1991), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered

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Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

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In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any

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Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

580

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in January 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary)

581

and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance

582

if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

583

Index of Defined Terms

@%(#)	176
17g-5 Information Provider	381
1986 Act	559
1996 Act	538
30/360 Basis	419
401(c) Regulations	579
AB Modified Loan	432
Accelerated Mezzanine Loan Lender	373
Acceptable Insurance Default	436
Acting General Counsel’s Letter	156
Actual/360 Basis	215
Actual/360 Loans	407
ADA	541
Additional Advance	232
Additional Exclusions	436
Administrative Fee Rate	356
ADR	169
Advances	402
AF Paydown Premium	225
Affirmative Asset Review Vote	482
AIFM Regulations	137
AIM	327
American Freight Holdback Reserve Fund	225
American Freight Space	225
Annual Debt Service	170
Appraisal Institute	248
Appraisal Reduction Amount	428
Appraisal Reduction Event	427
Appraised Value	170
Appraised-Out Class	433
AREF Repo Seller	160
Argentic	160, 258
Argentic Data Tape	265
Argentic Mortgage Loans	258
Argentic Review Team	265
ASC	326
ASR Consultation Process	453
Assessment of Compliance	515
Asset Representations Reviewer Asset Review Fee	426
Asset Representations Reviewer Fee	426
Asset Representations Reviewer Fee Rate	426
Asset Representations Reviewer Termination Event	488

Asset Representations Reviewer Upfront Fee	426
Asset Review	484
Asset Review Notice	483
Asset Review Quorum	483
Asset Review Report	486
Asset Review Report Summary	486
Asset Review Standard	485
Asset Review Trigger	481
Asset Review Vote Election	482
Asset Status Report	450
Assumed Certificate Coupon	338
Assumed Final Distribution Date	365
Assumed Scheduled Payment	358
ASTM	194
Attestation Report	515
Available Funds	350
Balloon Balance	171
Balloon LTV Ratio	174
Balloon Payment	175
Bankruptcy Code	530
Base Interest Fraction	364
BBCMS 2024-5C31 PSA	235
Beds	181
BellOak	330
BER	196
BIA	121
BMO 2024-5C8 PSA	235
Borrower Party	373
Borrower Party Affiliate	373
Brazilian Court Release Parcel	221
Breach Notice	392
Bridge Bank	116
BSCMI	278
C(WUMP)O	22
Cash Flow Analysis	171
CERCLA	538
Certificate Administrator	318
Certificate Administrator/Trustee Fee	425
Certificate Administrator/Trustee Fee Rate	425
Certificate Balance	348
Certificate Owners	383
Certificateholder	374
Certificateholder Quorum	491
Certificateholder Repurchase Request	503
Certifying Certificateholder	386

584

CGMRC	267
CityFHEPS	185
Class A Certificates	348
Class X Certificates	348
Clearstream	382
Clearstream Participants	384
Closing Date	169, 244
CMBS	162
CMS	321
CMS Acquisition Closing Date	321
Code	158
Collateral Deficiency Amount	432
Collection Account	406
Collection Period	351
Communication Request	386
Community	121
Community Code	121
Community Court	122
Companion Distribution Account	407
Companion Holder	234
Companion Holders	234
Companion Loan Rating Agency	235
Companion Loans	166
Compensating Interest Payment	366
Computershare	319
Computershare Limited	318
Computershare Trust Company	318
Condominium Board	208
Condominium Board Policies	208
Constant Prepayment Rate	549
Constraining Level	336
Consultation Termination Event	468
Control Eligible Certificates	460
Control Note	235
Control Termination Event	468
Controlling Class	460
Controlling Class Certificateholder	460
Controlling Holder	235
Corrected Loan	450
CPP	549
CPR	334, 549
CPY	549
CRE Loans	254
CREC	195
Credit Risk Retention Rules	331
CREFC®	370
CREFC® Intellectual Property Royalty License Fee	427
CREFC® Intellectual Property Royalty License Fee Rate	427
CREFC® Reports	370
CREFI	267
CREFI Data File	268

CREFI Mortgage Loans	267
CREFI Securitization Database	268
Cross-Over Date	354
CTS	319
Cumulative Appraisal Reduction Amount	432, 433
Cure/Contest Period	485
Cut-off Date	166
Cut-off Date Balance	172
Cut-off Date Loan-to-Value Ratio	173
Cut-off Date LTV Ratio	173
D(#)	176
D/@%(#)	176
Debt Service Coverage Ratio	173
Defaulted Loan	456
Defeasance Deposit	219
Defeasance Loans	219
Defeasance Lock-Out Period	219
Defeasance Option	219
Definitive Certificate	382
Delegated Directive	18
Delinquent Loan	482
Demand Category	315
Depositories	383
Determination Date	349
Diligence File	389
Directing Certificateholder	459
Directing Holder Approval Process	452
Disclosable Special Servicer Fees	424
Discount Rate	364
Discount Yield	336
Dispute Resolution Consultation	505
Dispute Resolution Cut-off Date	505
Distribution Accounts	407
Distribution Date	349
Distribution Date Statement	370
Dodd-Frank Act	164
DOL	576
DorYM(#)	176
DorYM@%(#)	177
DSCR	173
DTC	382
DTC Participants	383
DTC Rules	384
Due Date	215, 351
Due Diligence Questionnaire	269
EDGAR	575
EEA	18
Effective Gross Income	171
Eligible Asset Representations Reviewer	486
Eligible Operating Advisor	476
Elliott	327

585

Enforcing Party	503
Enforcing Servicer	503
EPA	195
ESA	194, 283
Escrow/Reserve Mitigating Circumstances	285
EU	137
EU CRR	137
EU Institutional Investor	137
EU Investor Requirements	137
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Qualified Investor	18
EU Retail Investor	18
EU Securitization Regulation	137
EU SR Rules	137
Euroclear	382
Euroclear Operator	385
Euroclear Participants	385
EUWA	19
Excess Modification Fee Amount	420
Excess Modification Fees	418
Excess Prepayment Interest Shortfall	367
Exchange Act	140, 244
Excluded Controlling Class Holder	372
Excluded Controlling Class Loan	373
Excluded Information	373
Excluded Loan	373
Excluded Plan	578
Excluded Special Servicer	491
Excluded Special Servicer Loan	491
Exemption	577
Exemption Rating Agency	577
Expected Prices	341
Fair Value Condition	332
Falls of Westpark Earnout Satisfaction Event	225
Falls of Westpark Stabilization Date	225
FATCA	568
FDIA	155
FDIC	116, 156
FIEL	24
Final Asset Status Report	452
Final Dispute Resolution Election Notice	506
Financial Promotion Order	20
FINRA	574
FIRREA	157, 282
Fitch	514
Flagstar	116
FPO Persons	20

FSMA	19
GAAP	17
Gain-on-Sale Entitlement Amount	351
Gain-on-Sale Remittance Amount	351
Gain-on-Sale Reserve Account	408
Garn Act	540
GLA	174
Goldman Originator	290
Government Securities	217
Ground Lessee	121
Ground Lessor	121
GS Bank	288
GSMC	288
GSMC Data Tape	289
GSMC Deal Team	289
GSMC Mortgage Loans	288
HAP	185
HASA	185
Hotel Manager	187
HPD	213
HRR Interest	3, 55, 332
HSTP Act	75
ICAP	212
Impermissible Affiliate	499
Impermissible Asset Representations Reviewer Affiliate	499
Impermissible Operating Advisor Affiliate	499
Impermissible TPP Affiliate	499
indemnity payment	315
Indirect Participants	383
Initial Deposit	351
Initial Pool Balance	166
Initial Requesting Certificateholder	503
In-Place Cash Management	174
Institutional Investor	23
Insurance and Condemnation Proceeds	406
Intercreditor Agreement	234
Interest Accrual Amount	356
Interest Accrual Period	356
Interest Distribution Amount	356
Interest Reserve Account	407
Interest Shortfall	356
Interested Person	458
Interest-Only Expected Price	340
Investor Certification	374
IRS	159
Japanese Retention Requirement	25
JFSA	25
Joint Seller Mortgage Loan	387
JPMC	277

586

JPMCB	277
JPMCB Data Tape	279
JPMCB Deal Team	279
JPMCB Mortgage Loans	279
JPMCB’s Qualification Criteria	280
JPMCCMSC	277
JRR Rule	25
KBRA	514
L(#)	176
LADBS	210, 8
Lennar	300
Liquidation Fee	421
Liquidation Fee Rate	421
Liquidation Proceeds	407
LMF	300
LMF Data Tape	305
LMF Mortgage Loans	300
LMF Review Team	305
Loan Per Unit	174
Local Law 97	119
Lock-out Period	217
Loss of Value Payment	394
Lower-Tier Regular Interests	556
Lower-Tier REMIC	349, 556
LTV Ratio	172
LTV Ratio at Maturity	174
Macy’s	189
MAI	395
Major Decision	462
Major Decision Reporting Package	461
MAS	23
Master Servicer	321
Master Servicer Decision	439
Material Defect	392
Maturity Date Balloon Payment	175
Midland	278
MIFID II	18
MLPA	387
MOA	332
Modification Fees	418
Moody’s	323, 514
Morningstar DBRS	323, 486
Mortgage	168
Mortgage File	387
Mortgage Loans	166
Mortgage Note	168
Mortgage Pool	166
Mortgage Rate	356
Mortgaged Property	168
Net Mortgage Rate	355
Net Operating Income	175
New American Freight Lease	225
NFA	574

NFIP	98
NI 33-105	25
NOI Date	175
Non-Control Note	235
Non-Controlling Holder	235
Nonrecoverable Advance	403
Non-Serviced Certificate Administrator	235
Non-Serviced Companion Loan	49, 235
Non-Serviced Custodian	235
Non-Serviced Directing Certificateholder	235
Non-Serviced Master Servicer	235
Non-Serviced Mortgage Loan	49, 236
Non-Serviced Pari Passu Companion Loan	236
Non-Serviced Pari Passu Mortgage Loan	236
Non-Serviced Pari Passu Whole Loan	236
Non-Serviced PSA	236
Non-Serviced Special Servicer	236
Non-Serviced Trustee	236
Non-Serviced Whole Loan	49, 236
Non-Specially Serviced Loan	464
Non-U.S. Person	567
Notional Amount	349
NRA	175
NRSRO	372
NRSRO Certification	375
NYC OER	195
O(#)	176
OCC	245
Occupancy Date	176
Occupancy Rate	175
Offer	19
Offered Certificates	348
Ohio EPA	196
OID Regulations	560
OLA	156
Operating Advisor Annual Report	474
Operating Advisor Consultation Event	468
Operating Advisor Consulting Fee	425
Operating Advisor Expenses	426
Operating Advisor Fee	425
Operating Advisor Fee Rate	425
Operating Advisor Standard	474
Operating Advisor Termination Event	478
Operating Advisor Upfront Fee	425
Other Master Servicer	236
Other PSA	236

587

Other Special Servicer	236
Outlet Release Parcel	223
Owned Mobile Homes	187
P&I Advance	401
P&I Advance Date	401
PACE	116, 234
PACE Loan	233
Pads	181
PAR	283
Par Purchase Price	456
Pari Passu Companion Loans	166
Pari Passu Mortgage Loan	236
Park Nation MHC Purchasers	200
Participants	382
Parties in Interest	575
Pass-Through Rate	354
Patriot Act	542
PCR	276, 296
Percentage Interest	350
Periodic Payments	350
Permitted Investments	350, 408
Permitted Special Servicer/Affiliate Fees	424
PFAS	195
PIPs	197
PL	249
Plan Fiduciary	579
Plans	575
Pledgor Borrower	213
PML	249, 297
Pod BK SPE	231, 6
POD Williamsburg Mezzanine Lender	231
POD Williamsburg Mezzanine Loan	231
PRASR	137
PRC	21
Preliminary Dispute Resolution Election Notice	505
Prepayment Assumption	561
Prepayment Interest Excess	365
Prepayment Interest Shortfall	366
Prepayment Premium	364
Prepayment Provisions	176
Prime Rate	406
Principal Balance Certificates	348
Principal Distribution Amount	356
Principal Shortfall	358
Privileged Information	477
Privileged Information Exception	478
Privileged Person	372
Professional Investors	22
Prohibited Prepayment	366

Promotion of Collective Investment Schemes Exemptions Order	20
Property Borrower	212
Proposed Course of Action	504
Proposed Course of Action Notice	504
PSA	348
PSA Party Repurchase Request	503
PTCE	579
PTE	577
Purchase Price	394
Qualification Criteria	253, 306
Qualified Replacement Special Servicer	492
Qualified Substitute Mortgage Loan	395
Qualifying CRE Loan Percentage	333
RAC No-Response Scenario	513
Rated Final Distribution Date	365
Rating Agencies	514
Rating Agency Confirmation	514
REA	84, 212
RealINSIGHT	327
Realized Loss	368
REC	194
Record Date	349
Registration Statement	574
Regular Certificates	348
Regular Interestholder	559
Regular Interests	556
Regulation AB	516
Regulation RR	331
Reimbursement Rate	406
Related Proceeds	405
Release Date	219, 222
Release Price	222
Relevant Investor	23
Relevant Persons	20
Relief Act	541
Remaining Property	222
Remaining Term to Maturity	177
REMIC	556
REMIC LTV Test	159
REMIC Provisions	556
REO Account	408
REO Loan	359
REO Property	449
Repurchase Request	503
Requesting Certificateholder	505
Requesting Holders	433
Requesting Investor	386
Requesting Party	512

588

Required Credit Risk Retention Percentage	333
Requirements	542
Residual Certificates	348
Resolution Failure	504
Resolved	504
Restricted Group	577
Restricted Party	478
Retaining Party	332
Retaining Sponsor	331
Review Materials	483
RevPAR	177
Risk Retention Affiliate	477
Risk Retention Affiliated	477
Risk Retention Consultation Party	471
Riverwalk Business Park Ground Lease	121
ROFO	206
ROFR	206
Rooms	181
Rule 15Ga-1 Reporting Period	254, 286
Rule 17g-5	375
S&P	487
Scheduled Certificate Interest Payments	339
Scheduled Certificate Principal Payments	334
Scheduled Principal Distribution Amount	357
SEC	244
SECN	137
Secretary of the Interior	121
Securities Act	515
Securitization Accounts	348, 408
securitizer	315
SEL	249, 297
Senior Certificates	348
Serviced Companion Loan	49, 236
Serviced Mortgage Loan	236
Serviced Mortgage Loans	398
Serviced Pari Passu Companion Loan	237
Serviced Pari Passu Companion Loan Securities	495
Serviced Pari Passu Mortgage Loan	237
Serviced Pari Passu Whole Loan	237
Serviced Whole Loan	49, 237
Servicer Termination Event	494
Servicing Advances	402
Servicing Fee	416
Servicing Fee Rate	416
Servicing Standard	400

SF	177
SFA	23
SFO	22
Shared Tax Lot	212
Similar Law	575
SIPC	574
SMMEA	580
Spaces	181
Special Servicer	326
Special Servicing Fee	419
Special Servicing Fee Rate	419
Specially Serviced Loans	447
Sq. Ft.	177
Square Feet	177
SR Institutional Investors	138
SR Investor Requirements	138
SSDS	195
Startup Day	557
Stated Principal Balance	358
Structured Product	22
Structuring Assumptions	549
Subject 2023 Computershare CMBS Annual Statement of Compliance	320
Subject Loan	426
Subordinate Certificates	348
Subordination Agreement	231
Sub-Servicing Agreement	401
Successor Third-Party Purchaser	342
SVB	116
T-12	177
Target Coupon	337
Target Price	337
Teller 421-a Affordable Units	213
Teller 421-a Tax Abatement Program	213
Term to Maturity	177
Termination Purchase Amount	517
Terms and Conditions	385
Tests	484
Third Country	138
Third Party Report	169
TI/LC	224
TIF	212
Title V	540
Total Operating Expenses	171
Transaction	321
Treasury Curve Interpolated Yield	335
Treasury Priced Class X Certificates	334
Treasury-Priced Expected Price	338
Treasury-Priced Principal Balance Certificates	334

589

Trimont	321
TRIPRA	99
Trust	318
Trust REMICs	349, 556
Trustee	318
TSP Superfund Site	196
TTM	177
U.S. Person	567
U/W DSCR	173
U/W Expenses	177
U/W NCF	177
U/W NCF Debt Yield	180
U/W NCF DSCR	173
U/W NOI	180
U/W NOI Debt Yield	181
U/W NOI DSCR	180
U/W Revenues	181
UBS AG, New York Branch	307
UBS AG, New York Branch Data Tape	309
UBS AG, New York Branch Deal Team	308
UBS AG, New York Branch Mortgage Loans	308
UBS Qualification Criteria	310
UCC	525
UK	19, 137
UK CRR	138
UK Institutional Investor	138
UK Investor Requirements	137
UK MIFIR Product Governance Rules	20
UK PRIIPS Regulation	19
UK Prospectus Regulation	19
UK Qualified Investor	19
UK Retail Investor	19
UK Securitization Framework	137
Underwriter Entities	127
Underwriting Agreement	571
Underwritten Debt Service Coverage Ratio	173
Underwritten Expenses	177
Underwritten NCF	177
Underwritten NCF Debt Yield	180
Underwritten NCF DSCR	173
Underwritten Net Cash Flow	177

Underwritten Net Cash Flow Debt Service Coverage Ratio	173
Underwritten Net Operating Income	180
Underwritten Net Operating Income Debt Service Coverage Ratio	180
Underwritten NOI	180
Underwritten NOI Debt Yield	181
Underwritten NOI DSCR	180
Underwritten Revenues	181
Units	181
Unscheduled Principal Distribution Amount	357
Unsolicited Information	484
Upper-Tier REMIC	349, 556
USD	196
Vesper Defendant Sponsor	199
Vesper Plaintiff	199
Volcker Rule	165
Voting Rights	381
VRR Interest	3, 55, 332
WAC Rate	355
Wachovia Bank	245
WAND MHC Master Lease	188
WAND MHC Master Tenant	187
WDE	196
Weighted Average Mortgage Rate	181
Weighted Averages	182
Wells Fargo	319
Wells Fargo Bank	245, 319
Wells Fargo Bank Data Tape	252
Wells Fargo Bank Deal Team	251
Whole Loan	166
Withheld Amounts	407
Workout Fee	420
Workout Fee Rate	420
Workout-Delayed Reimbursement Amount	406
Yield Curve Interpolated Yield	339
Yield Maintenance Charge	365
Yield Priced Certificates	334
Yield Priced Expected Price	341
YM(#)	176
YM@(#)	177

590

Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State	Zip Code
1.00	Loan	5	10	Radius at Harbor Bay	9.96%		WFB	WFB	NAP	NAP	Various	Alameda	Alameda	CA	94502
1.01	Property		1	1420 Harbor Bay Parkway	1.4%	14.1%					1420 Harbor Bay Parkway	Alameda	Alameda	CA	94502
1.02	Property		1	1351 Harbor Bay Parkway	1.4%	13.6%					1351 Harbor Bay Parkway	Alameda	Alameda	CA	94502
1.03	Property		1	1451 Harbor Bay Parkway	1.2%	12.0%					1451 Harbor Bay Parkway	Alameda	Alameda	CA	94502
1.04	Property		1	1640 South Loop Road	1.1%	11.1%					1640 South Loop Road	Alameda	Alameda	CA	94502
1.05	Property		1	1650 Harbor Bay Parkway	1.1%	11.1%					1650 Harbor Bay Parkway	Alameda	Alameda	CA	94502
1.06	Property		1	1600 Harbor Bay Parkway	1.1%	10.9%					1600 Harbor Bay Parkway	Alameda	Alameda	CA	94502
1.07	Property		1	1350 South Loop Road	1.0%	9.6%					1350 South Loop Road	Alameda	Alameda	CA	94502
1.08	Property		1	1321 Harbor Bay Parkway	0.7%	7.0%					1321 Harbor Bay Parkway	Alameda	Alameda	CA	94502
1.09	Property		1	1501 Harbor Bay Parkway	0.7%	6.7%					1501 Harbor Bay Parkway	Alameda	Alameda	CA	94502
1.10	Property		1	1411 Harbor Bay Parkway	0.4%	3.9%					1411 Harbor Bay Parkway	Alameda	Alameda	CA	94502
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	9.1%	100.0%	JPMCB, CREFI	JPMCB, CREFI	NAP	NAP	247 Metropolitan Avenue	Brooklyn	Kings	NY	11211
3.00	Loan	14	3	Wilshire Office Portfolio	9.0%		WFB, JPMCB	WFB, JPMCB	NAP	NAP	Various	Various	Los Angeles	CA	Various
3.01	Property		1	9460 Wilshire Boulevard	4.5%	50.3%					9460 Wilshire Boulevard	Beverly Hills	Los Angeles	CA	90212
3.02	Property		1	11620 Wilshire Boulevard	3.3%	37.2%					11620 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90025
3.03	Property		1	11600 Wilshire Boulevard	1.1%	12.4%					11600 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90025
4.00	Loan	15,16	10	WAND MHC Portfolio	8.5%		CREFI	CREFI	NAP	NAP	Various	Various	Various	Various	Various
4.01	Property		1	Jefferson Park MHC	2.0%	23.5%					3100-3130 11th Avenue Southeast	Minot	Ward	ND	58701
4.02	Property		1	Holiday Village MHC	1.8%	21.3%					1325 27th Street Southeast	Minot	Ward	ND	58701
4.03	Property		1	Cedrona Community	0.8%	9.4%					7601 146th Street Southwest	Lakewood	Pierce	WA	98439
4.04	Property		1	Sunrise Terrace Community	0.7%	8.9%					7311 Chambers Creek Road West	University Place	Pierce	WA	98467
4.05	Property		1	Moxie Community	0.6%	7.5%					181 Schut Road	Moxee	Yakima	WA	98936
4.06	Property		1	Chinook Mobile Community	0.6%	7.0%					1724 West 45th Avenue	Kennewick	Benton	WA	99337
4.07	Property		1	Laurel Lane MHC	0.5%	6.4%					2508 96th Street South	Tacoma	Pierce	WA	98444
4.08	Property		1	Northwest Community	0.5%	5.5%					5108 San Francisco Avenue Southwest	Tacoma	Pierce	WA	98499
4.09	Property		1	Squilchuck Creek Community	0.4%	5.3%					200 Boodry Street	Wenatchee	Chelan	WA	98801
4.10	Property		1	Sun City Center and Community	0.4%	5.1%					5007 West Clearwater Avenue	Kennewick	Benton	WA	99336
5.00	Loan	17,18	1	The Brazilian Court Hotel	6.5%	100.0%	CREFI	CREFI, AREF2	NAP	NAP	300 and 301 Australian Avenue	Palm Beach	Palm Beach	FL	33480
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	5.6%		CREFI	CREFI	NAP	NAP	Various	Various	Various	GA	Various
6.01	Property		1	Brookfield Park	2.2%	39.5%					893 Briar Creek Court Northeast	Conyers	Rockdale	GA	30012
6.02	Property		1	Retreat at Baywood	2.1%	37.2%					6655 Mount Zion Boulevard	Morrow	Clayton	GA	30260
6.03	Property		1	Ashford Brook	1.3%	23.2%					1200 Rockmont Circle Southwest	Conyers	Rockdale	GA	30094
7.00	Loan	21,22	1	Welleon	5.4%	100.0%	GSBI	GSMC	NAP	NAP	5506 & 5416 Detroit Avenue	Cleveland	Cuyahoha	OH	44102
8.00	Loan	23	1	Christopher Crossing Apartments	5.0%	100.0%	AREF2	AREF2	NAP	NAP	11054 Warwick Boulevard	Newport News	Newport News	VA	23601
9.00	Loan		1	240 West 40th Street-NY	4.8%	100.0%	WFB	WFB	NAP	NAP	240 West 40th Street	New York	New York	NY	10018
10.00	Loan	24,25	4	Riverwalk Business Park	4.2%		WFB	WFB	NAP	NAP	Various	Scottsdale	Maricopa	AZ	85256
10.01	Property		1	7720 North Dobson Road	1.5%	35.9%					7720 North Dobson Road	Scottsdale	Maricopa	AZ	85256
10.02	Property		1	7350 North Dobson Road	1.4%	32.6%					7350 North Dobson Road	Scottsdale	Maricopa	AZ	85256
10.03	Property		1	7500 North Dobson Road	0.9%	20.9%					7500 North Dobson Road	Scottsdale	Maricopa	AZ	85256
10.04	Property		1	7580 North Dobson Road	0.4%	10.6%					7580 North Dobson Road	Scottsdale	Maricopa	AZ	85256
11.00	Loan	26	1	Addison Arts Apartments	3.6%	100.0%	AREF2	AREF2	NAP	NAP	1933 Addison Street	Berkeley	Alameda	CA	94704
12.00	Loan	27	1	Falls of Westpark	3.5%	100.0%	AREF2	AREF2	NAP	NAP	6130 Southwest Freeway	Houston	Harris	TX	77057
13.00	Loan	28,29,30,31	1	Queens Center	3.0%	100.0%	GSBI	GSMC	NAP	NAP	90-15 Queens Boulevard	Elmhurst	Queens	NY	11373
14.00	Loan	32,33	3	Teller Avenue Portfolio	2.2%		AREF 2	AREF2	NAP	NAP	Various	Bronx	Bronx	NY	Various
14.01	Property		1	80 Clinton Place	0.9%	39.0%					80 Clinton Place	Bronx	Bronx	NY	10453
14.02	Property		1	1433 Teller Avenue	0.7%	32.0%					1433 Teller Avenue	Bronx	Bronx	NY	10456
14.03	Property		1	1441 Teller Avenue	0.6%	29.0%					1441 Teller Avenue	Bronx	Bronx	NY	10456
15.00	Loan	34	1	The Vesper Apartments	2.2%	100.0%	AREF2	AREF2	NAP	NAP	5616 Spring Valley Road	Dallas	Dallas	TX	75254
16.00	Loan		1	Plaza at Eastlake	2.1%	100.0%	AREF2	AREF2	NAP	NAP	2300 Boswell Road	Chula Vista	San Diego	CA	91914
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	2.1%	100.0%	CREFI	AREF2	NAP	NAP	1101 Outlet Collection Way Southwest	Auburn	King	WA	98001
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	1.9%	100.0%	AREF2	AREF2	NAP	NAP	1489 US 31 and 1529 US 31	Traverse City	Grand Traverse	MI	49686
19.00	Loan	39,40	1	Circle Business Center	1.8%	100.0%	AREF2	AREF2	NAP	NAP	4500 and 4510 East Pacific Coast Highway	Long Beach	Los Angeles	CA	90804
20.00	Loan	41,42	1	Brookhill Village	1.6%	100.0%	JPMCB	JPMCB	NAP	NAP	9110-9190 Wadsworth Parkway	Westminster	Jefferson	CO	80021
21.00	Loan		1	CVS Pharmacy-Ridgewood	1.3%	100.0%	WFB	WFB	NAP	NAP	61-13 and 61-15 Metropolitan Avenue	Ridgewood	Queens	NY	11385
22.00	Loan		1	Larchmont Village Retail	1.0%	100.0%	WFB	WFB	NAP	NAP	143 North Larchmont Boulevard	Los Angeles	Los Angeles	CA	90004
23.00	Loan		5	Park Nation MHC Portfoilio	0.9%		AREF2	AREF2	NAP	NAP	Various	Various	Various	TX	Various
23.01	Property		1	Meadowlark MHP	0.3%	30.6%					3001 8th Street	Port Neches	Jefferson	TX	77651
23.02	Property		1	Shady Estates MHP	0.2%	20.7%					550 Henry Street	Bridge City	Orange	TX	77611
23.03	Property		1	Highland Village MHP	0.2%	20.7%					5500 Farm-to-Market 2004	Hitchcock	Galveston	TX	77563
23.04	Property		1	Sunset Harbor MHP	0.1%	15.6%					634 North Pine	Texas City	Galveston	TX	77591
23.05	Property		1	Lakeside MHP	0.1%	12.4%					16115 De Zavalla Road	Channelview	Harris	TX	77530
24.00	Loan		1	Burlington Plaza	0.8%	100.0%	AREF2	AREF2	NAP	NAP	5628 and 5660 North Blackstone Avenue	Fresno	Fresno	CA	93710
25.00	Loan	43,44,45,46	1	1165 Station Road	0.8%	100.0%	UBS AG	UBS AG	NAP	NAP	1165 Station Road	Medford	Suffolk	NY	11763
26.00	Loan		1	Uniroom	0.7%	100.0%	WFB	WFB	NAP	NAP	2923-2927 Allesandro Street	Los Angeles	Los Angeles	CA	90039
27.00	Loan	47,48	2	Guttman Portfolio	0.6%		LMF	LMF	NAP	NAP	Various	Bronx	Bronx	NY	Various
27.01	Property		1	1392 Nelson Avenue	0.3%	51.4%					1392 Nelson Avenue	Bronx	Bronx	NY	10452
27.02	Property		1	3605 Holland Avenue	0.3%	48.6%					3605 Holland Avenue	Bronx	Bronx	NY	10467
28.00	Loan	49,50	2	Seidenfeld Portfolio	0.6%		LMF	LMF	NAP	NAP	Various	Bronx	Bronx	NY	Various
28.01	Property		1	2811 Heath Avenue	0.3%	51.0%					2811 Heath Avenue	Bronx	Bronx	NY	10463
28.02	Property		1	83 West 174th Street	0.3%	49.0%					83 West 174th Street	Bronx	Bronx	NY	10453
29.00	Loan		1	2200 Route 10	0.6%	100.0%	AREF2	AREF2	NAP	NAP	2200 State Route 10	Morris Plains	Morris	NJ	07950
30.00	Loan	51,52,53	1	3854 Bailey Avenue	0.5%	100.0%	LMF	LMF	NAP	NAP	3854 Bailey Avenue	Bronx	Bronx	NY	10463

A-1-1

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)
1.00	Loan	5	10	Radius at Harbor Bay	Various	Various	Various	Various	643,220	SF	329.59	83,000,000	83,000,000	77,858,934
1.01	Property		1	1420 Harbor Bay Parkway	Office	Suburban	1986	Various	121,216	SF		11,729,717	11,729,717	11,003,171
1.02	Property		1	1351 Harbor Bay Parkway	Mixed Use	R&D/Lab/Office	1984	Various	97,980	SF		11,312,783	11,312,783	10,612,063
1.03	Property		1	1451 Harbor Bay Parkway	Industrial	R&D	1984	Various	86,055	SF		9,935,641	9,935,641	9,320,222
1.04	Property		1	1640 South Loop Road	Mixed Use	R&D/Lab/Office	1996	2021-2022	51,780	SF		9,223,065	9,223,065	8,651,783
1.05	Property		1	1650 Harbor Bay Parkway	Mixed Use	R&D/Lab/Office	2001	2019-2024	67,537	SF		9,197,796	9,197,796	8,628,079
1.06	Property		1	1600 Harbor Bay Parkway	Mixed Use	R&D/Lab/Office	2001	2019-2024	62,696	SF		9,020,915	9,020,915	8,462,155
1.07	Property		1	1350 South Loop Road	Mixed Use	R&D/Lab/Office	1987	2022	43,645	SF		7,957,104	7,957,104	7,464,237
1.08	Property		1	1321 Harbor Bay Parkway	Mixed Use	R&D/Lab/Office	1984	Various	50,177	SF		5,794,106	5,794,106	5,435,216
1.09	Property		1	1501 Harbor Bay Parkway	Mixed Use	R&D/Lab/Office	1985	2021	33,817	SF		5,559,107	5,559,107	5,214,773
1.10	Property		1	1411 Harbor Bay Parkway	Mixed Use	R&D/Lab/Office	1984	Various	28,317	SF		3,269,766	3,269,766	3,067,235
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	Hospitality	Limited Service	2017	NAP	249	Rooms	305,220.88	76,000,000	76,000,000	76,000,000
3.00	Loan	14	3	Wilshire Office Portfolio	Office	CBD	Various	Various	351,464	SF	298.75	75,000,000	75,000,000	75,000,000
3.01	Property		1	9460 Wilshire Boulevard	Office	CBD	1959	2019-2024	97,655	SF		37,759,936	37,759,936	37,759,936
3.02	Property		1	11620 Wilshire Boulevard	Office	CBD	1976	2002	196,928	SF		27,912,534	27,912,534	27,912,534
3.03	Property		1	11600 Wilshire Boulevard	Office	CBD	1960	2000	56,881	SF		9,327,529	9,327,529	9,327,529
4.00	Loan	15,16	10	WAND MHC Portfolio	Manufactured Housing	Manufactured Housing	Various	Various	962	Pads	73,284.82	70,500,000	70,500,000	70,500,000
4.01	Property		1	Jefferson Park MHC	Manufactured Housing	Manufactured Housing	1970	NAP	287	Pads		16,600,000	16,600,000	16,600,000
4.02	Property		1	Holiday Village MHC	Manufactured Housing	Manufactured Housing	1975	2011	272	Pads		15,000,000	15,000,000	15,000,000
4.03	Property		1	Cedrona Community	Manufactured Housing	Manufactured Housing	1961	NAP	54	Pads		6,650,000	6,650,000	6,650,000
4.04	Property		1	Sunrise Terrace Community	Manufactured Housing	Manufactured Housing	1962	NAP	55	Pads		6,250,000	6,250,000	6,250,000
4.05	Property		1	Moxie Community	Manufactured Housing	Manufactured Housing	1970	1990	63	Pads		5,300,000	5,300,000	5,300,000
4.06	Property		1	Chinook Mobile Community	Manufactured Housing	Manufactured Housing	1978	NAP	62	Pads		4,950,000	4,950,000	4,950,000
4.07	Property		1	Laurel Lane MHC	Manufactured Housing	Manufactured Housing	1958	NAP	37	Pads		4,500,000	4,500,000	4,500,000
4.08	Property		1	Northwest Community	Manufactured Housing	Manufactured Housing	1965	NAP	53	Pads		3,900,000	3,900,000	3,900,000
4.09	Property		1	Squilchuck Creek Community	Manufactured Housing	Manufactured Housing	2005	NAP	40	Pads		3,750,000	3,750,000	3,750,000
4.10	Property		1	Sun City Center and Community	Manufactured Housing	Manufactured Housing	1973	NAP	39	Pads		3,600,000	3,600,000	3,600,000
5.00	Loan	17,18	1	The Brazilian Court Hotel	Hospitality	Full Service	1926	2019-2024	75	Rooms	726,666.67	54,500,000	54,500,000	54,500,000
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	Multifamily	Garden	Various	2023	374	Units	125,668.45	47,000,000	47,000,000	47,000,000
6.01	Property		1	Brookfield Park	Multifamily	Garden	1973	2023	160	Units		18,582,677	18,582,677	18,582,677
6.02	Property		1	Retreat at Baywood	Multifamily	Garden	1995	2023	120	Units		17,500,000	17,500,000	17,500,000
6.03	Property		1	Ashford Brook	Multifamily	Garden	1981	2023	94	Units		10,917,323	10,917,323	10,917,323
7.00	Loan	21,22	1	Welleon	Multifamily	Mid Rise	1910, 2024	NAP	130	Units	343,076.92	44,600,000	44,600,000	44,600,000
8.00	Loan	23	1	Christopher Crossing Apartments	Multifamily	Garden	1963	2018	531	Units	79,096.05	42,000,000	42,000,000	42,000,000
9.00	Loan		1	240 West 40th Street-NY	Office	CBD	1923	2022	185,529	SF	215.60	40,000,000	40,000,000	40,000,000
10.00	Loan	24,25	4	Riverwalk Business Park	Office	Suburban	Various	Various	454,653	SF	76.94	35,000,000	34,982,641	33,452,504
10.01	Property		1	7720 North Dobson Road	Office	Suburban	2008	2017	149,544	SF		12,572,816	12,566,580	12,016,919
10.02	Property		1	7350 North Dobson Road	Office	Suburban	2005	2015	140,383	SF		11,425,971	11,420,304	10,920,781
10.03	Property		1	7500 North Dobson Road	Office	Suburban	2007	NAP	100,477	SF		7,305,825	7,302,202	6,982,804
10.04	Property		1	7580 North Dobson Road	Office	Suburban	2007	NAP	64,249	SF		3,695,388	3,693,555	3,531,999
11.00	Loan	26	1	Addison Arts Apartments	Multifamily	Mid Rise	2016	NAP	69	Units	436,231.88	30,100,000	30,100,000	30,100,000
12.00	Loan	27	1	Falls of Westpark	Multifamily	Low Rise	1970	2009	352	Units	82,386.36	29,000,000	29,000,000	29,000,000
13.00	Loan	28,29,30,31	1	Queens Center	Retail	Super Regional Mall	1973	2004	412,033	SF	1,274.17	25,000,000	25,000,000	25,000,000
14.00	Loan	32,33	3	Teller Avenue Portfolio	Multifamily	Mid Rise	Various	Various	61	Units	304,918.03	18,600,000	18,600,000	17,924,068
14.01	Property		1	80 Clinton Place	Multifamily	Mid Rise	2023	NAP	26	Units		7,250,000	7,250,000	6,986,532
14.02	Property		1	1433 Teller Avenue	Multifamily	Mid Rise	1920	2023	19	Units		5,950,000	5,950,000	5,733,774
14.03	Property		1	1441 Teller Avenue	Multifamily	Mid Rise	1920	2023	16	Units		5,400,000	5,400,000	5,203,762
15.00	Loan	34	1	The Vesper Apartments	Multifamily	Garden	1978	2014	192	Units	95,052.08	18,250,000	18,250,000	18,250,000
16.00	Loan		1	Plaza at Eastlake	Office	Medical	1992	2020	132,477	SF	133.61	17,700,000	17,700,000	17,700,000
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	Retail	Outlet Center	1995	2012	913,033	SF	58.34	17,297,500	17,297,500	17,297,500
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	Hospitality	Limited Service	1968	2022	136	Rooms	117,647.06	16,000,000	16,000,000	16,000,000
19.00	Loan	39,40	1	Circle Business Center	Office	Suburban	1987	NAP	156,969	SF	95.44	15,000,000	14,980,347	14,286,232
20.00	Loan	41,42	1	Brookhill Village	Retail	Anchored	1995	2004	152,862	SF	89.62	13,700,000	13,700,000	13,700,000
21.00	Loan		1	CVS Pharmacy-Ridgewood	Retail	Single Tenant	1951	2012	13,482	SF	815.90	11,000,000	11,000,000	11,000,000
22.00	Loan		1	Larchmont Village Retail	Mixed Use	Retail/Office	1922	2020	10,100	SF	851.49	8,600,000	8,600,000	8,600,000
23.00	Loan		5	Park Nation MHC Portfoilio	Manufactured Housing	Manufactured Housing	Various	NAP	337	Pads	21,513.35	7,250,000	7,250,000	7,125,792
23.01	Property		1	Meadowlark MHP	Manufactured Housing	Manufactured Housing	1978	NAP	107	Pads		2,220,000	2,220,000	2,181,967
23.02	Property		1	Shady Estates MHP	Manufactured Housing	Manufactured Housing	1980	NAP	88	Pads		1,500,000	1,500,000	1,474,302
23.03	Property		1	Highland Village MHP	Manufactured Housing	Manufactured Housing	1985	NAP	61	Pads		1,500,000	1,500,000	1,474,302
23.04	Property		1	Sunset Harbor MHP	Manufactured Housing	Manufactured Housing	1985	NAP	52	Pads		1,130,000	1,130,000	1,110,641
23.05	Property		1	Lakeside MHP	Manufactured Housing	Manufactured Housing	1968	NAP	29	Pads		900,000	900,000	884,581
24.00	Loan		1	Burlington Plaza	Retail	Anchored	1981	NAP	104,102	SF	62.44	6,500,000	6,500,000	6,500,000
25.00	Loan	43,44,45,46	1	1165 Station Road	Industrial	Warehouse	2005	2024	42,759	SF	149.68	6,400,000	6,400,000	6,400,000
26.00	Loan		1	Uniroom	Multifamily	Low Rise	2024	NAP	19	Units	315,789.47	6,000,000	6,000,000	6,000,000
27.00	Loan	47,48	2	Guttman Portfolio	Multifamily	Low Rise	Various	2024	20	Units	267,500.00	5,350,000	5,350,000	5,350,000
27.01	Property		1	1392 Nelson Avenue	Multifamily	Low Rise	1920	2024	10	Units		2,750,000	2,750,000	2,750,000
27.02	Property		1	3605 Holland Avenue	Multifamily	Low Rise	1970	2024	10	Units		2,600,000	2,600,000	2,600,000
28.00	Loan	49,50	2	Seidenfeld Portfolio	Multifamily	Low Rise	Various	2024	20	Units	255,000.00	5,100,000	5,100,000	5,100,000
28.01	Property		1	2811 Heath Avenue	Multifamily	Low Rise	1935	2024	10	Units		2,600,000	2,600,000	2,600,000
28.02	Property		1	83 West 174th Street	Multifamily	Low Rise	1910	2024	10	Units		2,500,000	2,500,000	2,500,000
29.00	Loan		1	2200 Route 10	Office	Medical	1985	2023	63,143	SF	73.60	4,650,000	4,647,460	4,430,805
30.00	Loan	51,52,53	1	3854 Bailey Avenue	Multifamily	Mid Rise	2024	NAP	15	Units	297,498.73	4,465,000	4,462,481	4,249,882

A-1-2

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
1.00	Loan	5	10	Radius at Harbor Bay	6.12600%	0.01859%	6.10741%	504,370.42	NAP	6,052,445.04	NAP	Amortizing Balloon	No
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	7.78500%	0.01859%	7.76641%	NAP	499,897.92	NAP	5,998,775.04	Interest Only	No
3.00	Loan	14	3	Wilshire Office Portfolio	7.41300%	0.01859%	7.39441%	NAP	469,747.40	NAP	5,636,968.80	Interest Only	No
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	6.23000%	0.01859%	6.21141%	NAP	371,096.01	NAP	4,453,152.12	Interest Only	No
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community									0
5.00	Loan	17,18	1	The Brazilian Court Hotel	7.50000%	0.01859%	7.48141%	NAP	345,355.90	NAP	4,144,270.80	Interest Only	No
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	6.65000%	0.01859%	6.63141%	NAP	264,075.81	NAP	3,168,909.72	Interest Only	No
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	6.23000%	0.01859%	6.21141%	NAP	234,764.28	NAP	2,817,171.36	Interest Only	No
8.00	Loan	23	1	Christopher Crossing Apartments	6.61000%	0.01859%	6.59141%	NAP	234,563.19	NAP	2,814,758.28	Interest Only	No
9.00	Loan		1	240 West 40th Street-NY	7.72500%	0.01859%	7.70641%	NAP	261,076.39	NAP	3,132,916.68	Interest Only	No
10.00	Loan	24,25	4	Riverwalk Business Park	7.71800%	0.26609%	7.45191%	249,970.77	NAP	2,999,649.24	NAP	Amortizing Balloon	No
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	6.56000%	0.01859%	6.54141%	NAP	166,832.04	NAP	2,001,984.48	Interest Only	No
12.00	Loan	27	1	Falls of Westpark	6.84200%	0.01859%	6.82341%	NAP	167,644.84	NAP	2,011,738.08	Interest Only	No
13.00	Loan	28,29,30,31	1	Queens Center	5.37000%	0.01734%	5.35266%	NAP	113,428.82	NAP	1,361,145.84	Interest Only	No
14.00	Loan	32,33	3	Teller Avenue Portfolio	7.42000%	0.01859%	7.40141%	129,036.51	116,607.36	1,548,438.12	1,399,288.32	Interest Only, Amortizing Balloon	No
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	6.85000%	0.01859%	6.83141%	NAP	105,623.99	NAP	1,267,487.88	Interest Only	No
16.00	Loan		1	Plaza at Eastlake	6.53200%	0.01859%	6.51341%	NAP	97,685.15	NAP	1,172,221.80	Interest Only	No
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	7.33000%	0.01734%	7.31266%	NAP	107,126.38	NAP	1,285,516.56	Interest Only	No
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	7.65000%	0.01859%	7.63141%	NAP	103,416.67	NAP	1,241,000.04	Interest Only	No
19.00	Loan	39,40	1	Circle Business Center	7.41000%	0.01859%	7.39141%	103,959.32	NAP	1,247,511.84	NAP	Amortizing Balloon	No
20.00	Loan	41,42	1	Brookhill Village	7.08200%	0.01859%	7.06341%	NAP	81,975.79	NAP	983,709.48	Interest Only	No
21.00	Loan		1	CVS Pharmacy-Ridgewood	6.94500%	0.01859%	6.92641%	NAP	64,546.70	NAP	774,560.40	Interest Only	No
22.00	Loan		1	Larchmont Village Retail	6.56200%	0.01859%	6.54341%	NAP	47,680.83	NAP	572,169.96	Interest Only	No
23.00	Loan		5	Park Nation MHC Portfoilio	7.23000%	0.01859%	7.21141%	49,359.47	44,287.93	592,313.64	531,455.16	Interest Only, Amortizing Balloon	No
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	7.49100%	0.01859%	7.47241%	NAP	41,139.81	NAP	493,677.72	Interest Only	No
25.00	Loan	43,44,45,46	1	1165 Station Road	6.70000%	0.01859%	6.68141%	NAP	36,229.63	NAP	434,755.56	Interest Only	No
26.00	Loan		1	Uniroom	6.79000%	0.01859%	6.77141%	NAP	34,421.53	NAP	413,058.36	Interest Only	No
27.00	Loan	47,48	2	Guttman Portfolio	7.25000%	0.01859%	7.23141%	NAP	32,771.85	NAP	393,262.20	Interest Only	No
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio	7.22000%	0.01859%	7.20141%	NAP	31,111.18	NAP	373,334.16	Interest Only	No
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10	7.43000%	0.01859%	7.41141%	32,290.88	NAP	387,490.56	NAP	Amortizing Balloon	No
30.00	Loan	51,52,53	1	3854 Bailey Avenue	7.33000%	0.01859%	7.31141%	30,701.82	NAP	368,421.84	NAP	Amortizing Balloon	No

A-1-3

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)
1.00	Loan	5	10	Radius at Harbor Bay	Actual/360	0	0	60	60	360	360	12/30/2024	0
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	Actual/360	60	60	60	60	0	0	12/30/2024	0
3.00	Loan	14	3	Wilshire Office Portfolio	Actual/360	60	60	60	60	0	0	12/27/2024	0
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	Actual/360	60	59	60	59	0	0	11/26/2024	1
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	Actual/360	60	59	60	59	0	0	12/6/2024	1
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	Actual/360	60	60	60	60	0	0	12/17/2024	0
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	Actual/360	60	59	60	59	0	0	11/7/2024	1
8.00	Loan	23	1	Christopher Crossing Apartments	Actual/360	60	58	60	58	0	0	10/31/2024	2
9.00	Loan		1	240 West 40th Street-NY	Actual/360	60	59	60	59	0	0	11/27/2024	1
10.00	Loan	24,25	4	Riverwalk Business Park	Actual/360	0	0	60	59	360	359	11/26/2024	1
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	Actual/360	60	59	60	59	0	0	11/25/2024	1
12.00	Loan	27	1	Falls of Westpark	Actual/360	60	59	60	59	0	0	12/2/2024	1
13.00	Loan	28,29,30,31	1	Queens Center	Actual/360	60	58	60	58	0	0	10/28/2024	2
14.00	Loan	32,33	3	Teller Avenue Portfolio	Actual/360	12	12	60	60	360	360	12/24/2024	0
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	Actual/360	60	58	60	58	0	0	11/1/2024	2
16.00	Loan		1	Plaza at Eastlake	Actual/360	60	59	60	59	0	0	12/6/2024	1
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	Actual/360	60	59	60	59	0	0	11/18/2024	1
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	Actual/360	60	60	60	60	0	0	12/23/2024	0
19.00	Loan	39,40	1	Circle Business Center	Actual/360	0	0	60	58	360	358	10/24/2024	2
20.00	Loan	41,42	1	Brookhill Village	Actual/360	60	60	60	60	0	0	12/13/2024	0
21.00	Loan		1	CVS Pharmacy-Ridgewood	Actual/360	60	59	60	59	0	0	11/21/2024	1
22.00	Loan		1	Larchmont Village Retail	Actual/360	60	59	60	59	0	0	11/22/2024	1
23.00	Loan		5	Park Nation MHC Portfoilio	Actual/360	36	36	60	60	360	360	12/9/2024	0
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	Actual/360	60	60	60	60	0	0	12/20/2024	0
25.00	Loan	43,44,45,46	1	1165 Station Road	Actual/360	60	60	60	60	0	0	12/31/2024	0
26.00	Loan		1	Uniroom	Actual/360	60	59	60	59	0	0	12/6/2024	1
27.00	Loan	47,48	2	Guttman Portfolio	Actual/360	60	60	60	60	0	0	12/18/2024	0
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio	Actual/360	60	59	60	59	0	0	12/9/2024	1
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10	Actual/360	0	0	60	59	360	359	11/25/2024	1
30.00	Loan	51,52,53	1	3854 Bailey Avenue	Actual/360	0	0	60	59	360	359	12/3/2024	1

A-1-4

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)
1.00	Loan	5	10	Radius at Harbor Bay	11	2/11/2025	2/11/2025	1/11/2030	NAP	0	0	L(24),D(29),O(7)	26,278,366	8,248,974
1.01	Property		1	1420 Harbor Bay Parkway									3,531,144	1,396,737
1.02	Property		1	1351 Harbor Bay Parkway									3,768,563	894,368
1.03	Property		1	1451 Harbor Bay Parkway									3,225,446	722,947
1.04	Property		1	1640 South Loop Road									3,757,964	923,973
1.05	Property		1	1650 Harbor Bay Parkway									2,148,459	1,270,668
1.06	Property		1	1600 Harbor Bay Parkway									2,724,116	1,230,116
1.07	Property		1	1350 South Loop Road									3,074,854	412,534
1.08	Property		1	1321 Harbor Bay Parkway									1,991,465	514,913
1.09	Property		1	1501 Harbor Bay Parkway									934,722	579,935
1.10	Property		1	1411 Harbor Bay Parkway									1,121,633	302,784
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	1	2/1/2025	NAP	1/1/2030	NAP	0	5	L(24),YM1(30),O(6)	18,155,208	7,791,281
3.00	Loan	14	3	Wilshire Office Portfolio	11	2/11/2025	NAP	1/11/2030	NAP	0	0	L(24),DorYM1(29),O(7)	22,033,671	9,651,524
3.01	Property		1	9460 Wilshire Boulevard									9,576,986	3,885,926
3.02	Property		1	11620 Wilshire Boulevard									8,843,903	4,058,909
3.03	Property		1	11600 Wilshire Boulevard									3,612,782	1,706,690
4.00	Loan	15,16	10	WAND MHC Portfolio	6	1/6/2025	NAP	12/6/2029	NAP	0	0	L(25),D(28),O(7)	8,059,106	2,123,384
4.01	Property		1	Jefferson Park MHC									1,945,219	668,847
4.02	Property		1	Holiday Village MHC									1,851,254	510,920
4.03	Property		1	Cedrona Community									566,136	100,646
4.04	Property		1	Sunrise Terrace Community									672,247	105,091
4.05	Property		1	Moxie Community									487,748	95,801
4.06	Property		1	Chinook Mobile Community									614,349	126,502
4.07	Property		1	Laurel Lane MHC									470,542	137,356
4.08	Property		1	Northwest Community									694,128	199,995
4.09	Property		1	Squilchuck Creek Community									388,171	86,317
4.10	Property		1	Sun City Center and Community					1/0/1900				369,312	91,910
5.00	Loan	17,18	1	The Brazilian Court Hotel	6	1/6/2025	NAP	12/6/2029	NAP	5	0	L(25),D(28),O(7)	15,521,218	8,214,404
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	6	2/6/2025	NAP	1/6/2030	NAP	0	0	L(24),D(30),O(6)	5,424,096	1,931,835
6.01	Property		1	Brookfield Park									2,227,178	824,007
6.02	Property		1	Retreat at Baywood									1,963,429	653,030
6.03	Property		1	Ashford Brook									1,233,490	454,798
7.00	Loan	21,22	1	Welleon	6	1/6/2025	NAP	12/6/2029	NAP	0	0	L(25),D(28),O(7)	NAV	NAV
8.00	Loan	23	1	Christopher Crossing Apartments	6	12/6/2024	NAP	11/6/2029	NAP	0	0	L(26),D(27),O(7)	7,892,729	3,994,837
9.00	Loan		1	240 West 40th Street-NY	11	1/11/2025	NAP	12/11/2029	NAP	0	0	L(25),D(31),O(4)	7,249,715	3,497,830
10.00	Loan	24,25	4	Riverwalk Business Park	11	1/11/2025	1/11/2025	12/11/2029	NAP	0	0	YM1(25),DorYM1(28),O(7)	9,931,589	4,141,995
10.01	Property		1	7720 North Dobson Road									3,609,438	1,278,609
10.02	Property		1	7350 North Dobson Road									3,253,001	1,159,162
10.03	Property		1	7500 North Dobson Road									2,688,636	1,104,589
10.04	Property		1	7580 North Dobson Road									380,514	599,635
11.00	Loan	26	1	Addison Arts Apartments	6	1/6/2025	NAP	12/6/2029	NAP	0	0	L(25),D(28),O(7)	3,557,754	996,109
12.00	Loan	27	1	Falls of Westpark	6	1/6/2025	NAP	12/6/2029	NAP	0	0	L(25),D(32),O(3)	4,852,237	2,250,675
13.00	Loan	28,29,30,31	1	Queens Center	6	12/6/2024	NAP	11/6/2029	NAP	5	0	L(26),DorYM1(27),O(7)	96,970,236	47,239,932
14.00	Loan	32,33	3	Teller Avenue Portfolio	6	2/6/2025	2/6/2026	1/6/2030	NAP	0	0	L(24),D(32),O(4)	2,173,867	204,852
14.01	Property		1	80 Clinton Place									881,166	77,366
14.02	Property		1	1433 Teller Avenue									644,012	62,887
14.03	Property		1	1441 Teller Avenue									648,689	64,598
15.00	Loan	34	1	The Vesper Apartments	6	12/6/2024	NAP	11/6/2029	NAP	5	0	L(26),D(30),O(4)	2,927,992	1,502,191
16.00	Loan		1	Plaza at Eastlake	6	1/6/2025	NAP	12/6/2029	NAP	0	0	L(25),D(30),O(5)	3,808,216	1,286,803
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	6	1/6/2025	NAP	12/6/2029	NAP	0	0	L(25),D(28),O(7)	17,452,091	6,016,519
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	6	2/6/2025	NAP	1/6/2030	NAP	0	0	L(24),D(32),O(4)	4,905,702	2,768,028
19.00	Loan	39,40	1	Circle Business Center	6	12/6/2024	12/6/2024	11/6/2029	NAP	5	0	L(26),D(29),O(5)	3,489,143	1,721,178
20.00	Loan	41,42	1	Brookhill Village	1	2/1/2025	NAP	1/1/2030	NAP	0	0	L(24),D(30),O(6)	2,086,391	729,084
21.00	Loan		1	CVS Pharmacy-Ridgewood	11	1/11/2025	NAP	12/11/2029	NAP	0	0	L(25),D(31),O(4)	NAV	NAV
22.00	Loan		1	Larchmont Village Retail	11	1/11/2025	NAP	12/11/2029	NAP	0	0	L(25),D(31),O(4)	947,633	118,518
23.00	Loan		5	Park Nation MHC Portfoilio	6	2/6/2025	2/6/2028	1/6/2030	NAP	0	0	L(24),D(29),O(7)	1,379,799	705,416
23.01	Property		1	Meadowlark MHP									408,691	229,083
23.02	Property		1	Shady Estates MHP									259,221	142,317
23.03	Property		1	Highland Village MHP									305,601	149,985
23.04	Property		1	Sunset Harbor MHP									233,356	125,759
23.05	Property		1	Lakeside MHP									172,931	58,272
24.00	Loan		1	Burlington Plaza	6	2/6/2025	NAP	1/6/2030	NAP	0	0	L(24),YM2(29),O(7)	1,370,259	416,900
25.00	Loan	43,44,45,46	1	1165 Station Road	6	2/6/2025	NAP	1/6/2030	NAP	0	0	L(12),YM1(41),O(7)	NAV	NAV
26.00	Loan		1	Uniroom	11	1/11/2025	NAP	12/11/2029	NAP	0	0	L(24),YM1(32),O(4)	570,210	30,000
27.00	Loan	47,48	2	Guttman Portfolio	6	2/6/2025	NAP	1/6/2030	NAP	0	0	L(11),YM1(42),O(7)	438,395	48,536
27.01	Property		1	1392 Nelson Avenue									163,571	5,752
27.02	Property		1	3605 Holland Avenue									274,824	42,783
28.00	Loan	49,50	2	Seidenfeld Portfolio	6	1/6/2025	NAP	12/6/2029	NAP	0	0	L(12),YM1(41),O(7)	545,400	67,146
28.01	Property		1	2811 Heath Avenue									287,850	40,939
28.02	Property		1	83 West 174th Street									257,550	26,207
29.00	Loan		1	2200 Route 10	6	1/6/2025	1/6/2025	12/6/2029	NAP	0	0	L(25),D(31),O(4)	986,891	490,982
30.00	Loan	51,52,53	1	3854 Bailey Avenue	6	1/6/2025	1/6/2025	12/6/2029	NAP	0	0	L(23),YM1(33),O(4)	NAV	NAV

A-1-5

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
1.00	Loan	5	10	Radius at Harbor Bay	18,029,392	9/30/2024	T-12	20,168,014	8,005,660	12,162,354	12/31/2023	T-12	16,774,483
1.01	Property		1	1420 Harbor Bay Parkway	2,134,406	9/30/2024	T-12	3,408,148	1,388,430	2,019,718	12/31/2023	T-12	3,796,855
1.02	Property		1	1351 Harbor Bay Parkway	2,874,196	9/30/2024	T-12	3,705,963	998,863	2,707,099	12/31/2023	T-12	3,571,444
1.03	Property		1	1451 Harbor Bay Parkway	2,502,499	9/30/2024	T-12	2,624,949	818,254	1,806,694	12/31/2023	T-12	3,054,256
1.04	Property		1	1640 South Loop Road	2,833,991	9/30/2024	T-12	2,068,113	793,697	1,274,415	12/31/2023	T-12	122,576
1.05	Property		1	1650 Harbor Bay Parkway	877,791	9/30/2024	T-12	2,171,107	1,176,095	995,012	12/31/2023	T-12	1,859,711
1.06	Property		1	1600 Harbor Bay Parkway	1,494,000	9/30/2024	T-12	2,127,441	1,153,514	973,926	12/31/2023	T-12	1,576,253
1.07	Property		1	1350 South Loop Road	2,662,320	9/30/2024	T-12	857,647	338,062	519,585	12/31/2023	T-12	(131,844)
1.08	Property		1	1321 Harbor Bay Parkway	1,476,552	9/30/2024	T-12	2,003,460	588,306	1,415,154	12/31/2023	T-12	1,859,815
1.09	Property		1	1501 Harbor Bay Parkway	354,787	9/30/2024	T-12	73,170	422,554	(349,384)	12/31/2023	T-12	NAV
1.10	Property		1	1411 Harbor Bay Parkway	818,849	9/30/2024	T-12	1,128,017	327,883	800,134	12/31/2023	T-12	1,065,417
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	10,363,928	10/31/2024	T-12	17,032,494	7,351,937	9,680,557	12/31/2023	T-12	14,423,252
3.00	Loan	14	3	Wilshire Office Portfolio	12,382,146	8/31/2024	T-12	20,416,224	9,080,489	11,335,735	12/31/2023	T-12	18,816,121
3.01	Property		1	9460 Wilshire Boulevard	5,691,060	8/31/2024	T-12	8,710,760	3,684,101	5,026,659	12/31/2023	T-12	7,188,413
3.02	Property		1	11620 Wilshire Boulevard	4,784,994	8/31/2024	T-12	8,130,207	3,812,428	4,317,779	12/31/2023	T-12	8,258,489
3.03	Property		1	11600 Wilshire Boulevard	1,906,092	8/31/2024	T-12	3,575,257	1,583,960	1,991,297	12/31/2023	T-12	3,369,220
4.00	Loan	15,16	10	WAND MHC Portfolio	5,935,722	9/30/2024	T-12	7,613,973	2,162,550	5,451,422	12/31/2023	T-12	NAV
4.01	Property		1	Jefferson Park MHC	1,276,372	9/30/2024	T-12	1,879,440	682,079	1,197,360	12/31/2023	T-12	NAV
4.02	Property		1	Holiday Village MHC	1,340,334	9/30/2024	T-12	1,751,963	540,708	1,211,255	12/31/2023	T-12	NAV
4.03	Property		1	Cedrona Community	465,489	9/30/2024	T-12	513,745	103,381	410,364	12/31/2023	T-12	NAV
4.04	Property		1	Sunrise Terrace Community	567,156	9/30/2024	T-12	618,865	118,685	500,180	12/31/2023	T-12	NAV
4.05	Property		1	Moxie Community	391,946	9/30/2024	T-12	485,484	95,883	389,601	12/31/2023	T-12	NAV
4.06	Property		1	Chinook Mobile Community	487,847	9/30/2024	T-12	529,373	97,517	431,856	12/31/2023	T-12	NAV
4.07	Property		1	Laurel Lane MHC	333,185	9/30/2024	T-12	444,661	136,952	307,710	12/31/2023	T-12	NAV
4.08	Property		1	Northwest Community	494,133	9/30/2024	T-12	697,280	203,960	493,320	12/31/2023	T-12	NAV
4.09	Property		1	Squilchuck Creek Community	301,855	9/30/2024	T-12	342,596	93,299	249,297	12/31/2023	T-12	NAV
4.10	Property		1	Sun City Center and Community	277,403	9/30/2024	T-12	350,565	90,085	260,480	12/31/2023	T-12	NAV
5.00	Loan	17,18	1	The Brazilian Court Hotel	7,306,814	11/30/2024	T-12	16,076,955	8,113,143	7,963,812	12/31/2023	T-12	18,685,007
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	3,492,261	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV
6.01	Property		1	Brookfield Park	1,403,171	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV
6.02	Property		1	Retreat at Baywood	1,310,399	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV
6.03	Property		1	Ashford Brook	778,692	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV
7.00	Loan	21,22	1	Welleon	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.00	Loan	23	1	Christopher Crossing Apartments	3,897,891	8/31/2024	T-12	7,031,776	3,609,176	3,422,601	12/31/2023	T-12	6,382,510
9.00	Loan		1	240 West 40th Street-NY	3,751,885	9/30/2024	T-12	6,208,387	3,348,748	2,859,639	12/31/2023	T-12	5,242,718
10.00	Loan	24,25	4	Riverwalk Business Park	5,789,594	6/30/2024	T-12	8,670,567	4,073,891	4,596,676	12/31/2023	T-12	8,883,710
10.01	Property		1	7720 North Dobson Road	2,330,829	6/30/2024	T-12	3,376,844	1,336,624	2,040,220	12/31/2023	T-12	3,866,888
10.02	Property		1	7350 North Dobson Road	2,093,838	6/30/2024	T-12	2,170,687	1,118,807	1,051,880	12/31/2023	T-12	2,857,830
10.03	Property		1	7500 North Dobson Road	1,584,048	6/30/2024	T-12	2,547,511	1,060,859	1,486,652	12/31/2023	T-12	1,044,761
10.04	Property		1	7580 North Dobson Road	(219,121)	6/30/2024	T-12	575,526	557,602	17,924	12/31/2023	T-12	1,114,231
11.00	Loan	26	1	Addison Arts Apartments	2,561,645	10/31/2024	T-12	3,409,132	975,294	2,433,838	12/31/2023	T-12	2,937,769
12.00	Loan	27	1	Falls of Westpark	2,601,562	10/31/2024	T-12	4,288,597	2,169,932	2,118,666	12/31/2023	T-12	3,979,573
13.00	Loan	28,29,30,31	1	Queens Center	49,730,304	9/30/2024	T-12	99,301,114	46,818,839	52,482,275	12/31/2023	T-12	102,751,752
14.00	Loan	32,33	3	Teller Avenue Portfolio	1,969,015	10/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV
14.01	Property		1	80 Clinton Place	803,800	10/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV
14.02	Property		1	1433 Teller Avenue	581,125	10/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV
14.03	Property		1	1441 Teller Avenue	584,091	10/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV
15.00	Loan	34	1	The Vesper Apartments	1,425,800	9/30/2024	T-12	2,648,488	1,393,551	1,254,937	12/31/2023	T-12	2,463,819
16.00	Loan		1	Plaza at Eastlake	2,521,413	8/31/2024	T-12	3,205,811	1,276,967	1,928,844	12/31/2023	T-12	2,592,047
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	11,435,572	9/30/2024	T-12	16,266,591	5,776,467	10,490,125	12/31/2023	T-12	16,180,797
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	2,137,674	10/31/2024	T-12	5,177,922	2,734,315	2,443,607	12/31/2023	T-12	4,656,940
19.00	Loan	39,40	1	Circle Business Center	1,767,965	8/31/2024	T-12	3,350,413	1,641,227	1,709,186	12/31/2023	T-12	3,234,469
20.00	Loan	41,42	1	Brookhill Village	1,357,307	9/30/2024	T-12	1,815,324	630,231	1,185,093	12/31/2023	T-12	1,795,061
21.00	Loan		1	CVS Pharmacy-Ridgewood	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.00	Loan		1	Larchmont Village Retail	829,115	9/30/2024	T-12	899,923	131,652	768,271	12/31/2023	T-12	696,217
23.00	Loan		5	Park Nation MHC Portfoilio	674,384	9/30/2024	T-12	1,312,617	689,397	623,220	12/31/2023	T-12	1,321,496
23.01	Property		1	Meadowlark MHP	179,608	9/30/2024	T-12	383,530	208,439	175,091	12/31/2023	T-12	391,586
23.02	Property		1	Shady Estates MHP	116,904	9/30/2024	T-12	234,762	122,303	112,459	12/31/2023	T-12	235,965
23.03	Property		1	Highland Village MHP	155,615	9/30/2024	T-12	298,972	156,926	142,046	12/31/2023	T-12	302,523
23.04	Property		1	Sunset Harbor MHP	107,597	9/30/2024	T-12	231,270	141,271	89,999	12/31/2023	T-12	230,861
23.05	Property		1	Lakeside MHP	114,659	9/30/2024	T-12	164,083	60,458	103,625	12/31/2023	T-12	160,561
24.00	Loan		1	Burlington Plaza	953,359	10/31/2024	T-12	1,347,748	370,752	976,996	12/31/2023	T-12	1,220,534
25.00	Loan	43,44,45,46	1	1165 Station Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26.00	Loan		1	Uniroom	540,210	10/31/2024	T-4 Annualized	NAV	NAV	NAV	NAV	NAV	NAV
27.00	Loan	47,48	2	Guttman Portfolio	389,859	11/30/2024	T-1 Annualized	NAV	NAV	NAV	NAV	NAV	NAV
27.01	Property		1	1392 Nelson Avenue	157,819	11/30/2024	T-1 Annualized	NAV	NAV	NAV	NAV	NAV	NAV
27.02	Property		1	3605 Holland Avenue	232,041	11/30/2024	T-1 Annualized	NAV	NAV	NAV	NAV	NAV	NAV
28.00	Loan	49,50	2	Seidenfeld Portfolio	478,254	10/31/2024	T-2 Annualized	NAV	NAV	NAV	NAV	NAV	NAV
28.01	Property		1	2811 Heath Avenue	246,911	10/31/2024	T-2 Annualized	NAV	NAV	NAV	NAV	NAV	NAV
28.02	Property		1	83 West 174th Street	231,343	10/31/2024	T-2 Annualized	NAV	NAV	NAV	NAV	NAV	NAV
29.00	Loan		1	2200 Route 10	495,909	10/31/2024	T-12	1,007,086	534,008	473,078	12/31/2023	T-12	1,018,050
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-6

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)
1.00	Loan	5	10	Radius at Harbor Bay	6,553,693	10,220,790	12/31/2022	T-12	91.8%	31,472,463	8,711,242	22,761,221	128,644
1.01	Property		1	1420 Harbor Bay Parkway	1,221,250	2,575,604	12/31/2022	T-12	100.0%	5,665,044	1,439,747	4,225,296	24,243
1.02	Property		1	1351 Harbor Bay Parkway	926,541	2,644,903	12/31/2022	T-12	100.0%	3,644,556	818,030	2,826,526	19,596
1.03	Property		1	1451 Harbor Bay Parkway	1,090,965	1,963,291	12/31/2022	T-12	100.0%	3,166,367	683,852	2,482,514	17,211
1.04	Property		1	1640 South Loop Road	298,418	(175,842)	12/31/2022	T-12	100.0%	4,366,904	1,121,878	3,245,026	10,356
1.05	Property		1	1650 Harbor Bay Parkway	895,396	964,315	12/31/2022	T-12	63.7%	2,761,834	1,361,772	1,400,062	13,507
1.06	Property		1	1600 Harbor Bay Parkway	929,791	646,462	12/31/2022	T-12	100.0%	4,056,861	1,364,159	2,692,701	12,539
1.07	Property		1	1350 South Loop Road	314,933	(446,776)	12/31/2022	T-12	100.0%	3,424,308	596,664	2,827,643	8,729
1.08	Property		1	1321 Harbor Bay Parkway	561,529	1,298,285	12/31/2022	T-12	100.0%	1,889,350	441,844	1,447,506	10,035
1.09	Property		1	1501 Harbor Bay Parkway	NAV	NAV	NAV	NAV	54.0%	1,405,047	607,990	797,057	6,763
1.10	Property		1	1411 Harbor Bay Parkway	314,869	750,548	12/31/2022	T-12	100.0%	1,092,194	275,305	816,889	5,663
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	6,815,604	7,607,648	12/31/2022	T-12	90.5%	18,156,367	7,749,840	10,406,528	689,583
3.00	Loan	14	3	Wilshire Office Portfolio	8,664,422	10,151,699	12/31/2022	T-12	85.3%	23,618,844	9,805,059	13,813,785	165,191
3.01	Property		1	9460 Wilshire Boulevard	3,472,731	3,715,681	12/31/2022	T-12	93.4%	11,041,709	4,086,940	6,954,769	24,414
3.02	Property		1	11620 Wilshire Boulevard	3,640,982	4,617,507	12/31/2022	T-12	80.9%	9,200,004	4,058,967	5,141,037	107,263
3.03	Property		1	11600 Wilshire Boulevard	1,550,709	1,818,511	12/31/2022	T-12	74.9%	3,377,132	1,659,152	1,717,980	33,514
4.00	Loan	15,16	10	WAND MHC Portfolio	NAV	NAV	NAV	NAV	95.0%	8,081,375	2,141,292	5,940,082	48,100
4.01	Property		1	Jefferson Park MHC	NAV	NAV	NAV	NAV	95.0%	1,968,555	665,116	1,303,438	14,350
4.02	Property		1	Holiday Village MHC	NAV	NAV	NAV	NAV	95.0%	1,849,010	511,874	1,337,137	13,600
4.03	Property		1	Cedrona Community	NAV	NAV	NAV	NAV	95.0%	596,898	114,634	482,263	2,700
4.04	Property		1	Sunrise Terrace Community	NAV	NAV	NAV	NAV	95.0%	670,917	127,527	543,390	2,750
4.05	Property		1	Moxie Community	NAV	NAV	NAV	NAV	95.0%	500,409	93,797	406,612	3,150
4.06	Property		1	Chinook Mobile Community	NAV	NAV	NAV	NAV	95.0%	579,606	116,001	463,606	3,100
4.07	Property		1	Laurel Lane MHC	NAV	NAV	NAV	NAV	95.0%	463,132	132,573	330,559	1,850
4.08	Property		1	Northwest Community	NAV	NAV	NAV	NAV	95.0%	704,397	214,030	490,367	2,650
4.09	Property		1	Squilchuck Creek Community	NAV	NAV	NAV	NAV	95.0%	385,848	82,012	303,836	2,000
4.10	Property		1	Sun City Center and Community	NAV	NAV	NAV	NAV	95.0%	362,603	83,728	278,875	1,950
5.00	Loan	17,18	1	The Brazilian Court Hotel	8,671,669	10,013,338	12/31/2022	T-12	49.3%	15,512,152	8,367,147	7,145,004	590,504
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	NAV	NAV	NAV	NAV	95.0%	6,024,853	1,816,040	4,208,814	133,424
6.01	Property		1	Brookfield Park	NAV	NAV	NAV	NAV	95.0%	2,465,559	730,014	1,735,545	29,110
6.02	Property		1	Retreat at Baywood	NAV	NAV	NAV	NAV	95.0%	2,120,453	662,137	1,458,316	58,145
6.03	Property		1	Ashford Brook	NAV	NAV	NAV	NAV	95.0%	1,438,842	423,889	1,014,953	46,169
7.00	Loan	21,22	1	Welleon	NAV	NAV	NAV	NAV	92.3%	4,390,343	824,770	3,565,573	26,000
8.00	Loan	23	1	Christopher Crossing Apartments	3,253,560	3,128,950	12/31/2022	T-12	93.8%	7,515,817	3,459,688	4,056,129	140,704
9.00	Loan		1	240 West 40th Street-NY	2,970,845	2,271,873	12/31/2022	T-12	92.5%	8,867,458	3,644,427	5,223,031	37,106
10.00	Loan	24,25	4	Riverwalk Business Park	4,017,863	4,865,846	12/31/2022	T-12	90.0%	10,806,203	4,145,799	6,660,404	159,543
10.01	Property		1	7720 North Dobson Road	1,308,168	2,558,720	12/31/2022	T-12	95.7%	3,867,575	1,340,287	2,527,288	52,477
10.02	Property		1	7350 North Dobson Road	1,090,685	1,767,146	12/31/2022	T-12	95.7%	3,221,826	1,118,208	2,103,617	49,262
10.03	Property		1	7500 North Dobson Road	933,793	110,968	12/31/2022	T-12	95.7%	2,634,364	1,085,433	1,548,931	35,259
10.04	Property		1	7580 North Dobson Road	685,218	429,013	12/31/2022	T-12	58.8%	1,082,438	601,870	480,568	22,546
11.00	Loan	26	1	Addison Arts Apartments	1,055,216	1,882,553	12/31/2022	T-12	95.0%	3,501,669	1,030,646	2,471,023	17,250
12.00	Loan	27	1	Falls of Westpark	2,121,485	1,858,087	12/31/2022	T-12	93.9%	5,103,083	2,177,264	2,925,819	88,000
13.00	Loan	28,29,30,31	1	Queens Center	47,275,208	55,476,544	12/31/2022	T-12	95.8%	100,774,128	47,153,562	53,620,566	119,490
14.00	Loan	32,33	3	Teller Avenue Portfolio	NAV	NAV	NAV	NAV	95.0%	2,233,294	319,197	1,914,097	15,250
14.01	Property		1	80 Clinton Place	NAV	NAV	NAV	NAV	92.4%	889,344	120,662	768,682	6,500
14.02	Property		1	1433 Teller Avenue	NAV	NAV	NAV	NAV	97.2%	699,133	108,638	590,495	4,750
14.03	Property		1	1441 Teller Avenue	NAV	NAV	NAV	NAV	96.5%	644,817	89,897	554,920	4,000
15.00	Loan	34	1	The Vesper Apartments	1,329,931	1,133,888	12/31/2022	T-12	93.7%	3,019,115	1,442,048	1,577,067	57,600
16.00	Loan		1	Plaza at Eastlake	1,106,629	1,485,418	12/31/2022	T-12	92.8%	4,578,753	1,375,160	3,203,593	26,495
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	5,782,993	10,397,804	12/31/2022	T-12	90.0%	16,441,883	6,073,088	10,368,795	573,214
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	2,471,748	2,185,192	12/31/2022	T-12	47.8%	4,892,299	2,688,571	2,203,728	195,692
19.00	Loan	39,40	1	Circle Business Center	1,555,202	1,679,267	12/31/2022	T-12	78.9%	3,668,304	1,726,689	1,941,615	39,242
20.00	Loan	41,42	1	Brookhill Village	642,984	1,152,078	12/31/2022	T-12	85.6%	2,073,170	697,826	1,375,344	22,929
21.00	Loan		1	CVS Pharmacy-Ridgewood	NAV	NAV	NAV	NAV	97.0%	1,088,176	63,861	1,024,315	1,348
22.00	Loan		1	Larchmont Village Retail	86,904	609,312	12/31/2022	T-12	95.0%	1,064,444	306,849	757,595	2,571
23.00	Loan		5	Park Nation MHC Portfoilio	688,658	632,838	12/31/2022	T-12	70.7%	1,561,171	730,131	831,040	16,850
23.01	Property		1	Meadowlark MHP	202,380	189,206	12/31/2022	T-12	66.0%	464,510	227,350	237,160	5,350
23.02	Property		1	Shady Estates MHP	104,083	131,882	12/31/2022	T-12	58.9%	305,031	132,693	172,338	4,400
23.03	Property		1	Highland Village MHP	179,759	122,764	12/31/2022	T-12	77.2%	335,119	168,651	166,468	3,050
23.04	Property		1	Sunset Harbor MHP	141,329	89,532	12/31/2022	T-12	73.1%	262,581	135,761	126,820	2,600
23.05	Property		1	Lakeside MHP	61,107	99,454	12/31/2022	T-12	96.6%	193,930	65,676	128,255	1,450
24.00	Loan		1	Burlington Plaza	356,778	863,756	12/31/2022	T-12	95.0%	1,458,582	383,468	1,075,115	26,026
25.00	Loan	43,44,45,46	1	1165 Station Road	NAV	NAV	NAV	NAV	95.0%	827,559	180,823	646,736	4,276
26.00	Loan		1	Uniroom	NAV	NAV	NAV	NAV	95.0%	713,049	190,165	522,884	4,890
27.00	Loan	47,48	2	Guttman Portfolio	NAV	NAV	NAV	NAV	98.0%	610,520	99,759	510,761	4,000
27.01	Property		1	1392 Nelson Avenue	NAV	NAV	NAV	NAV	98.0%	310,335	49,143	261,192	2,000
27.02	Property		1	3605 Holland Avenue	NAV	NAV	NAV	NAV	98.0%	300,186	50,617	249,569	2,000
28.00	Loan	49,50	2	Seidenfeld Portfolio	NAV	NAV	NAV	NAV	94.0%	569,640	100,243	469,397	4,000
28.01	Property		1	2811 Heath Avenue	NAV	NAV	NAV	NAV	98.0%	296,940	50,217	246,723	2,000
28.02	Property		1	83 West 174th Street	NAV	NAV	NAV	NAV	90.0%	272,700	50,026	222,674	2,000
29.00	Loan		1	2200 Route 10	529,418	488,633	12/31/2022	T-12	91.1%	1,234,072	537,064	697,008	19,574
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAV	NAV	NAV	NAV	94.2%	550,208	62,876	487,332	3,000

A-1-7

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date
1.00	Loan	5	10	Radius at Harbor Bay	193,220	22,439,357	1.47	1.45	10.7%	10.6%	316,270,000	Various	Various
1.01	Property		1	1420 Harbor Bay Parkway	36,413	4,164,640					46,420,000	Hypothetical As Stabilized	10/23/2024
1.02	Property		1	1351 Harbor Bay Parkway	29,433	2,777,498					44,770,000	Hypothetical As Stabilized	10/23/2024
1.03	Property		1	1451 Harbor Bay Parkway	25,850	2,439,453					39,320,000	Hypothetical As Stabilized	10/23/2024
1.04	Property		1	1640 South Loop Road	15,554	3,219,116					36,500,000	As Is	10/21/2024
1.05	Property		1	1650 Harbor Bay Parkway	20,288	1,366,267					29,600,000	As Is	10/21/2024
1.06	Property		1	1600 Harbor Bay Parkway	18,834	2,661,328					35,700,000	Hypothetical As Complete/Stabilized	10/21/2024
1.07	Property		1	1350 South Loop Road	13,111	2,805,804					31,490,000	As Is	10/23/2024
1.08	Property		1	1321 Harbor Bay Parkway	15,073	1,422,397					22,930,000	Hypothetical As Stabilized	10/23/2024
1.09	Property		1	1501 Harbor Bay Parkway	10,158	780,135					16,600,000	As Is	10/21/2024
1.10	Property		1	1411 Harbor Bay Parkway	8,506	802,719					12,940,000	Hypothetical As Stabilized	10/23/2024
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	0	9,716,944	1.73	1.62	13.7%	12.8%	144,000,000	As Is	10/3/2024
3.00	Loan	14	3	Wilshire Office Portfolio	0	13,648,594	1.75	1.73	13.2%	13.0%	202,400,000	Various	Various
3.01	Property		1	9460 Wilshire Boulevard	0	6,930,355					107,600,000	As Hypothetical	10/14/2024
3.02	Property		1	11620 Wilshire Boulevard	0	5,033,774					65,800,000	As Is	10/14/2024
3.03	Property		1	11600 Wilshire Boulevard	0	1,684,465					29,000,000	As Is	10/17/2024
4.00	Loan	15,16	10	WAND MHC Portfolio	0	5,891,982	1.33	1.32	8.4%	8.4%	105,055,000	As Is	Various
4.01	Property		1	Jefferson Park MHC	0	1,289,088					22,420,000	As Is	10/15/2024
4.02	Property		1	Holiday Village MHC	0	1,323,537					20,210,000	As Is	10/15/2024
4.03	Property		1	Cedrona Community	0	479,563					9,575,000	As Is	10/13/2024
4.04	Property		1	Sunrise Terrace Community	0	540,640					10,750,000	As Is	10/13/2024
4.05	Property		1	Moxie Community	0	403,462					7,125,000	As Is	10/13/2024
4.06	Property		1	Chinook Mobile Community	0	460,506					8,400,000	As Is	10/13/2024
4.07	Property		1	Laurel Lane MHC	0	328,709					6,675,000	As Is	10/13/2024
4.08	Property		1	Northwest Community	0	487,717					9,525,000	As Is	10/13/2024
4.09	Property		1	Squilchuck Creek Community	0	301,836					5,250,000	As Is	10/13/2024
4.10	Property		1	Sun City Center and Community	0	276,925					5,125,000	As Is	10/13/2024
5.00	Loan	17,18	1	The Brazilian Court Hotel	0	6,554,501	1.72	1.58	13.1%	12.0%	108,000,000	As Is	10/31/2024
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	0	4,075,390	1.33	1.29	9.0%	8.7%	73,900,000	As Is	7/23/2024
6.01	Property		1	Brookfield Park	0	1,706,435					29,900,000	As Is	7/23/2024
6.02	Property		1	Retreat at Baywood	0	1,400,171					26,700,000	As Is	7/23/2024
6.03	Property		1	Ashford Brook	0	968,784					17,300,000	As Is	7/23/2024
7.00	Loan	21,22	1	Welleon	14,426	3,525,147	1.27	1.25	8.0%	7.9%	68,500,000	As Is with Abatement Value	10/1/2024
8.00	Loan	23	1	Christopher Crossing Apartments	0	3,915,424	1.44	1.39	9.7%	9.3%	58,100,000	As Is	10/9/2024
9.00	Loan		1	240 West 40th Street-NY	371,058	4,814,867	1.67	1.54	13.1%	12.0%	81,000,000	As Is	7/24/2024
10.00	Loan	24,25	4	Riverwalk Business Park	809,306	5,691,555	2.22	1.90	19.0%	16.3%	83,000,000	As Portfolio	6/1/2024
10.01	Property		1	7720 North Dobson Road	266,196	2,208,615					29,600,000	As Is	6/1/2024
10.02	Property		1	7350 North Dobson Road	249,889	1,804,466					26,900,000	As Is	6/1/2024
10.03	Property		1	7500 North Dobson Road	178,854	1,334,818					17,200,000	As Is	6/1/2024
10.04	Property		1	7580 North Dobson Road	114,367	343,656					8,700,000	As Is	6/1/2024
11.00	Loan	26	1	Addison Arts Apartments	0	2,453,773	1.23	1.23	8.2%	8.2%	43,900,000	As Is	10/15/2024
12.00	Loan	27	1	Falls of Westpark	0	2,837,819	1.45	1.41	10.1%	9.8%	45,500,000	As Is	10/21/2024
13.00	Loan	28,29,30,31	1	Queens Center	968,757	52,532,319	1.88	1.84	10.2%	10.0%	1,060,000,000	As Is	9/19/2024
14.00	Loan	32,33	3	Teller Avenue Portfolio	0	1,898,847	1.24	1.23	10.3%	10.2%	27,200,000	As Is	Various
14.01	Property		1	80 Clinton Place	0	762,182					10,600,000	As Is	11/1/2024
14.02	Property		1	1433 Teller Avenue	0	585,745					8,700,000	As Is	9/30/2024
14.03	Property		1	1441 Teller Avenue	0	550,920					7,900,000	As Is	9/30/2024
15.00	Loan	34	1	The Vesper Apartments	0	1,519,467	1.24	1.20	8.6%	8.3%	27,100,000	As Is	9/4/2024
16.00	Loan		1	Plaza at Eastlake	264,954	2,912,144	2.73	2.48	18.1%	16.5%	30,200,000	As Is	10/21/2024
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	309,554	9,486,028	2.62	2.40	19.5%	17.8%	106,000,000	As Is	8/30/2024
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	0	2,008,036	1.78	1.62	13.8%	12.6%	26,100,000	As Is	11/19/2024
19.00	Loan	39,40	1	Circle Business Center	137,209	1,765,163	1.56	1.41	13.0%	11.8%	25,510,000	As Is	9/4/2024
20.00	Loan	41,42	1	Brookhill Village	47,145	1,305,270	1.40	1.33	10.0%	9.5%	21,500,000	As Is	11/13/2024
21.00	Loan		1	CVS Pharmacy-Ridgewood	0	1,022,967	1.32	1.32	9.3%	9.3%	15,800,000	As Is	7/12/2024
22.00	Loan		1	Larchmont Village Retail	0	755,024	1.32	1.32	8.8%	8.8%	16,100,000	As Is	10/22/2024
23.00	Loan		5	Park Nation MHC Portfoilio	0	814,190	1.40	1.37	11.5%	11.2%	16,650,000	As Is	Various
23.01	Property		1	Meadowlark MHP	0	231,810					4,610,000	As Is	9/19/2024
23.02	Property		1	Shady Estates MHP	0	167,938					3,880,000	As Is	9/19/2024
23.03	Property		1	Highland Village MHP	0	163,418					3,580,000	As Is	9/20/2024
23.04	Property		1	Sunset Harbor MHP	0	124,220					2,590,000	As Is	9/20/2024
23.05	Property		1	Lakeside MHP	0	126,805					1,990,000	As Is	9/20/2024
24.00	Loan		1	Burlington Plaza	54,102	994,987	2.18	2.02	16.5%	15.3%	15,930,000	As Is	11/17/2024
25.00	Loan	43,44,45,46	1	1165 Station Road	27,145	615,315	1.49	1.42	10.1%	9.6%	9,760,000	As Is	10/18/2024
26.00	Loan		1	Uniroom	934	517,060	1.27	1.25	8.7%	8.6%	8,370,000	As Is	8/27/2024
27.00	Loan	47,48	2	Guttman Portfolio	0	506,761	1.30	1.29	9.5%	9.5%	7,850,000	As Is	10/31/2024
27.01	Property		1	1392 Nelson Avenue	0	259,192					4,050,000	As Is	10/31/2024
27.02	Property		1	3605 Holland Avenue	0	247,569					3,800,000	As Is	10/31/2024
28.00	Loan	49,50	2	Seidenfeld Portfolio	0	465,397	1.26	1.25	9.2%	9.1%	7,600,000	As Is	10/15/2024
28.01	Property		1	2811 Heath Avenue	0	244,723					3,800,000	As Is	10/15/2024
28.02	Property		1	83 West 174th Street	0	220,674					3,800,000	As Is	10/15/2024
29.00	Loan		1	2200 Route 10	0	677,433	1.80	1.75	15.0%	14.6%	8,500,000	As Is	10/25/2024
30.00	Loan	51,52,53	1	3854 Bailey Avenue	0	484,332	1.32	1.31	10.9%	10.9%	7,200,000	As Is	6/27/2024

A-1-8

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1.00	Loan	5	10	Radius at Harbor Bay	67.0%	62.9%	93.9%	Various
1.01	Property		1	1420 Harbor Bay Parkway			100.0%	11/26/2024	Yes	Abbott Diabetes Care, Inc	121,216	100.0%
1.02	Property		1	1351 Harbor Bay Parkway			100.0%	11/26/2024	Yes	Penumbra, Inc.	97,980	100.0%
1.03	Property		1	1451 Harbor Bay Parkway			100.0%	11/26/2024	Yes	Penumbra, Inc.	86,055	100.0%
1.04	Property		1	1640 South Loop Road			100.0%	11/26/2024	No	AllCells, LLC	25,865	50.0%
1.05	Property		1	1650 Harbor Bay Parkway			67.1%	11/26/2024	No	Bay Area Disruptor	28,488	42.2%
1.06	Property		1	1600 Harbor Bay Parkway			100.0%	11/26/2024	No	Infinimmune, Inc	9,828	15.7%
1.07	Property		1	1350 South Loop Road			100.0%	11/26/2024	Yes	Vivani Medical, Inc.	43,645	100.0%
1.08	Property		1	1321 Harbor Bay Parkway			100.0%	11/26/2024	Yes	Penumbra, Inc.	50,177	100.0%
1.09	Property		1	1501 Harbor Bay Parkway			49.8%	10/16/2024	No	Rubi Laboratories, Inc.	16,844	49.8%
1.10	Property		1	1411 Harbor Bay Parkway			100.0%	11/26/2024	Yes	Penumbra, Inc.	28,317	100.0%
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	52.8%	52.8%	93.9%	10/31/2024	NAP	NAP	NAP	NAP
3.00	Loan	14	3	Wilshire Office Portfolio	51.9%	51.9%	82.3%	12/2/2024
3.01	Property		1	9460 Wilshire Boulevard			91.6%	12/2/2024	No	U.S. Bank National Association	27,569	28.2%
3.02	Property		1	11620 Wilshire Boulevard			80.3%	12/2/2024	No	Rexford Industrial Realty, L.P.	24,693	12.5%
3.03	Property		1	11600 Wilshire Boulevard			73.4%	12/2/2024	No	Majid Moarefi, M.D., Inc.	4,191	7.4%
4.00	Loan	15,16	10	WAND MHC Portfolio	67.1%	67.1%	97.7%	9/1/2024
4.01	Property		1	Jefferson Park MHC			95.1%	9/1/2024	NAP	NAP	NAP	NAP
4.02	Property		1	Holiday Village MHC			97.4%	9/1/2024	NAP	NAP	NAP	NAP
4.03	Property		1	Cedrona Community			98.1%	9/1/2024	NAP	NAP	NAP	NAP
4.04	Property		1	Sunrise Terrace Community			100.0%	9/1/2024	NAP	NAP	NAP	NAP
4.05	Property		1	Moxie Community			100.0%	9/1/2024	NAP	NAP	NAP	NAP
4.06	Property		1	Chinook Mobile Community			100.0%	9/1/2024	NAP	NAP	NAP	NAP
4.07	Property		1	Laurel Lane MHC			100.0%	9/1/2024	NAP	NAP	NAP	NAP
4.08	Property		1	Northwest Community			100.0%	9/1/2024	NAP	NAP	NAP	NAP
4.09	Property		1	Squilchuck Creek Community			100.0%	9/1/2024	NAP	NAP	NAP	NAP
4.10	Property		1	Sun City Center and Community			100.0%	9/1/2024	NAP	NAP	NAP	NAP
5.00	Loan	17,18	1	The Brazilian Court Hotel	50.5%	50.5%	49.3%	11/30/2024	NAP	NAP	NAP	NAP
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	63.6%	63.6%	98.4%	7/1/2024
6.01	Property		1	Brookfield Park			99.4%	7/1/2024	NAP	NAP	NAP	NAP
6.02	Property		1	Retreat at Baywood			95.8%	7/1/2024	NAP	NAP	NAP	NAP
6.03	Property		1	Ashford Brook			100.0%	7/1/2024	NAP	NAP	NAP	NAP
7.00	Loan	21,22	1	Welleon	65.1%	65.1%	91.5%	10/30/2024	NAP	NAP	NAP	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	72.3%	72.3%	94.7%	10/23/2024	NAP	NAP	NAP	NAP
9.00	Loan		1	240 West 40th Street-NY	49.4%	49.4%	99.0%	10/9/2024	No	Nomads Works	30,874	16.6%
10.00	Loan	24,25	4	Riverwalk Business Park	42.1%	40.3%	94.3%	11/20/2024
10.01	Property		1	7720 North Dobson Road			100.0%	11/20/2024	Yes	Arrivia/Equality Health	149,544	100.0%
10.02	Property		1	7350 North Dobson Road			100.0%	11/20/2024	No	GlobalTranz Enterprises	70,347	50.1%
10.03	Property		1	7500 North Dobson Road			100.0%	11/20/2024	No	Progress Residential	57,199	56.9%
10.04	Property		1	7580 North Dobson Road			59.8%	11/20/2024	No	CICE LLC dba Mutual of Omaha	12,997	20.2%
11.00	Loan	26	1	Addison Arts Apartments	68.6%	68.6%	100.0%	11/1/2024	NAP	NAP	NAP	NAP
12.00	Loan	27	1	Falls of Westpark	63.7%	63.7%	95.5%	10/31/2024	NAP	NAP	NAP	NAP
13.00	Loan	28,29,30,31	1	Queens Center	49.5%	49.5%	95.4%	10/7/2024	No	Primark	54,832	13.3%
14.00	Loan	32,33	3	Teller Avenue Portfolio	68.4%	65.9%	96.7%	12/11/2024
14.01	Property		1	80 Clinton Place			92.3%	12/11/2024	NAP	NAP	NAP	NAP
14.02	Property		1	1433 Teller Avenue			100.0%	12/11/2024	NAP	NAP	NAP	NAP
14.03	Property		1	1441 Teller Avenue			100.0%	12/11/2024	NAP	NAP	NAP	NAP
15.00	Loan	34	1	The Vesper Apartments	67.3%	67.3%	96.4%	10/9/2024	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza at Eastlake	58.6%	58.6%	91.9%	11/30/2024	No	San Diego Regional Center	12,262	9.3%
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	50.3%	50.3%	98.2%	9/17/2024	No	FieldhouseUSA	154,336	16.9%
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	61.3%	61.3%	47.8%	10/31/2024	NAP	NAP	NAP	NAP
19.00	Loan	39,40	1	Circle Business Center	58.7%	56.0%	78.3%	10/8/2024	No	Demler, Armstrong & Rowland	13,683	8.7%
20.00	Loan	41,42	1	Brookhill Village	63.7%	63.7%	77.1%	10/16/2024	No	Murdoch's Ranch & Home Supply	49,227	32.2%
21.00	Loan		1	CVS Pharmacy-Ridgewood	69.6%	69.6%	100.0%	11/1/2024	Yes	CVS Pharmacy - Ridgewood	13,482	100.0%
22.00	Loan		1	Larchmont Village Retail	53.4%	53.4%	100.0%	10/30/2024	No	Andrea Zuckerman, Ralph Bruneau (DBA Larchmont Associates)	3,000	29.7%
23.00	Loan		5	Park Nation MHC Portfoilio	43.5%	42.8%	70.3%	11/1/2024
23.01	Property		1	Meadowlark MHP			66.4%	11/1/2024	NAP	NAP	NAP	NAP
23.02	Property		1	Shady Estates MHP			60.2%	11/1/2024	NAP	NAP	NAP	NAP
23.03	Property		1	Highland Village MHP			77.0%	11/1/2024	NAP	NAP	NAP	NAP
23.04	Property		1	Sunset Harbor MHP			73.1%	11/1/2024	NAP	NAP	NAP	NAP
23.05	Property		1	Lakeside MHP			96.6%	11/1/2024	NAP	NAP	NAP	NAP
24.00	Loan		1	Burlington Plaza	40.8%	40.8%	98.0%	11/26/2024	No	Burlington Coat Factory	67,259	64.6%
25.00	Loan	43,44,45,46	1	1165 Station Road	65.6%	64.3%	100.0%	12/12/2024	No	Healthy Basement Systems, LLC	22,259	52.1%
26.00	Loan		1	Uniroom	71.7%	71.7%	89.5%	11/25/2024	NAP	NAP	NAP	NAP
27.00	Loan	47,48	2	Guttman Portfolio	68.2%	68.2%	100.0%	10/20/2024
27.01	Property		1	1392 Nelson Avenue			100.0%	10/20/2024	NAP	NAP	NAP	NAP
27.02	Property		1	3605 Holland Avenue			100.0%	10/20/2024	NAP	NAP	NAP	NAP
28.00	Loan	49,50	2	Seidenfeld Portfolio	67.1%	67.1%	95.0%	11/14/2024
28.01	Property		1	2811 Heath Avenue			100.0%	11/14/2024	NAP	NAP	NAP	NAP
28.02	Property		1	83 West 174th Street			90.0%	11/14/2024	NAP	NAP	NAP	NAP
29.00	Loan		1	2200 Route 10	54.7%	52.1%	91.3%	7/22/2024	No	Ukranian National	11,573	18.3%
30.00	Loan	51,52,53	1	3854 Bailey Avenue	62.0%	59.0%	93.3%	10/28/2024	NAP	NAP	NAP	NAP

A-1-9

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
1.00	Loan	5	10	Radius at Harbor Bay
1.01	Property		1	1420 Harbor Bay Parkway	12/31/2029	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1351 Harbor Bay Parkway	12/31/2036	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	1451 Harbor Bay Parkway	12/31/2036	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	1640 South Loop Road	11/30/2033	Apertor Pharmaceuticals, Inc.	13,590	26.2%	5/31/2031	IQ Biosciences
1.05	Property		1	1650 Harbor Bay Parkway	9/30/2037	SEIU United Service Workers West	16,829	24.9%	5/31/2028	NAP
1.06	Property		1	1600 Harbor Bay Parkway	7/31/2029	Demetrix, Inc	9,696	15.5%	2/28/2025	Ensigna Biosystems, Inc.
1.07	Property		1	1350 South Loop Road	9/30/2033	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	1321 Harbor Bay Parkway	12/31/2036	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	1501 Harbor Bay Parkway	1/14/2032	J Peach, LLC DBA Café Jolie	1	0.0%	7/31/2028	NAP
1.10	Property		1	1411 Harbor Bay Parkway	12/31/2036	NAP	NAP	NAP	NAP	NAP
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	14	3	Wilshire Office Portfolio
3.01	Property		1	9460 Wilshire Boulevard	7/31/2029	3 Arts Entertainment, L.L.C.	27,112	27.8%	2/28/2026	O'Gara Coach Company, L.L.C.
3.02	Property		1	11620 Wilshire Boulevard	4/30/2028	City of Los Angeles Building & Safety	10,614	5.4%	11/30/2027	Cedars Sinai Medical Center
3.03	Property		1	11600 Wilshire Boulevard	12/31/2026	California Lasik and Cataract Institute, Inc.	2,602	4.6%	5/31/2026	Mohsen Hamza, M.D.
4.00	Loan	15,16	10	WAND MHC Portfolio
4.01	Property		1	Jefferson Park MHC	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Holiday Village MHC	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Cedrona Community	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Sunrise Terrace Community	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Moxie Community	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Chinook Mobile Community	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Laurel Lane MHC	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Northwest Community	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Squilchuck Creek Community	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Sun City Center and Community	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	17,18	1	The Brazilian Court Hotel	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	19,20	3	Georgia Multifamily Portfolio
6.01	Property		1	Brookfield Park	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Retreat at Baywood	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Ashford Brook	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	21,22	1	Welleon	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	240 West 40th Street-NY	2/28/2033	Klick Usa, Inc	27,308	14.7%	9/30/2029	Mission Capital LLC
10.00	Loan	24,25	4	Riverwalk Business Park
10.01	Property		1	7720 North Dobson Road	5/31/2033	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	7350 North Dobson Road	7/31/2033	Allstate Insurance Company	45,190	32.2%	6/30/2027	Real Zona Partners (AZ School of RE)
10.03	Property		1	7500 North Dobson Road	12/31/2029	The Little Gym International	8,500	8.5%	6/30/2027	Water Works Engineers
10.04	Property		1	7580 North Dobson Road	4/30/2032	Headfarmer	8,274	12.9%	12/31/2031	Fresh Freight
11.00	Loan	26	1	Addison Arts Apartments	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	27	1	Falls of Westpark	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	28,29,30,31	1	Queens Center	1/31/2035	ZARA	36,463	8.8%	11/30/2033	H&M
14.00	Loan	32,33	3	Teller Avenue Portfolio
14.01	Property		1	80 Clinton Place	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	1433 Teller Avenue	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	1441 Teller Avenue	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	34	1	The Vesper Apartments	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza at Eastlake	9/24/2030	Coldwell Banker / West Edge, Inc.	11,746	8.9%	4/30/2030	USA GSA
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	12/31/2035	Burlington Coat Factory	86,316	9.5%	1/31/2026	Best Buy
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	39,40	1	Circle Business Center	6/30/2027	County of Los Angeles, Dept. of Mental Health	13,347	8.5%	3/9/2028 (10,344 SF), 9/6/2028 (3,003 SF)	Torres Martinez Desert Cahuilla Indians
20.00	Loan	41,42	1	Brookhill Village	12/31/2027	Epic Mountain Gear	20,392	13.3%	4/30/2028	Hoffbrau
21.00	Loan		1	CVS Pharmacy-Ridgewood	1/31/2038	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Larchmont Village Retail	4/30/2027	I Like You Holdings, Inc.	1,350	13.4%	4/30/2026	Clark Street Bread, LLC (DBA Clark Street)
23.00	Loan		5	Park Nation MHC Portfoilio
23.01	Property		1	Meadowlark MHP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Shady Estates MHP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Highland Village MHP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	Sunset Harbor MHP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	Lakeside MHP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	Burlington Plaza	11/30/2026	BioLife Plasma Services	17,800	17.1%	8/31/2032	Roger Dunn Golf Shops
25.00	Loan	43,44,45,46	1	1165 Station Road	3/31/2035	Carrier Enterprise Northeast, LLC	20,500	47.9%	6/30/2029	NAP
26.00	Loan		1	Uniroom	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	47,48	2	Guttman Portfolio
27.01	Property		1	1392 Nelson Avenue	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	3605 Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	49,50	2	Seidenfeld Portfolio
28.01	Property		1	2811 Heath Avenue	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	83 West 174th Street	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	2200 Route 10	2/28/2026	Fresenius Dialysis Associates	10,260	16.2%	12/31/2031	GSA - Social Security
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAP	NAP	NAP	NAP	NAP	NAP

A-1-10

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
1.00	Loan	5	10	Radius at Harbor Bay
1.01	Property		1	1420 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1351 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	1451 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	1640 South Loop Road	12,325	23.8%	10/31/2031	NAP	NAP	NAP
1.05	Property		1	1650 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	1600 Harbor Bay Parkway	9,466	15.1%	2/29/2032	La Clinica de La Raza, Inc.	8,571	13.7%
1.07	Property		1	1350 South Loop Road	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	1321 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	1501 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	1411 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	14	3	Wilshire Office Portfolio
3.01	Property		1	9460 Wilshire Boulevard	18,157	18.6%	5/31/2043	GordonMD Global Investments L.P.	3,295	3.4%
3.02	Property		1	11620 Wilshire Boulevard	8,908	4.5%	2/29/2028	California Psychiatric Evaluators, Inc.	8,010	4.1%
3.03	Property		1	11600 Wilshire Boulevard	2,570	4.5%	1/31/2027	The Regents of the University of California	2,324	4.1%
4.00	Loan	15,16	10	WAND MHC Portfolio
4.01	Property		1	Jefferson Park MHC	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Holiday Village MHC	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Cedrona Community	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Sunrise Terrace Community	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Moxie Community	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Chinook Mobile Community	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Laurel Lane MHC	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Northwest Community	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Squilchuck Creek Community	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Sun City Center and Community	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	17,18	1	The Brazilian Court Hotel	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	19,20	3	Georgia Multifamily Portfolio
6.01	Property		1	Brookfield Park	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Retreat at Baywood	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Ashford Brook	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	21,22	1	Welleon	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	240 West 40th Street-NY	18,386	9.9%	4/30/2028 (14,818 SF), 10/31/2029 (3,568 SF)	Docturs Inc	15,437	8.3%
10.00	Loan	24,25	4	Riverwalk Business Park
10.01	Property		1	7720 North Dobson Road	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	7350 North Dobson Road	14,889	10.6%	7/31/2028	Americor Funding	9,957	7.1%
10.03	Property		1	7500 North Dobson Road	8,257	8.2%	9/30/2026	Fortitude Family Office	7,224	7.2%
10.04	Property		1	7580 North Dobson Road	7,608	11.8%	7/31/2026	Payroll Experts	4,991	7.8%
11.00	Loan	26	1	Addison Arts Apartments	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	27	1	Falls of Westpark	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	28,29,30,31	1	Queens Center	19,694	4.8%	1/31/2035	Runway NY	16,053	3.9%
14.00	Loan	32,33	3	Teller Avenue Portfolio
14.01	Property		1	80 Clinton Place	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	1433 Teller Avenue	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	1441 Teller Avenue	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	34	1	The Vesper Apartments	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza at Eastlake	11,410	8.6%	1/30/2028	San Diego Credit Union	11,125	8.4%
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	50,020	5.5%	3/31/2024	Dave & Buster's	45,218	5.0%
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	39,40	1	Circle Business Center	13,291	8.5%	6/25/2027	Star View Behavioral Health Inc	10,261	6.5%
20.00	Loan	41,42	1	Brookhill Village	15,000	9.8%	12/31/2029	Winter Wine Spirits	12,500	8.2%
21.00	Loan		1	CVS Pharmacy-Ridgewood	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Larchmont Village Retail	1,100	10.9%	11/30/2026	Bacio Di Latte, LLC (DBA Bacio Di Latte)	1,050	10.4%
23.00	Loan		5	Park Nation MHC Portfoilio
23.01	Property		1	Meadowlark MHP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Shady Estates MHP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Highland Village MHP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	Sunset Harbor MHP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	Lakeside MHP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	Burlington Plaza	9,531	9.2%	2/29/2036	Dr. Gary Hamm	2,960	2.8%
25.00	Loan	43,44,45,46	1	1165 Station Road	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Uniroom	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	47,48	2	Guttman Portfolio
27.01	Property		1	1392 Nelson Avenue	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	3605 Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	49,50	2	Seidenfeld Portfolio
28.01	Property		1	2811 Heath Avenue	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	83 West 174th Street	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	2200 Route 10	9,786	15.5%	8/19/2027	Morris Spectrum Center	5,190	8.2%
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAP	NAP	NAP	NAP	NAP	NAP

A-1-11

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
1.00	Loan	5	10	Radius at Harbor Bay
1.01	Property		1	1420 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1351 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	1451 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	1640 South Loop Road	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	1650 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	1600 Harbor Bay Parkway	9/30/2025	Novvi, LLC	7,193	11.5%	2/28/2027
1.07	Property		1	1350 South Loop Road	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	1321 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	1501 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	1411 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	NAP	NAP	NAP	NAP	NAP
3.00	Loan	14	3	Wilshire Office Portfolio
3.01	Property		1	9460 Wilshire Boulevard	5/31/2027	Kiyan Mehdizadeh DMD Dental Corporation	3,006	3.1%	1/31/2034
3.02	Property		1	11620 Wilshire Boulevard	12/31/2025	Stoll, Nussbaum & Polakov	7,901	4.0%	4/30/2026
3.03	Property		1	11600 Wilshire Boulevard	3/31/2026	Evolution Physical Therapy, Inc.	2,279	4.0%	8/31/2030
4.00	Loan	15,16	10	WAND MHC Portfolio
4.01	Property		1	Jefferson Park MHC	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Holiday Village MHC	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Cedrona Community	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Sunrise Terrace Community	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Moxie Community	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Chinook Mobile Community	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Laurel Lane MHC	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Northwest Community	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Squilchuck Creek Community	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Sun City Center and Community	NAP	NAP	NAP	NAP	NAP
5.00	Loan	17,18	1	The Brazilian Court Hotel	NAP	NAP	NAP	NAP	NAP
6.00	Loan	19,20	3	Georgia Multifamily Portfolio
6.01	Property		1	Brookfield Park	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Retreat at Baywood	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Ashford Brook	NAP	NAP	NAP	NAP	NAP
7.00	Loan	21,22	1	Welleon	NAP	NAP	NAP	NAP	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	240 West 40th Street-NY	4/30/2032	Billion Tower International	15,437	8.3%	5/31/2028
10.00	Loan	24,25	4	Riverwalk Business Park
10.01	Property		1	7720 North Dobson Road	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	7350 North Dobson Road	1/31/2029	NAP	NAP	NAP	NAP
10.03	Property		1	7500 North Dobson Road	6/30/2031	Schneider Electric	6,665	6.6%	10/31/2027
10.04	Property		1	7580 North Dobson Road	9/30/2025	Leapros	4,523	7.0%	5/31/2030
11.00	Loan	26	1	Addison Arts Apartments	NAP	NAP	NAP	NAP	NAP
12.00	Loan	27	1	Falls of Westpark	NAP	NAP	NAP	NAP	NAP
13.00	Loan	28,29,30,31	1	Queens Center	1,993 SF expiring 3/31/2025; 14,060 SF expiring 8/31/2025	American Eagle Outfitters	10,268	2.5%	9/30/2032
14.00	Loan	32,33	3	Teller Avenue Portfolio
14.01	Property		1	80 Clinton Place	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	1433 Teller Avenue	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	1441 Teller Avenue	NAP	NAP	NAP	NAP	NAP
15.00	Loan	34	1	The Vesper Apartments	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza at Eastlake	9/30/2030	Laurus College	7,859	5.9%	4/30/2030
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	12/31/2032	Nordstrom Rack	45,025	4.9%	8/31/2025
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	NAP	NAP	NAP	NAP	NAP
19.00	Loan	39,40	1	Circle Business Center	7/31/2027	College Internship Program	8,725	5.6%	10/14/2027
20.00	Loan	41,42	1	Brookhill Village	7/31/2034	Hobby Town USA	12,500	8.2%	7/31/2033
21.00	Loan		1	CVS Pharmacy-Ridgewood	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Larchmont Village Retail	2/28/2027	Min Sun Kim and Seung Hwa Kim (DBA Larchmont Mail Shop)	1,000	9.9%	9/30/2025
23.00	Loan		5	Park Nation MHC Portfoilio
23.01	Property		1	Meadowlark MHP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Shady Estates MHP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Highland Village MHP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	Sunset Harbor MHP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	Lakeside MHP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	Burlington Plaza	6/30/2032	Drive America	2,071	2.0%	5/31/2026
25.00	Loan	43,44,45,46	1	1165 Station Road	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Uniroom	NAP	NAP	NAP	NAP	NAP
27.00	Loan	47,48	2	Guttman Portfolio
27.01	Property		1	1392 Nelson Avenue	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	3605 Holland Avenue	NAP	NAP	NAP	NAP	NAP
28.00	Loan	49,50	2	Seidenfeld Portfolio
28.01	Property		1	2811 Heath Avenue	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	83 West 174th Street	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	2200 Route 10	10/31/2031	Omni Eye Specialists P.A.	4,674	7.4%	10/31/2025
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAP	NAP	NAP	NAP	NAP

A-1-12

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
1.00	Loan	5	10	Radius at Harbor Bay
1.01	Property		1	1420 Harbor Bay Parkway	10/16/2024	NAP	10/16/2024	10/16/2024	17%	No	Fee	NAP	NAP
1.02	Property		1	1351 Harbor Bay Parkway	10/16/2024	NAP	10/16/2024	10/16/2024	17%	No	Fee	NAP	NAP
1.03	Property		1	1451 Harbor Bay Parkway	10/16/2024	NAP	10/16/2024	10/16/2024	18%	No	Fee	NAP	NAP
1.04	Property		1	1640 South Loop Road	10/16/2024	NAP	10/16/2024	10/16/2024	16%	No	Fee	NAP	NAP
1.05	Property		1	1650 Harbor Bay Parkway	10/16/2024	NAP	10/16/2024	10/16/2024	13%	No	Fee	NAP	NAP
1.06	Property		1	1600 Harbor Bay Parkway	10/16/2024	NAP	10/16/2024	10/16/2024	13%	No	Fee	NAP	NAP
1.07	Property		1	1350 South Loop Road	10/16/2024	NAP	10/16/2024	10/16/2024	14%	No	Fee	NAP	NAP
1.08	Property		1	1321 Harbor Bay Parkway	10/16/2024	NAP	10/16/2024	10/16/2024	16%	No	Fee	NAP	NAP
1.09	Property		1	1501 Harbor Bay Parkway	10/16/2024	NAP	10/16/2024	10/16/2024	17%	No	Fee	NAP	NAP
1.10	Property		1	1411 Harbor Bay Parkway	10/16/2024	NAP	10/16/2024	10/16/2024	18%	No	Fee	NAP	NAP
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	10/9/2024	NAP	10/8/2024	NAP	NAP	No	Fee	NAP	NAP
3.00	Loan	14	3	Wilshire Office Portfolio
3.01	Property		1	9460 Wilshire Boulevard	11/5/2024	NAP	11/4/2024	11/5/2024	22%	No	Fee	NAP	NAP
3.02	Property		1	11620 Wilshire Boulevard	10/25/2024	NAP	10/25/2024	11/20/2024	20%	No	Fee	NAP	NAP
3.03	Property		1	11600 Wilshire Boulevard	10/25/2024	NAP	10/25/2024	10/25/2024	10%	No	Fee	NAP	NAP
4.00	Loan	15,16	10	WAND MHC Portfolio
4.01	Property		1	Jefferson Park MHC	10/28/2024	NAP	10/28/2024	NAP	NAP	No	Fee	NAP	NAP
4.02	Property		1	Holiday Village MHC	10/28/2024	NAP	10/28/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
4.03	Property		1	Cedrona Community	10/29/2024	NAP	10/28/2024	NAP	NAP	No	Fee	NAP	NAP
4.04	Property		1	Sunrise Terrace Community	10/28/2024	NAP	10/28/2024	10/28/2024	5%	No	Fee	NAP	NAP
4.05	Property		1	Moxie Community	10/30/2024	NAP	10/30/2024	NAP	NAP	No	Fee	NAP	NAP
4.06	Property		1	Chinook Mobile Community	10/29/2024	NAP	10/28/2024	NAP	NAP	No	Fee	NAP	NAP
4.07	Property		1	Laurel Lane MHC	10/28/2024	NAP	10/28/2024	10/28/2024	19%	No	Fee	NAP	NAP
4.08	Property		1	Northwest Community	10/28/2024	NAP	10/30/2024	10/28/2024	13%	No	Fee	NAP	NAP
4.09	Property		1	Squilchuck Creek Community	10/28/2024	NAP	10/30/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
4.10	Property		1	Sun City Center and Community	10/28/2024	NAP	10/28/2024	NAP	NAP	No	Fee	NAP	NAP
5.00	Loan	17,18	1	The Brazilian Court Hotel	11/11/2024	NAP	11/8/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
6.00	Loan	19,20	3	Georgia Multifamily Portfolio
6.01	Property		1	Brookfield Park	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee	NAP	NAP
6.02	Property		1	Retreat at Baywood	7/31/2024	NAP	7/31/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
6.03	Property		1	Ashford Brook	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee	NAP	NAP
7.00	Loan	21,22	1	Welleon	10/14/2024	NAP	10/14/2024	NAP	NAP	No	Fee	NAP	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	10/3/2024	NAP	10/3/2024	NAP	NAP	No	Fee	NAP	NAP
9.00	Loan		1	240 West 40th Street-NY	7/30/2024	NAP	7/30/2024	NAP	NAP	No	Fee	NAP	NAP
10.00	Loan	24,25	4	Riverwalk Business Park
10.01	Property		1	7720 North Dobson Road	5/30/2024	NAP	5/31/2024	NAP	NAP	No	Leasehold	5/29/2088	None
10.02	Property		1	7350 North Dobson Road	5/30/2024	NAP	5/31/2024	NAP	NAP	No	Leasehold	5/29/2088	None
10.03	Property		1	7500 North Dobson Road	5/30/2024	NAP	5/31/2024	NAP	NAP	No	Leasehold	5/29/2088	None
10.04	Property		1	7580 North Dobson Road	5/30/2024	NAP	5/31/2024	NAP	NAP	No	Leasehold	5/29/2088	None
11.00	Loan	26	1	Addison Arts Apartments	10/11/2024	NAP	10/10/2024	8/23/2024	12%	No	Fee	NAP	NAP
12.00	Loan	27	1	Falls of Westpark	10/25/2024	NAP	10/25/2024	NAP	NAP	No	Fee	NAP	NAP
13.00	Loan	28,29,30,31	1	Queens Center	10/18/2024	NAP	10/22/2024	NAP	NAP	No	Fee/Leasehold	5/31/2048	None
14.00	Loan	32,33	3	Teller Avenue Portfolio
14.01	Property		1	80 Clinton Place	12/2/2024	NAP	12/2/2024	NAP	NAP	No	Fee	NAP	NAP
14.02	Property		1	1433 Teller Avenue	10/7/2024	NAP	10/7/2024	NAP	NAP	No	Fee	NAP	NAP
14.03	Property		1	1441 Teller Avenue	10/7/2024	NAP	10/7/2024	NAP	NAP	No	Fee	NAP	NAP
15.00	Loan	34	1	The Vesper Apartments	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP	NAP
16.00	Loan		1	Plaza at Eastlake	10/28/2024	NAP	10/28/2024	10/28/2024	7%	No	Fee	NAP	NAP
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	7/9/2024	NAP	7/9/2024	9/20/2024	15%	No	Fee	NAP	NAP
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	11/26/2024	NAP	11/26/2024	NAP	NAP	No	Fee	NAP	NAP
19.00	Loan	39,40	1	Circle Business Center	9/11/2024	NAP	9/11/2024	9/11/2024	8%	No	Fee	NAP	NAP
20.00	Loan	41,42	1	Brookhill Village	12/19/2024	NAP	12/20/2024	NAP	NAP	No	Fee	NAP	NAP
21.00	Loan		1	CVS Pharmacy-Ridgewood	7/22/2024	NAP	7/17/2024	NAP	NAP	No	Fee	NAP	NAP
22.00	Loan		1	Larchmont Village Retail	8/19/2024	9/29/2024	10/31/2024	10/24/2024	17%	No	Fee	NAP	NAP
23.00	Loan		5	Park Nation MHC Portfoilio
23.01	Property		1	Meadowlark MHP	10/2/2024	NAP	10/2/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
23.02	Property		1	Shady Estates MHP	10/2/2024	NAP	10/2/2024	NAP	NAP	No	Fee	NAP	NAP
23.03	Property		1	Highland Village MHP	10/2/2024	NAP	10/2/2024	NAP	NAP	No	Fee	NAP	NAP
23.04	Property		1	Sunset Harbor MHP	10/2/2024	NAP	10/2/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
23.05	Property		1	Lakeside MHP	10/2/2024	NAP	10/2/2024	NAP	NAP	No	Fee	NAP	NAP
24.00	Loan		1	Burlington Plaza	12/2/2024	NAP	12/2/2024	11/27/2024	8%	No	Fee	NAP	NAP
25.00	Loan	43,44,45,46	1	1165 Station Road	10/18/2024	NAP	10/18/2024	NAP	NAP	No	Fee	NAP	NAP
26.00	Loan		1	Uniroom	9/9/2024	NAP	9/9/2024	9/9/2024	10%	No	Fee	NAP	NAP
27.00	Loan	47,48	2	Guttman Portfolio	1/0/1900	1/0/1900	1/0/1900	1/0/1900		0%	0
27.01	Property		1	1392 Nelson Avenue	11/11/2024	NAP	11/11/2024	NAP	NAP	No	Fee	NAP	NAP
27.02	Property		1	3605 Holland Avenue	11/11/2024	NAP	11/11/2024	NAP	NAP	No	Fee	NAP	NAP
28.00	Loan	49,50	2	Seidenfeld Portfolio	1/0/1900	1/0/1900	1/0/1900	1/0/1900		0%	0
28.01	Property		1	2811 Heath Avenue	10/30/2024	NAP	10/29/2024	NAP	NAP	No	Fee	NAP	NAP
28.02	Property		1	83 West 174th Street	10/30/2024	NAP	10/29/2024	NAP	NAP	No	Fee	NAP	NAP
29.00	Loan		1	2200 Route 10	11/6/2024	NAP	7/18/2024	NAP	NAP	No	Fee	NAP	NAP
30.00	Loan	51,52,53	1	3854 Bailey Avenue	7/2/2024	NAP	7/1/2024	NAP	NAP	No	Fee	NAP	NAP

A-1-13

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
1.00	Loan	5	10	Radius at Harbor Bay			1,000,744	250,186	0	Springing	0
1.01	Property		1	1420 Harbor Bay Parkway	NAP	NAP
1.02	Property		1	1351 Harbor Bay Parkway	NAP	NAP
1.03	Property		1	1451 Harbor Bay Parkway	NAP	NAP
1.04	Property		1	1640 South Loop Road	NAP	NAP
1.05	Property		1	1650 Harbor Bay Parkway	NAP	NAP
1.06	Property		1	1600 Harbor Bay Parkway	NAP	NAP
1.07	Property		1	1350 South Loop Road	NAP	NAP
1.08	Property		1	1321 Harbor Bay Parkway	NAP	NAP
1.09	Property		1	1501 Harbor Bay Parkway	NAP	NAP
1.10	Property		1	1411 Harbor Bay Parkway	NAP	NAP
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	NAP	NAP	21,067	21,067	105,873	Springing	60,521
3.00	Loan	14	3	Wilshire Office Portfolio			1,126,644	281,661	0	Springing	0
3.01	Property		1	9460 Wilshire Boulevard	NAP	NAP
3.02	Property		1	11620 Wilshire Boulevard	NAP	NAP
3.03	Property		1	11600 Wilshire Boulevard	NAP	NAP
4.00	Loan	15,16	10	WAND MHC Portfolio			70,276	23,425	8,050	8,050	0
4.01	Property		1	Jefferson Park MHC	NAP	NAP
4.02	Property		1	Holiday Village MHC	NAP	NAP
4.03	Property		1	Cedrona Community	NAP	NAP
4.04	Property		1	Sunrise Terrace Community	NAP	NAP
4.05	Property		1	Moxie Community	NAP	NAP
4.06	Property		1	Chinook Mobile Community	NAP	NAP
4.07	Property		1	Laurel Lane MHC	NAP	NAP
4.08	Property		1	Northwest Community	NAP	NAP
4.09	Property		1	Squilchuck Creek Community	NAP	NAP
4.10	Property		1	Sun City Center and Community	NAP	NAP
5.00	Loan	17,18	1	The Brazilian Court Hotel	NAP	NAP	139,098	69,549	582,490	76,680	0
6.00	Loan	19,20	3	Georgia Multifamily Portfolio			92,426	46,213	70,793	5,899	0
6.01	Property		1	Brookfield Park	NAP	NAP
6.02	Property		1	Retreat at Baywood	NAP	NAP
6.03	Property		1	Ashford Brook	NAP	NAP
7.00	Loan	21,22	1	Welleon	NAP	NAP	50,248	8,388	38,922	6,487	0
8.00	Loan	23	1	Christopher Crossing Apartments	NAP	NAP	56,052	56,052	62,694	31,347	0
9.00	Loan		1	240 West 40th Street-NY	NAP	NAP	0	196,735	0	Springing	0
10.00	Loan	24,25	4	Riverwalk Business Park			154,828	77,414	0	Springing	0
10.01	Property		1	7720 North Dobson Road	The greater of $20,000 per acre per year and 8% of net operating income	Yes
10.02	Property		1	7350 North Dobson Road	The greater of $20,000 per acre per year and 8% of net operating income	Yes
10.03	Property		1	7500 North Dobson Road	The greater of $20,000 per acre per year and 8% of net operating income	Yes
10.04	Property		1	7580 North Dobson Road	The greater of $20,000 per acre per year and 8% of net operating income	Yes
11.00	Loan	26	1	Addison Arts Apartments	NAP	NAP	151,471	37,868	5,753	2,876	0
12.00	Loan	27	1	Falls of Westpark	NAP	NAP	0	39,857	55,022	27,511	0
13.00	Loan	28,29,30,31	1	Queens Center	595510.16	Yes	0	Springing	0	Springing	0
14.00	Loan	32,33	3	Teller Avenue Portfolio			47,049	23,524	16,715	5,572	0
14.01	Property		1	80 Clinton Place	NAP	NAP
14.02	Property		1	1433 Teller Avenue	NAP	NAP
14.03	Property		1	1441 Teller Avenue	NAP	NAP
15.00	Loan	34	1	The Vesper Apartments	NAP	NAP	0	36,971	145,392	12,509	150,000
16.00	Loan		1	Plaza at Eastlake	NAP	NAP	85,547	21,387	7,716	Springing	0
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	NAP	NAP	348,608	116,203	0	Springing	0
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	NAP	NAP	106,371	26,593	19,740	9,870	0
19.00	Loan	39,40	1	Circle Business Center	NAP	NAP	152,706	30,541	0	Springing	0
20.00	Loan	41,42	1	Brookhill Village	NAP	NAP	146,882	36,721	0	Springing	1,911
21.00	Loan		1	CVS Pharmacy-Ridgewood	NAP	NAP	0	Springing	9,272	4,636	0
22.00	Loan		1	Larchmont Village Retail	NAP	NAP	25,306	15,761	2,627	2,627	0
23.00	Loan		5	Park Nation MHC Portfoilio			12,092	12,092	9,977	3,326	400,000
23.01	Property		1	Meadowlark MHP	NAP	NAP
23.02	Property		1	Shady Estates MHP	NAP	NAP
23.03	Property		1	Highland Village MHP	NAP	NAP
23.04	Property		1	Sunset Harbor MHP	NAP	NAP
23.05	Property		1	Lakeside MHP	NAP	NAP
24.00	Loan		1	Burlington Plaza	NAP	NAP	58,587	11,718	9,306	4,653	0
25.00	Loan	43,44,45,46	1	1165 Station Road	NAP	NAP	28,235	9,412	19,247	2,916	0
26.00	Loan		1	Uniroom	NAP	NAP	16,476	5,492	0	3,797	0
27.00	Loan	47,48	2	Guttman Portfolio			2,335	2,223	7,578	2,406	0
27.01	Property		1	1392 Nelson Avenue	NAP	NAP	0	0	0	0	0
27.02	Property		1	3605 Holland Avenue	NAP	NAP	0	0	0	0	0
28.00	Loan	49,50	2	Seidenfeld Portfolio			2,282	2,174	16,152	2,564	0
28.01	Property		1	2811 Heath Avenue	NAP	NAP	0	0	0	0	0
28.02	Property		1	83 West 174th Street	NAP	NAP	0	0	0	0	0
29.00	Loan		1	2200 Route 10	NAP	NAP	35,070	11,690	8,785	2,928	0
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAP	NAP	0	703	16,675	1,208	0

A-1-14

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)
1.00	Loan	5	10	Radius at Harbor Bay	10,721	385,932	4,500,000	53,602	$1,400,000.00 (After an Abbot Renewal Event)
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	57,297	0	0	0	0
3.00	Loan	14	3	Wilshire Office Portfolio	13,766	495,573	9,000,000	73,222	0
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	4,008	0	0	0	0
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	47,686	0	0	0	0
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	11,100	0	0	0	0
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	2,167	0	0	1,388	66,604
8.00	Loan	23	1	Christopher Crossing Apartments	11,726	0	0	0	0
9.00	Loan		1	240 West 40th Street-NY	3,092	0	1,000,000	30,922	0
10.00	Loan	24,25	4	Riverwalk Business Park	13,295	0	1,000,000	75,776	0
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	1,438	51,750	0	0	0
12.00	Loan	27	1	Falls of Westpark	7,333	0	0	0	0
13.00	Loan	28,29,30,31	1	Queens Center	Springing	206,017	0	Springing	641,476
14.00	Loan	32,33	3	Teller Avenue Portfolio	1,271	0	0	0	0
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	4,800	0	0	0	0
16.00	Loan		1	Plaza at Eastlake	2,208	0	400,000	Springing	400,000
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	47,768	0	5,000,000	95,108	0
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	16,308	0	0	0	0
19.00	Loan	39,40	1	Circle Business Center	3,270	0	197,600	39,242	1,412,721
20.00	Loan	41,42	1	Brookhill Village	1,911	68,788	9,554	9,554	$343,939.50 (or $229,293 upon a Murdoch Lease Renewal Event)
21.00	Loan		1	CVS Pharmacy-Ridgewood	Springing	0	0	Springing	0
22.00	Loan		1	Larchmont Village Retail	214	0	200,000	842	0
23.00	Loan		5	Park Nation MHC Portfoilio	1,404	0	0	0	0
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	2,169	104,102	500,000	8,675	0
25.00	Loan	43,44,45,46	1	1165 Station Road	713	0	0	0	0
26.00	Loan		1	Uniroom	408	14,688	0	78	0
27.00	Loan	47,48	2	Guttman Portfolio	333	0	0	0	0
27.01	Property		1	1392 Nelson Avenue	0	0	0	0	0
27.02	Property		1	3605 Holland Avenue	0	0	0	0	0
28.00	Loan	49,50	2	Seidenfeld Portfolio	333	0	0	0	0
28.01	Property		1	2811 Heath Avenue	0	0	0	0	0
28.02	Property		1	83 West 174th Street	0	0	0	0	0
29.00	Loan		1	2200 Route 10	1,631	0	650,000	5,262	0
30.00	Loan	51,52,53	1	3854 Bailey Avenue	200	0	0	0	0

A-1-15

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1.00	Loan	5	10	Radius at Harbor Bay	0	0	0	0	21,215,775	Springing
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	0	0	0	0	0	0
3.00	Loan	14	3	Wilshire Office Portfolio	0	0	0	0	10,387,146	0
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	0	0	0	100,000	0	0
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	0	0	0	0	373,422	Springing
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	0	0	0	200,545	0	0
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	0	0	0	0	90,334	0
8.00	Loan	23	1	Christopher Crossing Apartments	0	0	0	156,580	0	0
9.00	Loan		1	240 West 40th Street-NY	0	0	0	0	708,203	0
10.00	Loan	24,25	4	Riverwalk Business Park	0	0	0	228,240	363,669	0
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	0	0	0	0	0	0
12.00	Loan	27	1	Falls of Westpark	0	0	0	168,475	0	0
13.00	Loan	28,29,30,31	1	Queens Center	0	0	0	0	12,211,534	0
14.00	Loan	32,33	3	Teller Avenue Portfolio	0	0	0	38,600	0	0
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	0	0	0	62,350	0	0
16.00	Loan		1	Plaza at Eastlake	0	0	0	18,406	772,960	0
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	0	0	0	53,748	1,105,864	0
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	0	0	0	165,605	400,000	$330,000 (on each payment date occurring in a Seasonality Reserve Deposit Month)
19.00	Loan	39,40	1	Circle Business Center	0	0	0	225,000	281,033	0
20.00	Loan	41,42	1	Brookhill Village	0	0	0	0	0	0
21.00	Loan		1	CVS Pharmacy-Ridgewood	0	0	0	0	0	0
22.00	Loan		1	Larchmont Village Retail	0	0	0	4,485	0	0
23.00	Loan		5	Park Nation MHC Portfoilio	0	0	0	196,110	100,000	0
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	0	0	0	22,570	100,000	0
25.00	Loan	43,44,45,46	1	1165 Station Road	0	0	0	0	185,489	Springing
26.00	Loan		1	Uniroom	0	0	0	2,185	0	0
27.00	Loan	47,48	2	Guttman Portfolio	0	0	0	8,875	0	0
27.01	Property		1	1392 Nelson Avenue	0	0	0	0	0	0
27.02	Property		1	3605 Holland Avenue	0	0	0	0	0	0
28.00	Loan	49,50	2	Seidenfeld Portfolio	0	0	0	0	0	0
28.01	Property		1	2811 Heath Avenue	0	0	0	0	0	0
28.02	Property		1	83 West 174th Street	0	0	0	0	0	0
29.00	Loan		1	2200 Route 10	0	0	0	0	0	0
30.00	Loan	51,52,53	1	3854 Bailey Avenue	0	0	0	8,750	0	0

A-1-16

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
1.00	Loan	5	10	Radius at Harbor Bay	Abbott Reserve Funds (Monthly: Springing); Rent Concession Reserve Funds (Upfront: $355,039); Existing TI/LC Obligations Reserve (Upfront: $20,860,736)	$12,000,000.00 (Abbott Reserve Funds)	0
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	NAP	0	0
3.00	Loan	14	3	Wilshire Office Portfolio	Rent Concession Reserve Funds ($1,990,340); Existing TI/LC Obligations Reserve Funds ($8,396,806)	0	0
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	NAP	0	0
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	Seasonality Reserve	0	0
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	NAP	0	0
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	Unfunded Obligations Reserve	0	0
8.00	Loan	23	1	Christopher Crossing Apartments	NAP	0	0
9.00	Loan		1	240 West 40th Street-NY	Rent Concession Reserve Funds	0	0
10.00	Loan	24,25	4	Riverwalk Business Park	Existing TI/LC Reserve Funds	0	0
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	NAP	0	0
12.00	Loan	27	1	Falls of Westpark	NAP	0	2,140,000
13.00	Loan	28,29,30,31	1	Queens Center	Outstanding TI/LC Reserve ($11,562,092); Gap Rent Reserve ($649,442)	0	0
14.00	Loan	32,33	3	Teller Avenue Portfolio	NAP	0	0
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	NAP	0	0
16.00	Loan		1	Plaza at Eastlake	Outstanding TI/LC Reserve ($685,606.91), Free Rent Reserve ($87,353.32)	0	0
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	Unfunded Obligations Reserve	0	0
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	Seasonality Reserve	0	0
19.00	Loan	39,40	1	Circle Business Center	Rent Concession Funds ($189,620.00); Antenna Holdback Funds ($91,413.00)	0	0
20.00	Loan	41,42	1	Brookhill Village	NAP	0	1,000,000
21.00	Loan		1	CVS Pharmacy-Ridgewood	NAP	0	0
22.00	Loan		1	Larchmont Village Retail	NAP	0	0
23.00	Loan		5	Park Nation MHC Portfoilio	Offline Lot Repair Reserve	0	0
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	Outstanding TI/LC Reserve	0	0
25.00	Loan	43,44,45,46	1	1165 Station Road	Rent Concession Funds ($48,691.84); Material Tenant Funds (Springing); TATILC Funds ($136,797.00)	0	0
26.00	Loan		1	Uniroom	NAP	0	0
27.00	Loan	47,48	2	Guttman Portfolio	NAP	0	0
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio	NAP	0	0
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10	NAP	0	0
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAP	0	0

A-1-17

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description
1.00	Loan	5	10	Radius at Harbor Bay	NAP
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	NAP
3.00	Loan	14	3	Wilshire Office Portfolio	NAP
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	NAP
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	NAP
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	NAP
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	NAP
9.00	Loan		1	240 West 40th Street-NY	NAP
10.00	Loan	24,25	4	Riverwalk Business Park	NAP
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	NAP
12.00	Loan	27	1	Falls of Westpark

The Falls of Westpark Mortgage Loan documents are structured with an upfront earnout reserve in the amount of $2,140,000. Provided no event of default has occurred and i continuing, the earnout reserve funds may be disbursed to the borrower upon the Earnout DSCR being at least 1.20x. If the earnout reserve funds have not been disbursed by December 2, 2027, the earnout reserve funds may be partially disbursed in an amount such that the net outstanding loan amount results in an

Earnout DSCR of at least 1.20x. Any outstanding funds remaining in the earnout reserve on December 2, 2027 will be used to partially prepay the Falls of Westpark Mortgage Loan, subject to required yield maintenance premiums.

13.00	Loan	28,29,30,31	1	Queens Center	NAP
14.00	Loan	32,33	3	Teller Avenue Portfolio	NAP
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	NAP
16.00	Loan		1	Plaza at Eastlake	NAP
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	NAP
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	NAP
19.00	Loan	39,40	1	Circle Business Center	NAP
20.00	Loan	41,42	1	Brookhill Village

Provided there is no default or event of default, the holdback will be released by the lender for tenant improvement and leasing commission obligations incurred by the Borrower in connection with the American Freight space provided that: i) 80% of the frmer American Freight space square footage is leased, ii) Tenant has taken possession of the space, iii) The lease has commenced, iv) NCF Debt Yield is at least 10.4%, v) To the extent the cost of the associated TI/LCs is greater than the $1,000,000 holdback, the Borrower will need to provide evidence of payment for the balance owed before Lender releases funds.

21.00	Loan		1	CVS Pharmacy-Ridgewood	NAP
22.00	Loan		1	Larchmont Village Retail	NAP
23.00	Loan		5	Park Nation MHC Portfoilio	NAP
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	NAP
25.00	Loan	43,44,45,46	1	1165 Station Road	NAP
26.00	Loan		1	Uniroom	NAP
27.00	Loan	47,48	2	Guttman Portfolio	NAP
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio	NAP
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10	NAP
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAP

A-1-18

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1.00	Loan	5	10	Radius at Harbor Bay	Hard	Springing	Yes	Yes	Yes	Yes	83,000,000	129,000,000	783,901.02
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
3.00	Loan	14	3	Wilshire Office Portfolio	Soft	Springing	Yes	Yes	Yes	Yes	75,000,000	30,000,000	187,898.96
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
9.00	Loan		1	240 West 40th Street-NY	Hard	In Place	Yes	Yes	No	No	NAP	NAP	NAP
10.00	Loan	24,25	4	Riverwalk Business Park	Soft	Springing	Yes	Yes	No	No	NAP	NAP	NAP
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
12.00	Loan	27	1	Falls of Westpark	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
13.00	Loan	28,29,30,31	1	Queens Center	Hard	Springing	Yes	No	Yes	No	25,000,000	500,000,000	2,268,576.39
14.00	Loan	32,33	3	Teller Avenue Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza at Eastlake	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	Hard	Springing	Yes	Yes	Yes	No	17,297,500	35,970,000	222,768.37
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
19.00	Loan	39,40	1	Circle Business Center	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
20.00	Loan	41,42	1	Brookhill Village	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
21.00	Loan		1	CVS Pharmacy-Ridgewood	Hard	Springing	No	Yes	No	No	NAP	NAP	NAP
22.00	Loan		1	Larchmont Village Retail	Soft	Springing	Yes	No	No	No	NAP	NAP	NAP
23.00	Loan		5	Park Nation MHC Portfoilio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
25.00	Loan	43,44,45,46	1	1165 Station Road	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
26.00	Loan		1	Uniroom	Soft	Springing	Yes	Yes	No	No	NAP	NAP	NAP
27.00	Loan	47,48	2	Guttman Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
30.00	Loan	51,52,53	1	3854 Bailey Avenue	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP

A-1-19

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
1.00	Loan	5	10	Radius at Harbor Bay	1,288,271.44	NAP	NAP	212,000,000	1,288,271.44	67.0%	1.45	10.7%
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	14	3	Wilshire Office Portfolio	657,646.35	NAP	NAP	105,000,000	657,646.35	51.9%	1.73	13.2%
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	240 West 40th Street-NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	24,25	4	Riverwalk Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	27	1	Falls of Westpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	28,29,30,31	1	Queens Center	2,382,005.21	NAP	NAP	525,000,000	2,382,005.21	49.5%	1.84	10.2%
14.00	Loan	32,33	3	Teller Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza at Eastlake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	329,894.75	NAP	NAP	53,267,500	329,894.75	50.3%	2.40	19.5%
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	39,40	1	Circle Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	41,42	1	Brookhill Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	CVS Pharmacy-Ridgewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Larchmont Village Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		5	Park Nation MHC Portfoilio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	43,44,45,46	1	1165 Station Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Uniroom	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	47,48	2	Guttman Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-20

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1.00	Loan	5	10	Radius at Harbor Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	8,933,796	12.00000%	84,933,796	590,476.69	59.0%	1.37	12.3%	No	NAP
3.00	Loan	14	3	Wilshire Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	5,500,000	14.00000%	47,500,000	299,621.06	81.8%	1.09	8.5%	No	NAP
9.00	Loan		1	240 West 40th Street-NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10.00	Loan	24,25	4	Riverwalk Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12.00	Loan	27	1	Falls of Westpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13.00	Loan	28,29,30,31	1	Queens Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.00	Loan	32,33	3	Teller Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16.00	Loan		1	Plaza at Eastlake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19.00	Loan	39,40	1	Circle Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20.00	Loan	41,42	1	Brookhill Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21.00	Loan		1	CVS Pharmacy-Ridgewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22.00	Loan		1	Larchmont Village Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23.00	Loan		5	Park Nation MHC Portfoilio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25.00	Loan	43,44,45,46	1	1165 Station Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26.00	Loan		1	Uniroom	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27.00	Loan	47,48	2	Guttman Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine

A-1-21

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
1.00	Loan	5	10	Radius at Harbor Bay	TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P.
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	CBSK Development
3.00	Loan	14	3	Wilshire Office Portfolio	Creative Media & Community Trust Corporation and CIM Group Investments, LLC
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	Caleb Romack and Hurst & Son LLC
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	Robert Schlesinger
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	Joseph Jemal and Norman Jemal
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	Todd M. Leebow
8.00	Loan	23	1	Christopher Crossing Apartments	Tzvi Safirstein, Michael Stern, Avrohom Farber, and David Salamon
9.00	Loan		1	240 West 40th Street-NY	Payman Yadidi and Pajman Yadidi
10.00	Loan	24,25	4	Riverwalk Business Park	Creighton Barker
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	Avi Nevo
12.00	Loan	27	1	Falls of Westpark	Rao J. Polavarapu
13.00	Loan	28,29,30,31	1	Queens Center	The Macerich Partnership, L.P.
14.00	Loan	32,33	3	Teller Avenue Portfolio	Joel Mittelman
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	Robert Tobolowsky, John Bowden, Jacob M. Silverstein, Willowood Group LLC, and Shah Holdings, LLC
16.00	Loan		1	Plaza at Eastlake	James H. Huelskamp
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	LSG Enterprises LLC and Converge Holdings LLC
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	Scott J. Marcus, David Jacobson and Howard Jacobson
19.00	Loan	39,40	1	Circle Business Center	David Y. Lee
20.00	Loan	41,42	1	Brookhill Village	Bedrin Organization
21.00	Loan		1	CVS Pharmacy-Ridgewood	Ryan Tedder, Keith Kantrowitz and Tedder Living Trust
22.00	Loan		1	Larchmont Village Retail	K. Joseph Shabani, Kaymar Shabani, Loma Vista Trust and Kaymar Shabani Separate Property Trust Dated December 4, 2007
23.00	Loan		5	Park Nation MHC Portfoilio	Timothy A. Pikey
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	Jeffrey Seltzer
25.00	Loan	43,44,45,46	1	1165 Station Road	Steven M. Farkas, Matthew T. Levy, and Zach J. La Motta
26.00	Loan		1	Uniroom	Mark O. Baatz and Ara A. Tchaghlassian
27.00	Loan	47,48	2	Guttman Portfolio	Joel Guttman
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio	Israel Seidenfeld and Joseph Seidenfeld
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10	Ezra Cohen, Alan Cohen and Abraham Cohen
30.00	Loan	51,52,53	1	3854 Bailey Avenue	Shimshon Grunstein and Josef Gross

A-1-22

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
1.00	Loan	5	10	Radius at Harbor Bay	TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P.	No	No	Refinance
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	Charles Blaichman, Abram Shnay and Scott Shnay	No	No	Refinance
3.00	Loan	14	3	Wilshire Office Portfolio	Creative Media & Community Trust Corporation and CIM Group Investments, LLC	No	No	Refinance
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio	Caleb Romack and Hurst & Son LLC	No	No	Refinance/Acquisition
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel	Robert Schlesinger	No	No	Refinance
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	Joseph Jemal and Norman Jemal	No	No	Refinance
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon	Todd M. Leebow	No	No	Refinance
8.00	Loan	23	1	Christopher Crossing Apartments	Tzvi Safirstein, Michael Stern, Avrohom Farber, and David Salamon	No	No	Acquisition
9.00	Loan		1	240 West 40th Street-NY	Payman Yadidi and Pajman Yadidi	No	No	Refinance
10.00	Loan	24,25	4	Riverwalk Business Park	Forum Capital, L.C. and FREP II Holdings, L.L.C.	No	No	Refinance
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments	Avi Nevo	No	No	Refinance
12.00	Loan	27	1	Falls of Westpark	Rao J. Polavarapu	No	No	Refinance
13.00	Loan	28,29,30,31	1	Queens Center	The Macerich Partnership, L.P.	No	No	Refinance
14.00	Loan	32,33	3	Teller Avenue Portfolio	Joel Mittelman	No	No	Refinance
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments	Robert Tobolowsky, John Bowden, Jacob M. Silverstein, Willowood Group LLC, and Shah Holdings, LLC	No	No	Refinance
16.00	Loan		1	Plaza at Eastlake	James H. Huelskamp	No	No	Acquisition
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	LSG Enterprises LLC and Converge Holdings LLC	No	No	Acquisition
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	Scott J. Marcus, David Jacobson and Howard Jacobson	No	No	Acquisition
19.00	Loan	39,40	1	Circle Business Center	David Y. Lee	No	No	Refinance
20.00	Loan	41,42	1	Brookhill Village	Paul Bedrin and Gerald Bedrin	No	No	Refinance
21.00	Loan		1	CVS Pharmacy-Ridgewood	Ryan Tedder, Keith Kantrowitz and Tedder Living Trust	No	Yes	Acquisition
22.00	Loan		1	Larchmont Village Retail	K. Joseph Shabani, Kaymar Shabani, Loma Vista Trust and Kaymar Shabani Separate Property Trust Dated December 4, 2007	No	Yes	Acquisition
23.00	Loan		5	Park Nation MHC Portfoilio	Timothy A. Pikey	No	No	Refinance
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza	Jeffrey Seltzer	No	No	Refinance
25.00	Loan	43,44,45,46	1	1165 Station Road	Steven M. Farkas, Matthew T. Levy, and Zach J. La Motta	No	No	Refinance
26.00	Loan		1	Uniroom	Mark O. Baatz, Mark O. Baatz Family Trust Dated July 21, 2016, Ara A. Tchaghlassian and 2005 Amendment and Restatement of Ara A. Tchaghlassian	No	Yes	Refinance
27.00	Loan	47,48	2	Guttman Portfolio	Joel Guttman	No	No	Refinance
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio	Israel Seidenfeld and Joseph Seidenfeld	No	No	Refinance
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10	Ezra Cohen, Alan Cohen and Abraham Cohen	No	No	Acquisition
30.00	Loan	51,52,53	1	3854 Bailey Avenue	Shimshon Grunstein and Josef Gross	No	No	Refinance

A-1-23

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)
1.00	Loan	5	10	Radius at Harbor Bay		212,000,000	4,133,191	0	0	216,133,191	177,584,940	0	11,831,733
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg		76,000,000	67,130	8,933,796	0	85,000,926	83,128,322	0	1,685,143
3.00	Loan	14	3	Wilshire Office Portfolio		105,000,000	933,392	0	0	105,933,392	82,681,287	0	2,738,314
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio		70,500,000	0	0	459,504	70,959,504	16,357,827	50,000,000	3,782,020
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel		54,500,000	0	0	0	54,500,000	34,267,927	0	1,710,208
6.00	Loan	19,20	3	Georgia Multifamily Portfolio		47,000,000	551,136	0	0	47,551,136	45,872,257	0	1,315,115
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon		44,600,000	0	0	0	44,600,000	40,800,099	0	3,217,995
8.00	Loan	23	1	Christopher Crossing Apartments		42,000,000	13,127,067	5,500,000	3,000,000	63,627,067	0	57,000,000	3,351,741
9.00	Loan		1	240 West 40th Street-NY		40,000,000	9,215,327	0	0	49,215,327	45,704,476	0	1,802,647
10.00	Loan	24,25	4	Riverwalk Business Park		35,000,000	4,854,086	0	0	39,854,086	37,090,339	0	1,017,010
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments		30,100,000	0	0	0	30,100,000	27,694,197	0	2,183,662
12.00	Loan	27	1	Falls of Westpark		29,000,000	0	0	0	29,000,000	23,889,183	0	1,982,772
13.00	Loan	28,29,30,31	1	Queens Center		525,000,000	91,238,851	0	0	616,238,851	601,802,949	0	2,224,368
14.00	Loan	32,33	3	Teller Avenue Portfolio		18,600,000	1,145,376	0	0	19,745,376	18,600,000	0	1,043,012
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments		18,250,000	2,185,619	0	0	20,435,619	19,020,435	0	1,057,442
16.00	Loan		1	Plaza at Eastlake
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle
18.00	Loan		1	Beach Haus Resort and Baywatch Resort
19.00	Loan	39,40	1	Circle Business Center
20.00	Loan	41,42	1	Brookhill Village
21.00	Loan		1	CVS Pharmacy-Ridgewood
22.00	Loan		1	Larchmont Village Retail
23.00	Loan		5	Park Nation MHC Portfoilio
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza
25.00	Loan	43,44,45,46	1	1165 Station Road
26.00	Loan		1	Uniroom
27.00	Loan	47,48	2	Guttman Portfolio
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10
30.00	Loan	51,52,53	1	3854 Bailey Avenue

A-1-24

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
1.00	Loan	5	10	Radius at Harbor Bay	26,716,519	0	0	216,133,191	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	1420 Harbor Bay Parkway					NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1351 Harbor Bay Parkway					NAP	NAP	NAP	NAP	NAP
1.03	Property		1	1451 Harbor Bay Parkway					NAP	NAP	NAP	NAP	NAP
1.04	Property		1	1640 South Loop Road					NAP	NAP	NAP	NAP	NAP
1.05	Property		1	1650 Harbor Bay Parkway					NAP	NAP	NAP	NAP	NAP
1.06	Property		1	1600 Harbor Bay Parkway					NAP	NAP	NAP	NAP	NAP
1.07	Property		1	1350 South Loop Road					NAP	NAP	NAP	NAP	NAP
1.08	Property		1	1321 Harbor Bay Parkway					NAP	NAP	NAP	NAP	NAP
1.09	Property		1	1501 Harbor Bay Parkway					NAP	NAP	NAP	NAP	NAP
1.10	Property		1	1411 Harbor Bay Parkway					NAP	NAP	NAP	NAP	NAP
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	187,461	0	0	85,000,926	NAP	$186.30	$168.67	90.5%	$186.30
3.00	Loan	14	3	Wilshire Office Portfolio	20,513,790	0	0	105,933,392	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	9460 Wilshire Boulevard					NAP	NAP	NAP	NAP	NAP
3.02	Property		1	11620 Wilshire Boulevard					NAP	NAP	NAP	NAP	NAP
3.03	Property		1	11600 Wilshire Boulevard					NAP	NAP	NAP	NAP	NAP
4.00	Loan	15,16	10	WAND MHC Portfolio	178,325	641,331	0	70,959,504	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Jefferson Park MHC					NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Holiday Village MHC					NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Cedrona Community					NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Sunrise Terrace Community					NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Moxie Community					NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Chinook Mobile Community					NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Laurel Lane MHC					NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Northwest Community					NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Squilchuck Creek Community					NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Sun City Center and Community					NAP	NAP	NAP	NAP	NAP
5.00	Loan	17,18	1	The Brazilian Court Hotel	1,095,010	17,426,856	0	54,500,000	NAP	$912.40	$450.09	49.3%	$912.40
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	363,764	0	0	47,551,136	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Brookfield Park					NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Retreat at Baywood					NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Ashford Brook					NAP	NAP	NAP	NAP	NAP
7.00	Loan	21,22	1	Welleon	179,503	402,403	0	44,600,000	NAP	NAP	NAP	NAP	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	275,325	0	3,000,000	63,627,067	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	240 West 40th Street-NY	1,708,203	0	0	49,215,327	NAP	NAP	NAP	NAP	NAP
10.00	Loan	24,25	4	Riverwalk Business Park	1,746,737	0	0	39,854,086	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	7720 North Dobson Road					NAP	NAP	NAP	NAP	NAP
10.02	Property		1	7350 North Dobson Road					NAP	NAP	NAP	NAP	NAP
10.03	Property		1	7500 North Dobson Road					NAP	NAP	NAP	NAP	NAP
10.04	Property		1	7580 North Dobson Road					NAP	NAP	NAP	NAP	NAP
11.00	Loan	26	1	Addison Arts Apartments	157,224	64,917	0	30,100,000	NAP	NAP	NAP	NAP	NAP
12.00	Loan	27	1	Falls of Westpark	2,363,497	764,548	0	29,000,000	NAP	NAP	NAP	NAP	NAP
13.00	Loan	28,29,30,31	1	Queens Center	12,211,534	0	0	616,238,851	NAP	NAP	NAP	NAP	NAP
14.00	Loan	32,33	3	Teller Avenue Portfolio	102,364	0	0	19,745,376	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	80 Clinton Place					NAP	NAP	NAP	NAP	NAP
14.02	Property		1	1433 Teller Avenue					NAP	NAP	NAP	NAP	NAP
14.03	Property		1	1441 Teller Avenue					NAP	NAP	NAP	NAP	NAP
15.00	Loan	34	1	The Vesper Apartments	357,742	0	0	20,435,619	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza at Eastlake					NAP	NAP	NAP	NAP	NAP
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle					NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	Beach Haus Resort and Baywatch Resort					NAP	$194.82	$93.08	47.8%	$194.82
19.00	Loan	39,40	1	Circle Business Center					NAP	NAP	NAP	NAP	NAP
20.00	Loan	41,42	1	Brookhill Village					NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	CVS Pharmacy-Ridgewood					NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Larchmont Village Retail					NAP	NAP	NAP	NAP	NAP
23.00	Loan		5	Park Nation MHC Portfoilio					NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Meadowlark MHP					NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Shady Estates MHP					NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Highland Village MHP					NAP	NAP	NAP	NAP	NAP
23.04	Property		1	Sunset Harbor MHP					NAP	NAP	NAP	NAP	NAP
23.05	Property		1	Lakeside MHP					NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	Burlington Plaza					NAP	NAP	NAP	NAP	NAP
25.00	Loan	43,44,45,46	1	1165 Station Road					NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Uniroom					NAP	NAP	NAP	NAP	NAP
27.00	Loan	47,48	2	Guttman Portfolio					NAP	NAP	NAP	NAP	NAP
27.01	Property		1	1392 Nelson Avenue					NAP	NAP	NAP	NAP	NAP
27.02	Property		1	3605 Holland Avenue					NAP	NAP	NAP	NAP	NAP
28.00	Loan	49,50	2	Seidenfeld Portfolio					NAP	NAP	NAP	NAP	NAP
28.01	Property		1	2811 Heath Avenue					NAP	NAP	NAP	NAP	NAP
28.02	Property		1	83 West 174th Street					NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	2200 Route 10					NAP	NAP	NAP	NAP	NAP
30.00	Loan	51,52,53	1	3854 Bailey Avenue					NAP	NAP	NAP	NAP	NAP

A-1-25

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt
1.00	Loan	5	10	Radius at Harbor Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	1420 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1351 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	1451 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	1640 South Loop Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	1650 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	1600 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	1350 South Loop Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	1321 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	1501 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	1411 Harbor Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg	$174.97	93.9%	$180.91	$165.96	91.7%	$161.74	$140.35	86.8%
3.00	Loan	14	3	Wilshire Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	9460 Wilshire Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	11620 Wilshire Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	11600 Wilshire Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	15,16	10	WAND MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Jefferson Park MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Holiday Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Cedrona Community	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Sunrise Terrace Community	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Moxie Community	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Chinook Mobile Community	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Laurel Lane MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Northwest Community	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Squilchuck Creek Community	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Sun City Center and Community	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	17,18	1	The Brazilian Court Hotel	$450.09	49.3%	$899.97	$472.04	52.5%	$959.25	$501.94	52.3%
6.00	Loan	19,20	3	Georgia Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Brookfield Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Retreat at Baywood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Ashford Brook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	21,22	1	Welleon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	23	1	Christopher Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	240 West 40th Street-NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	24,25	4	Riverwalk Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	7720 North Dobson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	7350 North Dobson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	7500 North Dobson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	7580 North Dobson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	26	1	Addison Arts Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	27	1	Falls of Westpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	28,29,30,31	1	Queens Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	32,33	3	Teller Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	80 Clinton Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	1433 Teller Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	1441 Teller Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	34	1	The Vesper Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza at Eastlake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	Beach Haus Resort and Baywatch Resort	$93.08	47.8%	$210.20	$98.45	46.8%	$258.07	$88.52	34.3%
19.00	Loan	39,40	1	Circle Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	41,42	1	Brookhill Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	CVS Pharmacy-Ridgewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Larchmont Village Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		5	Park Nation MHC Portfoilio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Meadowlark MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Shady Estates MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Highland Village MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	Sunset Harbor MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	Lakeside MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	Burlington Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	43,44,45,46	1	1165 Station Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Uniroom	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	47,48	2	Guttman Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	1392 Nelson Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	3605 Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	49,50	2	Seidenfeld Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	2811 Heath Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	83 West 174th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	2200 Route 10	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	51,52,53	1	3854 Bailey Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

WFCM 2025-5C3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5	10	Radius at Harbor Bay
1.01	Property		1	1420 Harbor Bay Parkway
1.02	Property		1	1351 Harbor Bay Parkway
1.03	Property		1	1451 Harbor Bay Parkway
1.04	Property		1	1640 South Loop Road
1.05	Property		1	1650 Harbor Bay Parkway
1.06	Property		1	1600 Harbor Bay Parkway
1.07	Property		1	1350 South Loop Road
1.08	Property		1	1321 Harbor Bay Parkway
1.09	Property		1	1501 Harbor Bay Parkway
1.10	Property		1	1411 Harbor Bay Parkway
2.00	Loan	6,7,8,9,10,11,12,13	1	POD Williamsburg
3.00	Loan	14	3	Wilshire Office Portfolio
3.01	Property		1	9460 Wilshire Boulevard
3.02	Property		1	11620 Wilshire Boulevard
3.03	Property		1	11600 Wilshire Boulevard
4.00	Loan	15,16	10	WAND MHC Portfolio
4.01	Property		1	Jefferson Park MHC
4.02	Property		1	Holiday Village MHC
4.03	Property		1	Cedrona Community
4.04	Property		1	Sunrise Terrace Community
4.05	Property		1	Moxie Community
4.06	Property		1	Chinook Mobile Community
4.07	Property		1	Laurel Lane MHC
4.08	Property		1	Northwest Community
4.09	Property		1	Squilchuck Creek Community
4.10	Property		1	Sun City Center and Community
5.00	Loan	17,18	1	The Brazilian Court Hotel
6.00	Loan	19,20	3	Georgia Multifamily Portfolio
6.01	Property		1	Brookfield Park
6.02	Property		1	Retreat at Baywood
6.03	Property		1	Ashford Brook
7.00	Loan	21,22	1	Welleon
8.00	Loan	23	1	Christopher Crossing Apartments
9.00	Loan		1	240 West 40th Street-NY
10.00	Loan	24,25	4	Riverwalk Business Park
10.01	Property		1	7720 North Dobson Road
10.02	Property		1	7350 North Dobson Road
10.03	Property		1	7500 North Dobson Road
10.04	Property		1	7580 North Dobson Road
11.00	Loan	26	1	Addison Arts Apartments
12.00	Loan	27	1	Falls of Westpark
13.00	Loan	28,29,30,31	1	Queens Center
14.00	Loan	32,33	3	Teller Avenue Portfolio
14.01	Property		1	80 Clinton Place
14.02	Property		1	1433 Teller Avenue
14.03	Property		1	1441 Teller Avenue
15.00	Loan	34	1	The Vesper Apartments
16.00	Loan		1	Plaza at Eastlake
17.00	Loan	35,36,37,38	1	The Outlet Collection Seattle
18.00	Loan		1	Beach Haus Resort and Baywatch Resort
19.00	Loan	39,40	1	Circle Business Center
20.00	Loan	41,42	1	Brookhill Village
21.00	Loan		1	CVS Pharmacy-Ridgewood
22.00	Loan		1	Larchmont Village Retail
23.00	Loan		5	Park Nation MHC Portfoilio
23.01	Property		1	Meadowlark MHP
23.02	Property		1	Shady Estates MHP
23.03	Property		1	Highland Village MHP
23.04	Property		1	Sunset Harbor MHP
23.05	Property		1	Lakeside MHP
24.00	Loan		1	Burlington Plaza
25.00	Loan	43,44,45,46	1	1165 Station Road
26.00	Loan		1	Uniroom
27.00	Loan	47,48	2	Guttman Portfolio
27.01	Property		1	1392 Nelson Avenue
27.02	Property		1	3605 Holland Avenue
28.00	Loan	49,50	2	Seidenfeld Portfolio
28.01	Property		1	2811 Heath Avenue
28.02	Property		1	83 West 174th Street
29.00	Loan		1	2200 Route 10
30.00	Loan	51,52,53	1	3854 Bailey Avenue

A-1-27

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, "JPMCB" denotes JPMorgan Chase Bank, National Association, "CREFI" denotes Citi Real Estate Funding Inc., "GSMC" denotes Goldman Sachs Mortgage Company, "AREF2" denotes Argentic Real Estate Finance 2 LLC, “UBS AG” denotes UBS AG by and through its branch office at 1285 Avenue of the Americas, New York, New York, and “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1, Radius at Harbor Bay, the appraised value represents a hypothetical as-stabilized value for the portfolio of $338,324,100, which is inclusive of a 2.9% portfolio premium. The appraiser concluded to a hypothetical value assuming the outstanding TI/LC obligations have already been paid, such amount is included in an upfront reserve for existing TI/LC obligations. The aggregate as-is appraised value of the Radius at Harbor Bay Properties is $295,030,000 (excluding any portfolio premium) as of October 23, 2024, which equates to a Cut-Off Date LTV Ratio and LTV Ratio at Maturity of 71.9% and 67.4%. respectively.

(6)	With respect to Mortgage Loan No. 2, POD Williamsburg, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association.

(7)	With respect to Mortgage Loan No. 2, POD Williamsburg, the Mortgaged Property includes three retail tenants, including two restaurants and a nail salon, which collectively represent approximately 4.9% of the Underwritten EGI ($). In addition, the hotel’s food and beverage operation, representing approximately 1.4% of the Underwritten EGI ($), is operated under a lease with the borrower sponsor’s affiliate as the tenant.

(8)	With respect to Mortgage Loan No. 2, POD Williamsburg, the Mortgaged Property is operated under a hotel management agreement between POD BK Management LLC, as the hotel manager (the "Manager") and the leasehold borrower, which expires in December 2034. The Manager’s members are affiliates of Richard Born and Ira Drukier who together own an approximately 11% indirect equity interest in the borrowers. BD Hotels LLC, jointly owned by Richard Born and Ira Drukier, owns the brand “POD Hotel” and licenses the brand to the Manager.

(9)	With respect to Mortgage Loan No. 2, POD Williamsburg, the borrowers were required at origination to deposit $105,873 into the Upfront Insurance Reserve ($) in connection with the installment payment plan for the blanket insurance policy (the “Static Insurance Escrow Fund”). The lender is required to apply the funds in the Static Insurance Escrow Fund to the payment of an installment under the blanket insurance policy if not paid by the borrowers prior to delinquency. If at any time either (i) funds from the Static Insurance Escrow Fund have been disbursed, or (ii) the premium for

A-1-28

the blanket insurance policy has been increased such that the amount in the Static Insurance Escrow Fund no longer represents 25% of the annual premium for such blanket insurance policy, the borrowers are required to deposit additional funds in the Static Insurance Escrow Fund so that it always contains sufficient funds to cover 25% of the annual premium for the blanket insurance policy. Notwithstanding the foregoing, the lender will waive the requirement for the borrowers to make deposits to the Static Insurance Escrow Fund so long as (a) no event of default has occurred and is continuing, and (b) the borrowers have provided satisfactory evidence that the Mortgaged Property is no longer insured under a blanket insurance policy subject to an installment plan.

(10)	With respect to Mortgage Loan No. 2, POD Williamsburg, the Mortgaged Property benefits from a 25-year City of New York’s Industrial and Commercial Abatement Program (“ICAP”), which commenced in 2018 and provides 100% tax abatement for the first 16 years of the program before burning off in 10% annual increments until the program’s expiration after 2043. The Mortgage Loan was underwritten based on the abated taxes under the ICAP for the 2024 tax year of $245,441 compared to estimated unabated taxes of $1,331,250.

(11)	With respect to Mortgage Loan No. 2, POD Williamsburg, the lender of the mezzanine loan (the “Mezzanine Loan”) is an affiliate of the sponsor (the “Mezzanine Lender”), who has executed, along with the borrowers and the lender of the Mortgage Loan, a subordination and standstill agreement (the “Subordination Agreement”). Under the Subordination Agreement, the payments to the Mezzanine Lender are fully subordinated to the Mortgage Loan and may only be made (a) out of the borrowers’ available cash flow after payments due under the Mortgage Loan documents and other related expenses and (b) if no material event of default or a cash sweep event is continuing under the Mortgage Loan documents; provided, however, to the extent no event of default or a cash sweep event is continuing under the Mortgage Loan documents and a capital contribution to the mezzanine borrower is made, the mezzanine borrower will have the option to make a payment in reduction of the mezzanine loan. Additionally under the Subordination Agreement, the Mezzanine Lender may not, without the prior written consent of the lender of the Mortgage Loan, (i) take any enforcement action with respect to the collateral securing the Mezzanine Loan or (ii) assign its rights or obligations under the Subordination
Agreement or the Mezzanine Loan documents.

(12)	With respect to Mortgage Loan No. 2, POD Williamsburg, the related Mortgage Loan documents permit 5-day Grace Period - Default (Days) up to three times during the term of the Mortgage Loan.

(13)	With respect to Mortgage Loan No. 2, POD Williamsburg, a cash sweep event triggered under the Mortgage Loan documents by the debt service coverage ratio based on the trailing 12-month period being less than 1.35x may be cured if the borrowers deposit cash into an escrow reserve account or deliver a letter of credit, which, in either case, serves as additional collateral for the POD Williamsburg Whole Loan, in an amount of $2,099,571.25 (the “Collateral Deposit Amount”; the foregoing event, the “Collateral Cure Conditions”). On the first monthly payment date in each and every calendar year thereafter that the borrowers elect to deposit the Collateral Deposit Amount in lieu of a cash sweep event, in order for the Collateral Cure Conditions to be deemed to have been satisfied, the borrowers will make an additional deposit of the Collateral Deposit Amount. The lender acknowledges that the collateral referenced in this definition will be returned to the borrowers, provided that no event of default is ongoing, at such time as the debt service coverage ratio based on the trailing 12-month period is at least 1.35x had the borrowers not satisfied the Collateral Cure Conditions (i.e. at such time as the debt service coverage ratio (without taking into account the cash deposit and/or letter of credit) will equal or be greater than 1.35x for three consecutive months).

(14)	With respect to Mortgage Loan No. 3, Wilshire Office Portfolio, the appraised value represents a hypothetical as-is value for 9460 Wilshire Boulevard Property of $107,600,000. The Appraiser concluded to a Hypothetical Value assuming the outstanding tenant improvements to O’Gara Coach Company, L.L.C ($7,967,950) have already been paid, such amount is included in an upfront reserve for existing TI/LC obligations. The aggregate as-is appraised value of the Wilshire Office Portfolio Properties is $194,000,000 as of October 14, 2024 and October 17, 2024, which equates to a Cut-Off Date LTV Ratio and LTV Ratio at Maturity of 54.1%.

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(15)	With respect to Mortgage Loan No. 4, WAND MHC Portfolio, historical financial information prior to 2023 is not available because two of the WAND MHC Portfolio Properties were acquired at origination of the WAND MHC Portfolio Mortgage Loan.

(16)	With respect to Mortgage Loan No. 4, WAND MHC Portfolio, the Jefferson Park MHC and the Holiday Village MHC properties include 336 pads on which manufactured homes owned by such borrower affiliate (the “Owned Mobile Homes”) are located, which are master leased to such borrower affiliate (the “WAND MHC Master Tenant”). Each of the related borrowers leases the pads occupied by the Owned Mobile Homes to the WAND MHC Master Tenant under a separate master lease (the “WAND MHC Master Leases”), and the WAND MHC Master Tenant leases the Owned Mobile Homes to the occupants of such Owned Mobile Homes. Pursuant to the WAND MHC Master Leases, the WAND MHC Master Tenant is required to pay the related borrower monthly rent at the prevailing rental rate charged by such borrower to other owners of manufactured homes within the applicable WAND MHC Portfolio Property. The WAND MHC Portfolio Mortgage Loan documents permit up to 40% of all manufactured housing units on the mortgaged properties (in the aggregate) to be owned by the WAND MHC Master Tenant, the borrowers, or other affiliates, provided that such homes must be subject to one of the WAND MHC Master Leases.

(17)	With respect to Mortgage Loan No. 5, The Brazilian Court Hotel, the Mortgaged Property is comprised of 62 residential condominium units operated as hotel rooms that operate 75 keys through the use of lockout units, as well as two commercial condominium units. The Brazilian Court Hotel Property is an independent hotel that consists primarily of condominium units in a condominium that includes 80 residential condominium units, of which 62 are owned by the borrower and included in the Brazilian Court Hotel Property and 18 are third-party owned, as well as the two commercial condominium units and a hotel condominium unit which is comprised primarily of shared components, including but not limited to structural components that do not support a single unit, the pool, lobby, loading dock and similar areas. Of the third-party owned residential condominium units, nine are part of the hotel’s rental program (subject to the owner's right to occupy such units at certain times) and as such are managed by the borrower sponsor, with income from such rentals allocated 50% to the third-party owners and 50% to the borrower under rental program agreements in effect at origination. Owners of the third-party owned hotel condominium units may withdraw their units from the hotel’s rental program, and accordingly the number of such units that are available may fluctuate year over year.

(18)	With respect to Mortgage Loan No. 5, The Brazilian Court Hotel, the loan documents require on each monthly payment date occurring in November through April of any calendar year commencing in 2025, a deposit of $373,422 into the seasonality reserve.

(19)	With respect to Mortgage Loan No. 6, Georgia Multifamily Portfolio, historical financial information prior to the trailing twelve months ended August 31, 2024 is not available because the Georgia Multifamily Portfolio Properties were recently renovated in 2023.

(20)	With respect to Mortgage Loan No. 6, Georgia Multifamily Portfolio, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily due to the recent renovations and decrease in vacancy across the three properties.

(21)	With respect to Mortgage Loan No. 7, Welleon, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

(22)	With respect to Mortgage Loan No. 7, Welleon, historical occupancy and historical NOI are unavailable due to recent construction on the Welleon Property that was completed in phases between August 2023 and May 2024.

(23)	With respect to Mortgage Loan No. 8, Christopher Crossing Apartments, an $8,500,000 mezzanine loan (the “Christopher Crossing Apartments Mezzanine Loan”) was funded by AION Partners concurrently with the origination of such Mortgage Loan. The mezzanine lender advanced $5,500,000 of the Christopher Crossing Apartments Mezzanine Loan to the borrower’s sole member, as the borrower under the Christopher Crossing Apartments Mezzanine Loan (the “Christopher Crossing Apartments Mezzanine Borrower”), at origination, while the remaining $3,000,000 are

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required to be drawn within the first 18 months of the Christopher Crossing Apartments Mezzanine Loan term and used for capital expenditures, subject to loan-to-value and debt yield tests. The interest rate under the Christopher Crossing Apartments Mezzanine Loan is 14.0% per annum, provided, that, to the extent that rents derived from the operation of the Mortgaged Property are insufficient to pay any monthly interest payment amount due under the Christopher Crossing Apartments Mezzanine Loan after the borrower has made any principal and interest payments due, and funded all required reserves, under the Mortgage Loan by the related payment date, the Christopher Crossing Apartments Mezzanine Loan documents permit the Christopher Crossing Apartments Mezzanine Borrower to defer payment of such monthly interest amount due up to (i) 7.0% per annum during the first 12 months of the Christopher Crossing Apartments Mezzanine Loan term and (ii) 4.0% per annum thereafter, which deferred amounts will be added to the principal on the Christopher Crossing Apartments Mezzanine Loan.

(24)	With respect to Mortgage Loan No. 10, Riverwalk Business Park, the appraised value represents the “As-Portfolio” Appraised Value for the Riverwalk Business Park Properties of $83,000,000, which reflects a portfolio premium of 0.7%, as of June 1, 2024. The sum of the individual appraised values is $82,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.5% and 40.6%, respectively.

(25)	With respect to Mortgage Loan No. 10, Riverwalk Business Park, the largest tenant, Arrivia, is on a lease through May 31, 2028. Arrivia is currently subleasing approximately 121,351 SF of its space to Equality Health (73,324 SF) through May 2028 and Prosperity Home Mortgage (48,027 SF) through December 2025. Equality Health’s sublease will expand to include the space currently being subleased by Prosperity Home Mortgage in January 2026 upon sublease expiration. Additionally, Equality Health has executed a five-year direct lease with the borrower for the entirety of the 7720 North Dobson Road Property (Arrivia’s space), which will commence in June 2028 and expire in May 2033. The lease expiration date represents Equality Health’s lease expiration.

(26)	With respect to Mortgage Loan No. 11, Addison Arts Apartments, the Mortgaged Property is operated as a market-rate building, with approximately 89.9% of the units leased to students. All units are rented on a per-unit basis and are not furnished. Parental guarantees are required for tenants who do not meet an income threshold equal to three times the annual rent.

(27)	With respect to Mortgage Loan No. 12, Falls of Westpark, an upfront earnout reserve in the amount of $2,140,000 was escrowed at origination. Provided no event of default has occurred and is continuing, the earnout reserve funds may be disbursed to the borrower when the Mortgaged Property achieves an earnout debt service coverage ratio (as described in the mortgage loan documents) of at least 1.20x. If the earnout reserve funds have not been disbursed by December 2, 2027, the earnout reserve funds may be partially disbursed in an amount such that the net outstanding Mortgage Loan amount results in an earnout debt service coverage ratio of at least 1.20x. Any outstanding funds remaining in the earnout reserve on December 2, 2027 will be used to partially prepay the Mortgage Loan, subject to required yield maintenance premiums.

(28)	With respect to Mortgage Loan No. 13, Queens Center, the mortgage loan is part of a whole loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Bank of Montreal and Morgan Stanley Bank, N.A.

(29)	With respect to Mortgage Loan No. 13, Queens Center, the related loan documents permit an outparcel or other release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(30)	With respect to Mortgage Loan No. 13, Queens Center, “Yield Maintenance Premium” means, with respect to any Note or Note Component, an amount equal to the greater of the following two amounts: (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which (x) the sum of the present values as of the prepayment date of all unpaid principal and interest payments on such Note or Note Component required hereunder to the Open Prepayment Date (including the balloon payment assuming the outstanding principal balance of the Loan is due on the Open Prepayment Date), calculated by discounting such payments from the

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respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Open Prepayment Date), from the Open Prepayment Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds (y) the outstanding principal balance of such Note or Note Component as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of such Note or Note Component as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the date on which a prepayment subject to Yield Maintenance Premium is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the Open Prepayment Date. If no such maturity will so exactly correspond, yields for the two most closely corresponding published maturities will be calculated pursuant to the foregoing sentence and the Periodic Treasury Yield will be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). Lender’s calculation of the Yield Maintenance Premium, and all component calculations, will be conclusive and binding on the borrower absent manifest error.

(31)	With respect to Mortgage Loan No. 13, Queens Center, Units/SF does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants. However, a portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the Shared Tax Lot are allocated between Macy’s and one of the two borrowers which owns the Mortgaged Property (the “Property Borrower”) under a reciprocal easement agreement (the “REA”). Under the REA, Macy's pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments to the applicable taxing authority. See “Description of the Mortgage Pool— Real Estate and Other Tax Considerations” in this prospectus for additional information.

(32)	With respect to Mortgage Loan No. 14, Teller Avenue Portfolio, the related borrowers have applied for, and the mortgaged properties are expected to benefit from, a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development (“HPD”) 421-a tax abatement program (the “421-a Tax Abatement Program”). During the first 25 years of the 421-a Tax Abatement Program, each of the Mortgaged Properties are expected to receive a 100% tax exemption and in connection with such exemption the borrowers have agreed to reserve (i) 96.2% of the units at the 80 Clinton Place Mortgaged Property, (ii) 94.7% of the units at the 1433 Teller Avenue Mortgaged Property and (iii) 93.8% units at the 1441 Teller Avenue Mortgaged Property, for tenants, in each case, earning no more than 130% of the area median income (any such restricted units, the “Teller 421-a Affordable Units”). During the last 10 years of the 421-a Tax Abatement Program, a Mortgaged Property’s applicable tax exemption is expected to decrease in an amount equal to the percentage of Teller 421-a Affordable Units at each such Mortgaged Property. The appraiser concluded that the in-place rents for all 58 Teller 421-a Affordable Units are in compliance with the income requirements under the 421-a Tax Abatement Program. The full unabated taxes for the 2024/2025 tax year are: (i) $136,688 compared to the underwritten abated taxes of $1,630 for the 80 Clinton Place Mortgaged Property; (ii) $80,700 compared to the underwritten abated taxes of $5,419 for the 1433 Teller Avenue Mortgaged Property; and (iii) $64,903 compared to the underwritten abated taxes of $1,863 for the 1441 Teller Avenue Mortgaged Property. As of December 24, 2024, the 1441 Teller Avenue Mortgaged Property has received the 421-a tax abatement, while the 80 Clinton Place Mortgaged Property and the 1433 Teller Avenue Mortgaged Property are still awaiting approval of their respective 421-a Tax Abatement Program applications from HPD. At origination, the non-recourse carveout guarantor executed a guaranty for full payment of the Mortgage Loan, which will terminate when all three of the Mortgaged Properties receive the 421-a tax abatement. In addition, the Mortgage Loan will become full recourse if any Mortgaged Property fails to qualify and/or maintain its respective exemption under the 421-a Tax Abatement Program.

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(33)	With respect to Mortgage Loan No. 14, Teller Avenue Portfolio, the Mortgaged Properties are eligible for, and the borrowers lease units through, the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program. The CityFHEPS program provides property owners with rental subsidies for leasing units to households with tenants who, among other requirements, have children, earn no more than 200% of the federal poverty level and are in a shelter or at risk of entering a shelter. The subsidy amounts provided by CityFHEPS are published by the Department of Social Services each year and the appraiser concluded that the current in-place rents at the Mortgaged Properties are achievable based on the maximum subsidy amounts. The Mortgage Loan will become full recourse to the borrowers in the event that (i) the Mortgaged Properties or the borrowers fail to remain eligible, in whole or in part, to receive subsidies under the CityFHEPS program and/or (ii) any amendment to or termination of the CityFHEPS program reduces the amount of subsidies paid or payable to the borrowers under the CityFHEPS program.

(34)	With respect to Mortgage Loan No. 15, The Vesper Apartments, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

(35)	With respect to Mortgage Loan No. 17, The Outlet Collection Seattle, the Mortgage Loan is part of a whole loan that was originated by CREFI. A portion of such whole loan was subsequently acquired by AREF2.

(36)	With respect to Mortgage Loan No. 17, The Outlet Collection Seattle, a Grace Period – Late Fee (Days) of five days is permitted once in any 366-day period.

(37)	With respect to Mortgage Loan No. 17, The Outlet Collection Seattle, the largest tenant, FieldhouseUSA, subleases a portion of its space to Fitness Quest and Big Air Trampoline Park.

(38)	With respect to Mortgage Loan No. 17, The Outlet Collection Seattle, the second largest tenant, Burlington Coat Factory, has the right to terminate its lease at any time upon 12-months’ prior written notice, without payment of a termination fee.

(39)	With respect to Mortgage Loan No. 19, Circle Business Center, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

(40)	With respect to Mortgage Loan No. 19, Circle Business Center, the fifth largest tenant, College Internship Program, has a one-time option to terminate its lease effective August 14, 2025, by giving no less than 180 days prior written notice to the landlord.

(41)	With respect to Mortgage Loan No. 20, Brookhill Village, the Mortgaged Property has approximately 22.9% of underwritten vacancy from the expected vacancy by the second largest tenant, American Freight, who will be vacating its premises because of the tenant’s parent level bankruptcy.

(42)	With respect to Mortgage Loan No. 20, Brookhill Village, the related borrower was required at loan origination to deposit $1,000,000 into the Holdback/Earnout Amount ($) for tenant improvement and leasing commission obligations incurred by the borrower in connection with re-leasing the space that is currently occupied but expected to be vacated by American Freight (the “American Freight Space”). The lender is required to make disbursements in increments of no less than $25,000 on a quarterly basis, subject to certain conditions set forth in the Mortgage Loan documents, including, without limitation, (a) at least 80% of the American Freight Space has been re-leased by the borrower pursuant to one or more Leases reasonably approved by the lender and (b) the debt yield is at least 10.4%. In the event that the American Freight Space is not re-leased within two years of loan origination, the lender has the option to apply the funds to the outstanding principal balance of the Mortgage Loan. Provided the American Freight Space has been re-leased and the related conditions have been satisfied, the remaining funds are required to be disbursed (x) provided no cash sweep period under the Mortgage Loan documents is continuing, to the borrower or (y) if a cash sweep period is continuing, on the next occurring monthly payment date in accordance with the related cash management agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows” in the prospectus for additional information.

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(43)	With respect to Mortgage Loan No. 25, 1165 Station Road, historical financial information is not available because the Mortgaged Property was renovated in 2024.

(44)	With respect to Mortgage Loan No. 25, 1165 Station Road, the Cut-off Date LTV Ratio (%) is calculated using the As-Is Appraised Value of $9,760,000 as of October 18, 2024, which includes the income from the 25-year solar lease signed with G&S Solar. The tenant has the right to terminate this lease by providing written notice by April 25, 2025 if the appropriate permits have not been obtained or the tenant has not been able to negotiate an interconnection agreement with the local electric utility. The appraiser included a value of $9,210,000 as of October 18, 2024, which assumes that the solar lease agreement will not take effect, and that outstanding landlord obligations will be held in escrow. Based on the aforementioned value, the Cut-off Date LTV Ratio (%) is 69.5%.

(45)	With respect to Mortgage Loan No. 25, 1165 Station Road, the LTV Ratio at Maturity / ARD (%) is calculated using the As Stabilized Appraised Value of $9,960,000 as of February 1, 2025.

(46)	With respect to Mortgage Loan No. 25, 1165 Station Road, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.

(47)	With respect to Mortgage Loan No. 27, Guttman Portfolio, historical financial information for the 1392 Nelson Avenue and 3605 Holland Avenue mortgaged properties are not available because the borrower sponsor acquired the mortgaged properties in June 2024 and December 2023, respectively, and undertook gut renovations afterwards.

(48)	With respect to Mortgage Loan No. 27, Guttman Portfolio, the borrowers have the right at any time after December 18, 2025 and prior to July 6, 2029 to obtain the release of any individual Guttman Portfolio property as long as, among other conditions, (i) the related borrowers partially prepay the loan in an amount equal to the release price of 115% of the allocated loan amount for such property to be released, together with the applicable yield maintenance premium; (ii) no event of default has occurred and is continuing; (iii) the DSCR after the release is not less than the greater of (1) 1.16x and (2) the DSCR immediately preceding such release, and (iv) the LTV ratio after the release is not greater than the lesser of (1) 68.2%, and (2) the LTV immediately preceding such release.

(49)	With respect to Mortgage Loan No. 28, Seidenfeld Portfolio, historical financial information for the 2811 Heath Avenue and 83 West 174th Street mortgaged properties are not available because the borrower sponsor acquired the mortgaged properties in January 2024 and August 2023, respectively, and undertook gut renovation afterwards.

(50)	With respect to Mortgage Loan No. 28, Seidenfeld Portfolio, the borrowers have the right at any time after December 9, 2025 and prior to June 6, 2029 to obtain the release of any individual Seidenfeld Portfolio property as long as, among other conditions, (i) the related borrowers partially prepay the loan in an amount equal to the release price of 115% of the allocated loan amount for such property to be released, together with the applicable yield maintenance premium; (ii) no event of default has occurred and is continuing; (iii) the DSCR after the release is not less than the greater of (1) 1.13x and (2) the DSCR immediately preceding such release, and (iv) the LTV ratio after the release is not greater than the lesser of (1) 67.1%, and (2) the LTV immediately preceding such release.

(51)	With respect to Mortgage Loan No. 30, 3854 Bailey Avenue, historical financial information is not available as construction of the Mortgaged Property was completed in 2024.

(52)	With respect to Mortgage Loan No. 30, 3854 Bailey Avenue, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 62.0%, and (y) the combined debt service coverage ratio is equal to or greater than 1.31x; (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

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(53)	With respect to Mortgage Loan No. 30, 3854 Bailey Avenue, the Mortgaged Property benefits from a 35-year 421-a tax abatement under the NYC Department of Housing Preservation & Development that commenced in August 2024. In connection with the 421-a tax abatement, the borrower is required to reserve at least 93.33% of the units at the Mortgaged Property for tenants earning up to 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides a 100% tax abatement of any increase in the assessed value of the 3854 Bailey Avenue Property from and after the 2023/2024 New York City tax year for the first 25 years, and a 93.33% exemption over the next 10 years. In year 36, the Mortgaged Property becomes fully taxable.

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Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

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WFCM 2025-5C3

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Argentic Real Estate Finance 2 LLC	12	$222,325,307	26.7%	6.9626%	59	359	1.55x	11.8%	11.2%	63.2%	62.7%
Wells Fargo Bank, National Association	6	183,582,641	22.0	6.8690	59	360	1.53	12.6	11.8	58.1	55.9
Citi Real Estate Funding Inc.	2	117,500,000	14.1	6.3980	59	0	1.31	8.6	8.5	65.7	65.7
JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	76,000,000	9.1	7.7850	60	0	1.62	13.7	12.8	52.8	52.8
Wells Fargo Bank National Association / JPMorgan Chase Bank, National Association	1	75,000,000	9.0	7.4130	60	0	1.73	13.2	13.0	51.9	51.9
Goldman Sachs Mortgage Company	2	69,600,000	8.4	5.9211	59	0	1.46	8.8	8.7	59.5	59.5
Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC	1	54,500,000	6.5	7.5000	59	0	1.58	13.1	12.0	50.5	50.5
LMF Commercial, LLC	3	14,912,481	1.8	7.2637	59	359	1.28	9.8	9.8	66.0	65.1
JPMorgan Chase Bank, National Association	1	13,700,000	1.6	7.0820	60	0	1.33	10.0	9.5	63.7	63.7
UBS AG	1	6,400,000	0.8	6.7000	60	0	1.42	10.1	9.6	65.6	64.3
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Multifamily	17	$250,462,481	30.0%	6.6916%	59	360	1.29x	9.1%	8.9%	66.9%	66.7%
Garden	5	107,250,000	12.9	6.6684	59	0	1.31	9.2	8.9	67.6	67.6
Mid Rise	6	97,762,481	11.7	6.6082	59	360	1.24	8.6	8.6	66.7	66.1
Low Rise	6	45,450,000	5.5	6.9256	59	0	1.36	9.7	9.5	65.7	65.7
Office	12	199,040,164	23.9	7.3753	59	359	1.75	14.5	13.5	51.7	50.9
CBD	4	115,000,000	13.8	7.5215	60	0	1.66	13.2	12.7	51.0	51.0
Suburban	6	61,692,704	7.4	7.3405	59	359	1.70	16.0	14.1	50.9	48.4
Medical	2	22,347,460	2.7	6.7188	59	359	2.33	17.5	16.1	57.8	57.2
Hospitality	3	146,500,000	17.6	7.6642	60	0	1.61	13.5	12.5	52.9	52.9
Limited Service	2	92,000,000	11.0	7.7615	60	0	1.62	13.7	12.8	54.3	54.3
Full Service	1	54,500,000	6.5	7.5000	59	0	1.58	13.1	12.0	50.5	50.5
Manufactured Housing	15	77,750,000	9.3	6.3232	59	360	1.32	8.7	8.7	64.9	64.8
Manufactured Housing	15	77,750,000	9.3	6.3232	59	360	1.32	8.7	8.7	64.9	64.8
Retail	5	73,497,500	8.8	6.5737	59	0	1.81	12.8	12.1	54.6	54.6
Super Regional Mall	1	25,000,000	3.0	5.3700	58	0	1.84	10.2	10.0	49.5	49.5
Anchored	2	20,200,000	2.4	7.2136	60	0	1.55	12.1	11.4	56.3	56.3
Outlet Center	1	17,297,500	2.1	7.3300	59	0	2.40	19.5	17.8	50.3	50.3
Single Tenant	1	11,000,000	1.3	6.9450	59	0	1.32	9.3	9.3	69.6	69.6
Mixed Use	9	69,934,642	8.4	6.1796	60	360	1.43	10.5	10.4	65.3	61.7
R&D/Lab/Office	8	61,334,642	7.4	6.1260	60	360	1.45	10.7	10.6	67.0	62.9
Retail/Office	1	8,600,000	1.0	6.5620	59	0	1.32	8.8	8.8	53.4	53.4
Industrial	2	16,335,641	2.0	6.3509	60	360	1.44	10.5	10.2	66.5	63.4
R&D	1	9,935,641	1.2	6.1260	60	360	1.45	10.7	10.6	67.0	62.9
Warehouse	1	6,400,000	0.8	6.7000	60	0	1.42	10.1	9.6	65.6	64.3
Total/Weighted Average:	63	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

WFCM 2025-5C3

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	19	$241,880,347	29.0%	6.7570%	60	360	1.59x	11.9%	11.6%	60.3%	58.7%
Northern California	12	119,600,000	14.3	6.3094	60	360	1.43	10.4	10.3	66.0	63.1
Southern California	7	122,280,347	14.7	7.1947	59	358	1.75	13.4	12.8	54.8	54.4
New York	13	191,912,481	23.0	7.2977	59	360	1.54	12.1	11.5	55.6	55.2
Washington	9	56,197,500	6.7	6.5686	59	0	1.65	11.8	11.3	61.9	61.9
Florida	1	54,500,000	6.5	7.5000	59	0	1.58	13.1	12.0	50.5	50.5
Texas	7	54,500,000	6.5	6.8963	59	360	1.33	9.8	9.5	62.2	62.1
Georgia	3	47,000,000	5.6	6.6500	60	0	1.29	9.0	8.7	63.6	63.6
Ohio	1	44,600,000	5.4	6.2300	59	0	1.25	8.0	7.9	65.1	65.1
Virginia	1	42,000,000	5.0	6.6100	58	0	1.39	9.7	9.3	72.3	72.3
Arizona	4	34,982,641	4.2	7.7180	59	359	1.90	19.0	16.3	42.1	40.3
North Dakota	2	31,600,000	3.8	6.2300	59	0	1.32	8.4	8.4	67.1	67.1
Michigan	1	16,000,000	1.9	7.6500	60	0	1.62	13.8	12.6	61.3	61.3
Colorado	1	13,700,000	1.6	7.0820	60	0	1.33	10.0	9.5	63.7	63.7
New Jersey	1	4,647,460	0.6	7.4300	59	359	1.75	15.0	14.6	54.7	52.1
Total/Weighted Average:	63	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
4,462,481 - 5,000,000	2	$9,109,941	1.1%	7.3810%	59	359	1.53x	13.0%	12.8%	58.3%	55.5%
5,000,001 - 6,000,000	3	16,450,000	2.0	7.0729	59	0	1.26	9.1	9.0	69.1	69.1
6,000,001 - 7,000,000	2	12,900,000	1.5	7.0986	60	0	1.72	13.3	12.5	53.1	52.5
7,000,001 - 8,000,000	1	7,250,000	0.9	7.2300	60	360	1.37	11.5	11.2	43.5	42.8
8,000,001 - 9,000,000	1	8,600,000	1.0	6.5620	59	0	1.32	8.8	8.8	53.4	53.4
10,000,001 - 15,000,000	3	39,680,347	4.8	7.1678	59	358	1.36	10.9	10.3	63.4	62.4
15,000,001 - 20,000,000	5	87,847,500	10.5	7.1468	59	360	1.78	14.0	13.0	61.3	60.8
20,000,001 - 30,000,000	2	54,000,000	6.5	6.1605	59	0	1.61	10.1	9.9	57.1	57.1
30,000,001 - 50,000,000	6	238,682,641	28.6	6.8898	59	359	1.42	11.0	10.3	60.5	60.2
50,000,001 - 70,000,000	1	54,500,000	6.5	7.5000	59	0	1.58	13.1	12.0	50.5	50.5
70,000,001 - 80,000,000	3	221,500,000	26.6	7.1641	60	0	1.56	11.8	11.5	57.0	57.0
80,000,001 - 83,000,000	1	83,000,000	10.0	6.1260	60	360	1.45	10.7	10.6	67.0	62.9
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.20	1	$18,250,000	2.2%	6.8500%	58	0	1.20x	8.6%	8.3%	67.3%	67.3%
1.21 - 1.30	7	156,750,000	18.8	6.6490	59	360	1.26	8.7	8.6	66.1	65.8
1.31 - 1.40	7	157,512,481	18.9	6.5507	59	360	1.34	9.2	9.0	66.4	66.3
1.41 - 1.50	4	133,380,347	16.0	6.4534	60	360	1.44	10.8	10.5	65.3	62.4
1.51 - 1.60	2	94,500,000	11.3	7.5952	59	0	1.56	13.1	12.0	50.0	50.0
1.61 - 1.70	2	92,000,000	11.0	7.7615	60	0	1.62	13.7	12.8	54.3	54.3
1.71 - 1.80	2	79,647,460	9.6	7.4140	60	359	1.73	13.3	13.1	52.1	51.9
1.81 - 1.90	2	59,982,641	7.2	6.7394	59	359	1.87	15.3	13.7	45.2	44.1
2.01 - 2.25	1	6,500,000	0.8	7.4910	60	0	2.02	16.5	15.3	40.8	40.8
2.26 - 2.50	2	34,997,500	4.2	6.9264	59	0	2.44	18.8	17.1	54.5	54.5
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

A-2-2

WFCM 2025-5C3

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.0	1	$44,600,000	5.4%	6.2300%	59	0	1.25x	8.0%	7.9%	65.1%	65.1%
8.1 - 12.1	18	431,312,481	51.7	6.5039	59	360	1.37	9.5	9.4	65.4	64.5
12.2 - 16.1	7	281,127,807	33.7	7.5884	60	358	1.62	13.4	12.5	52.5	52.3
16.2 - 20.1	4	76,480,141	9.2	7.3365	59	359	2.16	18.7	16.6	47.7	46.8
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.9 - 8.1	1	$44,600,000	5.4%	6.2300%	59	0	1.25x	8.0%	7.9%	65.1%	65.1%
8.2 - 12.1	21	540,792,828	64.9	6.7197	59	360	1.40	10.3	9.9	62.5	61.7
12.2 - 16.1	5	178,147,460	21.4	7.5963	60	359	1.68	13.6	13.0	52.8	52.7
16.2 - 17.8	3	69,980,141	8.4	7.3221	59	359	2.17	18.9	16.7	48.3	47.4
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
40.8 - 45.0	3	$48,732,641	5.8%	7.6151%	59	359	1.84x	17.6%	15.4%	42.1%	40.7%
45.1 - 50.0	2	65,000,000	7.8	6.8192	59	0	1.66	12.0	11.2	49.4	49.4
50.1 - 55.0	6	236,044,960	28.3	7.5161	60	359	1.69	13.7	12.9	51.9	51.8
55.1 - 60.0	2	32,680,347	3.9	6.9345	59	358	1.99	15.8	14.3	58.6	57.4
60.1 - 65.0	5	110,162,481	13.2	6.9271	60	359	1.38	10.2	9.7	63.2	63.1
65.1 - 70.0	10	292,900,000	35.1	6.4216	59	360	1.32	9.2	9.1	67.1	65.7
70.1 - 72.3	2	48,000,000	5.8	6.6325	58	0	1.37	9.6	9.2	72.2	72.2
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
40.3 - 45.0	3	$48,732,641	5.8%	7.6151%	59	359	1.84x	17.6%	15.4%	42.1%	40.7%
45.1 - 50.0	2	65,000,000	7.8	6.8192	59	0	1.66	12.0	11.2	49.4	49.4
50.1 - 55.0	6	236,044,960	28.3	7.5161	60	359	1.69	13.7	12.9	51.9	51.8
55.1 - 60.0	3	37,142,828	4.5	6.9820	59	358	1.91	15.2	13.9	59.0	57.6
60.1 - 65.0	6	195,100,000	23.4	6.5696	60	360	1.41	10.4	10.1	64.9	63.2
65.1 - 70.0	8	203,500,000	24.4	6.5335	59	360	1.27	8.6	8.5	67.2	67.0
70.1 - 72.3	2	48,000,000	5.8	6.6325	58	0	1.37	9.6	9.2	72.2	72.2
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.3700 - 5.5000	1	$25,000,000	3.0%	5.3700%	58	0	1.84x	10.2%	10.0%	49.5%	49.5%
6.0001 - 6.2500	3	198,100,000	23.8	6.1864	59	360	1.36	9.3	9.2	66.6	64.9
6.5001 - 6.7500	6	151,800,000	18.2	6.6045	59	0	1.45	10.1	9.7	65.9	65.9
6.7501 - 7.0000	4	64,250,000	7.7	6.8571	59	0	1.32	9.4	9.2	66.5	66.5
7.0001 - 7.2500	4	31,400,000	3.8	7.1672	60	360	1.32	10.1	9.8	60.4	60.2
7.2501 - 7.5000	8	195,987,788	23.5	7.4314	59	359	1.68	13.5	12.9	53.4	52.8
7.5001 - 7.7850	4	166,982,641	20.0	7.7437	60	359	1.66	14.7	13.3	50.6	50.2
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

A-2-3

WFCM 2025-5C3

Annex A-2: Mortgage Pool Information

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
58 - 60	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	23	$665,597,500	79.9%	6.9567%	59	0	1.52x	11.3%	10.8%	59.3%	59.3%
360	7	167,922,929	20.1	6.8313	60	360	1.52	12.7	12.0	59.7	56.6
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	23	$665,597,500	79.9%	6.9567%	59	0	1.52x	11.3%	10.8%	59.3%	59.3%
358 - 360	7	167,922,929	20.1	6.8313	60	360	1.52	12.7	12.0	59.7	56.6
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	23	$665,597,500	79.9%	6.9567%	59	0	1.52x	11.3%	10.8%	59.3%	59.3%
Amortizing Balloon	5	142,072,929	17.0	6.7339	59	359	1.56	13.1	12.3	59.4	56.1
Interest Only, Amortizing Balloon	2	25,850,000	3.1	7.3667	60	360	1.27	10.6	10.5	61.4	59.4
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	22	$645,775,469	77.5%	7.0125%	59	360	1.50x	11.7%	11.1%	57.9%	57.1%
Acquisition	7	117,244,960	14.1	6.9068	59	359	1.74	13.1	12.3	63.1	63.0
Refinance/Acquisition	1	70,500,000	8.5	6.2300	59	0	1.32	8.4	8.4	67.1	67.1
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

A-2-4

WFCM 2025-5C3

Annex A-2: Mortgage Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard / Springing Cash Management	13	$346,725,307	41.6%	6.9751%	59	360	1.65x	12.8%	12.1%	57.4%	56.3%
Springing	9	230,362,481	27.6	6.6226	59	360	1.31	9.1	8.9	66.8	66.5
Soft/ Springing Cash Management	6	171,832,641	20.6	7.2546	59	359	1.62	13.0	12.3	54.3	53.9
None	1	44,600,000	5.4	6.2300	59	0	1.25	8.0	7.9	65.1	65.1
Hard / In Place Cash Management	1	40,000,000	4.8	7.7250	59	0	1.54	13.1	12.0	49.4	49.4
Total/Weighted Average:	30	$833,520,429	100.0%	6.9314%	59	360	1.52x	11.6%	11.0%	59.4%	58.8%

A-2-5

WFCM 2025-5C3

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	24	$705,807,948	84.7%	28	$797,520,429	95.7%	2	$36,000,000	4.3%
Insurance Escrow	21	$523,559,941	62.8%	20	$435,859,941	52.3%	10	$397,660,488	47.7%
Replacement Reserve	4	$115,200,000	13.8%	28	$797,520,429	95.7%	2	$36,000,000	4.3%
TI/LC Reserve(1)	11	$316,407,948	88.2%	10	$298,707,948	83.3%	3	$53,700,000	15.0%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-6

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various - Various	Loan #1	Cut-off Date Balance:	$83,000,000
Various	Radius at Harbor Bay	Cut-off Date LTV:	67.0%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

A-3-1

Various - Various	Loan #1	Cut-off Date Balance:	$83,000,000
Various	Radius at Harbor Bay	Cut-off Date LTV:	67.0%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

College of Alameda
Marina Village Shopping Center
Downtown Oakland 1 mile
Coast Guard Island Alameda
Fortman Marina
Jean Sweeney Open Space Park
Atlantic Ave.
Webster St
Lincoln Ave.
Clement Ave.
Tidal Canal
Pacific Pinball Museum
Central Ave.
Alameda
Neptune Plaza Shopping Center
Encinal Ave.
Robert W. Crown Mem. State Beach
Otis Ave.
Alameda Hospital
DOWNTOWN ALAMEDA
Park St.
Broadway
Versailles Ave.
High St.
South Shore Center
Santa Clara Ave.
Tilden Way
Bridgeside Shopping Center
International Blvd.
BART
29th Ave.
Fruitvale Ave.
FRUITVALE
Foothill Blvd.
High St.
OAKLAND
Mills College
Nimitz Fwy
AMTRAK CAPITAL CORRIDOR
66th Ave.
73rd Ave.
ALAMEDA COUNTY
OAKLAND COLISEUM
Oakland Arena
Oakland Coliseum
San Leandro Bay
R. Davey Jr. Dr.
Bay Farm Island
Mecartney Rd.
Island Dr.
Maitland Dr.
Chuck Corica Golf Complex
Harbor Bay Pkwy
Doolittle Dr.
Arrowhead Park
Oakland Aviation Museum
Hegenberger Rd
Oakland International Airport
98th Ave
San Francisco Bay
Metropolitan Golf Links
OAKLAND AIRPORT
San Leandro
San Leandro Marina
Marina Park
Tony Lema Golf Course
Fairfield
Vallejo
Novato
San Rafael
Richmond
Concord
Walnut Creek
Pittsburg
Antioch
Berkeley
Lafayette
OAKLAND
Danville
SAN FRANCISCO
San Ramon
Dublin
Daly City
Hayward
Livermore
Pleasanton
Pacific Ocean
San Mateo
Redwood City
Fremont
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
Saratoga
Los Gatos

Radius at Harbor Bay

1	1420 Harbor Bay Parkway	Alameda, CA
2	1351 Harbor Bay Parkway	Alameda, CA
3	1451 Harbor Bay Parkway	Alameda, CA
4	1640 South Loop Road	Alameda, CA
5	1650 Harbor Bay Parkway	Alameda, CA
6	1600 Harbor Bay Parkway	Alameda, CA
7	1350 South Loop Road	Alameda, CA
8	1321 Harbor Bay Parkway	Alameda, CA
9	1501 Harbor Bay Parkway	Alameda, CA
10	1411 Harbor Bay Parkway	Alameda, CA

A-3-2

Mortgage Loan No. 1 – Radius at Harbor Bay

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
				Location:	Alameda, CA 94502
Original Balance(1):	$83,000,000			General Property Type:	Various
Cut-off Date Balance(1):	$83,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	9.96%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P.			Size: Cut-off Date Balance per SF:	643,220 SF $330
Guarantors:	TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P.			Maturity Balance per SF: Property Manager:	$309 CBRE, INC.
Mortgage Rate:	6.1260%

Note Date:	12/30/2024
Maturity Date:	1/11/2030
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information(1)
IO Period:	0 months			UW NOI(3):	$22,761,221
Seasoning:	0 months			UW NCF:	$22,439,357
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield:	10.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	10.6%
Additional Debt Type:	Pari Passu			UW NOI Debt Yield at Maturity:	11.4%
Additional Debt Balance:	$129,000,000			UW NCF DSCR:	1.45x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$18,029,392 (9/30/2024 TTM)
				2nd Most Recent NOI(3):	$12,162,354 (12/31/2023)
Reserves(2)				3rd Most Recent NOI:	$10,220,790 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.9% (Various)
RE Taxes:	$1,000,744	$250,186	NAP	2nd Most Recent Occupancy:	89.5% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.7% (12/31/2022)
Replacement Reserve:	$0	$10,721	$385,932	Appraised Value (as of)(4):	$316,270,000 (Various)
Leasing Reserve:	$4,500,000	$53,602	(2)	Appraised Value per SF(4):	$492
Abbott Reserve:	$0	Springing	(2)	Cut-off Date LTV Ratio:	67.0%
Existing TI/LC Reserve:	$20,860,736	$0	NAP	Maturity Date LTV Ratio:	62.9%
Rent Concessions Reserve:	$355,039	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$212,000,000	98.1%	Loan Payoff:	$177,584,940	82.2%
Borrower Sponsor Equity:	$4,133,191	1.9%	Reserves:	$26,716,519	12.4%
			Closing Costs:	$11,831,733	5.5%
Total Sources:	$216,133,191	100.0%	Total Uses:	$216,133,191	100.0%

(1)	The Radius at Harbor Bay Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $212,000,000. The information presented is based on the Radius at Harbor Bay Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The increase in NOI from 2022 to UW was primarily due to an increase in occupancy from 90.7% to 93.9% and an increase in average rental rates from $22.08 PSF to $37.62 PSF. Additionally, Penumbra, Inc. is converting the 1451 Harbor Bay Parkway property into an R&D. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.
(4)	The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for all ten of the Radius at Harbor Bay Properties (as defined below). For eight of the ten properties where “hypothetical as-stabilized” or “hypothetical as- complete/stabilized” values were used, the property conversions from office to life science use has been completed, property occupancy has stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for up-front. For the remaining non-stabilized properties that have not been converted, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

The Mortgage Loan. The largest mortgage loan (the “Radius at Harbor Bay Mortgage Loan”) is part of a whole loan (the “Radius at Harbor Bay Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount $212,000,000. The Radius at Harbor Bay Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in 10 office, industrial, and mixed use properties totaling 643,220 SF of net rentable area located in Alameda, California, (collectively the “Radius at Harbor Bay Properties”). The Radius at Harbor Bay Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $83,000,000. The Radius at Harbor Bay Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C3 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-3

Various - Various	Loan #1	Cut-off Date Balance:	$83,000,000
Various	Radius at Harbor Bay	Cut-off Date LTV:	67.0%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%
Radius at Harbor Bay Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$83,000,000	$83,000,000	WFB	Yes
A-2(1)	$75,000,000	$75,000,000	WFB	No
A-3(1)	$11,600,000	$11,600,000	WFB	No
A-4(1)	$42,400,000	$42,400,000	GACC	No
Total	$212,000,000	$212,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrowers and the Borrower Sponsors. The borrowers are Harbor Bay Parkway LLC, 1640 South Loop Road LLC, 1501 Harbor Bay LLC, 1321 & 1351 Harbor Bay LLC, 1411 Harbor Bay LLC, 1420 Harbor Bay LLC, 1451 Harbor Bay LLC and 1350 South Loop LLC, each a single-purpose, Delaware limited liability company with one independent director.

The borrower sponsors and non-recourse carveout guarantors are TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P. (individually or collectively, “True North Management Group”).

True North Management Group is a real estate investment firm that invests in middle market real estate assets in growing United States metropolitan areas with a value add and opportunistic approach. True North Management Group has raised over $1.5 billion in discretionary institutional equity capital across four funds and multiple co-investment vehicles.

The Properties. The Radius at Harbor Bay Properties comprise 643,220 SF across 10 buildings consisting of a mix of R&D, laboratory, and office uses located on a 33.93-acre site in Alameda, California. The Radius at Harbor Bay Properties consist of 435,949 SF of mixed use (R&D/Lab/Office) space, 121,216 SF of headquartered office space, and 86,055 SF of industrial R&D space. As of October 16, 2024 and November 26, 2024, the Radius at Harbor Bay Properties were 93.9% leased to 18 unique tenants with a weighted average lease term of approximately 8.2 years. The Radius at Harbor Bay Properties also include 2,525 on-site parking spaces (3.93 spaces per 1,000 SF), inclusive of 1,498 spaces shared on a non-exclusive basis to the entire Empire Parkway Centre condominium regime.

The following table presents certain information relating to the Radius at Harbor Bay Properties:

Radius at Harbor Bay Properties Summary
Property Name / Property Type / Property Sub-Type	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built / Renovated(2)	Net Rentable Area (SF)(1)	Appraised Value(2)	Allocated Cut-off Date LTV	UW NOI(1)	% of UW NOI(1)
1420 Harbor Bay Parkway Office / Suburban	$29,960,240	14.1%	100.0%	1986 / Various	121,216	$46,420,000	64.5%	$4,225,296	18.6%
1351 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$28,895,302	13.6%	100.0%	1984 / Various	97,980	$44,770,000	64.5%	$2,826,526	12.4%
1451 Harbor Bay Parkway Industrial / R&D	$25,377,782	12.0%	100.0%	1984 / Various	86,055	$39,320,000	64.5%	$2,482,514	10.9%
1640 South Loop Road Mixed Use / R&D/Lab/Office	$23,557,707	11.1%	100.0%	1996 / 2021-2022	51,780	$36,500,000	64.5%	$3,245,026	14.3%
1650 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$23,493,165	11.1%	67.1%	2001 / 2019-2024	67,537	$29,600,000	79.4%	$1,400,062	6.2%
1600 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$23,041,374	10.9%	100.0%	2001 / 2019-2024	62,696	$35,700,000	64.5%	$2,692,701	11.8%
1350 South Loop Road Mixed Use / R&D/Lab/Office	$20,324,170	9.6%	100.0%	1987 / 2022	43,645	$31,490,000	64.5%	$2,827,643	12.4%
1321 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$14,799,403	7.0%	100.0%	1984 / Various	50,177	$22,930,000	64.5%	$1,447,506	6.4%
1501 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$14,199,166	6.7%	49.8%	1985 / 2021	33,817	$16,600,000	85.5%	$797,057	3.5%
1411 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$8,351,691	3.9%	100.0%	1984 / Various	28,317	$12,940,000	64.5%	$816,889	3.6%
Total/Weighted Average	$212,000,000	100.0%	93.9%		643,220	$316,270,000	67.0%	$22,761,221	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisal.
(3)	The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for all ten of the Radius at Harbor Bay Properties. For eight of the ten properties where “hypothetical as-stabilized” or “hypothetical as- complete/stabilized” values were used, the property conversions from office to life science use has been completed, property occupancy has stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for up-front. For the remaining non-stabilized properties that have not been converted, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

A-3-4

Various - Various	Loan #1	Cut-off Date Balance:	$83,000,000
Various	Radius at Harbor Bay	Cut-off Date LTV:	67.0%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

Major Tenants.

Penumbra, Inc. (262,529 SF, 40.8% net rentable area, 31.3% underwritten base rent). Founded in 2004, Penumbra, Inc. (NYSE: PEN) is a global provider of neurological and vascular medical devices. Penumbra, Inc. offers a 3D computer-based technology platform for the surgical removal of fluid and tissue from the ventricles and cerebrum. Penumbra, Inc. started occupying the 1351 Harbor Bay Parkway property in May 2008, and has since expanded into the 1451 Harbor Bay Parkway property, 1411 Harbor Bay Parkway property, and 1321 Harbor Bay Parkway property. In addition, Penumbra, Inc. also occupies space at five adjacent buildings (non-collateral) including its headquarters located at 1310 Harbor Bay Parkway (non-collateral). Penumbra, Inc. employs approximately 4,200 individuals and generates annual revenue of over $1.06 billion through a combination of direct sales and distributor arrangements. The Penumbra, Inc. lease has a current expiration of December 31, 2036, with three five-year renewal options and no termination options remaining.

Abbott Diabetes Care, Inc. (121,216 SF, 18.8% of net rentable area; 17.4% of underwritten base rent). Abbott Labs (NYSE: ABT), the parent company of Abbott Diabetes Care, Inc. (“Abbott”) is a global medical device company that develops and sells healthcare products worldwide. The company’s product portfolio spans across four segments: pharmaceutical products, diagnostic products, nutritional products, and medical devices. The company generated over $40.1 billion in revenue in 2023. The Abbott lease has a current expiration of December 31, 2029, with two five-year renewals and no termination options.

Vivani Medical, Inc. (43,645 SF; 6.8% of net rentable area; 11.7% of underwritten base rent). Vivani Medical, Inc. (Nasdaq: VANI) is a biopharmaceutical company that specializes in miniaturized and subdermal implants, utilizing its advanced nano portal implant technology to treat chronic diseases. The Vivani Medical, Inc. lease has a current expiration of September 30, 2033, with two five-year renewals and no termination options remaining.

The following table presents certain information relating to the tenancy at the Radius at Harbor Bay Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Penumbra, Inc.(3)	NR/NR/NR	262,529	40.8%	$7,573,435	31.3%	$28.85	12/31/2036	N	3 x 5 Yr
Abbott Diabetes Care, Inc.	NR/Aa3/AA-	121,216	18.8%	$4,216,554	17.4%	$34.79	12/31/2029	N	2 x 5 Yr
Vivani Medical, Inc.	NR/NR/NR	43,645	6.8%	$2,839,299	11.7%	$65.05	9/30/2033	N	2 x 5 Yr
Bay Area Disruptor	NR/NR/NR	28,488	4.4%	$1,589,630	6.6%	$55.80	9/30/2037	N	None
AllCells, LLC	NR/NR/NR	25,865	4.0%	$1,580,554	6.5%	$61.11	11/30/2033	N	1 x 5 Yr
Subtotal/Wtd. Avg.		481,743	74.9%	$17,799,472	73.6%	$36.95

Other Tenants		122,285	19.0%	$6,399,187	26.4%	$52.33
Total Occupied Space		604,028	93.9%	$24,198,660	100.0%	$40.06

Vacant Space		39,192	6.1%
Total/Wtd. Avg.		643,220	100.0%

(1)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF includes rent steps through December 2025 totaling $1,036,969.
(3)	Penumbra, Inc. is converting the 1451 Harbor Bay Parkway property into an R&D/advanced manufacturing facility on a lease through December 31, 2036, totaling 86,055 SF. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.

A-3-5

Various - Various	Loan #1	Cut-off Date Balance:	$83,000,000
Various	Radius at Harbor Bay	Cut-off Date LTV:	67.0%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the lease rollover schedule at the Radius at Harbor Bay Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	2	18,267	2.8%	2.8%	$559,096	2.3%	2.3%	$30.61
2026	2	11,363	1.8%	4.6%	$616,283	2.5%	4.9%	$54.24
2027	2	13,772	2.1%	6.7%	$742,411	3.1%	7.9%	$53.91
2028	2	16,830	2.6%	9.4%	$584,790	2.4%	10.3%	$34.75
2029	2	131,044	20.4%	29.7%	$4,860,913	20.1%	30.4%	$37.09
2030	0	0	0.0%	29.7%	$0	0.0%	30.4%	$0.00
2031	2	25,915	4.0%	33.8%	$1,657,538	6.8%	37.3%	$63.96
2032	2	26,310	4.1%	37.9%	$1,594,711	6.6%	43.9%	$60.61
2033	2	69,510	10.8%	48.7%	$4,419,853	18.3%	62.1%	$63.59
2034	0	0	0.0%	48.7%	$0	0.0%	62.1%	$0.00
2035	0	0	0.0%	48.7%	$0	0.0%	62.1%	$0.00
Thereafter	2	291,017	45.2%	93.9%	$9,163,065	37.9%	100.0%	$31.49
Vacant	0	39,192	6.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	18	643,220	100.0%		$24,198,660	100.0%		$40.06
(1)	Information is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Radius at Harbor Bay Properties are located within Alameda County, California, and are part of the San Francisco-Oakland-Fremont, CA, MSA. The Radius at Harbor Bay Properties are located in the southern section of Alameda in an area known as Bay Farm Island. The Bay Farm Island neighborhood consists of a mix of residential and commercial uses. Commercial uses in the area include hotels, office buildings, R&D developments, industrial developments and a shopping center. Primary access to the Radius at Harbor Bay neighborhood is provided by State Route 61 (Doolittle Drive). The nearest freeway, which is Interstate 880, is approximately one mile from the neighborhood, but is about a four-mile drive from the Radius at Harbor Bay Properties. Oakland International Airport is located approximately 1.3 miles southeast of the Radius at Harbor Bay Properties.

The Radius at Harbor Bay Properties are located in the Alameda office submarket. The Alameda office submarket consists of approximately 4,329,309 square feet of office space with a 5.1% vacancy rate as of the first quarter of 2025.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Radius at Harbor Bay Properties:

Market Rent Summary
	1321 Harbor Bay Parkway	1351 Harbor Bay Parkway	1411 Harbor Bay Parkway	1451 Harbor Bay Parkway	1420 Harbor Bay Parkway	1350 South Loop Road	1501 Harbor Bay Parkway - Café	1501 Harbor Bay Parkway - Office/Lab	1640 South Loop Road	1600 Harbor Bay Parkway-Lab	1600 Harbor Bay Parkway-Office	1650 Harbor Bay Parkway-Lab	1650 Harbor Bay Parkway-Office
Market Rent (PSF)	$42.00	$42.00	$42.00	$42.00	$32.40	$55.20	$30.00	$55.20	$55.20	$55.20	$42.00	$55.20	$42.00
Lease Term (Years)	7	7	7	7	5	7	5	7	7	7	5	7	5
Lease Type	NNN	NNN	NNN	NNN	Net	NNN	MG	Net	Net	Net	Base Year Stop	Net	Base Year Stop
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New)	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$50 PSF	$25 PSF	$10 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF
Leasing Commissions (New)	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Free Rent (New)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-3-6

Various - Various	Loan #1	Cut-off Date Balance:	$83,000,000
Various	Radius at Harbor Bay	Cut-off Date LTV:	67.0%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

Appraisal. The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for all ten of the Radius at Harbor Bay Properties. For eight of the ten properties where “hypothetical as-stabilized” or “hypothetical as- complete/stabilized” values were used, the property conversions from office to life science use has been completed, property occupancy has stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for up-front. For the remaining non-stabilized properties that have not been converted, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 16, 2024, there was no evidence of any recognized environmental l conditions at the Radius at Harbor Bay Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Radius at Harbor Bay Properties:

Cash Flow Analysis
	2021	2022	2023	TTM 9/30/2024	UW	UW PSF
Base Rent(1)	$6,907,151	$14,203,703	$18,060,546	$21,415,565	$24,198,660	$37.62
Grossed Up Vacant Space	$0	$0	$0	$0	$2,163,398	$3.36
Gross Potential Rent	$6,907,151	$14,203,703	$18,060,546	$21,415,565	$26,362,058	$40.98
Total Recoveries	$1,271,131	$2,764,535	$5,146,479	$5,754,206	$7,209,534	$11.21
Free Rent Adjustment	($66,025)	($231,018)	($3,079,675)	($955,146)	$0	$0.00
Other Income	$40,054	$3,294	$5,676	$27,968	$27,968	$0.04
Parking/Garage/Other	$32,980	$33,969	$34,988	$35,774	$36,302	$0.06
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,163,398)	($3.36)
Effective Gross Income	$8,185,291	$16,774,483	$20,168,014	$26,278,366	$31,472,463	$48.93

Management Fee	$195,980	$401,493	$584,721	$703,679	$944,174	$1.47
Real Estate Taxes	$1,362,226	$2,367,596	$2,692,786	$2,795,238	$2,957,367	$4.60
Insurance	$164,552	$380,590	$463,153	$500,199	$559,844	$0.87
Other Operating Expenses	$1,942,768	$3,404,014	$4,264,999	$4,249,857	$4,249,857	$6.61
Total Expenses	$3,665,526	$6,553,693	$8,005,660	$8,248,974	$8,711,242	$13.54

Net Operating Income	$4,519,765	$10,220,790(2)	$12,162,354(2)	$18,029,392(2)	$22,761,221(2)	$35.39
CapEx	$0	$0	$0	$0	$128,644	$0.20
TI/LC	$0	$0	$0	$0	$643,220	$1.00
TI/LC Reserve(3)	$0	$0	$0	$0	($450,000)	($0.70)
Net Cash Flow	$4,519,765	$10,220,790	$12,162,354	$18,029,392	$22,439,357	$34.89

Occupancy %	81.4%	90.7%	89.5%	93.9%(4)	91.8%(4)
NOI DSCR(5)	0.29x	0.66x	0.79x	1.17x	1.47x
NCF DSCR(5)	0.29x	0.66x	0.79x	1.17x	1.45x
NOI Debt Yield(5)	2.1%	4.8%	5.7%	8.5%	10.7%
NCF Debt Yield(5)	2.1%	4.8%	5.7%	8.5%	10.6%

(1)	UW Base Rent includes rent steps through December 2025 totaling $1,036,969 representing approximately 4.5% of the underwritten base rent (excluding such rent steps).
(2)	The increase in NOI from 2022 to UW was primarily due to an increase in occupancy from 90.7% to 93.9% and an increase in average rental rates from $22.08 PSF to $37.62 PSF. Additionally, Penumbra, Inc. is converting the 1451 Harbor Bay Parkway property into an R&D facility. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.
(3)	Represents a credit for 10% of the upfront TI/LC reserve of $4,500,000.
(4)	The underwritten economic vacancy is 8.2%. The Radius at Harbor Bay Properties were 93.9% physically occupied as of October 16, 2024 and November 26, 2024.
(5)	The information presented is based on the Radius at Harbor Bay Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of $1,000,744 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $250,186 monthly.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Radius at Harbor Bay Properties as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $10,721 until such time as the amount on deposit in the replacement reserve equals $385,932.

A-3-7

Various - Various	Loan #1	Cut-off Date Balance:	$83,000,000
Various	Radius at Harbor Bay	Cut-off Date LTV:	67.0%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

Leasing Reserve – The loan documents require an upfront deposit of $4,500,000 and ongoing leasing reserve deposits, as follows: (i) $53,602 on each monthly payment date until Abbott exercises its extension option in writing or a replacement tenant event (an “Abbott Renewal Event”) has occurred, and (ii) following an Abbott Renewal Event, if leasing reserve funds are less than $1,400,000, $53,602 on each monthly payment date up to a cap of $1,400,000.

Abbott Reserve – Commencing in August 2028, the loan documents require an ongoing monthly replacement reserve deposit of $500,000 on each monthly payment date until the earlier of (i) the occurrence of an Abbott Renewal Event has occurred, or (ii) the combined amounts deposit sum for the leasing reserve and Abbott Reserve equals $12,000,000, provided, however, that such reserve fund will no longer apply from and after the release of the 1420 Harbor Bay Parkway property.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $20,860,736, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Radius at Harbor Bay Properties.

Rent Concessions Reserve – The loan documents require an upfront deposit of $355,039, which represents the future rent credits or abatements under existing leases at the Radius at Harbor Bay Properties.

Lockbox and Cash Management. The Radius at Harbor Bay Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Cash Trap Event Period (as defined below) is continuing, the borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as an operating account. During the continuance of a Cash Trap Event Period, the borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Radius at Harbor Bay Whole Loan documents, with any excess funds (i) above $125,000 per month, disbursed to the borrowers if the net cash flow debt service coverage ratio ("NCF DSCR") is below 1.20x and greater than or equal to 1.15x, tested quarterly, (ii) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Radius at Harbor Bay Whole Loan during the continuance of such Cash Trap Event Period, or (iii) if no Cash Trap Event Period is continuing, disbursed to the borrowers.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the loan documents;
(ii)	the NCF DSCR is below 1.20x, tested quarterly;
(iii)	Abbott or Penumbra, Inc. (or any lease guarantor of either of the foregoing) avails itself of any creditor’s rights laws, provided this clause will no longer apply (a) with respect to Abbott from and after the 1420 Harbor Bay Parkway property is released from the lien or (b) with respect to Penumbra, Inc. from and after the 1411 Harbor Bay Parkway property, 1451 Harbor Bay Parkway property, 1321 Harbor Bay Parkway property, and 1351 Harbor Bay Parkway property are released from the lien; or
(iv)	Abbott or Penumbra, Inc. goes 50% or more dark.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters;
●	with regard to clause (iii)(a)-(b) above, an Abbott Renewal Event has occurred without any negative material change in the economics, scope or duration of such lease (unless approved by the lender in its reasonable discretion) pursuant to an order or confirmed plan of reorganization under the applicable creditors rights law; and
●	with regard to clause (iv) above, Abbott and/or Penumbra, Inc. has re-commenced occupancy of its leased space or a replacement tenant event has occurred.

Release of Property. The loan documents provide for the partial release of any individual property following the defeasance lockout date, subject to certain conditions, including: (i) partial defeasance of the loan equal to the greatest of (A) 115% of the allocated loan amount for the release property, (B) an amount that results in the post-release debt yield for the remaining properties being not less than the greater of 10.6% or the pre-release debt yield of then-encumbered properties,  (C) an amount that results in the post-release debt service coverage ratio for the remaining properties being not less than the greater of 1.40x or the pre-release debt service coverage ratio of then-encumbered properties and (D) an amount that results in the post-release loan-to-value ratio for the remaining properties being not greater than the lesser of 62.7% or the pre-release loan-to-value ratio for then-encumbered properties; (ii) if any of the four constituent properties included in the Empire Parkway Centre condominium regime (i.e. the 1321 Harbor Bay Parkway property, 1351 Harbor Bay Parkway property, 1411 Harbor Bay Parkway property and 1451 Harbor Bay Parkway property) are among the remaining properties post-release, the remaining borrowers will have a voting rights interest in the related owners’ association of no less than 50%; (iii) an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (iv) if determined by lender in good faith that the applicable pooling and servicing agreement requires it, a rating agency confirmation.

Condominium. Each of the 1351 Harbor Bay Parkway property, 1451 Harbor Bay Parkway property, 1321 Harbor Bay Parkway property, and 1411 Harbor Bay Parkway property are units in the eight-unit Empire Parkway Centre condominium regime. The Borrower owns four of the eight units, and have an aggregate 50.00% voting rights interest in the related owners’ association and the resulting power to veto any modification or termination of the condominium regime, among other things. Each unit owner is responsible for its building maintenance and property insurance.

Terrorism Insurance. The loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and/or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-8

Hospitality – Limited Service	Loan #2	Cut-off Date Balance:	$76,000,000
247 Metropolitan Avenue	POD Williamsburg	Cut-off Date LTV:	52.8%
Brooklyn, NY 11211		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	13.7%

A-3-9

Hospitality – Limited Service	Loan #2	Cut-off Date Balance:	$76,000,000
247 Metropolitan Avenue	POD Williamsburg	Cut-off Date LTV:	52.8%
Brooklyn, NY 11211		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	13.7%

MANHATTAN
BROOKLYN
Williamsburg
Greenpoint
Alphabet City
East River
East River Park
POD Williamsburg
247 Metropolitan Avenue
Brooklyn, NY 11211
Williamsburg Bridge
Brooklyn-Queens Expwy
BROOKLYN NAVY YARD
McCarren Park
Bushwick Inlet Park
North 5th Street Pier Park
Domino Park
East River Ferry
FDR Drive
Metropolitan Ave.
Grand St.
Broadway
Division Ave.
Kent Ave.
Wythe Ave.
Berry St.
Bedford Ave.
Driggs Ave.
Roebling St.
Union Ave.
Manhattan Ave.
Nassau Ave.
Norman Ave.
Meserole Ave.
Calyer St.
Franklin St.
McGuinness Blvd.
Flushing Ave.
Park Ave.
Montrose Ave.
Boerum St.
E. Houston St.
Avenue C
Avenue D
Brooklyn EXPO Center
Hurricane Point
Charlotte Beach
Music Hall of Williamsburg
Radegast Hall & Biergarten
Carriage House Paper
Green Desk Coworking
Nitehawk Cinema
VICE
Domino Sugar Refinery Shell
Williamsburg Cinemas
The City Reliquary Museum
The Penny Williamsburg
Moxy Brooklyn Williamsburg
Williamsburg Music Center
George Washington at Valley Forge
Bottleneck Gallery
Peter Luger Steak House
Wythe Hotel
Arlo Williamsburg
Second City NY
The Hoxton, Williamsburg
Coda Williamsburg
The William Vale
Brooklyn Bowl/ Brooklyn Brewery
Brooklyn Winery
Triskelion Arts
Amber Steak House
Greenpoint Fish & Lobster Co.
Warsaw Concerts
Museum of Food and Drink (MOFAD) Lab
Roberto Clemente Ballfield
Taylor Wythe Community Ctr.
Brooklyn Storehouse
Steiner Studios
Aperion Palace - Krasna Hall
Building 92
East River Ball Fields
East River Fire Boat House
Baruch Playground
La Guardia Playground
Bedford Playground
Roebling Playground
Sternberg Park
Downtown Brooklyn 2 miles
Fort Greene
278
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
BRONX
NEWARK
JERSEY CITY
STATEN ISLAND
PATERSON
YONKERS

A-3-10

Mortgage Loan No. 2 – POD Williamsburg

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB / CREFI			Single Asset/Portfolio:	Single Asset
				Location:	Brooklyn, NY 11211
Original Balance:	$76,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$76,000,000			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	9.1%			Title Vesting:	Fee(2)
Loan Purpose:	Refinance			Year Built/Renovated:	2017/NAP
Borrower Sponsor:	CBSK Development			Size:	249 Rooms
Guarantors:	Charles Blaichman, Abram Shnay			Cut-off Date Balance Per Room:	$305,221
	and Scott Shnay			Maturity Date Balance Per Room:	$305,221
Mortgage Rate:	7.7850%			Property Manager:	POD BK Management LLC
Note Date:	12/30/2024				(borrower-affiliate)(3)
Maturity Date:	1/1/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$10,406,528
Seasoning:	0 months			UW NCF:	$9,716,944
Prepayment Provisions:	L(24),YM1(30),O(6)			UW NOI Debt Yield:	13.7%
Lockbox/Cash Mgmt Status:	Hard / Springing			UW NCF Debt Yield:	12.8%
Additional Debt Type:	Mezzanine			UW NOI Debt Yield at Maturity:	13.7%
Additional Debt Balance:	$8,933,796			UW NCF DSCR:	1.62x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$10,363,928 (10/31/2024 TTM)
				2nd Most Recent NOI:	$9,680,557 (12/31/2023)
Reserves(1)				3rd Most Recent NOI:	$7,607,648 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.9% (10/31/2024)
RE Taxes:	$21,067	$21,067	NAP	2nd Most Recent Occupancy:	91.7% (12/31/2023)
Insurance:	$105,873	Springing	NAP	3rd Most Recent Occupancy:	86.8% (12/31/2022)
FF&E Reserve:	$60,521	$57,297	NAP	Appraised Value (as of):	$144,000,000 (10/3/2024)
				Appraised Value Per Room:	$578,313
				Cut-off Date LTV Ratio:	52.8%
				Maturity Date LTV Ratio:	52.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$76,000,000	89.4%	Loan Payoff:	$83,128,322	97.8%
Mezzanine Loan(4):	$8,933,796	10.5%	Upfront Reserves:	$187,461	0.2%
Borrower Sponsor Equity:	$67,130	0.1%	Closing Costs:	$1,685,143	2.0%

Total Sources:	$85,000,926	100.0%	Total Uses:	$85,000,926	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The POD Williamsburg Mortgage Loan (as defined below) is secured by the overlapping fee interest of the Fee Borrower (as defined below) in the POD Williamsburg Property (as defined below) and the leasehold interest of the Leasehold Borrower (as defined below). The Fee Borrower has leased the POD Williamsburg Property to the Leasehold Borrower under an operating lease.
(3)	POD BK Management LLC, as the hotel manager (the "Manager") operates the POD Williamsburg Property pursuant to a hotel management agreement which expires in December 2034 (the "Hotel Management Agreement") between the Leasehold Borrower and the Manager. The Manager’s members are affiliates of Richard Born and Ira Drukier who together own an approximately 11% indirect equity interest in the borrowers. BD Hotels LLC (“BD Hotels”), jointly owned by Richard Born and Ira Drukier, owns the brand “POD Hotel” and licenses the brand to the Manager.
(4)	Concurrently with the funding of the POD Williamsburg Mortgage Loan, an existing mezzanine loan in the amount of $8,933,796 (“The POD Williamsburg Mezzanine Loan”; and, together with The POD Williamsburg Mortgage Loan, “The POD Williamsburg Total Debt”), previously funded by a third-party lender, was assigned to POD Brooklyn Mezz Lender LLC, an affiliate of the Manager and the borrowers, as the new mezzanine lender (the “Mezzanine Lender”). The POD Williamsburg Total Debt results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.0%, an UW NCF DSR of 1.37x and an UW NOI Debt Yield of 12.3%. See “Mezzanine Loan Summary” below.

The Mortgage Loan. The second largest mortgage loan (the “POD Williamsburg Mortgage Loan”) is a mortgage loan in the original principal amount of $76,000,000. The POD Williamsburg Mortgage Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”) on December 30, 2024. The POD Williamsburg Mortgage Loan is secured by a first priority fee mortgage encumbering a 249-room, limited service, non-union hospitality property located in Brooklyn, New York (the “POD Williamsburg Property”). JPMCB is selling Note A-1 and Note A-2 with an outstanding principal balance of $30,000,000 and $18,000,000, respectively, as of the Cut-off Date and CREFI is selling Note A-3 and Note A-4 with an outstanding principal balance of $18,000,000 and $10,000,000, respectively, as of the Cut-off Date.

The Borrowers and the Borrower Sponsor. The borrowers for the POD Williamsburg Mortgage Loan are CBWB BKLN FEE LLC, a Delaware limited liability company (the “Fee Borrower”), and POD BK Hotel, LLC, a New York limited liability company (the “Leasehold Borrower”), each having two independent directors. The borrower sponsor for the POD Williamsburg Mortgage Loan is CBSK Development, a New York based developer. The non-recourse carveout guarantors are Charles Blaichman, Abram Shnay and Scott Shnay. The Fee Borrower owns the fee interest in the POD Williamsburg Property and leases it to the Leasehold Borrower under an operating lease pursuant to which the Leasehold Borrower operates the POD Williamsburg Property.

A-3-11

Hospitality – Limited Service	Loan #2	Cut-off Date Balance:	$76,000,000
247 Metropolitan Avenue	POD Williamsburg	Cut-off Date LTV:	52.8%
Brooklyn, NY 11211		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	13.7%

CBSK Development (“CBSK”) is led by Charles Blaichman, as well as the father-son duo of Abram Shnay and Scott Shnay. Scott Shnay brings 15 years of experience acquiring and developing real estate throughout the New York metropolitan area. Abram Shnay has been in real estate development, management and construction for over 50 years, building and owning a controlling interest in over 1,000 residential rental units and multiple commercial/retail properties throughout New York. Over 35 years, Charles Blaichman has built a track record of partnerships with other developers, hotel operators, managers and investors. CBSK is experienced at developing, building and managing real estate across strategies, including ground-up construction, adaptive re-use and the conversion and expansion of existing structures. CBSK projects include residential and retail condominiums, rental apartment buildings, office buildings and boutique hotels, with a current development pipeline totaling over $500 million and 500,000 square feet.

The Property. The POD Williamsburg Property is a five-story, 249-room, limited service, non-union hospitality property located in Brooklyn, New York. Designed by Garrison Architects, the POD Williamsburg Property was built and opened for business in 2017. The borrower sponsor currently has a cost basis of $114.7 million and has $38.7 million of cash equity remaining post origination. Of the 249 guestrooms available at the POD Williamsburg Property, 189 are designated as queen pods and the remaining 60 rooms are designated as bunk pods. Guestrooms are located on the second floor through the fifth floor and are accessible through two passenger elevators. Room accommodations come standard with oversized windows, a work desk, flat screen televisions and free high-speed internet. Additionally, rooms are designed to be minimalist in nature, with most pods averaging approximately 110 square feet in size, and the 13 ADA compliant pods ranging up to 207 square feet.

In 1986, Richard Born partnered with Ira Drukier to form BD Hotels, a real estate development and hotel operation company. In 2007, BD Hotels opened the first POD hotel in New York City. Since then, BD Hotels has opened three more POD hotels, including the POD Williamsburg Property, throughout New York City, totaling approximately 1,700 rooms. As such, the POD Williamsburg Property offers a unique value proposition for prospective travelers, providing an affordable and convenient option for those who prefer convenience over luxury. The POD Williamsburg Property averaged approximately 89.7% occupancy between 2019 and the trailing-12-months ended October 2024. Furthermore, the POD Williamsburg Property’s net cash flow margin has averaged approximately 51.9% over the same time period. While maintaining strong margins and occupancy, the POD Williamsburg Property has also increased ADR and RevPAR, increasing approximately 33.9% and 45.2%, respectively, from 2019 as compared to the trailing-12-months ended October 2024. The POD Williamsburg Property currently benefits from the City of New York’s Industrial and Commercial Abatement Program (“ICAP”) tax abatement, which provides for a 100% abatement of real estate taxes through 2034, with taxes then phased in over a 10-year period through 2043. The POD Williamsburg Property is subject to a condominium structure comprised of five units, of which four are part of the POD Williamsburg Property. The Fee Borrower owns all units which are a part of the POD Williamsburg Property and controls the condominium board.

Amenities at the POD Williamsburg Property include two onsite food and beverage outlets consisting of a ground floor restaurant and rooftop bar. The ground floor restaurant is open for all three meals daily, with 113 indoor seats and 90 seats available in an outdoor courtyard, as well as 40 seats available at an outdoor sidewalk café. The rooftop bar consists of 1,725 square feet of space and has seating capacity for 115 people. Separate from the rooftop bar is a rooftop event space, which is capable of hosting private events and hosts seasonal fitness classes. The onsite food and beverage outlets are master leased to a borrower affiliate and are operated by a third party. Further, located right above the lobby of the POD Williamsburg Property is an open-concept lounge, where guests can work, connect with other guests or just relax. The POD Williamsburg Property also includes a 24/7 subterranean parking garage equipped with 84 parking spaces which is operated by a third-party. There are also three separate street-facing, ground-floor retail outlets leased to CAVA, Just Salad and Cozy Nails & Beauty as part of the collateral for the POD Williamsburg Property. CAVA is a rapidly growing Mediterranean based restaurant, focused on healthy customizable salads, pitas and grain bowls. Just Salad is a fast-casual concept restaurant serving plant-centric meals made with homemade dressings, batch-cooked proteins, from-scratch recipes and daily-prepped produce. Cozy Nails & Beauty specializes in beauty services including waxing, brow dye, lash dye, manicures and pedicures, and has been serving the Williamsburg community for 25 years. The retail component of the POD Williamsburg Property accounts for approximately 4.9% of underwritten gross revenues.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the POD Williamsburg Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			POD Williamsburg(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2020	55.3%	$145.35	$80.35	85.9%	$121.35	$104.29	155.5%	83.5%	129.8%
2021	69.5%	$182.98	$127.10	93.0%	$133.63	$124.29	133.9%	73.0%	97.8%
2022	73.8%	$239.50	$176.64	86.8%	$161.74	$140.35	117.7%	67.5%	79.5%
2023	76.9%	$248.20	$190.95	91.7%	$180.91	$165.96	119.2%	72.9%	86.9%
TTM August 2024(4)	81.5%	$243.50	$198.53	90.3%	$185.91	$167.94	110.8%	76.3%	84.6%

Source: Industry Report.

(1)	The 2020, 2021, 2022, 2023 and TTM August 2024 competitive sets include Aloft New York Brooklyn, Holiday Inn Brooklyn Downtown, Arlo Williamsburg, The Tillary Hotel Brooklyn, Hotel Indigo Williamsburg – Brooklyn, La Quinta Inns & Suites Brooklyn Central, The Box House Hotel, MOXY Brooklyn Williamsburg, The Penny Williamsburg and 42 Hotel.
(2)	Occupancy, ADR and RevPAR figures for the POD Williamsburg Property are based on historical operating statements provided by the borrower sponsor.
(3)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR for the POD Williamsburg Property are attributable in part to variances in reporting methodologies and timing differences.
(4)	TTM August 2024 Occupancy, ADR and RevPAR figures for the POD Williamsburg Property are based on an Industry Report.

The Market. The POD Williamsburg Property is located in Brooklyn, New York, and is specifically situated within the South Williamsburg neighborhood. According to a third-party market research report, the POD Williamsburg Property is located within the East River-Queens/Brooklyn West submarket (the “Brooklyn West Submarket”). Accounting for approximately 7% of New York City’s room inventory, the Brooklyn West Submarket typically achieves the highest RevPAR outside of the six submarkets within Manhattan. Roughly 30% of rooms within the submarket are associated with city contracts to house refugees, migrants and the homeless population. Reportedly, all hotels planning to reopen to tourists after sheltering migrants will have to undertake expensive renovations, and the cost of repairs has led some operators to consider permanently shutting down after the contracts with the city expire. From January 2024 to September 2024, RevPAR for the Brooklyn West Submarket increased by approximately 13.6%. Growth was fueled by an ADR acceleration of 9.8% despite demand softening. RevPAR growth is expected to be around 14.3% as of 2024, implying continued strong growth. The Brooklyn hospitality industry has experienced a strong post-pandemic recovery, due in part to strong leisure demand, an increase in meeting and group business, and the gradual return of commercial demand. Further, tourism-related tax revenues have already surpassed previous levels, generating an estimated $4.9 billion in 2024, up 16% from 2020. Future events, such as the 2026 FIFA World Cup Final and the city’s celebration of its 400th anniversary in 2025 are also anticipated to drive future tourism. Amid the limited space and availability of lodging, demand for hotel rooms has increased, subsequently

A-3-12

Hospitality – Limited Service	Loan #2	Cut-off Date Balance:	$76,000,000
247 Metropolitan Avenue	POD Williamsburg	Cut-off Date LTV:	52.8%
Brooklyn, NY 11211		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	13.7%

elevating ADR in 2023 to be above pre-pandemic levels for hotels located within the city. As room rates have risen, gross profitability also rose, growing 47.1% from 2022 to 2023, and ranking the highest among the top 25 U.S. hotel markets.

South Williamsburg is characterized by bars, music venues and eateries, as well as several vintage stores and kosher bakeries. Notable iconic landmarks and nearby activities include the Smorgasburg, considered the country’s biggest weekly, open-air food market, the Barclays Center, an indoor arena which serves as the home court for the Brooklyn Nets, Bedford Avenue, full of vintage clothing shops, boutique shops and fine dining, Domino Park, an urban park for walking, running, biking and sightseeing and the Music Hall of Williamsburg and Brooklyn Bowl, which both offer live music throughout the year. Moreover, to complement the wide suite of activities available, the POD Williamsburg Property offers complimentary POD bicycles for guests to use and borrow. Due to the POD Williamsburg Property’s close proximity to the nearby L train, convenient access into Manhattan is available for guests, with the L train providing transportation into lower Manhattan as well as a connection to Union Square, where most other major subway lines can be accessed.

According to a third-party market research report, the estimated 2024 population within a one-, three-, and five-mile radius of the POD Williamsburg Property was 154,356, 1,348,622, and 3,076,994, respectively. According to the same third-party market research report, the 2024 average household income within the same radii was $124,996, $130,915 and $125,723, respectively.

According to the appraisal, there are no proposed hotels anticipated to enter the immediate area in the near future that would be considered competitive with the POD Williamsburg Property, despite an anticipated moderate new supply pipeline for the overall surrounding area over the next several years. The appraisal noted that the majority of this new supply pipeline is speculative and/or consists of properties that are not anticipated to directly compete with the POD Williamsburg Property. In addition, according to a third party market research report, the Citywide Hotels Text Amendment, adopted by the City Council of New York City on December 9, 2021, places a special permit requirement on all new hotels built in New York City boroughs, which may curb interest for new development projects. Coupled with Local Law 18, which regulates short-term rental properties, such as Airbnbs, the current regulatory environment results in a combination of curtailed short-term rentals as well as fewer new rooms coming online.

The following table presents the primary competitive properties to the POD Williamsburg Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure	2023 Occupancy(1)(2)	2023 ADR(1)(2)	2023 RevPAR(1)(2)
POD Williamsburg(2)	2017	249	10%	5%	85%	91.7%	$180.91	$165.96
Hotel Indigo Williamsburg – Brooklyn	2019	187	20%	25%	55%	70% - 75%	$275 - $285	$200 - $210
Moxy Brooklyn Williamsburg	2023	216	15%	10%	75%	80% - 85%	$285 - $295	$230 - $240
The Penny Williamsburg	2022	118	15%	10%	75%	75% - 80%	$270 - $280	$200 - $210
Wythe Hotel	2012	69	15%	15%	70%	80% - 85%	$310 - $330	$260 - $270
Arlo Williamsburg	2016	147	20%	15%	65%	75% - 80%	$355 - $375	$285 - $295
The William Vale	2016	183	20%	15%	65%	80% - 85%	$425 - $445	$355 - $365
Hoxton Williamsburg	2018	175	20%	10%	70%	80% - 85%	$310 - $330	$255 - $265
Total/Average		1,344				81%	$299.60	$241.31

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR of the POD Williamsburg Property are attributable in part to variances in reporting methodologies and timing differences.
(2)	2023 Occupancy, 2023 ADR and 2023 RevPAR figures for the POD Williamsburg Property represent the annual period ending December 2023 based on historical operating statements provided by the borrower sponsor.

Appraisal. The appraisal concluded to an “as is” value for the POD Williamsburg Property of $144,000,000 as of October 3, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 9, 2024 (the “ESA”), there was no evidence of any recognized environmental conditions at the POD Williamsburg Property. However, the ESA did identify a controlled recognized environmental condition in connection with the POD Williamsburg Property’s prior use for various commercial and manufacturing use. Notwithstanding such prior uses, a notice of satisfaction was issued by the NYC OER in July 2017. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information.

A-3-13

Hospitality – Limited Service	Loan #2	Cut-off Date Balance:	$76,000,000
247 Metropolitan Avenue	POD Williamsburg	Cut-off Date LTV:	52.8%
Brooklyn, NY 11211		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the POD Williamsburg Property:

Cash Flow Analysis(1)(2)
	2019	2020(3)	2021(3)	2022	2023	TTM (10/31/2024)	UW	UW per Room
Occupancy	86.6%	85.9%	93.0%	86.8%	91.7%	93.9%	90.5%
ADR	$139.15	$121.35	$133.63	$161.74	$180.91	$186.30	$186.30
RevPAR	$120.53	$104.29	$124.29	$140.35	$165.96	$174.97	$168.67

Room Revenue	$10,531,963	$9,305,097	$10,859,979	$12,384,215	$14,282,361	$15,329,378	$15,329,378	$61,564
Food & Beverage(4)	$244,200	$41,200	$82,400	$247,200	$247,200	$247,200	$247,200	$993
Retail	$175,040	$287,820	$341,888	$430,171	$848,337	$883,874	$885,033	$3,554
Other Departmental Income	$788,594	$163,316	$307,329	$1,361,666	$1,654,596	$1,694,757	$1,694,757	$6,806
Total Revenue	$11,739,797	$9,797,432	$11,591,597	$14,423,252	$17,032,494	$18,155,208	$18,156,367	$72,917

Room Expense	$3,267,994	$1,307,019	$1,614,530	$3,124,802	$3,540,252	$3,513,486	$3,513,486	$14,110
Undistributed Expenses	$2,075,357	$1,860,662	$2,062,894	$2,673,814	$2,615,097	$2,921,547	$2,921,636	$11,733
Management Fee	$352,194	$293,923	$347,748	$432,698	$510,975	$544,656	$544,691	$2,188
Real Estate Taxes(5)	$199,767	$192,724	$245,058	$249,267	$247,846	$244,451	$245,441	$986
Insurance	$141,584	$226,026	$230,928	$249,133	$351,877	$466,047	$423,492	$1,701
Other Expenses	$90,340	$90,340	$90,340	$85,891	$85,891	$101,094	$101,094	$406
Total Expenses	$6,127,235	$3,970,695	$4,591,499	$6,815,604	$7,351,937	$7,791,281	$7,749,840	$31,124

Net Operating Income	$5,612,562	$5,826,737	$7,000,098	$7,607,648	$9,680,557	$10,363,928	$10,406,528	$41,793
FF&E	$443,561	$370,500	$436,912	$542,837	$644,431	$718,792	$689,583	$2,769
Net Cash Flow	$5,169,001	$5,456,237	$6,563,186	$7,064,811	$9,036,126	$9,645,135	$9,716,944	$39,024

NOI DSCR	0.94x	0.97x	1.17x	1.27x	1.61x	1.73x	1.73x
NCF DSCR	0.86x	0.91x	1.09x	1.18x	1.51x	1.61x	1.62x
NOI Debt Yield	7.4%	7.7%	9.2%	10.0%	12.7%	13.6%	13.7%
NCF Debt Yield	6.8%	7.2%	8.6%	9.3%	11.9%	12.7%	12.8%

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	During the initial phases of the COVID-19 pandemic, the POD Williamsburg Property was leased to the City of New York from April 2020 through August 2021.
(4)	UW Food & Beverage revenue is based on an in-place food and beverage master lease with an affiliate of the borrower sponsor. The food and beverage venues are operated via a third party, the revenues of which are not reflected above.
(5)	UW Real Estate Taxes are based on the abated taxes for 2024, inclusive of abatements associated with the ICAP. According to the appraisal, projected unabated taxes for 2025 are $1,331,250.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $21,067 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the mortgage lender estimates will be payable during the next ensuing twelve months (initially estimated to be $21,067.03).

Insurance – On the loan origination date, the borrowers were required to make an upfront deposit of $105,873 into a reserve for the installment payment plan for the blanket insurance policy (the “Static Insurance Escrow Fund”). The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums have been conditionally suspended so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for The POD Williamsburg Property is included in a blanket policy approved by the lender in its reasonable discretion. The lender will apply the funds in the Static Insurance Escrow Fund towards payment of an installment under the blanket insurance policy if it has not been paid by the borrowers prior to delinquency. If at any time either (i) funds from the Static Insurance Escrow Fund have been disbursed, or (ii) the premium for the blanket insurance policy has been increased such that the amount in the Static Insurance Escrow Fund no longer represents 25% of the annual premium for such blanket insurance policy, the borrowers are required to deposit additional funds in the Static Insurance Escrow Fund so that it always contains sufficient funds to cover 25% of the annual premium for the blanket insurance policy. Notwithstanding the foregoing, the lender will waive the requirement for the borrowers to make deposits to the Static Insurance Escrow Fund so long as (a) no event of default has occurred and is continuing, and (b) the borrowers have provided satisfactory evidence that the POD Williamsburg Property is no longer insured under a blanket insurance policy subject to an installment plan.

FF&E – On the loan origination date, the borrowers were required to make an upfront deposit of $60,521 into a reserve for replacements, improvements and repairs to FF&E required to be made during the calendar year. In addition, the borrowers are required to deposit into an FF&E reserve on a monthly basis, $57,297.26.

A-3-14

Hospitality – Limited Service	Loan #2	Cut-off Date Balance:	$76,000,000
247 Metropolitan Avenue	POD Williamsburg	Cut-off Date LTV:	52.8%
Brooklyn, NY 11211		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	13.7%

Lockbox and Cash Management. The POD Williamsburg Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers and manager are required to direct the tenants to pay rents and credit card companies or credit card clearing banks with which the borrowers or managers has entered into merchant's agreements to deliver all receipts payable directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. If no Cash Sweep Event (as defined below) is continuing, all funds in the lockbox account will be swept each business day to the borrowers’ operating account. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the POD Williamsburg Mortgage Loan, or (ii) if no Cash Sweep Event is continuing, disbursed to the borrowers.

A “Cash Sweep Event” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or manager, or (iii) the debt service coverage ratio based on the trailing 12-month period being less than 1.35x.

A Cash Sweep Event will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the manager is replaced within 60 days with a qualified manager under a replacement management agreement, or (c) with respect to clause (iii) above, if the debt service coverage ratio is greater than or equal to 1.35x for three consecutive months based upon the trailing 12-month period immediately preceding the date of determination or during any period during which the Collateral Cure Conditions (as defined below) are satisfied; provided, however, that (A) no event of default is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event, including reasonable attorney’s fees and expenses, and (C) with respect to clause (i) and clause (ii) above, the borrowers may not cure a Cash Sweep Event more than a total of four times in the aggregate during the term of POD Williamsburg Mortgage Loan.

“Collateral Cure Conditions” will be deemed to exist if the borrowers deposit cash into an escrow reserve account or deliver a letter of credit, which, in either case, serves as additional collateral for the POD Williamsburg Mortgage Loan, in an amount of $2,099,571.25 (the “Collateral Deposit Amount”). On the first monthly payment date in each and every calendar year thereafter that the borrowers elect to deposit the Collateral Deposit Amount in lieu of a Cash Sweep Event, in order for the Collateral Cure Conditions to be deemed to have been satisfied, the borrowers will make an additional deposit of the Collateral Deposit Amount. The lender acknowledges that the collateral referenced in this definition will be returned to the borrowers, provided that no event of default is ongoing, at such time as the debt service coverage ratio based on the trailing twelve month period immediately preceding the date of determination is less than 1.35x would have been cured had the borrowers not satisfied the Collateral Cure Conditions (i.e. at such time as the debt service coverage ratio (without taking into account the cash deposit and/or letter of credit) will equal or be greater than 1.35x for three consecutive months).

Property Management. The POD Williamsburg Property is managed by the Manager, POD BK Management LLC pursuant to the Hotel Management Agreement, which expires in December 2034. The Manager’s members are affiliates of Richard Born and Ira Drukier who together own an approximately 11% indirect equity interest in the borrowers. BD Hotels LLC, jointly owned by Richard Born and Ira Drukier, owns the brand “POD Hotel” and licenses the brand to the Manager.

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the POD Williamsburg Mortgage Loan, an existing mezzanine loan in the amount of $8,933,796.30 (the “POD Williamsburg Mezzanine Loan”), secured by (i) the mezzanine borrower’s (a) 100% interest in the Fee Borrower, (b) 99.5% interest in the Leasehold Borrower, and (c) 100% interest in Pod BK SPE LLC, a Delaware limited liability company (“Pod BK SPE”) and (ii) Pod BK SPE’s 0.5% interest in the Leasehold Borrower, and previously funded by a third-party lender, was assigned to an affiliate of the Manager and the borrowers as the new mezzanine lender (the “Mezzanine Lender”). The POD Williamsburg Mezzanine Loan is coterminous with the POD Williamsburg Mortgage Loan. Under a subordination and standstill agreement executed by the borrowers, the Mezzanine Lender, and the lender of the POD Williamsburg Mortgage Loan (the “Subordination Agreement”), the payments to the Mezzanine Lender are fully subordinated to the POD Williamsburg Mortgage Loan and may only be made (a) out of the borrowers’ available cash flow after payments due under the POD Williamsburg Mortgage Loan documents and other related expenses and (b) if no monetary or material non-monetary event of default or cash sweep event is continuing under the POD Williamsburg Mortgage Loan documents; provided, however, to the extent no monetary or material non-monetary default or cash sweep event is continuing under the POD Williamsburg Mortgage Loan documents and a capital contribution to the mezzanine borrower is made, the mezzanine borrower will have the option to make payments in reduction of the POD Williamsburg Mezzanine Loan without making any pro rata payments in reduction of the POD Williamsburg Mortgage Loan. Additionally under the Subordination Agreement, the Mezzanine Lender may not, without the prior written consent of the lender of the POD Williamsburg Mortgage Loan, (i) take any enforcement action with respect to the collateral securing the POD Williamsburg Mezzanine Loan or (ii) assign its rights or obligations under the Subordination Agreement or the POD Williamsburg Mezzanine Loan documents. The Subordination Agreement may terminate only upon the (i) full payment of the POD Williamsburg Mortgage Loan, (ii) termination of all obligations under the POD Williamsburg Mortgage Loan, and (iii) written agreement by the lender under the POD Williamsburg Mortgage Loan that each of clauses (i) and (ii) have occurred. The POD Williamsburg Mezzanine Loan accrues interest at a rate of 12.0000% per annum to be paid as part of each monthly debt service payment amount and is interest-only until its maturity date. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Mezzanine Loan Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Mezzanine Loan Term	Mezzanine Amortization Term	Mezzanine IO Period	Total Debt UW DSCR based on NOI/NCF	Total Debt UW Debt Yield based on NOI/NCF	Total Debt Cut-off Date LTV Ratio(1)	Total Debt Maturity Date LTV Ratio(1)
POD Williamsburg Mezzanine Loan	$8,933,796.30	12.00%	61	0	61	1.47x / 1.37x	12.3% / 11.4%	59.0%	\59.0%

(1)	Based on the as-is appraised value of $144,000,000.

Condominium: The POD Williamsburg Property is subject to a condominium structure comprised of five units, of which four are part of the POD Williamsburg Property. The Fee Borrower owns all units which are a part of the POD Williamsburg Property and controls the condominium board.

Real Estate Substitution. Not permitted.

Future Subordinate or Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

A-3-15

Hospitality – Limited Service	Loan #2	Cut-off Date Balance:	$76,000,000
247 Metropolitan Avenue	POD Williamsburg	Cut-off Date LTV:	52.8%
Brooklyn, NY 11211		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	13.7%

Right of First Offer/Right of First Refusal. None.

Ground Lease. None. However, note that the POD Williamsburg Mortgage Loan is secured by the overlapping fee interest of the Fee Borrower in the POD Williamsburg Property and the leasehold interest of the Leasehold Borrower under the operating lease between the Fee Borrower and the Leasehold Borrower.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans— Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-16

Office – CBD	Loan #3	Cut-off Date Balance:	$75,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

A-3-17

Office – CBD	Loan #3	Cut-off Date Balance:	$75,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

Wilshire Office Portfolio
1 9460 Wilshire Blvd Beverly Hills, CA
2 11620 Wilshire Blvd Los Angeles, CA
3 11600 Wilshire Blvd Los Angeles, CA
Franklin Canyon Park
SANTA MONICA MTS.
SANTA MONICA MTS. NATIONAL RECR. AREA
Beverly Glen Blvd
Coldwater Cyn Dr
Sunset Blvd
West Hollywood
Bel Air
Rodeo Dr
Beverly Blvd
Los Angeles Country Club
Beverly Hills
Beverly Hills City Hall
Burton Way
Rodeo Drive
DOWNTOWN BEVERLY HILLS
Wilshire Blvd
METRO D LINE
WILSHIRE/ RODEO
The Beverly Hilton
The Peninsula Beverly Hills
Drake Track Stadium
The Fowler Museum
UCLA
David Geffen School of Medicine at UCLA
Ronald Reagan UCLA Medical Center
Geffen Playhouse
Westwood Village
Getty Center South Bldg.
Brentwood Village
Brentwood Heights
Sunset Blvd
Jackie Robinson Stadium
WESTWOOD/ UCLA
Westwood
Westfield Century City
CENTURY CITY
Olympic Blvd
Beverly Dr
Doheny Dr
Robertson Blvd
Pico Blvd
Century City
Fox Plaza
20th Century Fox Studios
Museum of Tolerance
LOS ANGELES
Brentwood
WESTWOOD/ VA HOSPITAL
San Vicente Blvd
VA Los Angeles Healthcare
Sepulveda Blvd
Westwood Blvd
Santa Monica Blvd
Overland Ave
Motor Ave
Hillcrest Country Club
Beverwil Dr
San Diego Fwy
Olympic Blvd
SAWTELLE JAPANTOWN
Westside Pavilion
Bundy Dr
Sawtelle
Pico Blvd
WESTWOOD
Manning Ave
Cheviot Hills
Downtown Los Angeles 9 miles
Cattaraugus Ave
SEPULVEDA
West L.A.
Providence St. John's Health Ctr.
METRO E LINE
Santa Monica Fwy
Natl. Blvd
Helms Bakery District
Hulu
Amazon Studios
CBS Television Distribution
BUNDY
BERGAMOT
AMC Networks
PALMS
CULVER CITY
The Museum of Jurassic Technology
Palms
17TH ST/ SMC
Pico Blvd
National Blvd
Venice Blvd
Southern California Hosp. at Culver City
Beats Electronics
Santa Monica
Santa Monica Business Park
LOS ANGELES COUNTY
Mar Vista Recr. Center
Sony Pictures Studios
Culver City
Culver City Park
Santa Monica College
Santa Monica Airport
Ocean Park Blvd
Mar Vista
Centinela Ave
Venice Blvd
The Wende Museum
Culver Blvd
Jefferson Blvd
Lincoln Blvd
Penmar Golf Course
Beethoven St
Washington Pl
Sepulveda Blvd
West Los Angeles College
Rose Ave
Burbank
Glendale
Pasadena
Arcadia
LOS ANGELES
Alhambra
El Monte
Santa Monica
Montebello
Pico Rivera
Whittier
Inglewood
Downey
Hawthorne
Gardena
Compton
Norwalk
Pacific Ocean
Lakewood
Cerritos
Torrance
Carson
LONG BEACH
Garden Grove
Huntington Beach

A-3-18

Mortgage Loan No. 3 – Wilshire Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB/JPMCB			Single Asset/Portfolio:	Portfolio
				Location:	Various, CA Various
Original Balance(1):	$75,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Creative Media & Community Trust Corporation and CIM Group Investments, LLC			Size: Cut-off Date Balance per SF:	351,464 SF $299
Guarantors:	Creative Media & Community Trust Corporation and CIM Group Investments, LLC			Maturity Balance per SF: Property Manager:	$299 CIM Management, Inc. (borrower-sponsors related)
Mortgage Rate:	7.4130%
Note Date:	12/27/2024
Maturity Date:	1/11/2030
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information(1)
IO Period:	60 months			UW NOI(4):	$13,813,785
Seasoning:	0 months			UW NCF:	$13,648,594
Prepayment Provisions:	L(24),DorYM1(29),O(7)			UW NOI Debt Yield:	13.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	13.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	13.2%
Additional Debt Balance(1):	$30,000,000			UW NCF DSCR:	1.73x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$12,382,146 (8/31/2024 TTM)
				2nd Most Recent NOI(4):	$11,335,735 (12/31/2023)
Reserves(3)				3rd Most Recent NOI(4):	$10,151,699 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.3% (12/2/2024)
RE Taxes:	$1,126,644	$281,661	NAP	2nd Most Recent Occupancy:	84.2% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	71.8% (12/31/2022)
Replacement Reserve:	$0	$13,766	$495,573	Appraised Value (as of)(5):	$202,400,000 (Various)
TI/LC Reserve:	$9,000,000	$73,222	NAP	Appraised Value per SF(5):	$576
Existing TI/LC Reserve:	$8,396,806	$0	NAP	Cut-off Date LTV Ratio:	51.9%
Rent Concessions Reserve:	$1,990,340	$0	NAP	Maturity Date LTV Ratio:	51.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$105,000,000	99.1%	Loan Payoff:	$82,681,287	78.1%
Borrower Sponsor Equity	$933,392	0.9%	Reserves:	$20,513,790	19.4%
			Closing Costs:	$2,738,314	2.6%
Total Sources:	$105,933,392	100.0%	Total Uses:	$105,933,392	100.0%

(1)	The Wilshire Office Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $105,000,000. The information presented is based on the Wilshire Office Portfolio Whole Loan (as defined below).
(2)	Prepayment with yield maintenance is permitted at any time in connection with a partial release. See “Release of Property” below.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The increase in Net Operating Income from 2022 to UW was primarily due to an increase in occupancy from 71.8% to 82.3%. From 2022 to UW the borrower sponsors executed 48 new and renewal, relocation or expansion leases totaling 173,252 SF.
(5)	The appraisals concluded to an overall Appraised Value for the Wilshire Office Portfolio Properties (as defined below) of $202,400,000, which reflects a hypothetical as-is value for 9460 Wilshire Boulevard Property (as defined below) of $107,600,000, the appraisal concluded to a hypothetical value assuming the outstanding tenant improvement allowances owed to O’Gara Coach Company, L.L.C. have already been paid. Such amount is included in an upfront reserve for existing TI/LC obligations. The aggregate as-is appraised values of the Wilshire Office Portfolio Properties is $194,000,000 as of October 14, 2024, and October 17, 2024.

The Mortgage Loan. The third largest mortgage loan (the “Wilshire Office Portfolio Mortgage Loan”) is part of a whole loan (the “Wilshire Office Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $105,000,000. The Wilshire Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in three office properties totaling 351,464 SF of net rentable area located in Beverly Hills and Los Angeles, California (collectively the “Wilshire Office Portfolio Properties”). The Wilshire Office Portfolio Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $48,750,000 and the non-controlling Note A-3 with an original principal balance of $26,250,000. The Wilshire Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C3 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-19

Office – CBD	Loan #3	Cut-off Date Balance:	$75,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%
Wilshire Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$48,750,000	$48,750,000	WFCM 2025-5C3	Yes
A-2(1)	$30,000,000	$30,000,000	Bank of America, N.A.	No
A-3	$26,250,000	$26,250,000	WFCM 2025-5C3	No
Total	$105,000,000	$105,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrowers and the Borrower Sponsors. The borrowers are 9460 Wilshire Boulevard (BH) Owner, L.P., CIM/11600 Wilshire (Los Angeles), LP and CIM/11620 Wilshire (Los Angeles), LP, each a single-purpose, Delaware limited partnership with two independent directors.

The borrower sponsors and non-recourse carveout guarantors are Creative Media & Community Trust Corporation and CIM Group Investments, LLC (collectively, “CIM”). CIM Group Investments, LLC is a non-recourse carve-out guarantor for bankruptcy-related carve-out events only, subject to certain CIM-related entities being in control of the Borrower at the time of the triggering event. CIM is a full-service private equity real estate investment firm which specializes in high-density urban communities with approximately $29 billion of assets owned and operated across its various funds. Each borrower is ultimately controlled by the three co-founders/principals of CIM, Shaul Kuba, Richard Ressler, and Avi Shemesh, and are 100% owned by CIM’s publicly-traded REIT, Creative Media & Community Trust Corporation (Nasdaq: CMCT). The borrower sponsors disclosed one prior deed-in-lieu of foreclosure and one loan that was transferred to special servicing in August 2024. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Wilshire Office Portfolio Properties comprise three office buildings totaling 351,464 SF, inclusive of 116,081 SF of medical office space (33.0% of net rentable area; 31.0% of underwritten base rent), located in Los Angeles, California and 39,121 SF of ground floor retail space (11.1% of net rentable area; 22.5% of underwritten base rent), located approximately 0.1 miles southeast of Rodeo Drive in Beverly Hills and Los Angeles, California. As of December 2, 2024, the portfolio is 82.3% leased to 78 tenants, with no tenant representing more than 7.8% of the net portfolio rentable area and has averaged 82.0% occupancy since 2019.

9460 Wilshire Boulevard

The 9460 Wilshire Boulevard Property is a 9-story office building totaling 97,655 SF located in Beverly Hills, California (the “9460 Wilshire Boulevard Property”). The 9460 Wilshire Boulevard Property includes 33,000 SF of ground floor retail space, which is leased to O’Gara Coach Company, L.L.C., which is currently building out its space as a new flagship Rolls-Royce Motor Cars showroom and is expected to open for business in April 2025, and U.S. Bank National Association. The 9460 Wilshire Boulevard Property was built in 1959 and renovated between 2019 and 2024. The borrower sponsors have invested approximately $2.4 million in capital improvements and approximately $5.3 million in TI/LCs since 2018. Situated on a 0.77-acre site, the 9460 Wilshire Boulevard Property includes an onsite parking garage with 235 parking spaces (2.41 spaces per 1,000 SF). As of December 2, 2024, the 9460 Wilshire Boulevard Property was 91.6% leased to 11 tenants and has averaged 81.2% occupancy since 2019.

11620 Wilshire Boulevard

The 11620 Wilshire Boulevard Property is an 11-story office building totaling 196,928 SF, inclusive of 60,265 SF of medical office space, located in Los Angeles, California (the “11620 Wilshire Boulevard Property”). The 11620 Wilshire Property was built in 1976 and renovated in 2002. The borrower sponsors have invested approximately $4.5 million in capital improvements and approximately $18.6 million in TI/LCs since 2010. Situated on a 1.13-acre site, the 11620 Wilshire Boulevard Property includes an onsite parking garage totaling 617 parking spaces (3.13 per 1,000 SF). There is an easement agreement that provides 135 parking spaces to the 11600 Wilshire Boulevard Property, resulting in 482 total parking spaces available to the 11620 Wilshire Boulevard Property (2.45 spaces per 1,000 SF). As of December 2, 2024, the 11620 Wilshire Boulevard Property was 80.3% leased to 38 tenants and has averaged 81.4% occupancy since 2019.

11600 Wilshire Boulevard

The 11600 Wilshire Boulevard Property is a 5-story medical office building totaling 56,881 SF located in Los Angeles, California (the “11600 Wilshire Boulevard Property”). The 11600 Wilshire Boulevard Property was built in 1960 and renovated in 2000. The borrower sponsors have invested approximately $2.4 million in capital improvements and approximately $4.3 million in TI/LCs since 2010. Situated on a 0.57-acre site, the 11600 Wilshire Boulevard Property includes an onsite parking garage with 31 parking spaces (0.54 spaces per 1,000 SF). There is an easement agreement that provides 135 parking spaces to the 11600 Wilshire Boulevard Property, resulting in 166 total parking spaces available to the 11600 Wilshire Boulevard Property (2.92 spaces per 1,000 SF). As of December 2, 2024, the 11600 Wilshire Boulevard Property was 73.4% leased to 29 tenants and has averaged 85.1% occupancy since 2019.

A-3-20

Office – CBD	Loan #3	Cut-off Date Balance:	$75,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the Wilshire Office Portfolio Properties:

Wilshire Office Portfolio Property Summary
Property Name / Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated(2)	Net Rentable Area (SF)(1)	Appraised Value(2)	Allocated Cut-off Date LTV	UW NOI(1)	% of UW NOI(1)
9460 Wilshire Boulevard Beverly Hills, CA	$52,863,911	50.3%	91.6%	1959/2019-2024	97,655	$107,600,000(3)	49.1%	$6,954,769	50.3%
11620 Wilshire Boulevard Los Angeles, CA	$39,077,548	37.2%	80.3%	1976/2002	196,928	$65,800,000	59.4%	$5,141,037	37.2%
11600 Wilshire Boulevard Los Angeles, CA	$13,058,541	12.4%	73.4%	1960/2000	56,881	$29,000,000	45.0%	$1,717,980	12.4%
Total/Weighted Average	$105,000,000	100.0%	82.3%		351,464	$202,400,000(3)	51.9%	$13,813,785	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisal.
(3)	The appraisals concluded to an overall Appraised Value for the Wilshire Office Portfolio Properties (as defined below) of $202,400,000, which reflects a hypothetical as-is value for 9460 Wilshire Boulevard Property (as defined below) of $107,600,000, the appraisal concluded to a hypothetical value assuming the outstanding tenant improvement allowances owed to O’Gara Coach Company, L.L.C. have already been paid. Such amount is included in an upfront reserve for existing TI/LC obligations. The aggregate as-is appraised values of the Wilshire Office Portfolio Properties is $194,000,000 as of October 14, 2024, and October 17, 2024.

Major Tenants.

U.S. Bank National Association (27,569 SF; 7.8% of net portfolio rentable area; 19.3% of portfolio underwritten base rent). U.S. Bank National Association is an American bank (“USB”) based in Minneapolis, Minnesota. Founded in 1863, USB has more than 70,000 employees and over 2,000 branches in 26 states. USB’s space includes 14,843 SF of retail space (53.8% of USB net rentable area) and 12,726 SF of office space (46.2% of USB net rentable area). Additionally, USB has exterior building signage at the top of the property. USB has been a tenant at the 9460 Wilshire Boulevard Property since 1990 and most recently renewed its lease in 2019 for a 10-year term. The tenant’s lease expires on July 31, 2029, with two five-year renewals and no termination options remaining.

3 Arts Entertainment, L.L.C. (27,112 SF; 7.7% of net portfolio rentable area; 10.7% of portfolio underwritten base rent). 3 Arts Entertainment, L.L.C. (“3 Arts Entertainment”) is an American production company and talent management agency. Founded in 1991, 3 Arts Entertainment is headquartered in Beverly Hills at the 9460 Wilshire Boulevard Property. 3 Arts Entertainment has produced TV shows including The Office, Parks and Recreation, Brooklyn Nine-Nine, and It's Always Sunny in Philadelphia. 3 Arts Entertainment is currently owned by Lionsgate, an American film and television production and distribution conglomerate based in Santa Monica, California. 3 Arts Entertainment has been a tenant at the 9460 Wilshire Boulevard property since 1994 and most recently renewed its lease in 2023. The tenant’s lease expires on February 28, 2026, with one five-year renewal and no termination options remaining.

Rexford Industrial Realty, L.P. (24,693 SF; 7.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent). Rexford Industrial Realty, L.P. (“Rexford”) (NYSE: REXR) is a REIT focused on infill industrial properties in southern California. Founded in 2001, Rexford is headquartered in Los Angeles at the 11620 Wilshire Boulevard Property. As of October 15, 2024, Rexford owns 424 properties consisting of 720 buildings totaling 50 million SF. The tenant’s lease expires on April 30, 2028, with one three-year renewal and no termination options remaining.

The following table presents certain information relating to the tenancy at the Wilshire Office Portfolio Properties:

Tenant Summary
Tenant Name	Space Type	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
U.S. Bank National Association	Retail/Office	A+/A3/A	27,569(3)	7.8%	$3,628,415	19.3%	$131.61	7/31/2029	N	2 x 5 Yr
3 Arts Entertainment, L.L.C.(4)	Office	NR/NR/NR	27,112	7.7%	$2,010,900	10.7%	$74.17	2/28/2026	N	1 x 5 Yr
Rexford Industrial Realty, L.P.	Office	BBB+/NR/BBB+	24,693	7.0%	$1,037,106	5.5%	$42.00	4/30/2028	N	1 x 3 Yr
Rolls Royce Motor Cars Beverly Hills (O’Gara Coach Company, L.L.C.)(5)	Retail	NR/NR/NR	18,157	5.2%	$1,808,559	9.6%	$99.61	5/31/2043	N	2 x 5 Yr
City of Los Angeles Building & Safety	Office	AAA/Aa2/AA	10,614	3.0%	$508,198	2.7%	$47.88	11/30/2027	N	1 x 3 Yr
Subtotal/Wtd. Avg.			108,145	30.8%	$8,993,178	47.9%	$83.16

Other Tenants			181,247	51.6%	$9,793,746	52.1%	$54.04
Total Occupied Space			289,392	82.3%	$18,786,924	100.0%	$64.92

Vacant Space			62,072	17.7%
Total/Wtd. Avg.			351,464	100.0%

(1)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF includes rent steps through December 2025 totaling $147,691.
(3)	U.S. Bank National Association SF includes 14,843 SF of retail space and 12,726 SF of office space.
A-3-21

Office – CBD	Loan #3	Cut-off Date Balance:	$75,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%
(4)	3 Arts Entertainment, L.L.C. (Suites 500, 650, and 700) is on a lease through February 28, 2026. 3 Arts Entertainment, L.L.C. is subleasing a portion of Suite 500 to an affiliated company, 42 US Inc. on a lease through September 1, 2024, which has been extended on month-to-month basis, with a base rent of $26,600 per month. 3 Arts Entertainment, L.L.C. and 42 US Inc. are sister companies that work together through a TV partnership with Lionsgate, which acquired a stake in 42 US Inc. in 2022.
(5)	O’Gara Coach Company, L.L.C. is currently building out its space as a new flagship Rolls-Royce Motor Cars showroom and is expected to open for business in April 2025.

The following table presents certain information relating to the lease rollover schedule at the Wilshire Office Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	11	23,644	6.7%	6.7%	$1,119,423	6.0%	6.0%	$47.34
2026	23	83,251	23.7%	30.4%	$4,876,599	26.0%	31.9%	$58.58
2027	13	33,317	9.5%	39.9%	$1,920,780	10.2%	42.1%	$57.65
2028	11	58,286	16.6%	56.5%	$3,020,428	16.1%	58.2%	$51.82
2029	7	39,091	11.1%	67.6%	$4,269,917	22.7%	80.9%	$109.23
2030	8	17,175	4.9%	72.5%	$924,789	4.9%	85.9%	$53.85
2031	2	12,533	3.6%	76.1%	$557,883	3.0%	88.8%	$44.51
2032	1	932	0.3%	76.3%	$43,618	0.2%	89.1%	$46.80
2033	0	0	0.0%	76.3%	$0	0.0%	89.1%	$0.00
2034	1	3,006	0.9%	77.2%	$244,929	1.3%	90.4%	$81.48
2035	0	0	0.0%	77.2%	$0	0.0%	90.4%	$0.00
Thereafter	1	18,157	5.2%	82.3%	$1,808,559	9.6%	100.0%	$99.61
Vacant	0	62,072	17.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	78	351,464	100.0%		$18,786,924	100.0%		$64.92(2)
(1)	Information is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 9460 Wilshire Boulevard Property is located in Beverly Hills, California, approximately 11.5 miles west of downtown Los Angeles. The 9460 Wilshire Boulevard Property is located approximately 14.3 miles west of the Los Angeles International Airport and 8.3 miles south of The Universal Studios Hollywood. In addition, the 9460 Wilshire Boulevard Property is located approximately 0.1 miles southeast of Rodeo Drive.

9460 Wilshire Boulevard

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the 9460 Wilshire Boulevard Property was approximately 32,023, 272,572, and 703,680, respectively and the estimated 2024 average household income within the same radii was approximately $172,625, $165,239, and $152,835, respectively.

According to the appraisal, the 9460 Wilshire Boulevard Property is situated within the Beverly Hills Golden Triangle office submarket within the greater Los Angeles office market. As of the second quarter of 2024, the submarket reported a total inventory of approximately 3.5 million SF with a 14.0% vacancy rate and an average asking rent of $81.36 PSF.

11600 Wilshire Boulevard and 11620 Wilshire Boulevard

The 11600 Wilshire Boulevard and 11620 Wilshire Boulevard Properties are located in Los Angeles, California, approximately 14.4 miles west of downtown Los Angeles. The 11600 Wilshire Boulevard and 11620 Wilshire Boulevard Properties are located approximately 14.5 miles west of the Los Angeles International Airport. In addition, the Pacific Coast Highway is situated approximately 3.5 miles west of the 11600 Wilshire Boulevard and 11620 Wilshire Boulevard Properties.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the 11620 Wilshire Boulevard Property was approximately 52,154, 243,847, and 532,666, respectively and the estimated 2024 average household income within the same radii was approximately $166,991, $180,887, and $178,210, respectively.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the 11600 Wilshire Boulevard Property was approximately 52,981, 244,716, and 534,977, respectively and the estimated 2024 average household income within the same radii was approximately $166,909, $180,244, and $178,260, respectively.

According to the appraisal, the 11600 Wilshire Boulevard and 11620 Wilshire Boulevard Properties are situated within the Brentwood office submarket within the greater Los Angeles office market. As of the second quarter of 2024, the submarket reported a total inventory of approximately 3.5 million SF with a 21.0% vacancy rate and an average asking rent of $53.64 PSF.

A-3-22

Office – CBD	Loan #3	Cut-off Date Balance:	$75,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the appraisals’ market rent conclusions for the Wilshire Office Portfolio Properties:

Market Rent Summary
	9460 Wilshire Boulevard		11620 Wilshire Boulevard		11600 Wilshire Boulevard
	Office	Retail	Office	Medical Office	Medical Office (Basement)	Medical Office
Market Rent (PSF)	$75.00	$120.00	$45.00	$54.00	$45.00	$55.20
Lease Term (Years)	5	10	5	5	5	5
Lease Type	BY Stop	Net	BY Stop	BY Stop	FSG	FSG
Rent Increase Projection	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum
Tenant Improvements (New)	$40 PSF	$100 PSF	$20 PSF	$20 PSF	$20 PSF	$20 PSF
Leasing Commissions (New)	6.0%	6.0%	6.0%	6.0%	6.00%	6.00%
Free Rent (New)	NAP	NAP	NAP	NAP	NAP	NAP

Appraisal. The appraisals concluded to an overall Appraised Value for the Wilshire Office Portfolio Properties of $202,400,000, which reflects a hypothetical as-is value for 9460 Wilshire Boulevard Property of $107,600,000. The appraisal concluded to a hypothetical value assuming the outstanding tenant improvement allowances owed to O’Gara Coach Company, L.L.C. have already been paid. Such amount is included in an upfront reserve for existing TI/LC obligations. The appraisals concluded an “as-is” Appraised Value for the Wilshire Office Portfolio Properties of $194,000,000 as of October 14, 2024, and October 17, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated November 5, 2024 and October 25, 2024, there was no evidence of any recognized environmental conditions at the 9460 Wilshire Boulevard Property or the 11620 Wilshire Boulevard Property.

The Phase I environmental site assessment for the 11600 Wilshire Boulevard Property dated October 25, 2024 identified a recognized environmental condition (“REC”) associated with the property formerly being occupied by a gas station between 1934 and 1958. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

A-3-23

Office – CBD	Loan #3	Cut-off Date Balance:	$75,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Wilshire Office Portfolio Properties:

Cash Flow Analysis
	2021	2022	2023	TTM 8/31/2024	UW	UW PSF
Base Rent	$15,941,271	$16,065,291	$17,146,628	$18,231,210	$18,786,924(1)	$53.45
Grossed Up Vacant Space	$0	$0	$0	$0	$3,224,704	$9.18
Gross Potential Rent	$15,941,271	$16,065,291	$17,146,628	$18,231,210	$22,011,628	$62.63
Total Recoveries	$1,214,604	$1,485,553	$1,542,313	$1,860,816	$1,908,233	$5.43
Other Income	$836,400	$858,538	$1,007,855	$1,019,170	$1,019,170	$2.90
Parking/Garage/Other	$1,436,619	$1,596,139	$1,813,742	$1,851,677	$1,851,677	$5.27
Straight Line Rent(2)	$0	$0	$0	$0	$52,839	$0.15
Less: Free Rent Adjustment	($807,324)	($1,189,399)	($1,094,314)	($929,202)	$0	$0.00
(Vacancy & Credit Loss)	$0	$0	$0	$0	($3,224,704)	($9.18)
Effective Gross Income	$18,621,570	$18,816,121	$20,416,224	$22,033,671	$23,618,844	$67.20

Management Fee	$565,855	$556,883	$573,716	$623,018	$708,565	$2.02
Real Estate Taxes	$2,980,491	$3,009,358	$3,100,541	$3,169,911	$3,218,988	$9.16
Insurance	$279,830	$301,630	$346,918	$413,403	$432,313	$1.23
Other Operating Expenses	$4,354,298	$4,796,551	$5,059,314	$5,445,193	$5,445,193	$15.49
Total Expenses	$8,180,475	$8,664,422	$9,080,489	$9,651,524	$9,805,059	$27.90

Net Operating Income	$10,441,095	$10,151,699(3)	$11,335,735(3)	$12,382,146(3)	$13,813,785(3)	$39.30
Replacement Reserves	$0	$0	$0	$0	$165,191	$0.47
TI/LC	$0	$0	$0	$0	$900,000	$2.56
TI/LC Reserve	$0	$0	$0	$0	($900,000)(4)	($2.56)
Net Cash Flow	$10,441,095	$10,151,699	$11,335,735	$12,382,146	$13,648,594	$38.83

Occupancy %	77.8%	71.8%	84.2%	82.3%(5)	85.3%(5)
NOI DSCR(6)	1.32x	1.29x	1.44x	1.57x	1.75x
NCF DSCR(6)	1.32x	1.29x	1.44x	1.57x	1.73x
NOI Debt Yield(6)	9.9%	9.7%	10.8%	11.8%	13.2%
NCF Debt Yield(6)	9.9%	9.7%	10.8%	11.8%	13.0%

(1)	UW Base Rent includes rent steps through December 2025 totaling $147,691.
(2)	Represents straight line rent averaging for investment grade tenants.
(3)	The increase in Net Operating Income from 2022 to UW was primarily due to an increase in occupancy from 71.8% to 82.3%. From 2022 to UW the borrower sponsors executed 48 new and renewal, relocation or expansion leases totaling 173,252 SF.
(4)	Represents a credit for 10% of the upfront TI/LC reserve of $9,000,000.
(5)	The underwritten economic vacancy is 14.7%. The Wilshire Office Portfolio Properties was 82.3% physically occupied as of December 2, 2024.
(6)	The information presented is based on the Wilshire Office Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of $1,126,644 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $281,661 monthly.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Wilshire Office Portfolio Properties as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrowers provide the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $13,766, subject to a cap of $495,573.

TI/LC Reserve – The loan documents require an upfront deposit of $9,000,000 and an ongoing monthly TI/LC reserve deposit of $73,222.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $8,396,806, which represents the leasing commissions and tenant improvements payable by the borrowers under existing leases at the Wilshire Office Portfolio Properties.

Rent Concessions Reserve – The loan documents require an upfront deposit of $1,990,340, which represents the future rent credits or abatements under existing leases at the Wilshire Office Portfolio Properties.

Lockbox and Cash Management. The Wilshire Office Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. Prior to the occurrence of a Cash Trap Event Period (as defined below), the borrowers and property manager are required to deposit all rents and other income

A-3-24

Office – CBD	Loan #3	Cut-off Date Balance:	$75,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

directly into the deposit account within two business days of receipt. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the loan documents;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x, tested quarterly; or
(iii)	U.S. Bank fails to renew its lease for an additional five year period on or before the date required for renewal pursuant to the terms under its lease (initially July 31, 2028).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the NCF DSCR being equal to or greater than 1.20x on a trailing three-month basis, provided, the borrowers have the option (A) after the defeasance lockout release date to prepay the Wilshire Office Portfolio Whole Loan in an amount that would result in a debt service coverage ratio of 1.20x on a trailing three-month basis or (B) to post collateral in an amount that if applied to prepay the Wilshire Office Portfolio Whole Loan would result in a debt service coverage ratio of 1.20x on a trailing three-month basis;
●	with regard to clause (iii) above, upon the date on which (i) U.S. Bank renews its lease in writing for not less than an additional five year term, or (ii) a replacement lease is executed by a replacement tenant, such lease and tenant as may be reasonably acceptable to the lender and otherwise approved by the lender in accordance with the loan documents (to the extent consent is required pursuant to the terms thereof), and such replacement tenant has taken occupancy, commenced paying base rent (without offset or abatement) and is conducting its normal business operations in the entire premises formerly occupied by U.S. Bank.

Release of Property. The loan documents provide for the partial release of the 11620 Wilshire Boulevard Property (having an allocated loan amount of $39,077,548 or 37.2% of the original principal balance) and/or the 11600 Wilshire Boulevard Property (having an allocated loan amount of $13,058,541 or 12.4% of the original principal balance) in connection with a bona fide sale to an unaffiliated third party subject to certain conditions, including: (i) partial prepayment of the Wilshire Office Portfolio Whole Loan with the applicable yield maintenance premium or, at any time following the expiration of the defeasance lockout period, partial defeasance of the Wilshire Office Portfolio Whole Loan in an amount equal to the greater of (A) 100% of the net proceeds of such sale or (B) 115% of the allocated loan amount for the related release property; (ii) the post-release debt yield for the remaining properties is not less than the pre-release debt yield for then-encumbered properties; (iii) the post-release debt service coverage ratio for the remaining properties is not less than the pre-release debt service coverage ratio for then-encumbered properties; (iv) the post-release loan-to-value ratio for the remaining properties is not greater than the pre-release loan-to-value ratio for then-encumbered properties; (v) an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (vi) unless waived by an applicable rating agency, a rating agency confirmation.

Terrorism Insurance. The loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) named storm with a deductible up to 5% of the total insurable value and earthquake insurance with $25 million policy limits and subject to 10% deductible, and (iii) terrorism insurance as defined by TRIPRA, provided that if TRIPRA or a successor statute is not in effect, the borrowers will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/ business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-25

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$70,500,000
Various	WAND MHC Portfolio	Cut-off Date LTV:	67.1%
Various		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.4%

A-3-26

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$70,500,000
Various	WAND MHC Portfolio	Cut-off Date LTV:	67.1%
Various		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.4%

Puget Sound
Fox Island
Fircrest
University Place
TACOMA
PIERCE COUNTY
Waller
Midland
Summit
Lakewood
Steilacoom
Parkland
Spanaway
Frederickson
PUYALLUP RESERVATION
Sunnyslope
Wenatchee
West Wenatchee
East Wenatchee
WENATCHEE VALLEY
DOUGLAS COUNTY
CHELAN COUNTY
CASCADE RANGE
Terrace Park
Rock Island
South Wenatchee
Wenatchee Heights
Columbia River
Eschbach
East Selah
Selah
Gleed
Pomona Heights
Yakima
Terrace Heights
YAKIMA COUNTY
Moxee
Ahtanum
Union Gap
Parker
YAKIMA INDIAN RESERVATION
Donald
Wapato
Richland
FRANKLIN COUNTY
West Pasco
Pasco
Kennewick
BENTON COUNTY
Minot
WARD COUNTY
AMTRAK
WAND MHC Portfolio
1 Jefferson Park MHC — Minot, ND
2 Holiday Village MHC — Minot, ND
3 Cedrona Community — Lakewood, WA
4 Sunrise Terrace Community — University Place, WA
5 Moxie Community — Moxee, WA
6 Chinook Mobile Community — Kennewick, WA
7 Laurel Lane MHC — Tacoma, WA
8 Northwest Community — Tacoma, WA
9 Squilchuck Creek Community — Wenatchee, WA
10 Sun City Center and Community — Kennewick, WA

A-3-27

Mortgage Loan No. 4 – WAND MHC Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
				Location(2):	Various, Various
Original Balance:	$70,500,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$70,500,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	8.5%			Title Vesting:	Fee
Loan Purpose:	Refinance/Acquisition			Year Built/Renovated(2):	Various / Various
Borrower Sponsors:	Caleb Romack and Hurst & Son LLC			Size:	962 Pads
Guarantors:	Caleb Romack and Hurst & Son LLC			Cut-off Date Balance per Pad:	$73,285
Mortgage Rate:	6.23000%			Maturity Date Balance per Pad:	$73,285
Note Date:	11/26/2024			Property Manager:	Hurst & Son LLC (borrower affiliated)
Maturity Date:	12/6/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$5,940,082
Amortization Term:	0 months			UW NCF:	$5,891,982
IO Period:	60 months			UW NOI Debt Yield:	8.4%
Seasoning:	1 month			UW NCF Debt Yield:	8.4%
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity:	8.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.32x
Additional Debt Type:	NAP			Most Recent NOI:	$5,935,722 (9/30/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$5,451,422 (12/31/2023)
Future Debt Permitted (Type):	NAP			3rd Most Recent NOI(3)--:	NAV
				Most Recent Occupancy:	97.7% (9/1/2024)
Reserves(1)				2nd Most Recent Occupancy:	99.0% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	NAV
RE Taxes:	$70,276	$23,425	NAP	Appraised Value (as of)(2)(4):	$105,055,000 (Various)
Insurance:	$8,050	$8,050	NAP	Appraised Value per Pad:	$109,205
Replacement Reserve:	$0	$4,008	NAP	Cut-off Date LTV Ratio:	67.1%
Deferred Maintenance:	$100,000	$0	NAP	Maturity Date LTV Ratio:	67.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$70,500,000	99.4%	Purchase Price(6):	$50,000,000	70.5%
Other Sources(5):	$459,504	0.6%	Loan Payoff(7):	$16,357,827	23.1%
			Closing Costs:	$3,782,020	5.3%
			Return of Equity:	$641,331	0.9%
			Upfront Reserves:	$178,325	0.3%
Total Sources:	$70,959,504	100.0%	Total Uses:	$70,959,504	100.0%

(1)	See “Escrows and Reserves” below for further discussion.
(2)	See “Portfolio Summary” below.
(3)	Third Most Recent Occupancy and NOI figures are not available because two of the WAND MHC Portfolio Properties (as defined below) were acquired at origination of the WAND MHC Portfolio Mortgage Loan (as defined below).
(4)	The As-Is Appraisal Valuation Dates are between October 13, 2024 and October 15, 2024.
(5)	Other Sources include credits and prorations in relation to the acquisition of the two WAND MHC Portfolio Properties located in North Dakota.
(6)	Purchase Price relates to the two WAND MHC Portfolio Properties located in North Dakota, which were acquired at origination, and includes $7.5 million allocated to manufactured homes owned by the borrowers or their affiliates and located on such properties. Such manufactured homes are not collateral for the WAND MHC Portfolio Mortgage Loan.
(7)	Loan Payoff refers to refinance of a prior loan secured by the eight WAND MHC Portfolio Properties located in Washington.

The Mortgage Loan. The fourth largest mortgage loan (the “WAND MHC Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in ten manufactured housing communities totaling 962 pads located in Washington and North Dakota (the “WAND MHC Portfolio Properties”). The WAND MHC Portfolio Mortgage Loan has a 5-year term, is interest-only for the full term and accrues interest at a rate of 6.2300% per annum on an actual/360 basis.

The Borrowers and the Borrower Sponsors. The borrowers are Cedrona Community LLC, Chinook Mobile Community LLC, Laurel Lane MHC LLC, Moxie Community LLC, Northwest Community LLC, Squilchuck Creek Community LLC, Sunrise Terrace Community LLC, Sun City Center and Community LLC, Holiday Village Community LLC and Jefferson Community LLC, each a Washington limited liability company and single purpose entity with one independent director in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are Caleb Romack and Hurst & Son LLC. Caleb Romack is a principal of Hurst & Son LLC, a privately owned and operated real estate investment, property management and construction company that predominantly specializes in manufactured housing communities. Hurst & Son LLC’s portfolio includes 83 manufactured housing communities located in North Dakota, Montana, Oregon, Idaho, and Washington.

The Properties. The WAND MHC Portfolio Properties are comprised of ten manufactured housing communities totaling 962 pads located in Washington and North Dakota. At origination, proceeds from the WAND MHC Portfolio Mortgage Loan were used to acquire the two WAND MHC Portfolio Properties located in North Dakota (the “North Dakota Properties”) which total 559 pad sites accounting for 44.3% of underwritten net cash flow and to refinance the eight WAND MHC Portfolio Properties located in Washington which total 403 pad sites accounting for 55.7% of underwritten net cash flow. The WAND MHC Portfolio Properties were built between 1958 and 2005 and are situated on sites ranging from approximately 3.2 acres to 57.3 acres. The WAND

A-3-28

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$70,500,000
Various	WAND MHC Portfolio	Cut-off Date LTV:	67.1%
Various		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.4%

MHC Portfolio Properties range in size from 37 pad sites to 287 pad sites, with monthly rents ranging from $566 to $989 per pad. As of September 1, 2024, the WAND MHC Portfolio Properties were 97.7% leased.

The North Dakota Properties include 336 pads (out of a total of 559 pads) on which manufactured homes owned by a borrower affiliate (“Owned Mobile Homes”) are located, which are master leased to such borrower affiliate (the “WAND MHC Master Tenant”),. Each of the related borrowers leases the pads occupied by the Owned Mobile Homes to the WAND MHC Master Tenant under a separate master lease (the “WAND MHC Master Leases”), and the WAND MHC Master Tenant leases the Owned Mobile Homes to the occupants of such Owned Mobile Homes. Pursuant to the WAND MHC Master Leases, the WAND MHC Master Tenant is required to pay the related borrower monthly rent at the prevailing rental rate charged by such borrower to other owners of manufactured homes within the applicable WAND MHC Portfolio Property. The WAND MHC Portfolio Mortgage Loan documents permit up to 40% of all manufactured housing units on the WAND MHC Portfolio Mortgaged Properties (in the aggregate) to be owned by the WAND MHC Master Tenant, the borrowers, or other affiliates, provided that such homes must be subject to one of the WAND MHC Master Leases. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties” in the Preliminary Prospectus.

The following table presents detailed information with respect to the WAND MHC Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built/Year Renovated(1)	# of Pads(2)	Occ.(2)	Allocated Cut-off Date Loan Amounts	% of Allocated Cut-off Date Loan Amount	UW NCF(2)	% of UW NCF(2)	UW NCF per Pad(2)	Avg Monthly Rent per Pad(2)	Appraised Value(1)
Jefferson Park MHC	Minot, ND	1970 / NAP	287(3)	95.1%	$16,600,000	23.5%	$1,289,088	21.9%	$4,492	$566	$22,420,000
Holiday Village MHC	Minot, ND	1975 / 2011	272(3)	97.4%	$15,000,000	21.3%	$1,323,537	22.5%	$4,866	$580	$20,210,000
Cedrona Community	Lakewood, WA	1961 / NAP	54	98.1%	$6,650,000	9.4%	$479,563	8.1%	$8,881	$875	$9,575,000
Sunrise Terrace Community	University Place, WA	1962 / NAP	55	100.0%	$6,250,000	8.9%	$540,640	9.2%	$9,830	$989	$10,750,000
Moxie Community	Moxee, WA	1970 / 1990	63	100.0%	$5,300,000	7.5%	$403,462	6.8%	$6,404	$663	$7,125,000
Chinook Mobile Community	Kennewick, WA	1978 / NAP	62	100.0%	$4,950,000	7.0%	$460,506	7.8%	$7,428	$723	$8,400,000
Laurel Lane MHC	Tacoma, WA	1958 / NAP	37	100.0%	$4,500,000	6.4%	$328,709	5.6%	$8,884	$902	$6,675,000
Northwest Community	Tacoma, WA	1965 / NAP	53	100.0%	$3,900,000	5.5%	$487,717	8.3%	$9,202	$930	$9,525,000
Squilchuck Creek Community	Wenatchee, WA	2005 / NAP	40	100.0%	$3,750,000	5.3%	$301,836	5.1%	$7,546	$722	$5,250,000
Sun City Center and Community	Kennewick, WA	1973 / NAP	39	100.0%	$3,600,000	5.1%	$276,925	4.7%	$7,101	$724	$5,125,000
Total/Wtd. Avg.			962	97.7%	$70,500,000	100.0%	$5,891,982	100.0%	$6,125	$712	$105,055,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated September 1, 2024.
(3)	141 pads at the Jefferson Park MHC property, and 195 pads at the Holiday Village MHC property, are leased to the WAND MHC Master Tenant pursuant to the applicable WAND MHC Master Lease.

A-3-29

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$70,500,000
Various	WAND MHC Portfolio	Cut-off Date LTV:	67.1%
Various		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.4%

The Market. The WAND MHC Portfolio Properties are located across four different metropolitan statistical areas (“MSA”) in Washington (Seattle-Tacoma-Bellevue (“Seattle”), Kennewick-Richland (“Kennewick”), Yakima and Wenatchee-East Wenatchee (“Wenatchee”)) and the Minot MSA of North Dakota.

The following table presents certain information relating to markets for the WAND MHC Portfolio Properties:

Market Summary(1)
MSA	# of Properties	# of Pads(2)	% of Total Pads(2)	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Appraised Value	Underwritten NOI(2)	% of Underwritten NOI	Debt Yield (NOI)	LTV
Minot	2	559	58.1%	$31,600,000	44.8%	$42,630,000	$2,640,575	44.5%	8.4%	74.1%
Seattle	4	199	20.7%	$21,300,000	30.2%	$36,525,000	$1,846,579	31.1%	8.7%	58.3%
Kennewick	2	101	10.5%	$8,550,000	12.1%	$13,525,000	$742,481	12.5%	8.7%	63.2%
Yakima	1	63	6.5%	$5,300,000	7.5%	$7,125,000	$406,612	6.8%	7.7%	74.4%
Wenatchee	1	40	4.2%	$3,750,000	5.3%	$5,250,000	$303,836	5.1%	8.1%	71.4%
Total / Wtd. Avg.	10	962	100.0%	$70,500,000	100.0%	$105,055,000	$5,940,082	100.0%	8.4%	67.1%
(1)	Source: Appraisal unless indicated otherwise.
(2)	Based on the underwritten rent roll as of September 1, 2024.

The following table presents certain information relating to demographics surrounding the WAND MHC Portfolio Properties:

Demographic Summary(1)
		Population		Average Household Income
Property Name	Location	3-Mile	5-Mile	3-Mile	5-Mile
Jefferson Park MHC	Minot, ND	26,145	52,562	$97,591	$103,920
Holiday Village MHC	Minot, ND	28,606	52,702	$97,238	$104,162
Cedrona Community	Lakewood, WA	41,679	129,265	$95,847	$95,954
Sunrise Terrace Community	University Place, WA	102,044	245,622	$111,804	$109,132
Moxie Community	Moxee, WA	5,227	8,695	$108,098	$109,560
Chinook Mobile Community	Kennewick, WA	53,839	102,964	$100,205	$98,832
Laurel Lane MHC	Tacoma, WA	117,802	264,035	$89,831	$97,572
Northwest Community	Tacoma, WA	68,047	198,027	$91,625	$97,167
Squilchuck Creek Community	Wenatchee, WA	49,012	74,659	$98,799	$108,236
Sun City Center and Community	Kennewick, WA	79,026	179,742	$104,572	$112,028
Wtd. Avg. (based on UW NOI)		47,845	108,290	$99,059	$103,484
(1)	Source: Appraisal.

Appraisal. According to the appraisals dated from October 13, 2024 to October 15, 2024, the WAND MHC Portfolio Properties had an aggregate “as is” appraised value of $105,055,000 which results in a Cut-off Date LTV and Maturity Date LTV of 67.1%.

Environmental Matters. According to the Phase I environmental reports dated between October 28, 2024 and October 30, 2024, there was a recognized environmental condition at the Laurel Lane MHC property related to impacts to groundwater from perfluoroalkyl and polyfluoroalkyl substances identified in the property’s potable water well. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

A-3-30

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$70,500,000
Various	WAND MHC Portfolio	Cut-off Date LTV:	67.1%
Various		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the WAND MHC Portfolio Properties:

Cash Flow Analysis(1)
	2023	TTM 9/30/2024	U/W(2)	U/W $ per Pad
Base Rent	$7,670,275	$7,594,495	$7,776,468	$8,084
Potential Income from Vacant Units	$0	$0	$160,800	$167
Gross Potential Rent	$7,670,275	$7,594,495	$7,937,268	$8,251
Other Income(3)	$25,657	$559,191	$559,191	$581
Net Rental Income	$7,695,932	$8,153,686	$8,496,459	$8,832
(Vacancy)	($81,960)	($94,580)	($415,084)	($431)
Effective Gross Income	$7,613,973	$8,059,106	$8,081,375	$8,401

Real Estate Taxes	$423,848	$458,922	$493,368	$513
Insurance	$111,358	$98,811	$91,988	$96
Management Fee	$228,419	$241,773	$242,441	$252
Other Expenses(4)	$1,398,925	$1,323,877	$1,313,495	$1,365
Total Expenses	$2,162,550	$2,123,384	$2,141,292	$2,226

Net Operating Income	$5,451,422	$5,935,722	$5,940,082	$6,175
Replacement Reserves	$0	$0	$48,100	$50
TI/LC	$0	$0	$0	$0
Net Cash Flow	$5,451,422	$5,935,722	$5,891,982	$6,125

Occupancy	99.0%	98.5%	95.0%(5)
NOI DSCR	1.22x	1.33x	1.33x
NCF DSCR	1.22x	1.33x	1.32x
NOI Debt Yield	7.7%	8.4%	8.4%
NCF Debt Yield	7.7%	8.4%	8.4%
(1)	Historical financial information prior to 2023 is not available because two of the WAND MHC Portfolio Properties were acquired at origination of the WAND MHC Portfolio Mortgage Loan.
(2)	Based on the underwritten rent roll as of September 1, 2024.
(3)	Other Income includes recreational vehicle income as well as income from the properties’ RUBS program (Ratio Utility Billing System), whereby a portion of the utility expense is shared by tenants and reimbursed to the landlord on a pro rata basis.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, general and administrative expenses and all other miscellaneous expenses.
(5)	Represents economic occupancy.

Escrows and Reserves. At origination of the WAND MHC Portfolio Mortgage Loan, the borrowers deposited approximately (i) $70,276 into a real estate tax reserve account, (ii) $8,050 into an insurance reserve; and (iii) $100,000 into an immediate repairs reserve.

Real Estate Taxes – On each monthly payment date, the borrowers are required to deposit an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months into the real estate tax reserve account (initially estimated to be approximately $23,425).

Insurance – On each monthly payment date, the borrowers are required to deposit into the insurance reserve, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $8,050).

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit $4,008 into a replacement reserve account.

Lockbox and Cash Management. The WAND MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue generated by the WAND MHC Portfolio Properties into such lender-controlled lockbox account. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants directing them to remit all payments into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the WAND MHC Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the WAND MHC Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the WAND MHC Portfolio Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the WAND MHC Portfolio Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the WAND MHC Portfolio Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x (unless the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the WAND MHC

A-3-31

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$70,500,000
Various	WAND MHC Portfolio	Cut-off Date LTV:	67.1%
Various		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.4%

Portfolio Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

“Collateral Cure Conditions” exist if and for so long as the borrowers deposit cash into an account with the lender or deliver a letter of credit to the lender to serve as additional collateral for the WAND MHC Portfolio Mortgage Loan in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, on each date occurring one year after the date that the borrowers made the most recent such deposit (or delivered a letter of credit), the borrowers deposit any additional cash collateral in the amount of the Collateral Deposit Amount or increase the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. Such amounts will be returned to the borrowers, provided that no event of default is ongoing, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured had the borrowers not satisfied the Collateral Cure Conditions.

“Collateral Deposit Amount” means the amount of funds which, if the outstanding principal balance of the WAND MHC Portfolio Mortgage Loan were reduced thereby, would cause the debt service coverage ratio to equal 1.20x.

Property Management. The WAND MHC Portfolio Properties are managed by Hurst & Son LLC, a borrower-affiliated property manager.

Release of Collateral. At any time after the second anniversary of the closing date of the WFCM 2025-5C3 securitization, the borrowers may obtain the release of one or more of the individual WAND MHC Portfolio Properties, in each case, provided that, among other conditions, (i) the borrowers defease an amount of the WAND MHC Portfolio Mortgage Loan equal to the greater of (a) 125% of the allocated loan amount for the applicable individual WAND MHC Portfolio Properties, and (b) 100% of the net sales proceeds of such individual WAND MHC Portfolio Properties, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining WAND MHC Portfolio Properties is equal to or greater than the greater of (a) 1.34x, and (b) the debt service coverage ratio of all of the WAND MHC Portfolio Properties immediately prior to the release, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining WAND MHC Portfolio Properties is no greater than the lesser of (a) 67.5% and (b) the loan-to-value ratio for all of the WAND MHC Portfolio Properties immediately prior to the release, and (v) after giving effect to the release, the debt yield with respect to the remaining WAND MHC Portfolio Properties is greater than the greater of (a) 8.35% and (b) the debt yield with respect to all of the WAND MHC Portfolio Properties immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Future Subordinate or Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the WAND MHC Portfolio Properties and business interruption insurance that includes coverage for terrorism for a period of 18 months and containing an extended period of indemnity for up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-32

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$54,500,000
300 and 301 Australian Avenue	The Brazilian Court Hotel	Cut-off Date LTV:	50.5%
Palm Beach, FL 33480		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	13.1%

A-3-33

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$54,500,000
300 and 301 Australian Avenue	The Brazilian Court Hotel	Cut-off Date LTV:	50.5%
Palm Beach, FL 33480		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	13.1%

The Brazilian Court Hotel
300 and 301 Australian Avenue
Palm Beach, FL 33480
WEST PALM BEACH
Palm Beach
Atlantic Ocean
Lake Mangonia
Clear Lake
Lake Worth Lagoon
Northwood
North Tamarind
Roosevelt Estates
PALM BEACH COUNTY
West Gate
Parker Ridge
Glen Ridge
45th St
45th Street Plaza
36th St
Congress Ave
N. Australian Ave
TRI-RAIL
Broadway Ave
Brightline Rail
N. Dixie Hwy
Good Samaritan Medical Center
Gaines Park
Forum Square
Palm Beach Lakes Blvd
Tanger Outlets Palm Beach
FLAGLER MEM. BR.
A1A
The Royal Poinciana Plaza
Ocean Course at The Breakers
The Breakers Palm Beach
Flagler Museum
Circuit Court
Palm Beach History Museum
1st St
Meyer Amphitheater
WEST PALM BEACH
Fern St
Kravis Center for the Performing Arts
City Place
Okee Square
Okeechobee Blvd
704
DOWNTOWN WEST PALM BEACH
ROYAL PARK BRIDGE
Royal Palm Way
Palm House
Palm Beach Atlantic College
Palm Beach Convention Center
S. Dixie Hwy
Federal Hwy
WORTH AVENUE
Esplanade
Colony Hotel
The Everglades Golf Club
Old Okeechobee Rd
Palm Beach Opera
Airport Professional Center
Belvedere Rd
Paradies Shops
The Palm Beach Post
Belmart Plaza
Palm Beach International Airport
Australian Ave
Parker Ave
S. Ocean Blvd
Southern Blvd
SOUTHERN BOULEVARD BRIDGE
98
Southdale Shopping Ctr.
Phipps Park
Palm Beach Zoo & Conservation Society
S. Flagler Dr
S. Congress Ave
Summit Blvd
807
Miami 69 miles
95
811
1
Lake Okeechobee
Pahokee
Royal Palm Beach
Wellington
Belle Glade
South Bay
PALM BEACH COUNTY
West Palm Beach
Palm Beach
Jupiter
Palm Beach Gardens
Atlantic Ocean
Lake Worth
Boynton Beach
Delray Beach
Boca Raton
Parkland
Coral Springs
Deerfield Beach
Pompano Beach
BROWARD COUNTY
Everglades Expwy
Sunrise
Plantation
FORT LAUDERDALE
Weston
Pembroke Pines
Miramar
Hollywood
THE EVERGLADES
MIAMI-DADE COUNTY
MARTIN COUNTY

A-3-34

Mortgage Loan No. 5 – The Brazilian Court Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI, AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Palm Beach, FL
Original Balance:	$54,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$54,500,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1926/2019-2024
Borrower Sponsor:	Robert Schlesinger			Size(2):	75 Rooms
Guarantor:	Robert Schlesinger			Cut-off Date Balance per Room:	$726,667
Mortgage Rate:	7.5000%			Maturity Date Balance per Room:	$726,667
Note Date:	12/6/2024			Property Manager:	Obadon Hotels, LLC (borrower affiliated)
Maturity Date:	12/6/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,145,004
IO Period:	60 months			UW NCF:	$6,554,501
Seasoning:	1 month			UW NOI Debt Yield:	13.1%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.1%
Additional Debt Type:	No			UW NCF DSCR:	1.58x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,306,814 (11/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$7,963,812 (12/31/2023)
				3rd Most Recent NOI(3):	$10,013,338 (12/31/2022)
Escrows and Reserves(1)				Most Recent Occupancy:	49.3% (11/30/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	52.5% (12/31/2023)
RE Taxes:	$139,098	$69,549	NAP	3rd Most Recent Occupancy:	52.3% (12/31/2022)
Insurance:	$582,490	$76,680	NAP	Appraised Value (as of):	$108,000,000 (10/31/2024)
FF&E Reserve:	$0	$47,686	NAP	Appraised Value per Room:	$1,440,000
Seasonality Reserve:	$373,422	Springing	NAP	Cut-off Date LTV Ratio:	50.5%
				Maturity Date LTV Ratio:	50.5%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Amount:	$54,500,000	100.0%	Loan Payoff:	$34,267,927	62.9%
			Sponsor Equity:	$17,426,856	32.0%
			Closing Costs:	$1,710,208	3.1%
			Upfront Reserves:	$1,095,010	2.0%
Total Sources:	$54,500,000	100.0%	Total Uses:	$54,500,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The Brazilian Court Hotel Property (as defined below) is comprised of a borrower-owned hotel condominium unit comprised primarily of certain common elements, two borrower-owned commercial condominium units, and 62 borrower-owned residential condominium units that operate as 75 hotel rooms through the use of lockout units. The related condominium includes 80 residential condominium units, of which 62 are owned by the borrower (as described above) and 18 are third-party owned. Of the third-party owned residential units, nine are part of the hotel’s rental program (subject to the owner’s right to occupy such units at certain times) and as such are operated by the borrower as hotel rooms, with income from such rentals allocated from 50% to the third-party owners and 50% to the borrower under rental program agreements in effect at origination.
(3)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to eight units going offline between 2022 and 2023.

The Mortgage Loan. The fifth largest mortgage loan (the “Brazilian Court Hotel Mortgage Loan”) is evidenced by two promissory notes with an aggregate original principal balance of $54,500,000 and secured by the fee interest in a full-service hotel located in Palm Beach, Florida comprised of a hotel condominium unit, two commercial condominium units and 62 residential condominium units operated as up to 75 hotel rooms through the use of lockout units (the “Brazilian Court Hotel Property”). CREFI is contributing Note A-1, in the original principal amount of $40,875,000, and AREF2 is contributing Note A-2, in the original principal amount of $13,625,000, which it is purchasing from CREFI.

The Borrower and the Borrower Sponsor. The borrower is CSC Brazilian, L.P., a single-purpose, Delaware limited partnership with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brazilian Court Hotel Mortgage Loan.

The borrower sponsor and non-recourse guarantor is Robert Schlesinger of Copperline Partners (“Copperline”). Copperline is a fully integrated multifamily and hospitality-focused real estate investment company with a core portfolio located in the East Coast of the United States. Copperline has 50 years of experience and has a portfolio of 21,876 units. Robert Schlesinger serves as a managing principal and the managing investment partner of Copperline.

The Property. The Brazilian Court Hotel Property is a two and three-story full-service hotel located in Palm Beach, Florida, one block south of Royal Palm Way and 0.3-miles west of the beach and Atlantic Ocean. The Brazilian Court Hotel Property was originally constructed in 1926 and was recently renovated from 2019 to 2024, with over $7.8 million of capital expenditures completed since 2019 ($104,000 per room). These expenditures funded renovations and/or updates to the pool bar and deck, lobby and front desk, retail store, and salon, all owned hotel room units, new windows, and sections of the roof. The Brazilian Court Hotel Property is an independent hotel that consists primarily of condominium units in a condominium (the “Brazilian Court

A-3-35

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$54,500,000
300 and 301 Australian Avenue	The Brazilian Court Hotel	Cut-off Date LTV:	50.5%
Palm Beach, FL 33480		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	13.1%

Condominium”). The Brazilian Court Condominium includes a borrower-owned hotel condominium unit which is comprised primarily of shared components, including but not limited to structural components, the pool, lobby, loading dock and similar areas, two borrower-owned commercial condominium units, and 80 residential condominium units, of which 62 are owned by the borrower, operated as up to 75 hotel rooms through the use of lockout units, and included in the Brazilian Court Hotel Property and 18 are third-party owned. Of the third-party owned residential units, nine are part of the hotel’s rental program (subject to the owner’s right to occupy such units at certain times) and as such are operated by the borrower as hotel rooms, with income from such rentals allocated 50% to the third-party owners and 50% to the borrower under rental program agreements in effect at origination. Owners of the third-party owned residential condominium units may withdraw their units from the hotel’s rental program, and accordingly the number of such units that are available as hotel rooms may fluctuate year over year. The two borrower-owned commercial condominium units of the Brazilian Court Condominium are occupied by Café Boulud and the Brazilian Court Salon. Café Boulud is a French American restaurant created by Chef Daniel Boulud and his culinary team, and operated by a third-party operator, which has been at the Brazilian Court Hotel Property since 2003. The Brazilian Court Salon is owned and operated by the borrower and provides poolside treatment rooms for hair treatments, nail care, massages, and other spa treatments with the perk of being able to order lunch or cocktails from its service chairs. The borrower has the power to exercise 92 out of the 110 votes of the members of the condominium association of the Brazilian Court Condominium. The condominium board consists of three members, which are generally elected by a plurality of votes in an election in which at least 20% of eligible voters participate.

Amenities at the Brazilian Court Hotel Property include approximately 3,190 square feet of meeting space, an outdoor pool, a hot tub, a fitness center, complimentary beach transportation, a game room, golf cart service, a retail boutique, complimentary bicycles, private courtyards, hotel car service, a 24-hour concierge, 92 onsite surface parking spaces, and complimentary Wi-Fi. Additionally, the Brazilian Court Hotel Property operates its own 44 foot yacht, BC One, exclusively for hotel guests with complimentary trips available daily and private group excursion packages also available. The Brazilian Court Hotel Property guestroom configuration consists of studio, one-, two-, and three-bedroom units. The guestrooms feature in-room iPad control systems, marble baths with jetted tubs and walk-in showers, twice daily maid service, same day laundry, garment pressing and dry-cleaning service, minibars, plush bedding, central air conditioning and complimentary newspapers.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Brazilian Court Hotel Property:

Historical Occupancy, ADR, RevPAR(1)
	The Brazilian Court Hotel Property(2)			Competitive Set(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	57.0%	$770.47	$438.99	45.0%	$898.00	$401.00	126.6%	85.8%	109.5%
12/31/2022	52.3%	$959.25	$501.94	51.0%	$961.00	$486.00	102.6%	99.8%	103.3%
12/31/2023	52.5%	$899.97	$472.04	51.0%	$930.00	$472.00	102.8%	96.8%	100.0%

Source: Third-party research report.

(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Brazilian Court Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Brazilian Court Hotel Property are based on the operating statements provided by the borrower.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by the appraisal. The Competitive Set includes Eau Palm Beach Resort & Spa, Four Seasons Resort Palm Beach, The Colony Hotel, Tideline Palm Beach Ocean Resort and Spa, and White Elephant Palm Beach.
(4)	Penetration Factor is calculated based on the operating statements provided by the borrower and competitive set data provided by the appraisal.

The Market. The Brazilian Court Hotel Property is located in Palm Beach, Florida at the southwest corner of Australian Avenue and Hibiscus Avenue. The Brazilian Court Hotel Property is located approximately 0.3 miles west of the beach and three blocks north of the Worth Avenue shopping and dining district. Palm Beach is a popular tourism destination and experienced a record 9.48 million visitors during 2023. Demand drivers include access to beaches, arts and culture, golf, and upscale shopping and dining experiences. The Brazilian Court Hotel Property’s 2023 demand segmentation was 90% transient and 10% group. The group demand segment includes both corporate and social groups (such as weddings, family gatherings, sports team and religious gatherings). While the corporate group demand typically occurs midweek, the social group demand mostly occurs on the weekends.

The following table presents the primary competitive properties to the Brazilian Court Hotel Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Transient	Group	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
The Brazilian Court Hotel(2)	1926	75	90%	10%	52.5%	$899.97	$472.04
Eau Palm Beach Resort & Spa	1991	309	70%	30%	55%-60%	$1,000-$1,005	$560-$565
Four Seasons Resort Palm Beach	1989	207	70%	30%	55%-60%	$1,210-$1,215	$690-$695
The Colony Hotel	1947	93	90%	10%	30%-35%	$650-$655	$215-$220
Tideline Palm Beach Ocean Resort and Spa	1980	134	80%	20%	40%-45%	$360-$365	$160-$165
White Elephant Palm Beach	1923	32	90%	10%	40%-45%	$650-$655	$260-$265
Subtotal/Average(3)		775	75%	25%	51%	$930	$472

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at the Brazilian Court Hotel Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Brazilian Court Hotel Property are based on operating statements provided by the borrower dated as of December 31, 2023.
(3)	Subtotal/Average does not include the subject property.

Appraisal. The appraisal concluded to an “as-is” value for the Brazilian Court Hotel Property of $108,000,000 as of October 31, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated November 11, 2024, there was no evidence of any recognized environmental conditions at the Brazilian Court Hotel Property.

A-3-36

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$54,500,000
300 and 301 Australian Avenue	The Brazilian Court Hotel	Cut-off Date LTV:	50.5%
Palm Beach, FL 33480		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	13.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brazilian Court Hotel Property:

Cash Flow Analysis
	2020(1)	2021(1)	2022(1)	2023(1)	11/30/2024 TTM	UW	UW per Room(2)
Occupancy(3)	41.0%	57.0%	52.3%	52.5%	49.3%	49.3%
ADR(3)	$547.15	$770.47	$959.25	$899.97	$912.40	$912.40
RevPAR(3)	$224.44	$438.99	$501.94	$472.04	$450.09	$450.09

Room Revenue	$7,030,385	$13,123,459	$15,167,654	$12,857,888	$12,328,340	$12,321,138	$164,282
Gross Income from Third Party Units(4)	$546,448	$535,220	$551,461	$564,318	$527,756	$527,448	$7,033
Other Departmental Income(5)	$2,227,585	$2,491,953	$2,965,892	$2,654,749	$2,665,122	$2,663,566	$35,514
Total Revenue	$9,804,418	$16,150,632	$18,685,007	$16,076,955	$15,521,218	$15,512,152	$206,829

Rooms Expense	$1,833,374	$2,326,000	$2,781,637	$2,692,121	$2,836,944	$2,835,287	$37,804
Other Departmental Expenses	$0	$0	$0	$0	$0	$0	$0
Total Departmental Expenses	$1,833,374	$2,326,000	$2,781,637	$2,692,121	$2,836,944	$2,835,287	$37,804

Departmental Profit	$7,971,044	$13,824,632	$15,903,370	$13,384,834	$12,684,274	$12,676,864	$169,025

Management Fee	$277,739	$468,462	$544,006	$465,379	$449,804	$449,541	$5,994
Marketing and Franchise Fee	$709,598	$902,154	$910,735	$836,378	$708,696	$708,282	$9,444
Other Undistributed Expenses(6)	$1,813,911	$2,196,955	$2,723,455	$2,498,550	$2,492,062	$2,490,606	$33,208
Total Undistributed Expenses	$2,801,248	$3,567,571	$4,178,196	$3,800,307	$3,650,562	$3,648,430	$48,646

Real Estate Taxes	$625,324	$625,839	$702,443	$741,581	$788,625	$784,980	$10,466
Insurance	$353,830	$408,657	$483,616	$522,650	$716,163	$876,341	$11,685
Distribution of Rent Share to Third- Party Unit Owners(7)	$334,088	$635,566	$525,777	$356,484	$222,110	$222,110	$2,961
Total Expenses	$1,313,242	$1,670,062	$1,711,836	$1,620,715	$1,726,898	$1,883,430	$25,112

Net Operating Income	$3,856,554	$8,586,999	$10,013,338	$7,963,812	$7,306,814	$7,145,004	$95,267
FF&E	$356,955	$599,194	$704,311	$606,246	$590,854	$590,504	$7,873
Net Cash Flow	$3,499,598	$7,987,805	$9,309,027	$7,357,566	$6,715,960	$6,554,501	$87,393

NOI DSCR	0.93x	2.07x	2.42x	1.92x	1.76x	1.72x
NCF DSCR	0.84x	1.93x	2.25x	1.78x	1.62x	1.58x
NOI Debt Yield	7.1%	15.8%	18.4%	14.6%	13.4%	13.1%
NCF Debt Yield	6.4%	14.7%	17.1%	13.5%	12.3%	12.0%

(1)	The increases in Net Operating Income from 2020 to 2022 are primarily attributable to the recovery from the Covid-19 pandemic. Decrease in NOI from 2022 to 2023 is primarily attributable to eight units going offline between 2022 and 2023 bringing the total room count from 83 keys to 75 keys.
(2)	UW per Room is based on 75 rooms.
(3)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Brazilian Court Hotel Property are attributable in part to variances in reporting methodologies and/or timing differences.
(4)	Represents gross rent from residential condominium units owned by third parties, and rented out by the borrower as hotel rooms pursuant to rental agreements pursuant to which the rent from such units is divided between the borrower and the owners of such third-party units. The distribution to the third-party owners of such units is shown under the “Distribution of Rent Share to Third-Party Unit Owners” in the table above.
(5)	Other Departmental Income consists of revenue associated with the mini-bar, telephone, beauty salon, Café Boulud, rental and other income.
(6)	Other Undistributed Expenses consists of heat, power and light, operations and maintenance and administrative and general expenses.
(7)	Distribution of rental share to third-party unit owners consists of revenue that is distributed to the third-party owners of residential condominium units that participate in the hotel’s rental unit program pursuant to rental program agreements net of the condominium fees owed to the borrower as an operator of the condominium.

Escrows and Reserves. At origination of the Brazilian Court Hotel Mortgage Loan, the borrower deposited approximately (i) $139,098 into a real estate tax reserve, (ii) $582,490 into an insurance reserve and (iii) $373,422 into a seasonality reserve.

Real Estate Taxes – The loan documents require ongoing monthly deposits into the real estate tax reserve equal to 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $69,549).

Insurance – The loan documents require at the option of the lender, if the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, or the lender requires a separate policy, ongoing monthly deposits into the insurance reserve equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $76,680).

A-3-37

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$54,500,000
300 and 301 Australian Avenue	The Brazilian Court Hotel	Cut-off Date LTV:	50.5%
Palm Beach, FL 33480		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	13.1%

FF&E Reserve – The loan documents require ongoing monthly deposits into a furniture, fixtures and equipment (“FF&E”) reserve, in an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) then required by the franchisor, if any, on account of FF&E under the franchise agreement, if any is entered into in the future (initially estimated to be approximately $47,686).

“FF&E Payment” means, with respect to the corresponding monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (x) the annual gross revenues for the hotel-related operations at the Brazilian Court Hotel Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at the Brazilian Court Hotel Property for the calendar year in which such monthly payment occurs as set forth in the then-current annual budget (or during a Trigger Period (as defined below), the approved annual budget); provided that if, as of any applicable date of determination, no approved annual budget exists for the applicable calendar year, the amount of the FF&E Payment will be determined by the lender in its reasonable discretion.

Seasonality Reserve – The loan documents require on each monthly payment date occurring in November through April of any calendar year commencing in 2025, a deposit of $373,422, into the seasonality reserve, which, provided no event of default exists under the Brazilian Court Hotel Mortgage Loan, will be used to cover shortfalls in available funds for debt service, reserve payments and operating expenses during the months of May through October of the calendar year.

Lockbox and Cash Management. The Brazilian Court Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to execute a lockbox account agreement and have the lockbox account in place within 20 days of the origination date, which actions have not yet been completed. The borrower is required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. In addition, the borrower is required to deliver direction letters to each commercial tenant at the Brazilian Court Hotel Property directing them to pay rent to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the Brazilian Court Hotel Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects in its sole discretion to deliver a restricted account notice, in which case all such funds will be required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brazilian Court Hotel Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brazilian Court Hotel Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Brazilian Court Hotel Mortgage Loan, provided that the lender is required to disburse funds in the excess cash flow reserve to pay approved operating expenses or approved extraordinary expenses upon the borrower’s request. Upon the cure of the applicable Trigger Period, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Brazilian Court Hotel Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the debt yield falling below 9.0%.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure (if applicable) of such event of default; or
●	with regard to clause (ii), upon the debt yield being at least 9.0% for two consecutive calendar quarters.

Property Management. The Brazilian Court Hotel Property is managed by Obadon Hotels, LLC, a borrower-affiliated hotel manager.

Release of Collateral. At any time after the second anniversary of the closing date of the WFCM 2025-5C3 securitization, the borrower has the right to obtain the release of a parcel identified in the Brazilian Court Hotel Mortgage Loan documents (the “Brazilian Court Release Parcel”), which consists of a surface parking parcel containing approximately 92 striped parking spaces that currently services the valet parking operation at the Brazilian Court Hotel Property, upon defeasance of $2,300,000 of the principal amount of the Brazilian Court Hotel Mortgage Loan (which amount constitutes 115% of the allocated loan amount of the Brazilian Court Release Parcel) and satisfaction of the following conditions among others; (i) the Brazilian Court Release Parcel must be vacant and unimproved (other than paved parking spaces, roadways, underground utility lines, lighting fixtures and similar infrastructure improvements), (ii) the borrower certifies to the lender that after the release the remaining Brazilian Court Hotel Property (the “Remaining Property”) (A) complies with applicable legal requirements, and (B) will have access to adequate parking facilities sufficient to comply with applicable legal requirements and sufficient to service the Brazilian Court Hotel Property as a hotel in a manner consistent with the parking facilities available to the Brazilian Court Hotel Property prior to the partial release, and the release will not materially and adversely affect the use of the Remaining Property as a hotel, and does not violate certain agreements applicable to the Brazilian Court Hotel Property, (iii) if the Brazilian Court Release Parcel is not on a separate tax lot or legally subdivided, then following the release the borrower must take all reasonable actions necessary under applicable law for the Brazilian Court Release Parcel to be subdivided and designated as a separate tax parcel, and until that occurs the borrower must reserve and pay for taxes for the Brazilian Court Release Parcel, (iv) the borrower delivers evidence to the lender that the Remaining Property will be granted easement rights over the Brazilian Court Release Parcel for parking, vehicular and pedestrian ingress, egress and access to public rights of way, (v) the borrower delivers amendments to the condominium documents for the Brazilian Court Hotel Property to reflect the release of the Brazilian Court Release Parcel from the related condominium and (vi) compliance with REMIC related requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Future Subordinate or Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

A-3-38

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$54,500,000
300 and 301 Australian Avenue	The Brazilian Court Hotel	Cut-off Date LTV:	50.5%
Palm Beach, FL 33480		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	13.1%

Right of First Offer/Right of First Refusal. The borrower has a right of first refusal to buy additional hotel units in the Brazilian Court Condominium, and is permitted under the loan documents to exercise such right provided that certain conditions are satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Brazilian Court Hotel Property, as well as 18 months of business interruption insurance, together with an extended period of indemnity of up to six months. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-39

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$47,000,000
Various	Georgia Multifamily Portfolio	Cut-off Date LTV:	63.6%
Various, GA		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	9.0%

A-3-40

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$47,000,000
Various	Georgia Multifamily Portfolio	Cut-off Date LTV:	63.6%
Various, GA		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	9.0%

Georgia Multifamily Portfolio
1 Brookfield Park Conyers ,GA
2 Retreat at Baywood Morrow, GA
3 Ashford Brook Conyers, GA
FULTON COUNTY
Brookhaven
North Decatur
Tucker
Mountain Park
Snellville
Clarkston
Georgia's Stone Mtn. Park
Emory University
Scottdale
Decatur
Georgia Piedmont Technical College
Stone Mountain
GWINNETT COUNTY
Druid Hills
Georgia Tech. Univ.
Midtown
Agnes Scott College
Avondale Estates
DEKALB COUNTY
Downtown
State Capitol
East Atlanta
Belvedere
Redan
ATLANTA
Lithonia
Lakeview Estates
The Gallery at South DeKalb
The Mall at Stonecrest
Gresham Park
Panthersville
Rockdale Medical Center
East Point
Perimeter College - Decatur Campus
Panola Rd
Conyers
Lakewood
Davidson-Arabia Mountain Nat. Preserve
Klondike Rd
Hapeville
Conyers Crossroads
Conley
Panola Mtn. State Park
Hartsfield-Jackson Atlanta Intl. Airport
Forest Park
Fairview Rd
Clayton State University
Ellenwood
ROCKDALE COUNTY
Morrow
Southern Regional Medical Ctr.
Southlake Mall
Riverdale
Porterdale
NEWTON COUNTY
HENRY COUNTY
Stockbridge
Lake Spivey
Henry Medical Center
Jonesboro
Fayetteville
CLAYTON COUNTY
Irondale
Jonesboro Rd
FAYETTE COUNTY
Lovejoy
McDonough
Club Lake
Atlanta Speedway Airport
Atlanta Motor Speedway
Hampton

A-3-41

Mortgage Loan No. 6 – Georgia Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
				Location(2):	Various, GA
Original Balance:	$47,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$47,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	5.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/2023
Borrower Sponsors:	Joseph Jemal and Norman Jemal			Size:	374 Units
Guarantors:	Joseph Jemal and Norman Jemal			Cut-off Date Balance per Unit:	$125,668
Mortgage Rate:	6.6500%			Maturity Date Balance per Unit:	$125,668
Note Date:	12/17/2024			Property Manager:	R James Properties, Inc.
Maturity Date:	1/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(3):	$4,208,814
Amortization Term:	0 months			UW NCF:	$4,075,390
IO Period:	60 months			UW NOI Debt Yield:	9.0%
Seasoning:	0 months			UW NCF Debt Yield:	8.7%
Prepayment Provisions:	L(24),D(30),O(6)			UW NOI Debt Yield at Maturity:	9.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.29x
Additional Debt Type:	NAP			Most Recent NOI(3):	$3,492,261 (8/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(4):	NAV
				Most Recent Occupancy:	98.4% (7/1/2024)
Reserves(1)				2nd Most Recent Occupancy(4):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	NAV
RE Taxes:	$92,426	$46,213	NAP	Appraised Value (as of):	$73,900,000 (7/23/2024)
Insurance:	$70,793	$5,899	NAP	Appraised Value per Unit:	$197,594
Replacement Reserve:	$0	$11,100	NAP	Cut-off Date LTV Ratio:	63.6%
Deferred Maintenance:	$200,545	$0	NAP	Maturity Date LTV Ratio:	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$47,000,000	98.8%	Loan Payoff:	$45,872,257	96.5%
Borrower Sponsor Equity:	$551,136	1.2%	Closing Costs:	$1,315,115	2.8%
			Upfront Reserves:	$363,764	0.8%
Total Sources:	$47,551,136	100.0%	Total Uses:	$47,551,136	100.0%

(1)	See “Escrows” below for further discussion.
(2)	See “The Properties” below.
(3)	The increase from Most Recent NOI to UW NOI is primarily attributable to lease-up following renovations to the Georgia Multifamily Portfolio Properties (as defined below).
(4)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not available because the Georgia Multifamily Portfolio Properties were recently renovated in 2023.

The Mortgage Loan. The sixth largest mortgage loan (the “Georgia Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $47,000,000 and secured by a first priority fee mortgage encumbering a three property, 374-unit, garden-style multifamily portfolio located in Conyers and Morrow, Georgia (the “Georgia Multifamily Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are ICER of Ashford LLC, ICER of Baywood LLC and ICER of Brookfield LLC, each a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Joseph Jemal and Norman Jemal.

Joseph Jemal and Norman Jemal are the President and CEO of ICER Properties, a family-owned real estate company that focuses on multifamily, retail and office properties. The firm’s portfolio includes over 1.25 million square feet of retail and office properties in New York, 2,387 multifamily units in Georgia and 336 multifamily units in South Carolina.

A-3-42

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$47,000,000
Various	Georgia Multifamily Portfolio	Cut-off Date LTV:	63.6%
Various, GA		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	9.0%

The Properties. The Georgia Multifamily Portfolio Properties consist of three garden-style multifamily properties totaling 374-units located in Conyers and Morrow, Georgia within the Atlanta-Sandy Springs-Roswell, Georgia metropolitan statistical area (“Atlanta MSA”).

The following table presents detailed information with respect to the Georgia Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occ.(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI	% of UW NOI	Appraised Value
Brookfield Park	Conyers, GA	1973 / 2023	160	99.4%	$18,582,677	39.5%	$1,735,545	41.2%	$29,900,000
Retreat at Baywood	Morrow, GA	1995 / 2023	120	95.8%	$17,500,000	37.2%	$1,458,316	34.6%	$26,700,000
Ashford Brook	Conyers, GA	1981 / 2023	94	100.0%	$10,917,323	23.2%	$1,014,953	24.1%	$17,300,000
Total/ Wtd. Avg			374	98.4%	$47,000,000	100.0%	$4,208,814	100.0%	$73,900,000

(1)	Source: Appraisals.
(2)	Based on underwritten rent rolls dated July 1, 2024.

Brookfield Park

The Brookfield Park property is a 160-unit garden-style apartment community located in Conyers, Georgia (the “Brookfield Park Property”), located approximately 26.2 miles southeast of Atlanta. The Brookfield Park Property is comprised of 23 two-story apartment buildings as well as a leasing office and clubhouse and is situated on a 20.37-acre site which includes 366 surface parking spaces (2.29 spaces per unit). The Brookfield Park Property was originally constructed in 1973 and most recently renovated in 2023. Renovations totaled approximately $1.3 million and primarily consisted of unit renovations, roof replacement and a pool remodeling. The Brookfield Park Property unit mix consists of 56 one-bedroom / one-bathroom units, 62 two-bedroom / 1.5-bathroom units, 22 two-bedroom / 2-bathroom units and 20 three-bedroom / 1.5-bathroom units. Amenities at the Brookfield Park Property include a clubhouse, swimming pool, playground and a barbeque/picnic area. Unit amenities include stainless-steel appliance packages, hardwood floors, washer and dryer connections, and private patios or balconies for select units. As of July 1, 2024 the Brookfield Park Property was 99.4% leased.

Retreat at Baywood

The Retreat at Baywood property is a 120-unit garden-style apartment community located in Morrow, Georgia (the “Retreat at Baywood Property”), located approximately 16.6 miles south of Atlanta. The Retreat at Baywood Property is comprised of 14 two-story apartment buildings as well as a clubhouse and is situated on a 26.87-acre site which includes 225 surface parking spaces (1.88 spaces per unit). The Retreat at Baywood Property was originally constructed in 1995 and most recently renovated in 2023. Renovations totaled approximately $829,000 and primarily consisted of unit renovations, HVACs and smart equipment installations. The Retreat at Baywood unit mix consists of 48 two-bedroom / two-bathroom units and 72 three-bedroom / two-bathroom units. Amenities at the Retreat at Baywood Property include a clubhouse/recreation building, fitness center and playground. Unit amenities include stainless-steel appliance packages, washer and dryer connections, and balconies for select units. As of July 1, 2024 the Retreat at Baywood Property was 95.8% leased.

Ashford Brook

The Ashford Brook property is a 94-unit garden-style apartment community located in Conyers, Georgia (the “Ashford Brook Property”), located approximately 24.3 miles southeast of Atlanta. The Ashford Brook Property is comprised of 23 two-story apartment buildings as well as a leasing office and clubhouse and is situated on a 11.0-acre site which includes 198 surface parking spaces (2.11 spaces per unit). The Ashford Brook Property was originally constructed in 1981 and most recently renovated in 2023. Renovations totaled approximately $1.0 million and primarily consisted of unit renovations, HVAC and roof replacement, and landscaping upgrades. The Ashford Brook unit mix consists of 20 one-bedroom / one-bathroom units, 54 two-bedroom / one-bathroom units, and 20 three-bedroom / 1.5-bathroom units. Amenities at the Ashford Brook Property include a clubhouse, swimming pool, and laundry. Unit amenities include stainless-steel appliance packages, vinyl flooring, washer and dryer connections, and balconies for select units. As of July 1, 2024 the Ashford Brook Property was 100.0% leased.

A-3-43

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$47,000,000
Various	Georgia Multifamily Portfolio	Cut-off Date LTV:	63.6%
Various, GA		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	9.0%

The following table presents certain information relating to the unit mix at the Brookfield Park Property:

Brookfield Park Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR / 1 BA(4)	56	56	100.0%	677	$1,080	$1,144
2 BR / 1.5 BA	62	62	100.0%	1,045	$1,312	$1,290
2 BR / 2 BA	22	22	100.0%	950	$1,249	$1,375
3 BR / 1.5 BA	20	19	95.0%	1,300	$1,377	$1,403
Total/Wtd. Avg.	160	159	99.4%	935	$1,230	$1,265

(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.
(4)	1 BR / 1 BA includes one Corporate Management Office that is occupied but to which no rent is attributable. The Management Office is included in the occupancy count but is excluded from the monthly average rent per unit.

The following table presents certain information relating to the unit mix at the Retreat at Baywood Property:

Retreat at Baywood Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
2 BR / 2 BA	48	48	100.0%	1,004	$1,343	$1,400
3 BR / 2 BA	72	67	93.1%	1,180	$1,482	$1,578
Total/Wtd. Avg.	120	115	95.8%	1,109	$1,424	$1,507

(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The following table presents certain information relating to the unit mix at the Ashford Brook Property:

Ashford Brook Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR / 1 BA	20	20	100.0%	650	$1,021	$1,100
2 BR / 1 BA	54	54	100.0%	875	$1,165	$1,220
3 BR / 1.5 BA	20	20	100.0%	1,244	$1,409	$1,450
Total/Wtd. Avg.	94	94	100.0%	906	$1,186	$1,244

(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

A-3-44

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$47,000,000
Various	Georgia Multifamily Portfolio	Cut-off Date LTV:	63.6%
Various, GA		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	9.0%

The Market. The Georgia Multifamily Portfolio Properties are located within the Rockdale County and Clayton County submarkets of the Atlanta Metropolitan Statistical Area (“MSA”). According to the appraisal, the Atlanta MSA is home to approximately 6,399,274 people and is the ninth largest MSA in the country. The Atlanta MSA is home to numerous large corporations with major employers including Delta Airlines, The Home Depot, UPS, AT&T, and Coca Cola. The Atlanta MSA is also home to Georgia State University, Georgia Institute of Technology and Emory University. According to the appraisal, as of the second quarter of 2024, the Atlanta MSA had an inventory of 649,229 units, a vacancy rate of 12.0%, and an average asking rental rate of $1,581 per unit.

The Brookfield Park Property and the Ashford Brook Property are located in the Rockdale County submarket. According to the related appraisals, Rockdale County had a 2024 population of 96,381 with an average household income of $102,593. According to the related appraisals, as of the second quarter of 2024, the Rockdale County apartment submarket had an inventory of 5,226 units, a vacancy rate of 17.9%, and an average asking rental rate of $1,468 per unit.

The Retreat at Baywood Property is located in the Clayton County submarket. According to the appraisal, Clayton County had a 2024 population of 304,277 with an average household income of $78,231. According to the appraisal, as of the second quarter of 2024, the Rockdale County apartment submarket had an inventory of 32,177 units, a vacancy rate of 12.9%, and an average asking rental rate of $1,250 per unit.

The following table presents information regarding certain competitive properties to the Brookfield Park Property and the Ashford Brook Property:

Competitive Rental Properties Summary- Brookfield Park and Ashford Brook(1)
Property Name / Address	Distance from Subject(2)	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size(3)	Average Rent Per Unit(3)
Brookfield Park and Ashford Brook(4) Various Conyers, GA Various	-	1973, 1981 / 2023	99.6%	254	1 BR / 1 BA - Brookfield	677 SF	$1,080
					1 BR / 1 BA – Ashford	650 SF	$1,021
					2 BR / 1 BA – Ashford	875 SF	$1,165
					2 BR / 1.5 BA - Brookfield	1,045 SF	$1,312
					2 BR / 2 BA - Brookfield	950 SF	$1,249
					3 BR / 1.5 BA – Ashford	1,244 SF	$1,409
					3 BR / 1.5 BA - Brookfield	1,300 SF	$1,377
Tall Oaks Apartments and Villas 348 Tall Oaks Drive Conyers, GA 30013	2.3 mi	1988 / NAV	90.2%	174	1 BR / 1 BA	950 SF	$1,238
					2 BR / 1.5 BA	1,200 SF	$1,213
					2 BR / 2 BA	1,159 SF	$1,273
					3 BR / 1.5 BA	1,300 SF	$1,416
					3 BR / 2 BA	1,300 SF	$1,411
					3 BR / 2.5 BA	1,300 SF	$1,515
Meadow Crossing Apartments 1190 Millcrest Walk Northwest Conyers, GA 30012	3.0 mi	1984 / NAV	89.6%	182	2 BR / 1 BA	1,000 SF	$1,119
					2 BR / 2 BA	1,070 SF	$1,317
Evans Mills Townhomes 2670 Evans Mill Drive Lithonia, GA 30058	9.9 mi	1986 / NAV	97.2%	170	2 BR / 1.5 BA	1,024 SF	$835
Chelsea Place 2361 Parc Chateau Drive Lithonia, GA 30058	10.6 mi	1973 / NAV	93.1%	174	1 BR / 1 BA 2 BR / 1.5 BA 3 BR / 1.5 BA	596 SF 930 SF 1,125 SF	$1,206 $1,116 $1,593
(1)	Source: Brookfield Park and Ashford Brook Appraisals.
(2)	Distance from Subject represents the distance from the Brookfield Park Property.
(3)	Represents the Average SF Per Unit and Average Rent Per Unit per each unit type.
(4)	The Brookfield Park and Ashford Brook Occupancy, Average Unit Size and Average Rent Per Unit are based on the underwritten rent rolls dated July 1, 2024.

A-3-45

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$47,000,000
Various	Georgia Multifamily Portfolio	Cut-off Date LTV:	63.6%
Various, GA		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	9.0%

The following table presents information regarding certain competitive properties to the Retreat at Baywood Property:

Competitive Rental Properties Summary- Retreat at Baywood(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size(2)	Average Rent Per Unit(2)
Retreat at Baywood 6655 Mount Zion Boulevard Morrow, GA 30260(3)	-	1995 / 2023	95.8%	120	2 BR / 2 BA	1,004 SF	$1,343
					3 BR / 2 BA	1,180 SF	$1,482
Hidden Creek	0.6 mi	1999 / NAV	85.3%	116	1 BR / 1 BA	767 SF	$1,218
6595 Mount Zion Boulevard					2 BR / 2 BA	1,071 SF	$1,387
Morrow, GA 30260					3 BR / 2 BA	1,338 SF	$1,679
Magnolia Place at Stockbridge 3110 Mount Zion Road Stockbridge, GA 30281	2.8 mi	1989 / NAV	88.1%	160	1 BR / 1 BA	808 SF	$1,235
					2 BR / 2 BA	1,140 SF	$1,432
					3 BR / 2 BA	1,350 SF	$1,658
Spring Lake Apartments 7000 Southlake Parkway	3.2 mi	1986 / NAV	96.8%	188	1 BR / 1 BA	770 SF	$1,195
Morrow, GA 30260					2 BR / 2 BA	1,158 SF	$1,417
Retreat 138 3384 Mount Zion Road Stockbridge, GA 30281	3.6 mi	2001 / NAV	85.0%	180	1 BR / 1 BA	809 SF	$1,244
					2 BR / 2 BA	1,074 SF	$1,468
					3 BR / 2 BA	1,197 SF	$1,591
					4 BR / 3 BA	1,448 SF	$2,090
The Mark 7120 7120 Southlake Parkway Morrow, GA 30260	3.6 mi	1990 / NAV	93.5%	200	1 BR / 1 BA	908 SF	$1,236
					2 BR / 2 BA	1,200 SF	$1,588
					3 BR / 2BA	1,400 SF	$1,782
Ballantyne Commons 7195 Hannover Parkway North Stockbridge, GA 30281	4.9 mi	2000 / NAV	88.0%	158	1 BR / 1 BA	850 SF	$1,341
					2 BR / 2 BA	1,000 SF	$1,351
					3 BR / 2 BA	1,200 SF	$1,525
(1)	Source: The Retreat at Baywood Appraisal.
(2)	Represents the Average SF Per Unit and Average Rent Per Unit per each unit type.
(3)	The Retreat at Baywood Occupancy, Average Unit Size and Average Rent Per Unit are based on the underwritten rent roll dated July 1, 2024.

Appraisal. The appraisals concluded to an aggregate “as-is” value for the Georgia Multifamily Portfolio Properties of $73,900,000 as of July 23, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Georgia Multifamily Portfolio Properties.

A-3-46

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$47,000,000
Various	Georgia Multifamily Portfolio	Cut-off Date LTV:	63.6%
Various, GA		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Georgia Multifamily Portfolio Properties:

Cash Flow Analysis(1)
	8/31/2024 TTM	UW	UW Per Unit
Gross Potential Rent	$5,955,843	$5,635,874	$15,069
Potential Income from Vacant Units	$0	$111,000	$297
Potential Gross Income	$5,955,843	$5,746,874	$15,366
Vacancy/Credit Loss	($1,029,888)	($305,455)	($817)
Other Income(2)	$498,142	$583,434	$1,560
Effective Gross Income	$5,424,096	$6,024,853	$16,109

Real Estate Taxes	$528,149	$528,149	$1,412
Insurance	$180,922	$194,079	$519
Management Fee	$163,960	$180,746	$483
Other Operating Expenses(3)	$1,058,804	$913,066	$2,441
Total Operating Expenses	$1,931,835	$1,816,040	$4,856

Net Operating Income	$3,492,261	$4,208,814	$11,254
Replacement Reserves	$0	$133,424	$357
Net Cash Flow	$3,492,261	$4,075,390	$10,897

Occupancy	NAV(4)	95.0%(5)
NOI DSCR	1.10	1.33
NCF DSCR	1.10	1.29
NOI Debt Yield	7.4%	9.0%
NCF Debt Yield	7.4%	8.7%

(1)	Historical periods prior to the 8/31/2024 TTM are not available because the Georgia Multifamily Properties were renovated in 2023.
(2)	Other Income includes forfeited deposits, pet fees, damage deposits, and late charges as well as income from the properties’ RUBS program (Ratio Utility Billing System), whereby a portion of the utility expense is shared by tenants and reimbursed to the landlord on a pro rata basis.
(3)	Other Operating Expenses represents payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.
(4)	8/31/2024 TTM Occupancy is not available because the borrower sponsors recently renovated the Georgia Multifamily Portfolio Properties in 2023.
(5)	Represents Economic Occupancy.

A-3-47

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$47,000,000
Various	Georgia Multifamily Portfolio	Cut-off Date LTV:	63.6%
Various, GA		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	9.0%

Escrows. At origination, the borrowers deposited into escrow (i) approximately $92,426 for real estate taxes, (ii) $70,793 for insurance premiums and (iii) $200,545 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $46,213.

Insurance – At the option of the lender, if the liability or casualty policy maintained by the borrowers does not constitute an approved blanket or umbrella policy, or the lender requires the borrowers to obtain a separate policy, the borrowers are required to escrow 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, the Brookfield Park and Ashford Brook Properties were insured under blanket policies and the Retreat at Baywood Property was insured under a separate policy, as to which the monthly deposit currently equates to approximately $5,899.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $11,100 for replacement reserves.

Lockbox and Cash Management. The Georgia Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (defined below), the borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Georgia Multifamily Portfolio Properties are required to be deposited by the borrowers. Within five business days after the first occurrence of a Trigger Period, the borrowers are required to deliver notices to each of the credit card companies or credit card clearing banks with which the borrowers have entered into a merchant’s or other credit card agreement directing them to remit all payments into the lender-controlled lockbox account. Upon the first occurrence of a Trigger Period, the borrowers are required to (or cause the property manager to) immediately deposit all revenue derived from the Georgia Multifamily Portfolio Properties and received by the borrowers or property manager into the lender-controlled lockbox account. All funds in the lockbox account are required to be transferred to a lender-controlled cash management account on each business day and disbursed in accordance with the Georgia Multifamily Portfolio Mortgage Loan documents. Also, during a Trigger Period, all excess cash is required to be collected by the lender and held as additional security for the Georgia Multifamily Portfolio Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Georgia Multifamily Portfolio Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” will commence on the earlier of the following:

(i)       an event of default; or

(ii)     the debt service coverage ratio falling below 1.15x.

A Trigger Period will end upon the occurrence of the following:

●	With regard to clause (i), the cure (if applicable) of such event of default; or
●	With regard to clause (ii), the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Georgia Multifamily Portfolio Properties are managed by R. James Properties, Inc., a third party property manager.

Release of Collateral. At any time after the second anniversary of the closing date of the WFCM 2025-5C3 securitization (the “Release Date”), the borrowers may obtain the release of one or more of the individual Georgia Multifamily Portfolio Properties, in each case, provided that, among other conditions, (i) the borrowers defease an amount of the Georgia Multifamily Portfolio Mortgage Loan (the “Release Price”) equal to the greater of (a) 125% of the allocated loan amount for the applicable individual Georgia Multifamily Portfolio Properties, and (b) 100% of the net sales proceeds of such individual Georgia Multifamily Portfolio Properties, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Georgia Multifamily Portfolio Properties is greater than 1.30x, and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Georgia Multifamily Portfolio Properties is no greater than 65%. In addition, prior to the Release Date, the borrowers have the right to obtain the release of one or more of the individual Georgia Multifamily Portfolio Properties, upon prepayment of the Release Price together with payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, and satisfaction of the same conditions as are required to be satisfied upon a partial defeasance; provided that, in addition, after giving effect to the release, the debt yield with respect to the remaining Georgia Multifamily Portfolio Properties must be greater than 8.67%.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Future Subordinate or Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance in an amount equal to the full replacement cost of the Georgia Multifamily Portfolio Properties and are required to obtain and maintain business interruption insurance for 12 months plus an extended period of indemnity of up to six months. Such insurance is required to include terrorism insurance coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-48

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$44,600,000
5506 & 5416 Detroit Avenue	Welleon	Cut-off Date LTV:	65.1%
Cleveland, OH 44102		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

A-3-49

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$44,600,000
5506 & 5416 Detroit Avenue	Welleon	Cut-off Date LTV:	65.1%
Cleveland, OH 44102		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

Lake Erie
Burke Lakefront Airport
Rock and Roll Hall of Fame
Great Lakes Science Center
Huntington Bank Field
North Point Office Complex
Galleria at Erieview
One Cleveland Center
Key Tower
Downtown Cleveland
Public Square
Tower City Center
Rocket Mortgage FieldHouse
Progressive Field
Greater Cleveland Aquarium
Whiskey Island
Wendy Park
Jacobs Pavilion
The Flats
Scranton Peninsula
Cuyahoga River
Edgewater Park
Herman Park
Edgewater Hill
Detroit-Shoreway
Cleveland Mem. Shoreway
Welleon
5506 & 5416 Detroit Avenue
Cleveland, OH 44102
Lutheran Hospital
West Side Market
Ohio City
Tremont
Lincoln Park
Tremont Park
Northwest Frwy
Innerbelt Frwy
RTA RED LINE
Clark-Fulton
CLEVELAND
MetroHealth Medical Center - Main Campus
Steelyard Commons
CUYAHOGA COUNTY
Cleveland Hopkins Intl. Airport 6 miles
Lakewood
Euclid
Mentor
Cleveland Heights
Parma
Strongsville

A-3-50

Mortgage Loan No. 7 – Welleon

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
				Location:	Cleveland, OH 44102
Original Balance:	$44,600,000			General Property Type:	Multifamily
Cut-off Date Balance:	$44,600,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	5.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1910, 2024/NAP
Borrower Sponsor:	Todd M. Leebow			Size:	130 Units
Guarantor:	Todd M. Leebow			Cut-off Date Balance Per Unit:	$343,077
Mortgage Rate:	6.2300%			Maturity Date Balance Per Unit:	$343,077
Note Date:	11/7/2024			Property Manager:	RHM Real Estate, Inc.
Maturity Date:	12/6/2029
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(2):	$3,565,573
Seasoning:	1 month			UW NCF:	$3,525,147
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	8.0%
Lockbox/Cash Mgmt Status:	None/None			UW NCF Debt Yield:	7.9%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.0%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.25x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	NAV
				2nd Most Recent NOI(2):	NAV
Reserves(1)				3rd Most Recent NOI(2):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.5% (10/30/2024)
Taxes:	$50,248	$8,388	NAP	2nd Most Recent Occupancy(2):	NAV
Insurance:	$38,922	$6,487	NAP	3rd Most Recent Occupancy(2):	NAV
Replacement Reserves:	$0	$2,167	NAP	Appraised Value (as of)(3):	$68,500,000 (10/1/2024)
TI/LC Reserve:	$0	$1,388	$66,604	Appraised Value Per Unit(3):	$526,923
Unfunded Obligations Reserve:	$90,334	$0	NAP	Cut-off Date LTV Ratio:	65.1%
				Maturity Date LTV Ratio:	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,600,000	100.0%	Loan Payoff	$40,800,099	91.5%
			Closing Costs(4)	$3,217,995	7.2%
			Principal Equity Distribution	$402,403	0.9%
			Upfront Reserves	$179,503	0.4%
Total Sources	$44,600,000	100.0%	Total Uses	$44,600,000	100.0%
(1)	See “Escrows” below for further discussion of reserve information.
(2)	Historical Occupancy and Historical NOI are unavailable due to the Welleon Property (as defined below) recent construction which was completed in phases between August 2023 and May 2024.
(3)	Appraised Value includes $16.6 million associated with the net present value of abated taxes for 30 years. The “as is market value” (excluding the net present value of abated taxes and projected lease-up costs) of $52.3 million results in an LTV of 85.3%.
(4)	Closing Costs are inclusive of a $1,576,610 rate buydown.

The Mortgage Loan. The seventh largest mortgage loan (the “Welleon Mortgage Loan”) is evidenced by a single promissory note with a principal balance as of the cut-off Date of $44,600,000, secured by a first lien deed of trust on the borrower’s fee interest in a newly constructed 130-unit Class A apartment building, which includes a separate two-story building that was built in 1910 that contains three apartment units on the upper floor and a retail space on the lower floor. (the “Welleon Property”) located in Cleveland, Ohio. The Welleon Mortgage Loan was originated by Goldman Sachs Bank USA on November 7, 2024, has a 5-year interest-only term and accrues interest at a rate of 6.23% per annum. The proceeds of the Welleon Mortgage Loan were used to refinance the existing the debt on the Welleon Property. The Welleon Mortgage Loan had an original term of 60 months and has a remaining term of 59 months as of the cut-off Date. The scheduled maturity date of the Welleon Mortgage Loan is the payment date in December 2029.

The Borrower and the Borrower Sponsor. The borrower is Waverly & Oak Project, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Welleon Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Todd M. Leebow.

A-3-51

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$44,600,000
5506 & 5416 Detroit Avenue	Welleon	Cut-off Date LTV:	65.1%
Cleveland, OH 44102		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

The Properties. The Welleon Property consists of a newly constructed seven-story, 130-unit Class A apartment building located in Cleveland, Ohio, as well as a separate two-story building that was built in 1910 that contains three apartment units on the upper floor and a retail space on the lower floor. Construction of the Welleon Property began in October 2021, with units completed in phases between August 2023 and May 2024. As of the October 30, 2024 rent roll, the apartments were 91.5% occupied. The Welleon Property’s 130 units are comprised of 20 studio apartments (15.4%), 100 one-bedroom apartments (76.9%), and 10 two-bedroom apartments (7.7%). Amenities available to residents of the Welleon Property include a penthouse lounge equipped with grills and a fireplace with televisions and a kitchenette, rooftop pool and lounge area, a lake-facing outdoor terrace, fitness center, wellness studio, and bicycle storage. Parking for residents includes a 97-space parking garage below the Welleon Property and a 37-space surface parking lot.

The Welleon Property has 16,651 square feet of street level retail space that is currently 68.8% leased to two tenants, Bluemoon Holdings, LLC and Banter Beer and Wine. See “Commercial Tenancy” below for additional detail.

Additionally, the Welleon Property benefits from two economic packages offered by the City of Cleveland to help spur multifamily development. The residential portion of the Welleon Property benefits from a 15-year 100.0% tax abatement that commenced in 2024 and benefits from a non-school approximate 35.0% tax abatement through a tax increment financing (“TIF”) agreement with a 30-year term that commenced in 2022. The tax abatement and TIF package continue for 10 and 23 years, respectively, past the maturity date of the Welleon Mortgage Loan. Given the 15-year 100% abatement, the 35% TIF abatement will only have an economic impact on the residential component after the expiration of the 100% abatement. The commercial component of the Welleon Property benefits from the same 35.0% TIF agreement, which has a total term of 30 years and is currently in place. Without the tax abatement, the Welleon Property’s expense load increases by approximately $1 million to $1.84 million annually resulting in an underwritten debt yield of 5.70%.

The following table sets forth certain information regarding the Welleon Property:

Property Summary(1)
Description	Total Units	Occupied Units	Vacant Units	Unit SF	Total SF	Avg In-Place Rent Per Unit	Avg In-Place Rent Per SF	Total In-Place Rent
Studio	20	15	5	537	10,730	1,721	$3.21	309,780
1 Bedroom	100	96	4	807	80,710	2,488	$3.08	2,866,092
2 Bedroom	10	8	2	1134	11,336	3,900	$3.44	374,400
Total / Wtd. Avg.	130	119	11	791	102,776	2,486	$3.12	3,550,272
(1)	Source: Appraisal and underwritten rent roll.

The following table presents Commercial Tenancy at the Welleon Property:

Commercial Tenancy(1)
Tenant Name	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Commercial Rent	Annual U/W Rent PSF	Lease Expiration Date
Bluemoon Holdings, LLC dba NUIQ, PureFyx, & Soulspace	8,851	53.2%	$247,828	80.3%	$28.00	7/31/2035
Banter Beer and Wine	2,600	15.6%	$60,694	19.7%	$23.34	8/31/2026
Total/Wtd. Avg.	11,451	68.8%	$308,522	100.0%	$26.94
Vacant Space	5,200	31.2%
Total/Wtd. Avg.	16,651	100.0%
(1)	Based on the underwritten rent roll dated October 30, 2024.

The Market. The Welleon Property is located in the Gordon Square Arts District multifamily submarket. According to a third party report, as of December 2024, submarket vacancy is 14.5% and the submarket asking rent per unit for studios, 1-bedroom, 2- bedroom and 3-bedroom is $1,224, $1,514, $2,057 and $2,921, respectively.

Appraisal. According to the appraisal, the Welleon Property had an “as-is with abatement value” appraised value of $68,500,000 and an “as is market value” (excluding the net present value of abated taxes and projected lease-up costs) of $52,300,000 as of October 1, 2024.

Environmental Matters. According to the Phase I environmental report dated October 14, 2024, there was evidence of a controlled recognized environmental condition at the Welleon Property based on the Welleon Property being granted Urban Setting Designation by the Ohio Environmental Protection Agency, as more fully described in “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

A-3-52

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$44,600,000
5506 & 5416 Detroit Avenue	Welleon	Cut-off Date LTV:	65.1%
Cleveland, OH 44102		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Welleon Property:

Cash Flow Analysis(1)
	U/W(2)	U/W $ per Unit
Underwritten Residential Potential Rent	$3,846,906	$29,592
Residential Vacancy Loss	(296,634)	($2,282)
Residential Bad Debt Loss	(19,235)	($148)
Residential Concessions	0	$0
Residential Non-Revenue Unit Loss	(48,960)	($377)
Net Residential Revenue	$3,482,077	$26,785

Parking Income	255,600	$1,966
Other Miscellaneous Revenue	344,143	$2,647
Net Commercial Revenue	308,522	$2,373
Effective Gross Revenue	$4,390,343	$33,772

Real Estate Taxes	50,378	$388
Insurance	77,843	$599
Utilities	276,120	$2,124
Repairs & Maintenance	138,925	$1,069
Management Fee	87,807	$675
Payroll (Office, Security, Maintenance)	128,069	$985
Advertising	32,692	$251
General and Administrative - Direct	32,936	$253
Total Expenses	$824,770	$6,344

Net Operating Income	$3,565,573	$27,427
CapEx	26,000	$200
TI/LC	14,426	$111
Net Cash Flow	$3,525,147	$27,117

Occupancy(3)	92.3%
NOI DSCR	1.27x
NCF DSCR	1.25x
NOI Debt Yield	8.0%
NCF Debt Yield	7.9%
(1)	Historical Financials are unavailable due to the Welleon Property’s recent construction which was completed in phases between August 2023 and May 2024.
(2)	Based on the underwritten cash flow dated October 30, 2024.
(3)	Based on an economic vacancy of 7.7%.

Escrows and Reserves. At origination, the borrower deposited (a) approximately $38,922 into an upfront insurance reserve, (b) approximately $50,248 into an upfront tax reserve and (c) approximately $90,334 into an unfunded obligations reserve related to outstanding leasing commissions for retail tenant Bluemoon Holdings, LLC.

Tax Escrows – On each payment date the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, currently estimated to equal $8,388.

A-3-53

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$44,600,000
5506 & 5416 Detroit Avenue	Welleon	Cut-off Date LTV:	65.1%
Cleveland, OH 44102		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

Insurance Escrows – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to cover premiums over the next 12-month period, currently estimated to equal $6,487.

TI/LC Reserve – On each payment date, if and to the extent the amount in the TI/LC reserve is less than $66,604, the borrower is required to deposit approximately $1,388 into a tenant improvement and leasing commissions reserve.

Capital Expenditure Reserve – On each payment date, the borrower is required to deposit approximately $2,167 into a capital expenditure account, equal to approximately $200 per unit per annum.

Property Management. The Welleon Property is managed by RHM Real Estate, Inc.

Lockbox / Cash Management. The Welleon Mortgage Loan is structured with no lockbox or cash management provisions. A cash flow sweep will trigger if the debt service coverage ratio, based on the actual interest-only debt service, falls below 1.15x and will continue until the debt service coverage ratio is equal to or greater than 1.15x at the first day of two consecutive fiscal quarters thereafter. During any Welleon Trigger Period (as defined below) or during the continuance of an event of default, the borrower will remit to the lender all excess cash flow after payment of approved operating expenses and capital expenditures (pursuant to a budget approved by the lender), debt service, and the reserves described above. The lender will hold such excess cash flow in a reserve account until the termination of the Welleon Trigger Period or the cure of the event of default, at which time all excess cash flow reserved by the lender will be disbursed to the borrower.

A “Welleon Trigger Period” means each period that commences (a) as of the fiscal quarter which commences on April 1, 2025 and as of the first day of any fiscal quarter thereafter, each period that commences when the debt service coverage ratio, determined as of the first day of any such fiscal quarter, is less than the 1.15x and concludes when the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.15x; and (b) if the financial reports required pursuant to the Welleon Mortgage Loan documents are not delivered to the lender when required (subject, in any event, to the notice and cure period specified in Welleon Mortgage Loan documents), a Welleon Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Welleon Trigger Period is ongoing.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 12 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-54

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$42,000,000
11054 Warwick Boulevard	Christopher Crossing Apartments	Cut-off Date LTV:	72.3%
Newport News, VA 23601		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.7%

A-3-55

Mortgage Loan No. 8 – Christopher Crossing Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Newport News, VA 23601
Original Balance:	$42,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$42,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	5.0%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1963/2018
Borrower Sponsors:	Tzvi Safirstein, Michael Stern, Avrohom Farber and David Salamon			Size:	531 Units
Guarantors:	Tzvi Safirstein, Michael Stern, Avrohom Farber and David Salamon			Cut-off Date Balance per Unit:	$79,096
Mortgage Rate:	6.6100%			Maturity Date Balance per Unit:	$79,096
Note Date:	10/31/2024			Property Manager:	Nexus Management Company LLC
Maturity Date:	11/6/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,056,129
Amortization Term:	0 months			UW NCF:	$3,915,424
IO Period:	60 months			UW NOI Debt Yield:	9.7%
Seasoning:	2 months			UW NCF Debt Yield:	9.3%
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield at Maturity:	9.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.39x
Additional Debt Type:(1)	Mezzanine			Most Recent NOI:	$3,897,891 (8/31/2024 TTM)
Additional Debt Balance:(1)	$5,500,000			2nd Most Recent NOI:	$3,422,601 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$3,128,950 (12/31/2022)
				Most Recent Occupancy:	94.7% (10/23/2024)
Reserves(2)				2nd Most Recent Occupancy:	93.4% (12/1/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.3% (12/1/2022)
RE Taxes:	$56,052	$56,052	NAP	Appraised Value (as of):	$58,100,000 (10/9/2024)
Insurance:	$62,694	$31,347	NAP	Appraised Value per Unit:	$109,416
Replacement Reserve:	$0	$11,726	NAP	Cut-off Date LTV Ratio:	72.3%
Deferred Maintenance:	$156,580	$0	NAP	Maturity Date LTV Ratio:	72.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,000,000	66.0%	Purchase:	$57,000,000	89.6%
Additional Sponsor Equity:	$13,127,067	20.6%	Closing Costs:(3)	$3,351,741	5.3%
Mezzanine Initial Advance:(1)	$5,500,000	8.6%	Upfront Mezzanine Reserve:(1)	$3,000,000	4.7%
Mezzanine Additional Advance:(1)	$3,000,000	4.7%	Upfront Reserves:	$275,325	0.4%
Total Sources:	$63,627,067	100.0%	Total Uses:	$63,627,067	100.0%

(1)	The Christopher Crossing Apartments Mezzanine Loan (as defined below) includes a $5,500,000 initial advance and a $3,000,000 additional advance to fund future capital expenditures. See “Subordinate and Mezzanine Indebtedness” below for further discussion.
(2)	See “Escrows and Reserves” below for further discussion.
(3)	Closing Costs include an origination fee of $1,680,000.

The Mortgage Loan. The eighth largest mortgage loan (the “Christopher Crossing Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,000,000 and secured by a first-priority fee mortgage encumbering a 531-unit garden style multifamily property in Newport News, Virginia (the “Christopher Crossing Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower for the Christopher Crossing Apartments Mortgage Loan is Christopher Crossing Apts LLC, a single-purpose, Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Christopher Crossing Apartments Mortgage Loan. The borrower sponsors and non-recourse carve-out guarantors for the Christopher Crossing Apartments Mortgage Loan are Tzvi Safirstein, Michael Stern, Avrohom Farber and David Salamon. Tzvi Safirstein, Michael Stern and Avrohom Farber are principals of The Temple Group, a real estate investment firm specializing in multifamily properties. Since its establishment in 2021, The Temple Group has acquired over 2,000 multifamily units across various states including Florida, Texas and Virginia. David Salamon is an individual real estate investor who currently owns seven commercial properties with a market value of approximately $45.0 million.

The Property. The Christopher Crossing Apartments Property is a 531-unit, garden-style multifamily complex located in Newport News, Virginia, approximately three miles from Interstate 64, which provides access to Richmond and Norfolk. Situated on a 25.51-acre site, the improvements consist of 44 two- and three-story residential buildings and one leasing office constructed in 1963. The Christopher Crossing Apartments Property features amenities such as a swimming pool, playground, picnic area, dog park, fitness center and tennis court. Unit amenities include in-unit laundry, granite countertops, dishwashers, walk-in closets and balconies. The Christopher Crossing Apartments Property features 728 surface parking spaces, resulting in a parking ratio of 1.37 spaces per unit.

A-3-56

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$42,000,000
11054 Warwick Boulevard	Christopher Crossing Apartments	Cut-off Date LTV:	72.3%
Newport News, VA 23601		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.7%

Previous ownership completed extensive renovations totaling approximately $14.9 million ($28,000 per unit) in 2018. Renovations included updates to the infrastructure including tree removal, plumbing, roofing and HVAC repairs, as well as unit interior renovations including updates to the cabinetry and flooring and painting. Going forward, the borrower sponsors plan to invest approximately $3.7 million ($6,983 per unit) in additional renovations to all 531 units on a turn-by-turn basis as well as updates to exterior and community amenities. The Christopher Crossing Apartments Mezzanine Loan (as defined below) features $3.0 million of additional advance to fund the future capital expenditures, which was reserved in connection with the origination of the Christopher Crossing Apartments Mezzanine Loan. The Christopher Crossing Apartments Mortgage Loan is structured with a completion guaranty to ensure completion of these renovations.

As of October 23, 2024, the Christopher Crossing Apartments Property was 94.7% occupied. The unit mix at the Christopher Crossing Apartments Property is comprised of 97 one-bedroom units, 411 two-bedroom units and 23 three-bedroom units. As of October 2024, there were 18 tenants that utilized Section 8 vouchers.

The following table presents certain information relating to the unit mix at the Christopher Crossing Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	97	93	95.9%	606	58,760	$971	$1,058
Two Bedroom	411	388	94.4%	860	353,602	$1,164	$1,208
Three Bedroom	23	22	95.7%	1,150	26,460	$1,465	$1,485
Total/Wtd. Avg.	531	503	94.7%	826	438,822	$1,141	$1,192

(1)	Based on the borrower rent roll dated October 23, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Christopher Crossing Apartments Property is located in Newport News, Virginia approximately 71 miles southeast of Richmond. Newport News is on the southeastern end of the Virginia Peninsula, on the northern shore of the James River. Highways serving the city include Interstates 64 and 664, U.S. Routes 17 and 60 and State Routes 143 and 171. Air transportation is provided by Newport News/Williamsburg International Airport, a public use airport in the central portion of the city. The local economy is primarily driven by the maritime industry and features one of the largest shipbuilding facilities in the world, Newport News Shipbuilding, which employs approximately 23,000 people. Other major employers in Newport News include Riverside Regional Medical Center, Newport News Public School District and the City of Newport News. The primary office employment hub in the immediate area is centered around the Newport News City Center at Oyster Point business district, a 52-acre mixed-use district that is approximately five miles northwest of the Christopher Crossing Apartments Property.

According to the appraisal, the 2023 estimated population within a one-, three- and five-mile radius of the Christopher Crossing Apartments Property is 7,036, 67,272 and 152,498, respectively. The 2023 estimated median household income within the same radii was $61,509, $63,643 and $63,136, respectively.

According to the appraisal, the Christopher Crossing Apartments Property is situated in the Newport News multifamily submarket, which contained approximately 26,615 units as of the second quarter of 2024. The Newport News multifamily submarket reported a vacancy rate of 6.2% with an average effective rent of $1,358 per unit.

A-3-57

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$42,000,000
11054 Warwick Boulevard	Christopher Crossing Apartments	Cut-off Date LTV:	72.3%
Newport News, VA 23601		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.7%

The following table presents information regarding certain competitive properties to the Christopher Crossing Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Christopher Crossing Apartments(2) Newport News, VA	1963	531	94.7%	1BR	$971
				2BR	$1,164
				3BR	$1,465
The Jamestown Apartments Newport News, VA	1963	152	98.7%	1BR	$1,100
				2BR	$1,444
				3BR	$1,590
Harborstone Newport News, VA	1964	296	95.6%	1BR	$1,061
				2BR	$1,118
				3BR	$1,319
The Point at Tech Center Newport News, VA	1986	208	97.1%	1BR	$1,356
				2BR	$1,583
				3BR	N/A
Abbington Landing Newport News, VA	1970	519	98.3%	1BR	$1,286
				2BR	$1,489
				3BR	$1,899
Forest Lake at Oyster Pond Newport News, VA	1986	296	91.0%	1BR	$1,210
				2BR	$1,339
				3BR	$1,664

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated October 23, 2024.

Appraisal. The appraisal concluded to an “as-is” appraised value as of October 9, 2024 of $58,100,000.

Environmental Matters. According to the Phase I environmental report dated October 3, 2024, there was no evidence of any recognized environmental conditions at the Christopher Crossing Apartments Property.

A-3-58

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$42,000,000
11054 Warwick Boulevard	Christopher Crossing Apartments	Cut-off Date LTV:	72.3%
Newport News, VA 23601		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Christopher Crossing Apartments Property:

Cash Flow Analysis
	2022	2023	8/31/2024 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$7,655,471	$7,346,773	$7,978,283	$7,286,190	$13,722
Other Income(2)	$617,927	$608,547	$683,440	$683,440	$1,287
Net Rental Income	$8,273,398	$7,955,320	$8,661,723	$7,969,630	$15,009
Less Vacancy, Concessions & Credit Loss	($1,890,888)	($923,544)	($768,995)	($453,814)	($855)
Effective Gross Income	$6,382,510	$7,031,776	$7,892,729	$7,515,817	$14,154

Real Estate Taxes	$567,531	$677,131	$717,176	$672,621	$1,267
Insurance	$86,293	$600,829	$891,104	$376,162	$708
Management Fee	$0	$171,365	$201,127	$225,475	$425
Other Expenses	$2,599,736	$2,159,851	$2,185,430	$2,185,430	$4,116
Total Operating Expenses	$3,253,560	$3,609,176	$3,994,837	$3,459,688	$6,515

Net Operating Income	$3,128,950	$3,422,601	$3,897,891	$4,056,129	$7,639
Capital Expenditures	$0	$0	$0	$140,704	$265
Net Cash Flow	$3,128,950	$3,422,601	$3,897,891	$3,915,424	$7,374

Occupancy	91.3%	93.4%	94.7%(3)	93.8%(4)
NOI DSCR	1.11x	1.22x	1.38x	1.44x
NCF DSCR	1.11x	1.22x	1.38x	1.39x
NOI Debt Yield	7.4%	8.1%	9.3%	9.7%
NCF Debt Yield	7.4%	8.1%	9.3%	9.3%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated October 23, 2024.
(2)	Other Income is comprised of utility reimbursements and other miscellaneous fees.
(3)	Represents occupancy based on the borrower rent roll dated October 23, 2024.
(4)	Based on an economic vacancy of 6.2%

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $56,052 for real estate taxes, (ii) $62,694 for insurance premiums, and (iii) $156,580 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $56,052.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months, which currently equates to approximately $31,347.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $11,726 for replacement reserves.

Lockbox and Cash Management. The Christopher Crossing Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuation of a Cash Management Period (as defined below), the Christopher Crossing Apartments Mortgage Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox account within one business day of receipt. All funds in the lockbox account will be swept daily into a cash management account controlled by the lender and applied in accordance with the Christopher Crossing Apartments Mortgage Loan documents.

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	if as of the last day of any calendar quarter, the net operating income debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is less than 1.15x, provided that if the debt service coverage ratio is less than 1.15x and greater than 1.00x, the borrower has the option to deposit with the lender cash or a letter of credit in an amount (the “DSCR Cure Amount”) such that if the DSCR Cure Amount were used to prepay a portion of the debt, the debt service coverage ratio would be at least 1.15x. If the DSCR Cure Amount is deposited, the Cash Management Period will be deemed cured for the 12-month period immediately following the date on which the DSCR Cure Amount was deposited. On each one-year anniversary of such Cash Management Period, the borrower may deposit an additional DSCR Cure Amount as is necessary to maintain a debt service coverage ratio of 1.15x, and in each such case the Cash Management Period will again be deemed cured for the forward 12-month period; or
(iii)	the occurrence of an event of default under the Christopher Crossing Apartments Mezzanine Loan documents.

A-3-59

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$42,000,000
11054 Warwick Boulevard	Christopher Crossing Apartments	Cut-off Date LTV:	72.3%
Newport News, VA 23601		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.7%

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and no other event of default has occurred and is continuing;
●	with regard to clause (ii), the net operating income debt service coverage ratio and net operating income debt yield (based on the trailing 12-month period as calculated by the lender) is at least 1.25x and 8.25%, respectively, for two consecutive calendar quarters; or
●	with regard to clause (iii), the cure of such event of default and no other event of default had occurred and is continuing under the Christopher Crossing Apartments Mezzanine Loan documents.

Subordinate and Mezzanine Indebtedness. Concurrently with the origination of the Christopher Crossing Apartments Mortgage Loan, an $8,500,000 mezzanine loan (the “Christopher Crossing Apartments Mezzanine Loan”) was originated by AP Chris Crossing Mezz Owner LLC. At origination, the mezzanine lender advanced $5,500,000 of the Christopher Crossing Apartments Mezzanine Loan to the borrower’s sole member, as the borrower under the Christopher Crossing Apartments Mezzanine Loan (the “Christopher Crossing Apartments Mezzanine Borrower”), while the remaining $3,000,000 was reserved and can be drawn within 36 months from the origination date of the Christopher Crossing Apartments Mezzanine Loan term and used for capital expenditures, subject to loan-to-value and debt yield tests. The interest rate under the Christopher Crossing Apartments Mezzanine Loan is 14.0% per annum, provided that to the extent that rents derived from the operation of the mortgaged property are insufficient to pay any monthly interest payment amount due under the Christopher Crossing Apartments Mezzanine Loan after the borrower has made any principal and interest payments due, and funded all reserves required under the Christopher Crossing Apartment Mortgage Loan by the related payment date, the Christopher Crossing Apartments Mezzanine Loan documents permit the Christopher Crossing Apartments Mezzanine Borrower to defer payment of such monthly interest amount due up to (i) 7.0% per annum during the first 12 months of the Christopher Crossing Apartments Mezzanine Loan term, (ii) 4.0% per annum thereafter from 12th through 24th month of the Christopher Crossing Apartment Mezzanine Loan term and (iii) 0% per annum thereafter, which deferred amounts will be added to the principal on the Christopher Crossing Apartments Mezzanine Loan.

Release of Property. None.

Substitution. None.

Letter of Credit. None.

Purchase Option/ RoFO/FoFR. None.

Ground lease. None.

Terrorism Insurance. The Christopher Crossing Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Christopher Crossing Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-60

Office - CBD	Loan #9	Cut-off Date Balance:	$40,000,000
240 West 40th Street	240 West 40th Street	Cut-off Date LTV:	49.4%
New York, NY 10018		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	13.1%

A-3-61

Office - CBD	Loan #9	Cut-off Date Balance:	$40,000,000
240 West 40th Street	240 West 40th Street	Cut-off Date LTV:	49.4%
New York, NY 10018		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	13.1%

A-3-62

Office - CBD	Loan #9	Cut-off Date Balance:	$40,000,000
240 West 40th Street	240 West 40th Street	Cut-off Date LTV:	49.4%
New York, NY 10018		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	13.1%

Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
MANHATTAN
Greenpoint
Hudson County
Williamsburg
Hoboken
Greenwich Village
Little Italy
NEW JERSEY
SoHo
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
UBS Building
W. 51st St.
Paramount Plaza
50TH ST.
The Michelangelo
Time-Life Building
Radio City Music Hall
50 Rockefeller Plaza
W. 50th St.
Ambassador Theatre
Broadway
7th Ave.
1251 Avenue of the Americas
6th Ave.
GE Building
ROCKEFELLER CENTER
W. 49th St.
Ice Rink
Crowne Plaza
McGraw-Hill Building
10 Rockefeller Plaza
1 Rockefeller Plaza
49TH ST.
ROCKEFELLER CTR.
W. 48th St.
Morgan Stanley HQ
Renaissance NY Times Square
James Earl Jones Theatre
News Corp.
W. 47th St.
Lunt-Fontanne Theatre
Palace Theatre
Sanctuary Hotel
W. 46th St.
Midtown
Marquis Theatre
Marriott Marquis
Lyceum Theatre
Americas Tower
W. 45th St.
TIMES SQUARE
Comfort Inn Times Square West
Shubert Theatre
Hudson Theatre
1155 Ave. of the Americas
Sofitel
Harvard Club
Hell's Kitchen
W. 44th St.
Majestic Theater
Minskoff Theatre
Theatre District
The Iroquois New York
InterContinental New York Times Sq.
Paramount Communications
Royalton Hotel
9th Ave.
W. 43rd St.
8th Ave.
The Westin
Hotel Carter
Condé Nast Bldg. (One Five One)
Bank of America Tower
2 Bryant Park
W.R. Grace Building
SUNY College of Optometry
W. 42nd St.
42ND ST./ PORT AUTHORITY
TIMES SQ. SHUTTLE
Chautauqua Opera
Hilton Times Square
New Amsterdam Theatre
Hilton Garden Inn
Salesforce Tower
5TH AVE.
W. 41st St.
TIMES SQ.
Bryant Park
New York Public Library
Port Authority Bus Terminal
New York Times Building
Midtown West
42ND ST./ BRYANT PARK
W. 40th St.
The Bryant Park Hotel
HSBC Tower
W. 39th St.
240 West 40th Street-NY
240 West 40th Street
New York, NY 10018
Renaissance Inn NY Manhattan/ Times Square
W. 38th St.
Courtyard NY Manhattan/ Times Square West
Midtown Station Post Office
Lefcourt Normandie Bldg.
Marriott Vacation Club NYC
Fairfield Inn & Suites
W. 37th St.
DoubleTree by Hilton Times Sq. South
The Langham
W. 36th St.
TRYP by Wyndham Times Sq. South
Hilton Garden Inn NY/ W. 35th St.
Kixby Hotel
W. 35th St.
Congregation Beth Israel
Manhattan Center
The New Yorker Hotel
Nelson Tower
Renaissance New York Midtown Hotel
Macy's
HERALD SQUARE
W. 34th St.
34TH ST./ PENN STATION
Church of St. Michael
Fairfield Inn & Suites Midtown Manhattan/ Penn Station
PENN 1
W. 33rd St.
PENN STATION
General Post Office
Madison Square Garden
Penn Station
W. 32nd St.
Manhattan Mall
Hotel Stanford
The Hotel at Fifth Ave.

A-3-63

Mortgage Loan No. 9 – 240 West 40th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10018
Original Balance:	$40,000,000			General Property Type:	Office
Cut-off Date Balance:	$40,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1923/2022
Borrower Sponsors:	Payman Yadidi & Pajman Yadidi			Size:	185,529 SF
Guarantors:	Payman Yadidi & Pajman Yadidi			Cut-off Date Balance PSF:	$216
Mortgage Rate:	7.7250%			Maturity Balance PSF:	$216
Note Date:	11/27/2024			Property Manager:	Self-Managed
Maturity Date:	12/11/2029
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,223,031
Seasoning:	1 month			UW NCF	$4,814,867
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield:	13.1%
Lockbox/Cash Mgmt Status:	Hard/In place			UW NCF Debt Yield:	12.0%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	13.1%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.54x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$3,751,885 (9/30/2024 TTM)
				2nd Most Recent NOI(2):	$2,859,639 (12/31/2023)
				3rd Most Recent NOI(2):	$2,271,873 (12/31/2022)
Reserves(1)				Most Recent Occupancy(2):	99.0% (10/9/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	77.4% (12/31/2023)
RE Taxes:	$0	$196,735	NAP	3rd Most Recent Occupancy(2):	68.4% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$81,000,000 (7/24/2024)
Replacement Reserve:	$0	$3,092	NAP	Appraised Value PSF:	$437
TI/LC Reserves:	$1,000,000	$30,922	NAP	Cut-off Date LTV Ratio:	49.4%
Rent Concession Reserve:	$708,203	$0	NAP	Maturity Date LTV Ratio:	49.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$40,000,000	81.3%	Loan Payoff(3):	$45,704,476	92.9%
Sponsor Equity:	$9,215,327	18.7%	Upfront Reserves:	$1,708,203	3.5%
			Closing Costs:	$1,802,647	3.7%
Total Sources:	$49,215,327	100.0%	Total Uses:	$49,215,327	100.0%

(1)	See “Escrows” section.
(2)	The increase in NOI and occupancy was primarily attributable to the renovation and subsequent re-leasing of the property. The office space was 100% leased to Donna Karan, which vacated at its lease maturity in July 2020. The borrower sponsors subsequently completed a renovation in 2022 and re-leased the office space between 2021 and 2024 to 13 tenants.
(3)	The 240 West 40th Street Mortgage Loan is a refinancing of prior mortgage debt of the borrower that was the subject of a discounted pay off in the amount of $52,000,000. The Loan payoff shown above reflects the net payoff inclusive of interest, processing fees, escrow and deposit credits.

The Mortgage Loan. The ninth largest mortgage loan (the “240 West 40th Street Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $40,000,000 and secured by the borrower’s first priority fee interest in an office building with ground floor retail totaling 185,529 square feet located in New York, New York (the “240 West 40th Street Property”).

The Borrower and the Borrower Sponsors. The borrower is 240 W 40 LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 240 West 40th Street Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Payman “Ray” Yadidi and Pajman “Jack” Yadidi. Ray and Jack Yadidi own Sioni Group, a New York based commercial landlord, developer, and management company, that currently has eight NYC office assets in their portfolio. The borrower and guarantors have full-recourse liability in the amount of $7,000,000 on a ‘last dollar’ basis for the 240 West 40th Street Mortgage Loan. The 240 West 40th Street Mortgage Loan is a refinancing of prior mortgage debt of the borrower that was the subject of a discounted pay-off. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The 240 West 40th Street Property is a 13-story, 185,529 square foot Class B office building located in New York, NY that includes 10,117 square feet of ground floor retail space. The 240 West 40th Street Property was built in 1923 and most recently renovated by the borrower in 2022 for approximately $14.3 million. Renovations included replacing the roof, upgrading mechanical systems, elevator upgrades, expanding and enhancing the lobby, installing individual tenant HVAC units, as well as pre-building all of the office space. Historically, the office space was 100% leased to Donna Karan,

A-3-64

Office - CBD	Loan #9	Cut-off Date Balance:	$40,000,000
240 West 40th Street	240 West 40th Street	Cut-off Date LTV:	49.4%
New York, NY 10018		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	13.1%

which vacated at its lease maturity in July 2020. The borrower sponsors subsequently completed the renovation, which was completed in 2022 and re-leased the office space between 2021 and 2024 to 13 tenants. As of October 9, 2024, the 240 West 40th Street Property was 99.0% occupied by 18 tenants with a weighted average lease term of approximately 7.2 years.

Major Tenants.

Nomad Works (30,874 SF, 16.6% of NRA; 15.3% of underwritten base rent). Nomad Works is a co-working tenant that offers a variety of working spaces including conferences rooms, shared coworking spaces, dedicated desks, podcast studio, conversation booths, and a meditation room. Nomad Works has two locations in Midtown Manhattan. Nomad Works has been a tenant at the 240 West 40th Street Property since 2022 and is on a lease expiring in February 2033 with no extension or termination options.

Klick USA, Inc. (27,308 SF, 14.7% of NRA; 20.0% of underwritten base rent). Klick USA, Inc. (“Klick”) is an independent commercialization partner for life sciences companies and provides services including marketing and advertising, media strategy and purchasing, medical affairs and medical communications, value and market access services. Klick was named 2024 Clio Health Independent Agency of the Year, London International Awards Global (and Regional) Independent Health & Pharma Agency of the Year, as well as Cannes Lions #2 Healthcare Agency and #2 Healthcare Network for the second year running. Cannes Lions also recognized Klick as the 2024 #3 Independent Agency of the Year. Founded in 1997, Klick has offices in New York, Philadelphia, Toronto, London, São Paulo, and Singapore. Klick has been a tenant since 2022 and is on a lease expiring in September 2029 with one, 5-year extension option. The tenant has the option to terminate its lease effective September 30, 2027 with notice by December 31, 2026 and by paying a termination fee equal to the landlord’s unamortized transaction costs (broker commissions, rent abatement, and landlord’s legal fees).

Mission Capital LLC (18,386 SF, 9.9% of NRA; 8.5% of underwritten base rent). Mission Capital LLC (doing business as “SBG Funding”) is a provider of alternative financing solutions for small and medium-sized businesses. Founded in 2017, the company offers a range of financial products designed to help businesses thrive. Mission Capital has been a tenant at the 240 West 40th Street Property since 2023 and Mission Capital LLC is on two leases expiring on April 30, 2028 (14,818 SF) and October 31, 2029 (3,568 SF).

The following table presents certain information relating to the tenancy at the 240 West 40th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Nomads Works	NR/NR/NR	30,874	16.6%	$1,381,988	15.3%	$44.76	2/28/2033	N	None
Klick	NR/NR/NR	27,308	14.7%	$1,808,320(3)	20.0%	$66.22	9/30/2029	Y(4)	1 x 5 Yr
Mission Capital LLC	NR/NR/NR	18,386	9.9%	$768,434	8.5%	$41.79	Various(5)	N	None
Docturs Inc	NR/NR/NR	15,437	8.3%	$721,200	8.0%	$46.72	4/30/2032	N	1 x 10 Yr
Billion Tower International	NR/NR/NR	15,437	8.30%	$664,958	7.4%	$43.08	5/31/2028	N	None
Subtotal/Wtd. Avg.		107,442	57.9%	$5,344,901	59.2%	$49.75

Other Tenants		76,287	41.12%	$3,687,047	40.8%	$48.33
Occupied Collateral Total		183,729	99.0%	$9,031,948	100.0%	$49.16
Vacant Space		1,800	1.0%
Total/Wtd. Avg.		185,529	100.0%

(1)	Based on the underwritten rent roll dated October 9, 2024.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	Klick has outstanding rent abatements for October 2025, October 2026, October 2027 and October 2028. Related rent abatement amounts are included in the Rent Concession Reserve and the full unabated rent was underwritten.
(4)	Klick may terminate its lease effective September 30, 2027 with notice by December 31, 2026 and by paying a termination fee equal to the landlord’s unamortized transaction costs (broker commissions, rent abatement, and landlord’s legal fees).
(5)	Mission Capital LLC is on two leases expiring on April 30, 2028 (14,818 SF) and October 31, 2029 (3,568 SF).

A-3-65

Office - CBD	Loan #9	Cut-off Date Balance:	$40,000,000
240 West 40th Street	240 West 40th Street	Cut-off Date LTV:	49.4%
New York, NY 10018		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	13.1%

The following table presents certain information relating to the lease rollover schedule at the 240 West 40th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	9,950	5.4%	5.4%	$99,500	1.1%	1.1%	$10.00
2027	2	17,646	9.5%	14.9%	$941,313	10.4%	11.5%	$53.34
2028	3	32,115	17.3%	32.2%	$1,370,611	15.2%	26.7%	$42.68
2029	6	36,340	19.6%	51.8%	$2,183,026	24.2%	50.9%	$60.07
2030	2	4,000	2.2%	53.9%	$348,876	3.9%	54.7%	$87.22
2031	2	2,392	1.3%	55.2%	$224,449	2.5%	57.2%	$93.83
2032	1	15,437	8.3%	63.5%	$721,200	8.0%	65.2%	$46.72
2033	4	46,487	25.1%	88.6%	$2,148,513	23.8%	89.0%	$46.22
2034	1	13,229	7.1%	95.7%	$516,927	5.7%	94.7%	$39.08
2035	0	0	0.0%	95.7%	$0	0.0%	94.7%	$0.00
Thereafter	4	6,133	3.3%	99.0%	$477,532	5.3%	100.0%	$77.86
Vacant	0	1,800	1.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	26	185,529	100.0%		$9,031,948	100.0%		$49.16
(1)	Based on the underwritten rent roll dated October 9, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling and Wtd. Avg. UW Rent PSF Rolling does not include vacant space.

The Market. The 240 West 40th Street Property is located in New York, New York, 0.2 miles from Times Square, six blocks north of Penn Station, which provides access to NJ Transit and the Long Island Rail Road, and two blocks south of Port Authority Bus Terminal, which provides access to bus routes into New Jersey. According to the appraisal, the estimated 2023 population within a 0.25, 0.5 and one-mile radius was approximately 7,708, 40,834, and 176,746, respectively, and the estimated 2023 average household income within the same radii was approximately $167,709, $145,890, and $178,765, respectively.

According to the appraisal, the 240 West 40th Street Property is located within Times Square South office submarket of Midtown. As of the second quarter of 2024, the Times Square South office submarket reported a total inventory of approximately 35.7 million square feet with a 12.8% vacancy rate and an average asking rent of $51.99 per square foot, net. The appraisal identified twelve comparable buildings located within New York County with rents ranging from $33.00 to $70.00 per square foot, modified gross. The appraisal concluded a market rent for the 240 West 40th Street Property of $45.00 to $60.00 per square foot, modified gross, for the office space and $25 per square foot, gross, to $125 per square foot, modified gross, for the retail space.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 240 West 40th Street Property:

Market Rent Summary
	Office (Floors 2-10)	Office (11-PH)	Retail (Ground)	Retail (Mezzanine)	Basement
Market Rent (PSF)	$45.00	$60.00	$125.00	$25.00	$25.00
Lease Term (Years)	5	5	10	10	10
Lease Type	Modified Gross	Modified Gross	Modified Gross	Gross	Gross
Escalations	2.5% annually	2.5% annually	3.0% annually	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal) – First Generation	$50 / $25	$50 / $25	None	None	None
Tenant Improvements (New/Renewal) – Second Generation	$20 / $10	$20 / $10	None	None	None
Leasing Commissions (New/Renewal)	4.9% / 2.4%	4.9% / 2.4%	4.0% / 2.0%	4.0% / 2.0%	4.0% / 2.0%
Free Rent (Months) (New/Renewal)	4 / 2	4 / 2	6 / 3	None	None

Source: Appraisal.

A-3-66

Office - CBD	Loan #9	Cut-off Date Balance:	$40,000,000
240 West 40th Street	240 West 40th Street	Cut-off Date LTV:	49.4%
New York, NY 10018		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	13.1%

The following table presents certain information relating to the appraisal’s market rent conclusions for the 240 West 40th Street Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
240 West 40th Street, Times Square South, Midtown	1923/2022	185,529(2)
1040 Avenue of the Americas, Times Square South, Midtown	1925/1979	255,000	Dice Holdings Inc.	12,007	Mar-24	84	$63.04	Modified Gross
1450 Broadway, Times Square South, Midtown	1931/NAP	388,060	QVC	13,357	Mar-24	65	$70.00	Modified Gross
250 West 39th Street, Times Square South, Midtown	1926/2007	210,347	Gemini Apparel International	834	Mar-24	61	$38.00	Modified Gross
264 West 40th Street, Times Square South, Midtown	1927/2004	130,000	Act First Studios	860	Feb-24	85	$34.88	Modified Gross
307 West 38th Street, Times Square South, Midtown	1933/2004	325,000	Paul Taylor Dance Company	31,000	Jan-24	360	$33.00	Modified Gross
1400 Broadway, Times Square South, Midtown	1930/NAP	937,892	Two Rivers Distribution	14,307	Jan-24	135	$60.00	Modified Gross
8 West 38th Street, Times Square South, Midtown	1913/NAP	142,388	The Dessy Group	11,750	Dec-23	64	$45.50	Modified Gross
320 West 37th Street, Times Square South, Midtown	1927/1989	125,800	ASL Productions	7,500	Oct-23	126	$37.00	Modified Gross
53 West 36th Street, Times Square South, Midtown	1934/NAP	78,582	The RealReal, Inc	13,880	Sep-23	63	$50.00	Modified Gross
8-10 West 37th Street, Times Square South, Midtown	1900/NAP	49,500	KBKG, Inc.	4,850	Sep-23	38	$41.00	Modified Gross
263 West 38th Street, Times Square South, Midtown	1925/NAP	193,182	Advance Care Alliance of NY	5,729	Aug-23	120	$45.95	Modified Gross
104 West 40th Street, Times Square South, Midtown	1963/NAP	200,000	HKMP LLP	3,858	Jul-23	130	$50.00	Modified Gross
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

Appraisal. The appraisal concluded to an “as-is” value of $81,000,000 as of July 24, 2024 for the 240 West 40th Street Property.

Environmental Matters. According to the Phase I environmental site assessment dated July 30, 2024, there was no evidence of any recognized environmental conditions at the 240 West 40th Street Property.

A-3-67

Office - CBD	Loan #9	Cut-off Date Balance:	$40,000,000
240 West 40th Street	240 West 40th Street	Cut-off Date LTV:	49.4%
New York, NY 10018		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	13.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 240 West 40th Street Property:

Cash Flow Analysis
	2021	2022	2023	TTM 09/30/2024	UW	UW PSF
Base Rent	$1,558,635	$5,152,665	$5,513,411	$6,532,140	$8,354,552	$45.03
Grossed Up Vacant Space	0	0	0	0	677,396	3.65
Gross Potential Rent	$1,558,635	$5,152,665	$5,513,411	$6,532,140	$9,031,948	$48.68
Total Recoveries	126,288	90,053	694,976	717,575	512,906	2.76
Net Rental Income	$1,684,923	$5,242,718	$6,208,387	$7,249,715	$9,544,854	$51.45
(Vacancy & Credit Loss)	$0	$0	$0	$0	(677,396)	(3.65)
Effective Gross Income	$1,684,923	$5,242,718	$6,208,387	$7,249,715	$8,867,458	$47.80

Real Estate Taxes	2,328,293	2,219,133	2,248,854	2,218,799	2,285,472	12.32
Insurance	62,794	70,003	114,645	118,795	127,931	0.69
Management Fee	0	0	0	0	266,024	1.43
Other Operating Expenses	536,345	681,709	985,249	1,160,236	965,000	5.20
Total Expenses	$2,927,433	$2,970,845	$3,348,748	$3,497,830	$3,644,426	$19.64

Net Operating Income(1)	($1,242,510)	$2,271,873	$2,859,639	$3,751,885	$5,223,031	$28.15
Replacement Reserves	0	0	0	0	37,106	0.20
TI/LC	0	0	0	0	371,058	2.00
Net Cash Flow	($1,242,510)	$2,271,873	$2,859,639	$3,751,885	$4,814,867	$25.95

Occupancy %(2)	9.3%	68.4%	77.4%	99.0%	92.5%
NOI DSCR	(0.40)x	0.73x	0.91x	1.20x	1.67x
NCF DSCR	(0.40)x	0.73x	0.91x	1.20x	1.54x
NOI Debt Yield	(3.1)%	5.7%	7.1%	9.4%	13.1%
NCF Debt Yield	(3.1)%	5.7%	7.1%	9.4%	12.0%

(1)	The increase in Net Operating Income and occupancy year-over-year is due to the borrower sponsors renovating the property and subsequent re-leasing of the office space. The office space was 100% leased to Donna Karan, which vacated at its lease maturity in July 2020. The borrower sponsors subsequently completed a renovation in 2022 and re-leased the office space between 2021 and 2024 to 13 tenants.
(2)	The UW Occupancy % represents the in-place economic occupancy based on the underwritten rent roll dated October 9, 2024. Historical occupancies represent physical occupancies.

Escrows and Reserves.

Real Estate Taxes – The loan documents require ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $196,735.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $3,092.

Leasing Reserve – The loan documents require the borrower to make an upfront deposit of $1,000,000 and ongoing monthly deposits of $30,922 for tenant improvements and leasing commissions.

Rent Concession Reserve – The loan documents require the borrower to make an upfront deposit of $708,203 for future rent credits or abatements related to Klick, NYS OGS, Xomox Jewerly Inc., S3D Group, LLC, and Lightbulb Live Inc.

Lockbox and Cash Management. The 240 West 40th Street Mortgage Loan is structured with a hard lockbox and in place cash management. The borrower is required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into a lender controlled cash management account, which amounts are to be applied in accordance with the loan documents. If no Cash Trap Event Period (as defined below) exists, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow is required to be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the loan documents; or
(ii)	the debt service coverage ratio (“DSCR”) being less than 1.35x as of the end of any calendar quarter,
(iii)	the occurrence of a Material Tenant Cash Trap Event Period (as defined below).
A-3-68

Office - CBD	Loan #9	Cut-off Date Balance:	$40,000,000
240 West 40th Street	240 West 40th Street	Cut-off Date LTV:	49.4%
New York, NY 10018		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	13.1%

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;
●	with regard to clause (ii), upon DSCR being equal to or greater than 1.40x for two consecutive calendar quarters;
●	with regard to clause (iii), a Material Tenant Cash Trap Event Period ceasing to exist.

A “Material Tenant Cash Trap Event Period” will commence upon the earlier of the following:

(i)	Klick, Nomad Works, or any lessee of their space (each a “Material Tenant”) and/or the borrower being in default under the applicable lease;
(ii)	a Material Tenant failing to be in actual, physical possession of the Material Tenant space, failing to be open to the public for business during customary hours, or “going dark” in the Material Tenant space;
(iii)	a Material Tenant giving notice that it is terminating its lease for all or any portion of the Material Tenant space (or applicable portion thereof),
(iv)	any termination or cancellation of any Material Tenant space or any Material Tenant lease failing to otherwise be in full force and effect;
(v)	any bankruptcy or similar insolvency of Material Tenant;
(vi)	a Material Tenant failing to extend or renew the applicable lease on or prior to the earlier of 12 months prior to the lease expiration or the expiration of the contractual notice period set forth in the lease, irrespective of whether it is exercised, or
(vii)	12 months prior to the date upon which any unilateral termination option may become effective.

A “Material Tenant Cash Trap Event Period” will end upon the occurrence of the following:

●	the lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include a duly executed estoppel certificate from the applicable Material Tenant in form and substance reasonably acceptable to lender) of the satisfaction of the following conditions:
o	with regard to clause (i) above, the applicable Material Tenant or the borrower, as applicable, has cured all defaults under the applicable Material Tenant lease,
o	with regard to clause (ii) above, the applicable Material Tenant is in actual, physical possession of the Material Tenant space, open to the public for business during customary hours and not “dark” in the Material Tenant space (or applicable portion thereof),
o	with regard to clause (iii) above, the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Material Tenant lease and has re-affirmed the applicable Material Tenant lease as being in full force and effect,
o	with regard to clause (v) above, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Material Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction,
o	with regard to clause (vi) above, the applicable Material Tenant has renewed or extended the applicable Material Tenant lease in accordance with the terms of the loan documents for at least 5 years and with a base rent per square foot not less than the Material Tenant renewal base rent,
o	with regard to clause (vii) above, the applicable period for the exercise of any such unilateral termination option by the applicable Material Tenant has expired without being exercised and is no longer capable of being exercised by the applicable Material Tenant, and
o	with respect to clauses (i)-(vii) above, the applicable Material Tenant is paying full, unabated rent under the applicable Material Tenant lease.
●	the borrower (i) leasing the entirety of the applicable Material Tenant space for a period of at least 5 years and with a base rent per square foot not less than the Material Tenant renewal base rent, and the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space, (ii) there are no tenant improvements, tenant improvement allowances or leasing commissions due and payable in connection with such replacement lease(s), (iii) the applicable new tenant(s) is(are) paying full, unabated rent under its applicable lease(s), and (iv) such lease(s) may not be revoked, rescinded, terminated or cancelled by tenant or otherwise contain any “outs” of tenant under the lease(s).

Subordinate Debt. None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 240 West 40th Street Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-69

Office – Suburban	Loan #10	Cut-off Date Balance:	$34,982,641
Various	Riverwalk Business Park	Cut-off Date LTV:	42.1%
Scottsdale, AZ 85256		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	19.0%

A-3-70

Office – Suburban	Loan #10	Cut-off Date Balance:	$34,982,641
Various	Riverwalk Business Park	Cut-off Date LTV:	42.1%
Scottsdale, AZ 85256		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	19.0%

Riverwalk Business Park
1 7720 North Dobson Road Scottsdale, AZ
2 7350 North Dobson Road Scottsdale, AZ
3 7500 North Dobson Road Scottsdale, AZ
4 7580 North Dobson Road Scottsdale, AZ
Frank Lloyd Wright Blvd
The Promenade Scottsdale
WestWorld of Scottsdale
McDowell Mountain Marketplace
Thompson Peak Pkwy
MCDOWELL MTS.
Sonora Village
Scottsdale Towne Center
Arabian Library
Desert Canyon
Kierland Commons
Scottsdale Quarter
SCOTTSDALE AIRPARK CORP. CENTER
Scottsdale Airport
McDowell Mountain GC
The Vanguard Group
Thunderbird Rd
Taliesin West
N. 56th St
N. 64th St
N. Scottsdale Rd
Hayden Rd
Pima Frwy
N. 94th St
N. 96th St
Cactus Rd
Orange Tree Golf Resort
Scottsdale CC
Ancala CC
E. Via Linda
HonorHealth Scottsdale Shea Medical Center
Ancala Village Shopping Ctr.
Village at Shea
Pima Crossing
Shea Blvd
CVS Health
Scottsdale
Scottsdale Fiesta Shopping Center
Rancho Mirada
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch
E. Via Linda
Doubletree Ranch Rd
The Shops Gainey Village
Camelback GC
OdySea Aquarium
Butterfly Wonderland
SALT RIVER-PIMA MARICOPA INDIAN COMMUNITY
The Scottsdale Resort and Spa
Salt River Fields at Talking Stick
Paradise Valley
MARICOPA COUNTY
Great Wolf Lodge Water Park | Arizona
Talking Stick Golf Club
Indian Bend Rd
Topgolf
Talking Stick Resort Hotel
Silverado GC
Pavilions at Talking Stick
Lincoln Dr
The Shops at Hilton Village
Lincoln Village Shopping Center
McDonald Rd
Alma School Rd
Camelback Mtn./Echo Cyn. Park
Chaparral Park
Scottsdale Community College
Phoenician Golf Course
ARIZONA CANAL TRAIL
Chaparral Rd
The Phoenician
Scottsdale Fashion Square
Camelback Rd
Scottsdale Waterfront
Camelback Park
Stetson Plaza
PHOENIX
Indian School Rd
OLD TOWN SCOTTSDALE
Scottsdale Ctr. for the Performing Arts
HonorHealth Scottsdale Osborn Med. Center
Scottsdale Stadium
Arizona Country Club
Continental Golf Course
Thomas Rd
Coronado Golf Course
Oak St
Eldorado Park
Arizona National Guard
Papago Park
N. 68th St
Pima Rd
Dobson Rd
McDowell Rd
LOOP 101
Peoria
Glendale
Scottsdale
Paradise Valley
PHOENIX
Avondale
Mesa
Tempe
Gilbert
Chandler
SOUTH MTS.
MC DOWELL MTS.

A-3-71

Mortgage Loan No. 10 – Riverwalk Business Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
				Location:	Scottsdale, AZ
Original Balance:	$35,000,000			General Property Type:	Office
Cut-off Date Balance:	$34,982,641			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.2%			Title Vesting:	Leasehold(2)
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Creighton Barker			Size:	454,653 SF
Guarantors:	Forum Capital, L.C. and FREP II Holdings, L.L.C.			Cut-off Date Balance per SF:	$77
Mortgage Rate:	7.7180%			Maturity Balance per SF:	$74
Note Date:	11/26/2024			Property Manager:	Forum Property Services, L.C. (borrower-related)
Maturity Date:	12/11/2029
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(2):	$6,660,404
Seasoning:	1 month			UW NCF:	$5,691,555
Prepayment Provisions:	YM1(25),DorYM1(28),O(7)			UW NOI Debt Yield:	19.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	16.3%
Additional Debt Type:	None			UW NOI Debt Yield at Maturity:	19.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.90x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$5,789,594 (6/30/2024 TTM)
				2nd Most Recent NOI(3):	$4,596,676 (12/31/2023)
Reserves(1)				3rd Most Recent NOI:	$4,865,846 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.3% (11/20/2024)
RE Taxes:	$154,828	$77,414	NAP	2nd Most Recent Occupancy:	87.6% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	94.0% (12/31/2022)
Replacement Reserve:	$0	$13,295	NAP	Appraised Value (as of)(4):	$83,000,000 (6/1/2024)
TI/LC Reserve:	$1,000,000	$75,776	NAP	Appraised Value per SF(4):	$183
Deferred Maintenance:	$228,240	$0	NAP	Cut-off Date LTV Ratio:	42.1%
Existing TI/LC Reserve:	$363,669	$0	NAP	Maturity Date LTV Ratio:	40.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Amount(1):	$35,000,000	87.8%	Loan Payoff:	$37,090,339	93.1%
Borrower Equity:	$4,854,086	12.2%	Reserves:	$1,746,737	4.4%
			Closing Costs:	$1,017,010	2.6%
Total Sources:	$39,854,086	100.0%	Total Uses:	$39,854,086	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	See “Ground Lease” below for further discussion of the borrower’s leasehold interest.
(3)	The increase in Net Operating Income from 2023 to TTM 6/30/2024 and TTM 6/30/2024 to UW was primarily due to occupancy increasing from 87.6% in 2023 to 94.3% as of November 20, 2024.
(4)	The appraisals concluded to an “as-is portfolio” Appraised Value for the Riverwalk Business Park Portfolio (as defined below) of $83,000,000 as of June 1, 2024. The aggregate as-is appraised values of the Riverwalk Business Park Portfolio is $82,400,000 as of June 1, 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “Riverwalk Business Park Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $35,000,000 and secured by the leasehold interests in four office buildings totaling 454,653 SF, located in Scottsdale, Arizona (the “Riverwalk Business Park Portfolio”).

The Borrowers and the Borrower Sponsor. The borrowers are 7350R Dobson Associates, LLC, 7500MN Dobson Associates, LLC

and 7720ICE Associates, LLC, each a single-purpose, Delaware limited liability company with one independent director. The borrower is owned with a joint venture between Farallon Capital Management (90.0%) and Forum Capital, L.C. (10.0%).

The borrower sponsor is Creighton Barker and the non-recourse carveout guarantors are Forum Capital, L.C. (“Forum Capital”) and FREP II Holdings, L.L.C. Creighton Barker is Partner and Chief Financial Officer of Forum Capital, a developer of office, retail, and residential properties based in Scottsdale, Arizona. In addition to development, Forum Capital’s services include property management, leasing and construction management.

Founded in 1986, Farallon Capital Management (“Farallon”) is a registered investment adviser. Farallon has seven offices worldwide with over 320 employees and $39.0 billion of assets under management.

A-3-72

Office – Suburban	Loan #10	Cut-off Date Balance:	$34,982,641
Various	Riverwalk Business Park	Cut-off Date LTV:	42.1%
Scottsdale, AZ 85256		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	19.0%

The Properties. The Riverwalk Business Park Portfolio comprises four suburban office buildings totaling 454,653 SF located in Scottsdale, Arizona. As of November 20, 2024, the portfolio is 94.3% leased to 19 tenants, with no tenant representing more than 32.9% of the net portfolio rentable area. The co-borrowers have leasehold interests in the respective constituent buildings pursuant to three ground leases from certain allotted landowners of the Salt River Pima-Maricopa Indian Community, as ground lessors. Each of the ground leases expires on May 29, 2088. See “Risk Factors—Risks Relating to Leasehold Interests in Mortgaged Properties Located within Native American Reservations” in the Preliminary Prospectus.

7720 North Dobson Road

The 7720 North Dobson Road property is a three-story, suburban office building totaling 149,544 SF, located in Scottsdale, Arizona (the “7720 North Dobson Road Property”). Situated on a 15.44-acre site, the 7720 North Dobson Road Property was built in 2008 and renovated in 2017. Amenities include a fitness center, cafeteria with kitchen, barista, health & wellness center, multiple conference rooms, classroom, and outdoor patio. The 7720 North Dobson Road Property includes 1,057 parking spaces (7.07 spaces per 1,000 SF). As of November 20, 2024, the 7720 North Dobson Road Property is 100.0% leased to one tenant.

7350 North Dobson Road

The 7350 North Dobson Road property is a single-story suburban office building totaling 140,383 SF, located in Scottsdale, Arizona (the “7350 North Dobson Road Property”). Situated on a 15.91-acre site, the 7350 North Dobson Road Property was built in 2005 and renovated in 2015. Amenities include a deli, coffee bar, and lounge area. The 7350 North Dobson Road Property includes 936 parking spaces (6.67 space per 1,000 SF). As of November 20, 2024 the 7350 North Dobson Road Property is 100.0% leased to four tenants.

7500 North Dobson Road

The 7500 North Dobson Road property is a three-story suburban office building totaling 100,477 SF, located in Scottsdale, Arizona (the “7500 North Dobson Road Property”). Situated on a 6.62-acre site, the 7500 North Dobson Road Property was built in 2007 and amenities include City Market Deli, a 1,445 SF fitness center, and an outdoor patio. The 7500 North Dobson Road Property includes 502 parking spaces (5.00 spaces per 1,000 SF). As of November 20, 2024, the 7500 North Dobson Road Property is 100.0% leased to ten tenants.

7580 North Dobson Road

The 7580 North Dobson Road property is a three-story suburban office building totaling 64,249 SF, located in Scottsdale, Arizona (the “7580 North Dobson Road Property”). Situated on a 4.41-acre site, the 7580 North Dobson Road Property was built in 2007 and includes 330 parking spaces (5.14 spaces per 1,000 SF). As of November 20, 2024, the 7580 North Dobson Road Property is 59.8% leased to five tenants.

The following table presents certain information relating to the Riverwalk Business Park Portfolio:

Riverwalk Business Park Portfolio Summary
Property Name / Location	Allocated Mortgage Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated(2)	Net Rentable Area (SF) (1)	As-Is Appraised Value(2)	Allocated Cut-off Date LTV	% of UW NOI
7720 North Dobson Road Scottsdale, AZ	$12,566,580	35.9%	100.0%	2008/2017	149,544	$29,600,000	42.5%	37.9%
7350 North Dobson Road Scottsdale, AZ	$11,420,304	32.6%	100.0%	2005/2015	140,383	$26,900,000	42.5%	31.6%
7500 North Dobson Road Scottsdale, AZ	$7,302,202	20.9%	100.0%	2007/NAP	100,477	$17,200,000	42.5%	23.3%
7580 North Dobson Road Scottsdale, AZ	$3,693,555	10.6%	59.8%	2007/NAP	64,249	$8,700,000	42.5%	7.2%
Total/Weighted Average	$34,982,641	100.0%	94.3%		454,653	$83,000,000(3)	42.1%	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisal.
(3)	The appraisals concluded to an “as-is” Appraised Value for the Riverwalk Business Park Portfolio of $83,000,000 as of June 1, 2024. The aggregate as-is appraised values of the Riverwalk Business Park Portfolio is $82,400,000 as of June 1, 2024.

A-3-73

Office – Suburban	Loan #10	Cut-off Date Balance:	$34,982,641
Various	Riverwalk Business Park	Cut-off Date LTV:	42.1%
Scottsdale, AZ 85256		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	19.0%

Major Tenants.

Arrivia/Equality Health (149,544 SF; 32.9% of net portfolio rentable area; 36.4% of portfolio underwritten base rent). Arrivia was originally founded in 1997 as International Cruise and Excursion and rebranded in 2020 as Arrivia. Arrivia is a travel technology and loyalty program solution provider. The company has a 24/7 customer service team and 10 offices around the world, including the United States, India, Mexico, Australia, the United Kingdom, Portugal, and the Philippines. Arrivia’s clients include American Express, Marriott Vacation Club, Hilton Grand Vacations, Morgan Stanley and Bank of America. Arrivia has been a tenant at the 7720 North Dobson Road Property since 2017 and is on a lease through May 31, 2028. Arrivia is currently subleasing approximately 121,351 SF of its space to Equality Health (73,324 SF) through May 2028 and Prosperity Home Mortgage (48,027 SF) through December 2025. Equality Health’s sublease will expand to include the space currently being subleased by Prosperity Home Mortgage in January 2026 upon sublease expiration. Additionally, Equality Health has executed a five-year direct lease with the landlord for the entirety of the 7720 North Dobson Road Property (Arrivia’s space), which will commence in June 2028 and expire May 2033.

GlobalTranz Enterprises (70,347 SF; 15.5% of net portfolio rentable area; 12.3% of portfolio underwritten base rent). GlobalTranz Enterprises (“GlobalTranz”) is a full-service, technology-driven logistics solutions provider founded in 2003. GlobalTranz’s transportation network includes over 45,000 truckload carriers serving more than 108,000 customers. The company employs more than 2,500 people in the U.S. and Mexico and had approximately $4.3 billion in revenue. GlobalTranz has been a tenant at the 7350 North Dobson Road Property since 2015 and is on a lease through July 31, 2033 with two, 5-year renewal options and no termination options. GlobalTranz subleases their entire space to Open Network Exchange (“ONE”) on a sublease expiring in June 2027 with three, one-year extension options and a fourth option for 35 months that would extend the sublease term to the expiration of the GlobalTranz lease in July 2033.

Progress Residential (57,199 SF; 12.6% of net portfolio rentable area; 15.0% of portfolio underwritten base rent). Progress Residential is a single-family rental home provider with over 85,000 homes across 30 metro areas. Headquartered at the 7500 North Dobson Road Property, Progress Residential has been a tenant since 2016 and is on a lease expiring December 31, 2029 with two 5-year renewal options termination options.

The following table presents certain information relating to the tenancy at the Riverwalk Business Park Portfolio:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent(1)	Annual UW Rent PSF(1)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Arrivia/Equality Health(2)	NR/NR/NR	149,544	32.9%	4,018,247	36.4%	$26.87(2)	5/31/2033(2)	N	2 x 5 Yr
GlobalTranz Enterprises(3)	NR/NR/NR	70,347	15.5%	1,354,180	12.3%	$19.25(3)	7/31/2033	N	2 x 5 Yr
Progress Residential	NR/NR/NR	57,199	12.6%	1,658,771	15.0%	$29.00	12/31/2029	N	2 x 5 Yr
Allstate Insurance Company	NR/NR/NR	45,190	9.9%	1,266,992	11.5%	$28.04	6/30/2027	N	1 x 5 Yr
Real Zone Partners	NR/NR/NR	14,889	3.3%	406,321	3.7%	$27.29	7/31/2028	N	2 x 5 Yr
Subtotal/Wtd. Avg.		337,169	74.2%	$8,704,511	78.9%	$25.82

Other Tenants		91,628	20.2%	$2,333,583	21.1%	$25.47
Total Occupied Space		428,797	94.3%	$11,038,094	100.0%	$25.74

Vacant Space		25,856	5.7%
Total/Wtd. Avg.		454,653	100.0%

(1)	The Annual UW Rent and Annual UW Rent PSF includes rent steps through November 2025 totaling $150,460.
(2)	Arrivia is on a lease through May 31, 2028 and the Annual UW Rent PSF above reflects Arrivia’s rent step as of May 2025. Arrivia is currently subleasing approximately 121,351 SF of its space to Equality Health (73,324 SF through May 2028) and Prosperity Home Mortgage (48,027 SF through December 2025). Equality Health’s sublease will expand to include the 48,027 SF currently being subleased by Prosperity Home Mortgage in January 2026 upon sublease expiration. Equality Health has executed a five-year direct lease with the borrower for the entirety of the 7720 North Dobson Road Property (Arrivia’s space), which will commence in June 2028 at a staring Annual UW Rent PSF of $28.50 PSF and expire May 2033.
(3)	GlobalTranz subleases its entire space to Open Network Exchange (“ONE”) on a sublease expiring in June 2027 with three, one-year extension options and a 4th option for 35 months that would extend the sublease term to the expiration of the GlobalTranz lease in July 2033. The Annual UW Rent PSF reflects the sublease rent paid by ONE, GlobalTranz’s contractual UW rent is $26.00 PSF.

A-3-74

Office – Suburban	Loan #10	Cut-off Date Balance:	$34,982,641
Various	Riverwalk Business Park	Cut-off Date LTV:	42.1%
Scottsdale, AZ 85256		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	19.0%

The following table presents certain information relating to the lease rollover schedule at the Riverwalk Business Park Portfolio:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	2	6,436	1.4%	1.4%	$146,037	1.3%	1.3%	$22.69
2026	4	20,004	4.4%	5.8%	$513,672	4.7%	6.0%	$25.68
2027	5	62,023	13.6%	19.5%	$1,676,814	15.2%	21.2%	$27.04
2028	1	14,889	3.3%	22.7%	$406,321	3.7%	24.8%	$27.29
2029	3	67,156	14.8%	37.5%	$1,917,653	17.4%	42.2%	$28.56
2030	2	9,903	2.2%	39.7%	$293,672	2.7%	44.9%	$29.65
2031	2	15,498	3.4%	43.1%	$329,950	3.0%	47.9%	$21.29
2032	2	12,997	2.9%	45.9%	$381,548	3.5%	51.3%	$29.36
2033	2	219,891	48.4%	94.3%	$5,372,427	48.7%	100.0%	$24.43
2034	0	0	0.0%	94.3%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	94.3%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	94.3%	$0	0.0%	100.0%	$0.00
Vacant	0	25,856	5.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	23	454,653	100.0%		$11,038,094	100.0%		$25.74(2)
(1)	Information is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Riverwalk Business Park Portfolio is located along Loop 101, which carries approximately 200,000 vehicles per day, approximately 12 miles northeast of the Phoenix Central Business District and 2.5 miles northeast of the Scottsdale Central Business District. The four properties are located within 0.6 miles of one another. The top employers in Scottsdale include HonorHealth (Scottsdale Healthcare) with 7,131 employees, Vanguard (2,770), General Dynamics (2,700), city of Scottsdale (2,623), Scottsdale Unified School District (2,093), Mayo Clinic (1,917), Axon (1,600), Nationwide (1,407), CVS Health (1,345) and The Hartford (785).

According to the appraisal, the estimated 2023 population within a one, three and five-mile radius of the Riverwalk Business Park Portfolio was approximately 6,353, 50,612, and 138,476, respectively, and the estimated 2023 average household income within the same radii was approximately $129,825, $138,630, and $139,647, respectively.

According to the appraisal, all four properties in the Riverwalk Business Park Portfolio are situated within the Central Scottsdale office submarket within the greater Metro Phoenix office market. As of the second quarter of 2024, the submarket reported a total inventory of approximately 9.29 million SF with a 15.2% vacancy rate and an average asking rent of $30.11 PSF.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Riverwalk Business Park Portfolio:

Market Rent Summary
	7350 North Dobson Road	7500/7580 North Dobson Road	7720 North Dobson Road
Market Rent (PSF)	$25.50	$29.00	$28.50
Lease Term (Years)	7	7	10
Lease Type	BY Stop	BY Stop	NNN
Rent Increase Projection	2.5% per annum	2.5% per annum	$0.75/SF per annum
Tenant Improvements (New)	$30 PSF	$30 PSF	$50 PSF
Leasing Commissions (New)	7.0%	7.0%	7.0%
Free Rent (New)	6 months	6 months	7 months

A-3-75

Office – Suburban	Loan #10	Cut-off Date Balance:	$34,982,641
Various	Riverwalk Business Park	Cut-off Date LTV:	42.1%
Scottsdale, AZ 85256		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	19.0%

Appraisal. The appraisal concluded to an “as-is portfolio” Appraised Value for the Riverwalk Business Park Portfolio of $83,000,000 as of June 1, 2024. The aggregate as-is appraised values of the Riverwalk Business Park Portfolio is $82,400,000 as of June 1, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 30, 2024, there was no evidence of any recognized environmental l conditions at the Riverwalk Business Park Portfolio.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Riverwalk Business Park Portfolio:

Cash Flow Analysis
	2021	2022	2023	TTM 6/30/2024	UW	UW PSF
Base Rent	$9,949,177	$8,583,195	$8,444,036	$9,639,304	$11,038,094(1)	$24.28
Grossed Up Vacant Space	0	0	0	0	749,824	$1.65
Gross Potential Rent	$9,949,177	$8,583,195	$8,444,036	$9,639,304	$11,787,918	$25.93
Total Recoveries	$283,554	$262,615	$183,226	$241,939	$148,036	$0.33
Other Income	280,954	0	1,720	1,307	0	$0.00
Parking/Garage/Other	33,420	37,900	41,585	49,040	49,040	$0.11
Less Vacancy & Credit Loss	(0)	(0)	(0)	(0)	(1,178,792)	($2.59)
Effective Gross Income	$10,547,104	$8,883,710	$8,670,567	$9,931,589	$10,806,203	$23.77

Management Fee	$376,884	$299,013	$329,782	$341,333	$324,186	$0.71
Real Estate Taxes	999,269	888,252	884,730	844,648	884,730	$1.95
Insurance	114,407	91,589	92,411	91,401	72,269	$0.16
Ground Rent(2)	847,860	847,860	847,860	847,860	847,860	$1.86
Other Operating Expenses	1,953,973	1,891,149	1,919,108	2,016,753	2,016,753	$4.44
Total Expenses	$4,292,394	$4,017,863	$4,073,891	$4,141,995	$4,145,799	$9.12

Net Operating Income	$6,254,711(3)	$4,865,846(3)	$4,596,676(4)	$5,789,594(4)	$6,660,404(4)	$14.65
CapEx	0	0	0	0	159,543	$0.35
TI/LC	0	0	0	0	809,306	$1.78
Net Cash Flow	$6,254,711	$4,865,846	$4,596,676	$5,789,594	$5,691,555	$12.52

Occupancy %(5)	97.0%	94.0%	87.6%	94.3%	90.0%
NOI DSCR	2.09x	1.62x	1.53x	1.93x	2.22x
NCF DSCR	2.09x	1.62x	1.53x	1.93x	1.90x
NOI Debt Yield	17.9%	13.9%	13.1%	16.5%	19.0%
NCF Debt Yield	17.9%	13.9%	13.1%	16.5%	16.3%

(1)	UW Base Rent includes rent steps through November 2025 totaling $150,460.
(2)	The ground rent at each for the four properties is the greater of $20,000 per year versus 8% of net operating income. Ground rent is reconciled for each building on a calendar year basis.
(3)	The decrease in Net Operating Income between 2021 and 2022 was primarily due to occupancy at the 7500 North Dobson Road Property declining from 93% to 88% from 2021 to 2022 and occupancy at the 7580 North Dobson Road Property declining from 90% to 76% from 2021 to 2022.
(4)	The increase in Net Operating Income from 2023 to TTM 6/30/2024 and TTM 6/30/2024 to UW was primarily due to occupancy increasing from 87.6% in 2023 to 94.3% as of November 20, 2024.
(5)	UW Occupancy % represents the in-place economic occupancy based on the underwritten rent roll dated November 20, 2024. Historical occupancies represent physical occupancies.

A-3-76

Office – Suburban	Loan #10	Cut-off Date Balance:	$34,982,641
Various	Riverwalk Business Park	Cut-off Date LTV:	42.1%
Scottsdale, AZ 85256		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	19.0%

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of $154,828 for real estate taxes and ongoing monthly reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $77,414 monthly.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Riverwalk Business Park Portfolio as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $13,295.

Deferred Maintenance - The loan documents require an upfront reserve of $228,240 for immediate repairs at the properties.

TI/LC Reserve – The loan documents require an upfront deposit of $1,000,000 ($2.20 PSF) and an ongoing monthly TI/LC reserve deposit of $75,776 ($2.00 PSF annually).

Existing TI/LC Reserve – The loan documents require an upfront deposit of $363,669, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Riverwalk Business Park Portfolio.

Lockbox and Cash Management. The Riverwalk Business Park Mortgage Loan is structured with a soft lockbox and springing cash management. Prior to the occurrence of a Cash Trap Event Period (as defined below), the borrower and property manager are required to deposit all rents and other income directly into the deposit account within three business days of receipt. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the loan documents;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) is below 1.30x, tested quarterly; or
(iii)	if Equality Health or any replacement tenant (each a “Major Tenant”) (a) terminates or cancels its lease, (b) goes dark or vacates its space, (c) files bankruptcy or similar insolvency proceeding, or (d) defaults under its lease.

A Cash Trap Event Peiod will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DSCR being equal to or greater than 1.35x for two consecutive calendar quarters;
●	with regard to clause (iii)(a)-(d) above, upon lender receiving reasonably satisfactory evidence that at least 75% of the Major Tenant space has been leased to one or more replacement tenants pursuant to a lease reasonably satisfactory to lender, that each such Major Tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease (or if rent is abated, that borrower has deposited the full amount of the abated rent in a reserve fund under lender’s control), and that all TI/LCs provided in each such replacement Major Tenant lease have been paid (or borrower has deposited the full amount of unpaid TI/LCs in a reserve fund in lender’s control), and delivery of an estoppel certificate reasonably satisfactory to lender from each replacement Major Tenant affirming the foregoing;
●	with regard to clause (iii)(a) above, the Major Tenant revokes any notification of any termination, cancellation or surrender of its lease and delivers an estoppel reasonably acceptable to lender;
●	with regard to clause (iii)(b) above, the Major Tenant has re-occupied its entire space and is open for business;
●	with regard to clause (iii)(c) above, bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to lender; and
●	with regard to clause (iii)(d) above, the subject default is cured, and no other default under the related lease occurs (in each case, beyond any applicable notice and cure period) for a period of two consecutive calendar quarters following such cure.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. From and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of any of the properties that make up the Riverwalk Business Park Portfolio, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greatest of (a) 100% of the net proceeds of the sale, (b) 125% of the allocated loan amount, (iii) (a) an amount that would result in the debt service coverage ratio following the release being no less than the greater of 1.90x and the debt service coverage ratio immediately prior to the release, (b) an amount that would result in the debt yield following the release being no less than the greater of 16.3% and the debt yield immediately prior to the release, (c) an amount that would result in the loan-to-value ratio being not more than the lesser of 42.5% or the loan-to-value ratio prior to release.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. The borrowers ground lease the land beneath the portfolio from The Salt River Pima-Maricopa Indian Community on a ground lease through May 2088. The ground rent at each for the four properties is the greater of $20,000 per year versus 8% of net operating income. Ground rent is reconciled for each building on a calendar year basis. See “Risk Factors-Risks Relating to the Mortgage Loans-Risks Relating to Leasehold Interests in Mortgaged Properties Located within Native American Reservations” in the Preliminary Prospectus.

A-3-77

Office – Suburban	Loan #10	Cut-off Date Balance:	$34,982,641
Various	Riverwalk Business Park	Cut-off Date LTV:	42.1%
Scottsdale, AZ 85256		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	19.0%

Terrorism Insurance. The Riverwalk Business Park Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) named storm and earthquake coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-78

Mortgage Loan No. 11 – Addison Arts Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
				Location:	Berkeley, CA 94704
Original Balance:		$30,100,000		General Property Type:	Multifamily
Cut-off Date Balance:		$30,100,000		Detailed Property Type:	Mid Rise
% of Initial Pool Balance:		3.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2016/NAP

Borrower Sponsor:		Avi Nevo		Size:	69 Units

Guarantor(1):		Avi Nevo		Cut-off Date Balance per Unit:	$436,232

Mortgage Rate:		6.5600%		Maturity Date Balance per Unit:	$436,232
Note Date:		11/25/2024		Property Manager:	Self-managed
Maturity Date:		12/6/2029		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$2,471,023
Amortization Term:		0 months		UW NCF:	$2,453,773
IO Period:		60 months		UW NOI Debt Yield:	8.2%
Seasoning:		1 month		UW NCF Debt Yield:	8.2%
Prepayment Provisions:		L(25),D(28),O(7)		UW NOI Debt Yield at Maturity:	8.2%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NCF DSCR:	1.23x
Additional Debt Type:		NAP		Most Recent NOI:	$2,561,645 (10/31/2024 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI:	$2,433,838 (12/31/2023)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$1,882,553 (12/31/2022)
				Most Recent Occupancy:	100.0% (11/1/2024)
Reserves				2nd Most Recent Occupancy:	96.4% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.8% (12/31/2022)
RE Taxes:	$151,471	$37,868	NAP	Appraised Value (as of):	$43,900,000 (10/15/2024)
Insurance:	$5,753	$2,876	NAP	Appraised Value per Unit:	$636,232
Replacement Reserve:	$0	$1,438	$51,750	Cut-off Date LTV Ratio:	68.6%
				Maturity Date LTV Ratio:	68.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,100,000	100.0%	Payoff	$27,694,197	92.0%
			Closing Costs(2)	$2,183,662	7.3%
			Upfront Reserves	$157,224	0.5%
			Return of Equity	$64,917	0.2%
Total Sources:	$30,100,000	100.0%	Total Uses:	$30,100,000	100.0%

(1)	The Addison Arts Apartments Mortgage Loan (as defined below) is structured with a partial guaranty in the amount of $2,500,000 which will remain outstanding until the Addison Arts Apartments Property achieves a 9.0% debt yield.
(2)	Closing Costs include a rate buydown of $1,505,000.

The Mortgage Loan. The eleventh largest mortgage loan (the “Addison Arts Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,100,000 and secured by a first-priority fee mortgage encumbering a 69-unit mid-rise multifamily property in Berkeley, California (the “Addison Arts Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower for the Addison Arts Apartments Mortgage Loan is 1935 Addison Street, LLC, a single-purpose, Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Addison Arts Apartments Mortgage Loan. The borrower sponsor and non-recourse carve-out guarantor for the Addison Arts Apartments Mortgage Loan is Avi Nevo. Avi Nevo is the founder and owner of Segula Investments, a Berkeley, California based real estate development company that has developed over 380 residential units and over 120,000 square feet of commercial office and ground floor retail, all of which is located in the Berkeley area. The Addison Arts Apartments Mortgage Loan is structured with a partial guaranty in the amount of $2,500,000 which will remain outstanding until the Addison Arts Apartments Property achieves a 9.0% debt yield.

The Property. The Addison Arts Apartments Property is a 69-unit, mid-rise multifamily property located in Berkeley, California, three blocks west of the University of California, Berkeley (“UC Berkeley”). Situated on a 0.34-acre site, the improvements consist of a single six-story building constructed in 2016. The Addison Arts Apartments Property features amenities such as on-site laundry, a rooftop lounge, bike storage, and a parking garage. Unit amenities include stainless steel appliances, granite countertops, garbage disposals, dishwashers, ceiling fans, and private patios in select units. The Addison Arts Apartments Property features nine garage spaces that may be leased by residents for an additional fee.

A-3-79

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$30,100,000
1933 Addison Street	Addison Arts Apartments	Cut-off Date LTV:	68.6%
Berkeley, CA 94704		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	8.2%

As of November 1, 2024, the Addison Arts Apartments Property was 100.0% occupied. Since January 2022, occupancy has averaged 97.4%. The unit mix at the Addison Arts Apartments Property is comprised of nine studio units, six one-bedroom units, 53 two-bedroom units and one three-bedroom unit. The Addison Arts Apartments Property also features 7,172 square feet of commercial space which is currently 100.0% leased to three tenants and contributes $293,340 of rental income (8.4% of effective gross income). The three commercial tenants are The Office, LLC (5,905 square feet, 82% of commercial NRA), a professional coworking space, Rush Bowls (690 square feet, 10% of commercial NRA), an acai bowl shop, and Lorrie Williams Stylist, (577 square feet, 8% of commercial NRA), a hair salon. Rent concessions have not been offered at the Addison Arts Apartments Property and are not prevalent in the market.

While the Addison Arts Apartments Property is operated as a market-rate building, approximately 89.9% of units are leased to students that in general attend UC Berkeley. All units are rented on a per-unit basis and are not furnished. Parental guarantees are required for tenants that do not meet an income threshold equal to three times the annual rent. As of November 2024, 39 units (56.5%) were leased to students with parental guarantees. Additionally, 23 units (33.3%) were leased to international students. Tenants are permitted to sign shorter term leases on a case-by-case basis, with new leases signed in the trailing-twelve month as of November 2024 averaging a term of approximately 9.7 months.

UC Berkeley does not require students to live on-campus. According to a third-party source, the ratio of on-campus beds to total enrollment at UC Berkeley is 16.3% (7,593 beds), and the ratio of off-campus purpose-built student housing and student-competitive beds to total enrollment ratio is 31.3% (14,544 beds). Combined, the total student housing beds available to UC Berkeley students is 47.6% of total enrollment.

The following table presents certain information relating to the unit mix at the Addison Arts Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	9	9	100.0%	397	3,573	$2,498	$2,500
One Bedroom	6	6	100.0%	668	4,010	$3,337	$3,200
Two Bedroom	53	53	100.0%	872	46,200	$4,309	$4,358
Three Bedroom	1	1	100.0%	1,042	1,042	$6,425	$6,425
Total/Wtd. Avg.	69	69	100.0%	795	54,825	$4,019	$4,045

(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Addison Arts Apartments Property is located in Berkeley, California three blocks west of UC Berkeley. The Addison Arts Apartments Property is located on Addison Street, one block south of University Avenue and one block west of Shattuck Avenue, both of which are the main thoroughfares running through Berkeley. UC Berkeley is a four-year public university with an enrollment of 46,535 students as of the fall 2024 semester. Enrollment at UC Berkeley has increased every year since 2012 (when enrollment was 35,893 students), with the exception of 2020, when enrollment decreased by approximately 858 students due to the COVID-19 pandemic. Approximately 7,593 students (16.3% of total enrollment) live on campus although UC Berkeley does not require students to live on campus at any time.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Addison Arts Apartments Property is 59,211, 215,055 and 393,796, respectively. The 2024 estimated median household income within the same radii was $77,692, $122,131 and $118,901, respectively.

According to the appraisal, the Addison Arts Apartments Property is situated in the Oakland/Berkeley apartment submarket, which contained approximately 96,437 units as of the second quarter of 2024. The Oakland/Berkeley multifamily submarket reported a vacancy rate of 7.6% with an average effective rent of $2,718 per unit.

A-3-80

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$30,100,000
1933 Addison Street	Addison Arts Apartments	Cut-off Date LTV:	68.6%
Berkeley, CA 94704		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	8.2%

The following table presents information regarding certain competitive properties to the Addison Arts Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Addison Arts Apartments Berkeley, CA	2016	69(2)	100.0%(2)	Studio	$2,498(2)
				1BR	$3,337(2)
				2BR	$4,279 - $4,389(2)
				3BR	$6,425(2)
Hillside Village Berkeley, CA	2006	94	87.0%	Studio	$3,310 - $4,450
				1BR	$3,500 - $4,500
				2BR	$3,662 - $6,200
Stadium Place Berkeley, CA	2006	74	90.0%	Studio	$2,900
				1BR	$3,400
				2BR	$5,000
B28 Berkeley, CA	2023	37	97.0%	Studio	$2,795
				1BR	$2,895 - $3,395
				2BR	$3,995 - $4,295
Modera Berkeley Berkeley, CA	2021	205	93.0%	Studio	$3,057 - $3,344
				1BR	$3,173 - $3,810
				2BR	$3,880 - $5,252
				3BR	$5,445
The Berkeley Place Berkeley, CA	2021	50	92.0%	1BR	$2,650 - $3,250
				2BR	$3,550 - $4,050
The Kittridge Berkeley, CA	2024	169	90.0%	Studio	$2,295
				1BR	$2,790
The Standard at Berkeley Berkeley, CA	2021	117	81.0%	Studio	$1,636 - $3,990
				1BR	$3,250 - $3,490
				2BR	$6,099 - $8,640

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1 2024.

Appraisal. The appraisal concluded to an “as-is” appraised value as of October 15, 2024 of $43,900,000.

Environmental Matters. According to the Phase I environmental report dated October 11, 2024, there was no evidence of any recognized environmental conditions at the Addison Arts Apartments Property.

A-3-81

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$30,100,000
1933 Addison Street	Addison Arts Apartments	Cut-off Date LTV:	68.6%
Berkeley, CA 94704		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Addison Arts Apartments Property:

Cash Flow Analysis
	2021	2022	2023	10/31/2024 TTM	U/W	U/W $ per unit
Gross Potential Rent(1)	$2,690,240	$2,937,769	$3,380,713	$3,530,769	$3,327,372	$48,223
Commercial Income	$0	$0	$0	$0	$293,340	$4,251
Other Income(2)	$0	$0	$28,419	$26,985	$47,325	$686
Net Rental Income	$2,690,240	$2,937,769	$3,409,132	$3,557,754	$3,668,037	$53,160
Less Vacancy, Concessions & Credit Loss	$0	$0	$0	$0	($166,369)	($2,411)
Effective Gross Income	$2,690,240	$2,937,769	$3,409,132	$3,557,754	$3,501,669	$50,749

Real Estate Taxes	$467,738	$466,612	485,561	$492,329	$504,158	$7,307
Insurance	$36,138	$23,185	$38,485	$37,331	$34,516	$500
Management Fee	$66,000	$96,570	$67,115	$79,527	$105,050	$1,522
Other Expenses	$370,748	$468,849	$384,133	$386,922	$386,922	$5,608
Total Operating Expenses	$940,624	$1,055,216	$975,294	$996,109	$1,030,646	$14,937

Net Operating Income	$1,749,616	$1,882,553	$2,433,838	$2,561,645	$2,471,023	$35,812
Capital Expenditures	$0	$0	$0	$0	$17,250	$250
Net Cash Flow	$1,749,616	$1,882,553	$2,433,838	$2,561,645	$2,453,773	$35,562

Occupancy(3)	NAV	98.8%	96.4%	100.0%(4)	95.0%(5)
NOI DSCR	0.87x	0.94x	1.22x	1.28x	1.23x
NCF DSCR	0.87x	0.94x	1.22x	1.28x	1.23x
NOI Debt Yield	5.8%	6.3%	8.1%	8.5%	8.2%
NCF Debt Yield	5.8%	6.3%	8.1%	8.5%	8.2%

(1)	U/W Gross Potential Rent is based on the underwritten rent roll dated November 1, 2024.
(2)	Other Income is comprised of parking revenue and in-place pet rent.
(3)	Historical Occupancies represent physical occupancies.
(4)	Represents occupancy based on the underwritten rent roll dated November 1, 2024.
(5)	Based on an economic vacancy of 5.0%.

A-3-82

Mortgage Loan No. 12 – Falls of Westpark

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
				Location:	Houston, TX 77057
Original Balance:		$29,000,000		General Property Type:	Multifamily
Cut-off Date Balance:		$29,000,000		Detailed Property Type:	Low Rise
% of Initial Pool Balance:		3.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1970/2009

Borrower Sponsor:		Rao J. Polavarapu		Size:	352 Units

Guarantor:		Rao J. Polavarapu		Cut-off Date Balance per Unit:	$82,386

Mortgage Rate:		6.8420%		Maturity Date Balance per Unit:	$82,386
Note Date:		12/2/2024		Property Manager:	NMJ, Inc.
Maturity Date:		12/6/2029		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$2,925,819(4)
Amortization Term:		0 months		UW NCF:	$2,837,819
IO Period:		60 months		UW NOI Debt Yield:	10.1%
Seasoning:		1 month		UW NCF Debt Yield:	9.8%
Prepayment Provisions:		L(25),D(32),O(3)		UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NCF DSCR:	1.41x
Additional Debt Type:		NAP		Most Recent NOI(4):	$2,601,562 (10/31/2024 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI:	$2,118,666 (12/31/2023)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$1,858,087 (12/31/2022)
				Most Recent Occupancy:	95.5% (10/31/2024)
Reserves				2nd Most Recent Occupancy:	91.5% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.7% (12/31/2022)
Taxes:	$0	$39,857	NAP	Appraised Value (as of):	$45,500,000 (10/21/2024)
Insurance:	$55,022	$27,511	NAP	Appraised Value per Unit:	$129,261
Replacement Reserve:	$0	$7,333	NAP	Cut-off Date LTV Ratio:	63.7%
Deferred Maintenance:	$168,475	$0	NAP	Maturity Date LTV Ratio:	63.7%
Earnout Reserve(1):	$2,140,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,000,000	100.0%	Loan Payoff(2)	$23,889,183	82.4%
			Upfront Reserves	$2,363,497	8.1%
			Closing Costs(3)	$1,982,772	6.8%
			Return of Equity	$764,548	2.6%
Total Sources:	$29,000,000	100.0%	Total Uses:	$29,000,000	100.0%

(1)	Provided no event of default has occurred and is continuing, the earnout reserve funds may be disbursed to the borrower when the earnout debt service coverage ratio (“Earnout DSCR”) equals at least 1.20x (based on the lender’s adjustments to vacancy, operating expenses, taxes and insurance and capital items). If the earnout reserve funds have not been disbursed by December 2, 2027, the earnout reserve funds may be partially disbursed in an amount such that the outstanding principal balance of the Falls of Westpark Mortgage Loan (as defined below) net of the earnout reserve funds remaining in reserve results in an Earnout DSCR of at least 1.20x. Any outstanding funds remaining in the earnout reserve on December 2, 2027 will be used to partially prepay the Falls of Westpark Mortgage Loan (as defined below), subject to required yield maintenance premiums. The UW DSCR based on NOI/NCF, UW Debt Yield based on NOI/NCF, UW Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity based on the Falls of Westpark Mortgage Loan net of the amounts on deposit in the earnout reserve fund are 1.57x / 1.52x, 10.9% / 10.6%, 10.9% / 10.6%, 59.0%, and 59.0%, respectively.
(2)	Loan payoff include $9,345,233.13 of unsecured loans from unaffiliate third parties.
(3)	Closing Costs include an origination fee of $290,000.
(4)	The increase from Most Recent NOI to UW NOI is primarily due to an increase an occupancy from a 93.6% average in the 10/31/2024 TTM period to the current occupancy of 95.5%, an increase in net effective rents of 3.2%, and a decrease in insurance expense of approximately $138,000.

The Mortgage Loan. The twelfth largest mortgage loan (the “Falls of Westpark Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,000,000 and secured by a first-priority fee mortgage encumbering a 352-unit low rise multifamily property in Houston, Texas (the “Falls of Westpark Property”).

The Borrower and the Borrower Sponsor. The borrower for the Falls of Westpark Mortgage Loan is Falls of Westpark Apartments, Ltd., a single-purpose, Texas limited partnership, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Falls of Westpark Mortgage Loan. The borrower sponsor and non-recourse carve-out guarantor for the Falls of Westpark Mortgage Loan is Rao J. Polavarapu. Rao J. Polavarapu is the owner and founder of Falls Apartment Group, a Houston-based real estate investment company founded in 1998. The Falls Apartment Group currently holds an interest in 23 multifamily properties in the Houston area.

The Property. The Falls of Westpark Property is a 352-unit multifamily complex located in Houston, Texas, approximately 10 miles west of downtown Houston. Situated on an 8.21-acre site, the improvements consist of 13, three-story buildings constructed in 1970. The Falls of Westpark Property features

A-3-83

Multifamily – Low Rise	Loan #12	Cut-off Date Balance:	$29,000,000
6130 Southwest Freeway	Falls of Westpark	Cut-off Date LTV:	63.7%
Houston, TX 77057		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.1%

amenities such as a swimming pool, fitness center, gated entrance, clubhouse, and three laundry facilities. Unit amenities include granite countertops, stainless steel appliances, ceiling fans, and walk-in closets. The Falls of Westpark Property features 270 surface parking spaces, resulting in a parking ratio of 0.77 spaces per unit.

The borrower sponsor acquired the Falls of Westpark Property in 2003 and has invested approximately $6.0 million in capital expenditures since acquisition. Approximately $638,000 has been spent on capital improvements since 2021, including interior improvements such as appliances, wood flooring and carpeting, and exterior improvements such as roofing and landscaping. The borrower sponsor successfully increased net operating income by approximately 42.0%, from $1.8 million in 2021 to $2.6 million in the trailing-twelve months ending October 31, 2024, primarily driven by a 32.0% increase in net rental collections per unit and a 6.7% increase in occupancy.

As of October 31, 2024, the Falls of Westpark Property was 95.5% occupied. Between January 2021 and October 2024 occupancy averaged 91.7%. The unit mix at the Falls of Westpark Property is comprised of 56 studio units, 205 one-bedroom units, 54 two-bedroom units, 30 three-bedroom units and seven four-bedroom units.

The table below shows the unit mix at the Falls of Westpark Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	56	55	98.2%	440	24,640	$875	$875
One Bedroom	205	190	92.7%	727	149,036	$1,201	$1,218
Two Bedroom	54	54	100.0%	920	49,680	$1,488	$1,490
Three Bedroom	30	30	100.0%	1,471	44,130	$1,903	$1,903
Four Bedroom	7	7	100.0%	1,900	13,300	$2,124	$2,130
Total/Wtd. Avg.	352	336	95.5%	798	280,786	$1,275	$1,282

(1)	Based on the underwritten rent roll dated October 31, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Falls of Westpark Property is located in Houston, Texas approximately ten miles west of downtown Houston. Highways proximate to the Falls of Westpark Property include Interstate 69, Interstate 610 and the Westpark Tollway, which provide access to the greater Houston metropolitan area. The Fall of Westpark Property is located in the Galleria/Uptown submarket of Houston, which is a retail hub with affluent demographics with a location near major interstate highways. The Galleria, an approximately 2.4 million square foot super-regional mall, is located approximately 2.5 miles from the Falls of Westpark Property. Major employers in the Houston metropolitan area include NASA Johnson Space Center, University of Texas Medical Branch, ExxonMobil, Shell Oil Co. and Chevron Corp.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Falls of Westpark Property is 42,832, 233,873 and 532,434, respectively. The 2024 estimated median household income within the same radii was $41,003, $63,381 and $68,856, respectively.

According to the appraisal, the Falls of Westpark Property is situated in the Galleria/Uptown multifamily submarket, which contained approximately 17,266 units as of the third quarter of 2024. The Galleria/Uptown multifamily submarket reported a vacancy rate of 7.9% with an average effective rent of $1,504 per unit.

A-3-84

Multifamily – Low Rise	Loan #12	Cut-off Date Balance:	$29,000,000
6130 Southwest Freeway	Falls of Westpark	Cut-off Date LTV:	63.7%
Houston, TX 77057		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.1%

The following table presents information regarding certain competitive properties to the Falls of Westpark Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Falls of Westpark Houston, TX	1970	352(2)	95.5%(2)	Studio	$875(2)
				1BR	$1,201(2)
				2BR	$1,488(2)
				3BR	$1,903(2)
				4BR	$2,124(2)
Watermill Houston, TX	1968	192	99.0%	Studio	$1,070
				1BR	$1,440
				2BR	$1,475 - $1,712
The Alora Houston, TX	1973	400	96.0%	Studio	$781 - $929
				1BR	$869 - $1,169
				2BR	$1,193 - $1,572
				3BR	$1,275 - $1,869
Stonehaven at the Galleria Houston, TX	1968	338	97.0%	1BR	$1,074 - $1,386
				2BR	$1,337 - $1,730
				3BR	$1,860 - $2,191
Lantern Village Houston, TX	1968	1,793	90.0%	1BR	$880 - $1,000
				2BR	$1,150 - $1,450
				3BR	$1,810 - $1,855
				4BR	$1,930 - $2,310
Galleria Flats Houston, TX	1971	160	98.0%	1BR	$1,061 - $1,365
				2BR	$1,365 - $1,616
				3BR	$1,833

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2024.

Appraisal. The appraisal concluded to an “as-is” appraised value as of October 21, 2024 of $45,500,000.

Environmental Matters. According to the Phase I environmental report dated October 25, 2024, there was no evidence of any recognized environmental conditions at the Falls of Westpark Property.

A-3-85

Multifamily – Low Rise	Loan #12	Cut-off Date Balance:	$29,000,000
6130 Southwest Freeway	Falls of Westpark	Cut-off Date LTV:	63.7%
Houston, TX 77057		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Falls of Westpark Property:

Cash Flow Analysis
	2021	2022	2023	10/31/2024 TTM	UW	UW per unit
Gross Potential Rent(1)	$3,722,201	$4,031,514	$4,337,698	$4,928,254	$5,373,228	$15,265
Other Income(2)	$58,545	$59,613	$60,488	$55,506	$55,506	$158
Net Rental Income	$3,780,745	$4,091,127	$4,398,186	$4,983,760	$5,428,734	$15,423
Less Vacancy, Concessions & Credit Loss	($88,346)	($111,555)	($109,589)	($131,523)	($325,651)	($925)
Effective Gross Income	$3,692,399	$3,979,573	$4,288,597	$4,852,237	$5,103,083	$14,497

Real Estate Taxes	$395,305	$452,447	$450,348	$433,687	$478,284	$1,359
Insurance	$220,992	$270,801	$340,378	$468,681	$330,729	$940
Management Fee	$119,926	$120,225	$131,923	$150,039	$153,092	$435
Other Expenses	$1,123,736	$1,278,012	$1,247,283	$1,198,268	$1,215,159	$3,452
Total Operating Expenses	$1,859,959	$2,121,485	$2,169,932	$2,250,675	$2,177,264	$6,185

Net Operating Income	$1,832,441	$1,858,087	$2,118,666	$2,601,562	$2,925,819	$8,312
Capital Expenditures	$0	$0	$0	$0	$88,000	$250
Net Cash Flow	$1,832,441	$1,858,087	$2,118,666	$2,601,562	$2,837,819	$8,062

Occupancy(3)	89.5%	92.7%	91.5%	95.5%(4)	93.9%(5)
NOI DSCR	0.91x	0.92x	1.05x	1.29x	1.45x
NCF DSCR	0.91x	0.92x	1.05x	1.29x	1.41x
NOI Debt Yield	6.3%	6.4%	7.3%	9.0%	10.1%
NCF Debt Yield	6.3%	6.4%	7.3%	9.0%	9.8%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated October 31, 2024.
(2)	Other Income is comprised of laundry, application fees, month-to-month fees, and other miscellaneous fees.
(3)	Historical occupancies represent physical occupancies.
(4)	Represents occupancy based on the borrower rent roll dated October 31, 2024.
(5)	Based on an economic vacancy of 6.1%.

A-3-86

Mortgage Loan No. 13 – Queens Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
				Location:	Elmhurst, NY 11373
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	3.0%			Title Vesting(3):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1973/2004
Borrower Sponsor:	The Macerich Partnership, L.P.			Size(4):	412,033 SF

Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance PSF(1):	$1,274
Mortgage Rate:	5.3700%			Maturity Date Balance PSF(1):	$1,274
Note Date:	10/28/2024			Property Manager:	Macerich Property Management Company, LLC
Maturity Date:	11/6/2029				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$53,620,566
Seasoning:	2 months			UW NCF:	$52,532,319
Prepayment Provisions(2):	L(26),DorYM1(27),O(7)			UW NOI Debt Yield(1):	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	10.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Balance(1):	$500,000,000			UW NCF DSCR(1):	1.84x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$49,730,304 (9/30/2024 TTM)
				2nd Most Recent NOI:	$52,482,275 (12/31/2023)
Reserves				3rd Most Recent NOI:	$55,476,544 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.4% (10/7/2024)
Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	98.9% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.7% (12/31/2022)
Replacement Reserves:	$0	Springing	$206,017	Appraised Value (as of):	$1,060,000,000 (9/19/2024)
TI / LC Reserve:	$0	Springing	$641,476	Appraised Value PSF:	$2,573
Outstanding TI/LC and Gap Rent:	$12,211,534	$0	NAP	Cut-off Date LTV Ratio(1):	49.5%
				Maturity Date LTV Ratio(1):	49.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$525,000,000	85.2%	Loan Payoff	$601,802,949	97.7%
Borrower Sponsor Equity	$91,238,851	14.8%	Reserves	$12,211,534	2.0%
			Closing Costs	$2,224,368	0.4%
Total Sources:	$616,238,851	100.0%	Total Uses:	$616,238,851	100.0%
(1)	The Queens Center Mortgage Loan (as defined below) is part of the Queens Center Whole Loan (as defined below), which is comprised of 33 pari passu promissory notes with an aggregate original principal balance of $525,000,000. The Financial Information in the chart above is based on the Queens Center Whole Loan. See “The Mortgage Loan” below.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on December 6, 2024. Defeasance of the Queens Center Whole Loan in full is permitted at any time after the earlier to occur of (i) November 6, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Lockout Release Date”). In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Queens Center Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in May 2029, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Queens Center Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 26 payments is based on the anticipated closing date of the WFCM 2025-5C3 securitization in January 2025. The actual lockout period may be longer.
(3)	See “Ground Lease” below.
(4)	Size is exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan (the “Queens Center Whole Loan”) evidenced by 33 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000. The Queens Center Whole Loan is secured by the borrowers’ fee and leasehold interests in a 412,033 square foot retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the non-controlling Note A-2-6. The Queens Center Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”).

The relationship among the holders of the notes evidencing the Queens Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Queens Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C31 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-87

Retail – Super Regional Mall	Loan #13	Cut-off Date Balance:	$25,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The table below identifies the promissory notes that comprise the Queens Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	BBCMS 2024-5C31	Yes
A-1-2	$25,000,000	$25,000,000	Benchmark 2024-V12	No
A-1-3(1)	$25,000,000	$25,000,000	GACC	No
A-1-4-1	$16,000,000	$16,000,000	BMO 2024-5C8	No
A-1-4-2(1)	$4,000,000	$4,000,000	GACC	No
A-1-5	$15,000,000	$15,000,000	BMO 2024-5C8	No
A-1-6-1	$7,000,000	$7,000,000	Benchmark 2024-V12	No
A-1-6-2(1)	$8,000,000	$8,000,000	GACC	No
A-2-1	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-2-2-1	$10,000,000	$10,000,000	Benchmark 2024-V12	No
A-2-2-2	$5,000,000	$5,000,000	BMO 2024-5C8	No
A-2-3	$15,000,000	$15,000,000	BMO 2024-5C8	No
A-2-4-1	$11,500,000	$11,500,000	Benchmark 2024-V12	No
A-2-4-2(1)	$3,500,000	$3,500,000	GSBI	No
A-2-5(1)	$15,000,000	$15,000,000	GSBI	No
A-2-6	$25,000,000	$25,000,000	WFCM 2025-5C3	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11	No
A-3-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-3-3	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-3-4	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-3-5	$7,000,000	$7,000,000	BANK5 2024-5YR12	No
A-4-1-1	$10,000,000	$10,000,000	BBCMS 2024-5C31	No
A-4-1-2	$5,000,000	$5,000,000	BMO 2024-5C8	No
A-4-2	$15,000,000	$15,000,000	BMO 2024-5C8	No
A-4-3	$15,000,000	$15,000,000	Benchmark 2024-V12	No
A-4-4-1(1)	$8,500,000	$8,500,000	BMO	No
A-4-4-2	$6,500,000	$6,500,000	Benchmark 2024-V12	No
A-4-5(1)	$15,000,000	$15,000,000	BMO	No
A-4-6	$25,000,000	$25,000,000	BBCMS 2024-5C31	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11	No
A-5-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-5-3	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-5-4	$8,000,000	$8,000,000	BANK5 2024-5YR12	No
Total	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsor. The borrowers are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Queens Center Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., which is a subsidiary of Macerich. Macerich is a fully integrated, self-managed and self-administered real estate investment trust. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million square feet of real estate consisting primarily of interests in 41 retail centers.

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 square foot (412,033 collateral square feet) super regional mall located in Elmhurst, New York situated on an 11.21-acre parcel with 8.41 acres of owned acreage and 1,903 parking spaces. Of the 968,757 total square feet, 412,033 square feet constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people as of 2022. The Queens Center Mall has historically benefited from high tenant demand with occupancy averaging nearly 99% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased and features a mix of 120 national and regional tenants. Since 2022, the borrower sponsor has been able to re-tenant or renew over 60% of the collateral square feet. Recently, the borrower sponsor has leased to several new tenants including Primark (54,832 square feet), ZARA (36,463 square feet) and H&M (19,694 square feet).

The Queens Center Mall was originally acquired by the borrower sponsor in 1995. In 2004, the borrower sponsor invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line square feet and JCPenney’s development of an

A-3-88

Retail – Super Regional Mall	Loan #13	Cut-off Date Balance:	$25,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

approximately 204,000 square foot box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the borrowers have invested $65.2 million in leasing capital, common area renovations and operational upgrades with a planned investment of an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward buildout of ZARA’s new 36,463 square foot store, which combined 10 in-line units across two floors. Furthermore, The Macerich Company (“Macerich”) has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 square feet) and H&M (19,694 square feet), respectively.

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales PSF are significantly higher than the national average, with comparable mall shop sales reported at $1,731 PSF ($1,165 PSF excluding Apple). According to the borrower sponsor, as of TTM July 2024, the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants. The four largest tenants by underwritten base rent at Queens Center Property are Primark, American Eagle Outfitters, ZARA and H&M.

Primark (54,832 square feet; 13.3% of NRA; 5.6% of underwritten base rent). Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores across 17 countries across Europe and the United States. The Queens Center Property hosts Primark’s newest location in the Tri-State area. Primark is in occupancy, having taken possession of its space in December 2024. Primark’s lease expires in January 2035, with two, five-year extension options remaining and a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided Primark gives notice within 90 days following November 30, 2028.

American Eagle Outfitters (10,268 square feet; 2.5% of NRA; 3.4% of underwritten base rent). Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories and personal care products. With over 1,000 stores worldwide, American Eagle Outfitters focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 PSF). American Eagle Outfitters’ lease at the Queens Center Property expires in September 2032 and has no extension or termination options.

ZARA (36,463 square feet; 8.8% of NRA; 3.2% of underwritten base rent). Founded in 1974, ZARA is an international fashion retailer and part of the Inditex Group. ZARA operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA’s forecasted reported annual sales for the TTM July 2024 period are $23,559,201 ($646 PSF). ZARA’s lease at the Queens Center Property expires in November 2033, with one, five-year extension option remaining and a termination option effective either (i) December 31, 2028 or (ii) May 31, 2031, in each case upon 270 days’ prior notice and payment of a termination fee.

H&M (19,694 square feet; 4.8% of NRA; 2.8% of underwritten base rent). Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women and children. H&M has over 4,300 stores across 77 countries worldwide and is known for its commitment to affordable fashion. H&M’s lease at the Queens Center Property expires in January 2035, with two, four-year extension options remaining and a termination option if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided H&M gives notice within 120 days following such period.

The following table presents certain information relating to the sales history for the Queens Center Property:

Comparable Sales History(1)
	2019	2021	2022	2023	TTM July 2024
Comparable Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Comparable Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Comparable Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Comparable Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416
(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. 2020 numbers are excluded due to the COVID-19 pandemic.
(2)	Occupancy Cost is calculated based on gross sales divided by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors, as provided by the borrower sponsor.

A-3-89

Retail – Super Regional Mall	Loan #13	Cut-off Date Balance:	$25,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the tenancy at the Queens Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	2023 Sales $	2023 Sales PSF	Occ Cost %	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Primark(3)	NR/NR/NR	54,832	13.3%	$2,967,306	5.6%	$54.12	NAV	NAV	NAV	1/31/2035	2 x 5 Yr	Y
ZARA(4)	NR/NR/NR	36,463	8.8%	$1,700,000	3.2%	$46.62	3,994,896	$110	42.6%	11/30/2033	1 x 5 Yr	Y
H&M(5)	NR/NR/NR	19,694	4.8%	$1,477,050	2.8%	$75.00	NAV	NAV	NAV	1/31/2035	2 x 4 Yr	Y
American Eagle Outfitters	NR/NR/NR	10,268	2.5%	$1,773,181	3.4%	$172.69	10,590,053	$1,031	16.7%	9/30/2032	None	N
Subtotal/Wtd. Avg.		121,257	29.4%	$7,917,537	15.0%	$65.30
Select In-Line < 10,000 SF
Apple Store	NR/Aaa/AA+	8,706	2.1%	$1,558,044	3.0%	$178.96	139,751,549	$16,052	1.1%	7/31/2025	1 x 5 Yr	N
Finish Line	NR/NR/NR	8,625	2.1%	$1,669,923	3.2%	$193.61	9,045,252	$1,049	18.5%	8/31/2025	None	N
Adidas	NR/NR/NR	8,183	2.0%	$1,104,705(6)	2.1%	$135.00	5,184,028	$634	21.3%	1/31/2029	None	Y(7)
The Cheesecake Factory	NR/NR/NR	8,077	2.0%	$848,085	1.6%	$105.00	9,583,610	$1,187	8.8%	1/31/2037	2 x 5 Yr	N
Hollister Co.	NR/NR/NR	8,028	1.9%	$879,028	1.7%	$109.50	7,586,511	$945	11.6%	1/31/2027	None	N
Victoria’s Secret	NR/NR/NR	7,767	1.9%	$1,285,796	2.4%	$165.55	10,693,232	$1,377	12.0%	1/31/2033	None	N
Subtotal/Wtd. Avg.		49,386	12.0%	$7,345,580	13.9%	$148.74
Other Tenants		222,284	53.9%	$37,530,596	71.1%	$168.84
Occupied Collateral Total		392,927	95.4%	$52,793,713	100.0%	$134.36
Vacant Space(8)		19,106	4.6%
Total/Wtd. Avg.		412,033	100.0%
(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, and pays a termination fee.
(4)	ZARA has the right to terminate its lease effective either (i) December 31, 2028 or (ii) May 31, 2031, in each case upon 270 days’ prior notice and payment of a termination fee.
(5)	H&M has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period and pays a termination fee.
(6)	During the period commencing January 2024 and continuing through December 2024, in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas paid reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(7)	If Adidas’ gross sales for calendar year 2024 (the “Test Period”) do not exceed $7,000,000, anytime during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days’ prior written notice and the payment of a termination fee. Adidas’ sales for the TTM July 2024 period were $5,438,309.
(8)	Vacant space includes 8,351 square feet currently occupied by tenants known to be vacating that is underwritten as vacant. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

A-3-90

Retail – Super Regional Mall	Loan #13	Cut-off Date Balance:	$25,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the Queens Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling(3)	Approx. Cumulative % of SF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2024	10	21,754	5.3%	5.3%	$4,334,114	8.2%	8.2%	$199.23
2025	28	77642	18.8%	24.1%	$9,690,548	18.4%	26.6%	$124.81
2026	17	37,142	9.0%	33.1%	$7,896,124	15.0%	41.5%	$212.59
2027	13	25,249	6.1%	39.3%	$3,456,921	6.5%	48.1%	$136.91
2028	11	19,816	4.8%	44.1%	$3,090,862	5.9%	53.9%	$155.98
2029	16	32,294	7.8%	51.9%	$6,424,947	12.2%	66.1%	$198.95
2030	5	8572	2.1%	54.0%	$1,167,451	2.2%	68.3%	$136.19
2031	1	389	0.1%	54.1%	$175,873	0.3%	68.6%	$452.12
2032	2	11,788	2.9%	56.9%	$1,966,221	3.7%	72.4%	$166.80
2033	8	52,114	12.6%	69.6%	$3,599,219	6.8%	79.2%	$69.06
2034	10	12,981	3.2%	72.7%	$3,290,888	6.2%	85.4%	$253.52
2035 & Thereafter	8	93,186	22.6%	95.4%	$7,700,543	14.6%	100.0%	$82.64
Vacant	0	19,106	4.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	129	412,033	100.0%		$52,793,713	100.0%		$134.36
(1)	Based on the underwritten rent roll as of October 7, 2024.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.
(3)	SF Rolling, Approx. % of Total SF Rolling, Approx. Cumulative % of SF Rolling and UW Rent PSF Rolling are exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of New York City. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. In 2023, the average household income within a one-, three- and five-mile radius was $86,791, $92,204 and $98,765, respectively. In 2023, the population within the same radii was 191,469, 907,210 and 2,357,847, respectively.

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with TTM July 2024 sales of approximately $130 million. According to the appraisal, the Queens Retail market, as of the second quarter of 2024, had a total inventory of approximately 5.7 million square feet with an 11.3% vacancy rate.

As the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents, making Queens the fourth densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income of approximately $104,000. The Queens Center Mall has four power centers and four super-regional retail centers in its market; however, the Queens Center Mall offers superior access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard and the Long Island Expressway.

A-3-91

Retail – Super Regional Mall	Loan #13	Cut-off Date Balance:	$25,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 1999, 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall(3)	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdale’s, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 SF of space associated with Macy’s and JCPenney, which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

A-3-92

Retail – Super Regional Mall	Loan #13	Cut-off Date Balance:	$25,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens Center Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023	TTM 9/30/2024	UW(1)	UW Per SF
Rents in Place	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	$128.13
Rent Steps	$0	$0	$0	$0	$0	$0	$1,247,807	$3.03
Vacant Income	$0	$0	$0	$0	$0	$0	$4,370,011	$10.61
Gross Potential Income	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	$141.76

Reimbursements	$30,790,847	$29,765,742	$27,453,264	$29,305,910	$29,580,066	$30,900,451	$31,470,373	$76.38
Percentage Rent	$87,927	$284,409	$1,504,768	$1,176,649	$211,061	$4,663	$0	$0.00
Other Income(2)	$18,077,641	$9,515,462	$14,790,599	$20,746,611	$16,405,772	$15,580,030	$15,262,235	$37.04
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	$255.18
(Vacancy/Bad Debt)(3)	($482,316)	($7,429,704)	$3,086,693	($396,362)	$285,757	($1,035,603)	($4,370,011)	(10.61)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	$244.58

Real Estate Taxes	$28,285,488	$29,999,255	$29,577,588	$27,309,540	$26,831,221	$26,587,630	$26,925,545	$65.35
Insurance	$254,934	$356,236	$424,981	$453,227	$419,257	$486,435	$531,957	$1.29
Management Fee	$1,106,734	$952,496	$923,502	$1,003,129	$876,335	$860,247	$1,000,000	$2.43
Ground Rent Expense	$441,719	$441,719	$461,478	$471,358	$471,358	$502,544	$608,041	$1.48
Other Operating Expenses	$17,087,387	$11,923,051	$16,497,949	$18,037,954	$18,220,668	$18,803,076	$18,088,019	$43.90
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	$114.44

Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	$130.14
Capital Expenditures	$0	$0	$0	$0	$0	$0	$119,490	$0.29
TI/LC	$0	$0	$0	$0	$0	$0	$968,757	$2.35
Net Cash Flow(4)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	$127.50

Occupancy	98.9%	97.9%	97.6%	98.7%	98.9%	95.4%(1)	95.8%(5)
NOI DSCR(6)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.88x
NCF DSCR(6)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.84x
NOI Debt Yield(6)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.2%
NCF Debt Yield(6)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.0%
(1)	Based on the underwritten rent roll dated October 7, 2024.
(2)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(3)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for UW. Positive periods reflect recovery of bad debt.
(4)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.
(5)	UW Occupancy is based on an economic vacancy of 4.2%.
(6)	Debt service coverage ratios and debt yields are based on the Queens Center Whole Loan.

Ground Lease. A 17,450 square foot portion of the Queens Center Property located on the northeast corner of 92nd Street and 59th Avenue (the “Ground Leased Parcel”) is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The current annual base rent is $595,510, which is required to be adjusted every three years by the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index. The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: between May 1, 2039 and April 30, 2046, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the “Put Right”), with the notice date being deemed to be March 2, 2046, if the Ground Landlord fails to provide such notice by April 30, 2046, and the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord’s notice is sent (the “Call Right”). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel.

A-3-93

Mortgage Loan No. 14 – Teller Avenue Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
				Location:	Bronx, NY
Original Balance:	$18,600,000			General Property Type:	Multifamily
Cut-off Date Balance:	$18,600,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	2.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various

Borrower Sponsor:	Joel Mittelman			Size:	61 Units

Guarantor(1):	Joel Mittelman			Cut-off Date Balance per Unit:	$304,918

Mortgage Rate:	7.4200%			Maturity Date Balance per Unit:	$293,837
Note Date:	12/24/2024			Property Manager:	Various
Maturity Date:	1/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$1,914,097
Amortization Term:	360 months			UW NCF:	$1,898,847
IO Period:	12 months			UW NOI Debt Yield:	10.3%
Seasoning:	0 months			UW NCF Debt Yield:	10.2%
Prepayment Provisions:	L(24),D(32),O(4)			UW NOI Debt Yield at Maturity:	10.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.23x
Additional Debt Type:	NAP			Most Recent NOI(2):	$1,969,015 (10/31/2024 TTM)
Additional Debt Balance:	$0			2nd Most Recent NOI:	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	NAV
				Most Recent Occupancy:	96.7% (12/11/2024)
Reserves				2nd Most Recent Occupancy:	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	NAV
RE Taxes:	$47,049	$23,524	NAP	Appraised Value (as of)(3)(4):	$27,200,000 (Various)
Insurance:	$16,715	$5,572	NAP	Appraised Value per Unit:	$445,902
Replacement Reserve:	$0	$1,271	NAP	Cut-off Date LTV Ratio:	68.4%
Deferred Maintenance:	$38,600	$0	NAP	Maturity Date LTV Ratio:	65.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,600,000	94.2%	Loan Payoff:	$18,600,000	94.2%
Borrower Sponsor Equity:	$1,145,376	5.8%	Closing Costs(5):	$1,043,012	5.3%
			Upfront Reserves:	$102,364	0.5%
Total Sources:	$19,745,376	100.0%	Total Uses:	$19,745,376	100.0%
(1)	The Teller Avenue Portfolio Mortgage Loan (as defined below) is structured with a partial guaranty in the amount of $1,860,000.
(2)	Most Recent NOI for the 80 Clinton Place Property is T-9 annualized.
(3)	The Appraised Value includes $7,851,335 in present value of 421A tax savings. See –“The Property” for more information.
(4)	The Appraised Value is as of September 30, 2024 for the 1433 Teller Avenue Property and the 1441 Teller Avenue Property, and as of November 1, 2024 for the 80 Clinton Place Property.
(5)	Closing Costs include an interest rate buydown of $186,000.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Teller Avenue Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,600,000 and secured by a first-priority fee mortgage encumbering three, mid-rise style multifamily properties totaling 61 units in Bronx, New York (the “Teller Avenue Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Teller Avenue Portfolio Mortgage Loan are 1433 Teller Ave LLC, 1441 Teller Ave LLC and 80 Clinton Place LLC, three single-purpose, New York limited liability companies. The borrower sponsor and non-recourse carve-out guarantor for the Teller Avenue Portfolio Mortgage Loan is Joel Mittelman. In 2017, Mr. Mittelman founded Skyward Developers, a construction company specializing in renovations and new builds. Mr. Mittelman’s current portfolio includes full or partial ownership interests in 12 multifamily properties totaling 258 units, all located in the Bronx, New York.

The Property. The Teller Avenue Portfolio Properties are comprised of a 26-unit multifamily property (the “80 Clinton Place Property”), a 19-unit multifamily property (the “1433 Teller Avenue Property”), and a 16-unit multifamily property (the “1441 Teller Avenue Property”). The Teller Avenue Portfolio Properties are all located in Bronx, New York within 2.0 miles of one another. As of December 11, 2024, the Teller Avenue Portfolio Properties were 96.7% occupied in aggregate. The 1433 Teller Avenue Property and the 1441 Teller Avenue Property are located within a five minute walk to Claremont Park, and a thirteen minute walk to the 170th Street subway station. The 80 Clinton Place Property is located within a seven minute walk to Bronx Community College and the 183rd Street subway station.

The Teller Avenue Portfolio Properties are expected to benefit from tax abatements under the 421a tax abatement program, whereby a specific number of units at each of the Teller Avenue Portfolio Properties must be rented to tenants whose income does not exceed 130% of the area median income. A total of 58 of the 61 units at the Teller Avenue Portfolio Properties have been designated as affordable units under the 421a tax abatement program. The appraisal concluded that the in-place rents for all 58 affordable units are in compliance with the income requirements. The 421a tax abatement program grants partial exemptions of real estate taxes for qualifying newly constructed properties located outside of Manhattan’s “exclusion zone” during its construction period and, with respect to qualifying developments that provide affordable housing, may grant an additional 35-year tax exemption. With

A-3-94

Multifamily – Mid Rise	Loan #14	Cut-off Date Balance:	$18,600,000
Various	Teller Avenue Portfolio	Cut-off Date LTV:	68.4%
Bronx, NY		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	10.3%

respect to the Teller Avenue Portfolio Properties, each 35-year tax exemption is expected to phase out in the last 10 years based on the percentage of affordable units provided at the respective Teller Avenue Portfolio Property.

As of origination, the 1441 Teller Avenue Property has received the 421a tax abatement, while the 80 Clinton Place Property and the 1433 Teller Avenue Property are still awaiting approval from the city. Legal counsel for the 421a tax abatement program issued an opinion for the benefit of the borrowers and the lender opining that the Teller Avenue Portfolio Properties should be approved to receive the 421a tax abatement. The Teller Avenue Portfolio Mortgage Loan is structured with a full payment guaranty until all three of the Teller Avenue Portfolio Properties have received the 421a tax abatement.

Additionally, the Teller Avenue Portfolio Properties participate in the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program. The CityFHEPS program provides rental assistance in the form of housing vouchers to households with children, with a household income of up to 200% of the federal poverty level and that are either staying at a shelter or at risk of entering a shelter. The subsidy amounts provided by CityFHEPS are published by the Department of Social Services each year and the appraisal concluded that the current in-place rents at the Teller Avenue Portfolio Properties are achievable based on the maximum subsidy amounts.

The Teller Avenue Portfolio Mortgage Loan is structured with (a) a 100% payment guaranty, which burns off at such time as the 1433 Teller Avenue Property and the 80 Clinton Place Property are approved for the tax abatement under the 421a tax abatement program; (b) springing full recourse in the event that any of the Teller Avenue Portfolio Properties fail to maintain their respective tax abatements under the 421a tax abatement program, the related borrower has CityFHEPs tenants and fails to comply with such program, the city amends or terminates the CityFHEPs program in any manner that reduces the rental stream at any of the Teller Avenue Portfolio Properties or any of the Teller Avenue Portfolio Properties become ineligible to receive CityFHEPs tenants; and (c) a partial guaranty in the amount of $1,860,000 for the term of the Teller Avenue Portfolio Mortgage Loan.

The following table presents a portfolio summary of the Teller Avenue Portfolio Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated(1)	Number of Units(2)	Occ. %(2)	Allocated Cut-off Date Mortgage Loan Amount (“ALA”)	Appraised Value(2)	Underwritten Net Cash Flow	Monthly Average In-Place Rent per Unit(3)
80 Clinton Place	2023 / NAP	26	92.3%	$7,250,000	$10,600,000	$762,182	$2,898
1433 Teller Avenue	1920 / 2023	19	100.0%	5,950,000	8,700,000	585,745	$2,983
1441 Teller Avenue	1920 / 2023	16.	100.0%	5,400,000	7,900,000	550,920	$3,248
Total/Wtd. Avg.		61	96.7%	$18,600,000	$27,200,000	$1,898,847	$3,020
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 11, 2024.
(3)	Monthly Average In-Place Rent per Unit is based on occupied units.

80 Clinton Place Property. The 80 Clinton Place Property is a 26-unit, mid-rise multifamily property that consists of one, five-story apartment building built in 2023. The 80 Clinton Place Property features 19 studio and seven one-bedroom layouts. As of December 11, 2024, the 80 Clinton Place Property was 92.3% occupied.

80 Clinton Place Property Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average In-Place Rent per Unit(2)	Monthly Average Market Rent per Unit
Studio	19	17	89.5%	351	6,677	$2,851	$2,851
One Bedroom	7	7	100.0%	357	2,499	$3,013	$3,013
Total/Wtd. Avg.	26	24	92.3%	353	9,176	$2,898	$2,895
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 11, 2024.
(3)	Monthly Average In-Place Rent per Unit is based on occupied units.

1433 Teller Avenue Property. The 1433 Teller Avenue Property is a 19-unit mid-rise multifamily property that consists of one, five-story apartment building. The 1433 Teller Avenue Property was originally constructed in 1920 and has undergone significant renovations totaling $4.6 million since being acquired by the related borrower in 2021. The 1433 Teller Avenue Property features 14 studio and five one-bedroom layouts. As of December 11, 2024, the 1433 Teller Avenue Property was 100.0% occupied.

1433 Teller Avenue Property Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average In-Place Rent per Unit	Monthly Average Market Rent per Unit
Studio	14	14	100.0%	420	5,880	$2,911	$2,864
One Bedroom	5	5	100.0%	521	2,605	$3,186	$3,059
Total/Wtd. Avg.	19	19	100.0%	447	8,485	$2,983	$2,915
(1)	Based on the underwritten rent roll dated December 11, 2024.

A-3-95

Multifamily – Mid Rise	Loan #14	Cut-off Date Balance:	$18,600,000
Various	Teller Avenue Portfolio	Cut-off Date LTV:	68.4%
Bronx, NY		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	10.3%

1441 Teller Avenue Property. The 1441 Teller Avenue Property is a 16-unit mid-rise multifamily property that consists of one, five-story apartment building. The 1441 Teller Avenue Property was originally constructed in 1920 and has undergone significant renovations totaling $4.5 million since being acquired by the related borrower in 2021. The 1441 Teller Avenue Property features six studio, four one-bedroom, and six two-bedroom layouts. As of December 11, 2024, the 1441 Teller Avenue Property was 100.0% occupied.

1441 Teller Avenue Property Unit Mix (1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average In-Place Rent per Unit	Monthly Average Market Rent per Unit
Studio	6	6	100.0%	330	1,980	$2,854	$2,829
One Bedroom	4	4	100.0%	406	1,624	$3,141	$3,059
Two Bedroom	6	6	100.0%	589	3,535	$3,711	$3,599
Total/Wtd. Avg.	16	16	100.0%	446	7,139	$3,248	$3,175
(1)	Based on the underwritten rent roll dated December 11, 2024.

The Market. The Teller Avenue Portfolio Properties are located in Bronx, New York in the Bronx County apartment submarket.

The 80 Clinton Place Property is located in the University Heights neighborhood of the Bronx, within six blocks of the 183rd Street subway station. Additionally, the 80 Clinton Place Property is located within one mile of the University Heights train station, the Major Deegan Expressway, Cross Bronx Expressway and the George Washington Bridge. The 1433 Teller Avenue Property and the 1441 Teller Avenue Property are located adjacent to each other in the Concourse neighborhood of the Bronx, within 0.5 miles of the 170th Street subway station. Additionally, the 1433 Teller Avenue Property and the 1441 Teller Avenue Property are located within one mile of the Cross Bronx Expressway and the Major Deegan Expressway.

As of the third quarter of 2024, the Bronx County apartment submarket had an inventory of 45,874 units with a vacancy rate of 3.5%. The average monthly asking rent was $2,220 per unit.

The following table presents information regarding certain competitive properties to the Teller Avenue Portfolio Properties:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
80 Clinton Place	2023 / NAP	26	92.3%	Studio	$2,851(2)
Bronx, NY				1BR	$3,013(2)
1433 Teller Avenue	1920 / 2023	19	100.0%	Studio	$2,911(2)
Bronx, NY				1BR	$3,186(2)
1441 Teller Avenue	1920 / 2023	16	100.0%	Studio	$2,854(2)
				1BR	$3,141(2)
Bronx, NY				2BR	$3,711(2)
548 East 183rd Street	1912 / 2021	32	NAV	Studio	$2,378
Bronx, NY				1BR	$2,457
2415 Arthur Avenue	2015 / NAP	64	NAV	Studio	$2,200
Bronx, NY				1BR	$2,350
1182 Ogden Avenue	2022 / NAP	21	NAV	Studio	N/A
Bronx, NY				1BR	$2,400
23 Bruckner Boulevard	2016 / NAP	190	NAV	Studio	$2,650
Bronx, NY				1BR	$2,750
2001 Story Ave & 2103 Honeywell Ave	1973 / 2023	552	NAV	Studio	$2,589
Bronx, NY				1BR	$2,601
2321 Belmont Avenue	2022 / NAP	42	NAV	Studio	N/A
Bronx, NY				1BR	$2,318

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 11, 2024.

Appraisal. The appraisal concluded to an “as-is” appraised value as of September 30, 2024 and November 1, 2024 of $27,200,000.

Environmental Matters. According to the Phase I environmental reports dated October 7, 2024 and December 2, 2024, there was no evidence of any recognized environmental conditions at the Teller Avenue Portfolio Properties.

A-3-96

Multifamily – Mid Rise	Loan #14	Cut-off Date Balance:	$18,600,000
Various	Teller Avenue Portfolio	Cut-off Date LTV:	68.4%
Bronx, NY		U/W NCF DSCR:	1.23x
		U/W NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Teller Avenue Portfolio Properties:

	10/31/2024 TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$2,173,867	$2,206,794	$36,177
Other Income(3)	$0	$135,792	$2,226
Net Rental Income	$2,173,867	$2,342,586	$38,403
Less Vacancy, Concessions & Credit Loss	$0	($109,292)	($1,792)
Effective Gross Income	$2,173,867	$2,233,294	$36,611

Real Estate Taxes(4)	$0	$10,333	$169
Insurance	$64,794	$66,861	$1,096
Management Fee	$65,216	$66,999	$1,098
Other Expenses	$74,842	$175,005	$2,869
Total Operating Expenses	$204,852	$319,197	$5,233

Net Operating Income	$1,969,015	$1,914,097	$31,379
Replacement Reserves	$0	$15,250	$250
Net Cash Flow	$1,969,015	$1,898,847	$31,129

Occupancy (%)	96.7%(5)	95.0%(6)
NOI DSCR	1.27x	1.24x
NCF DSCR	1.27x	1.23x
NOI Debt Yield	10.6%	10.3%
NCF Debt Yield	10.6%	10.2%

(1)	Most Recent NOI for the 80 Clinton Place Property is T-9 annualized as of October 31, 2024.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated December 11, 2024.
(3)	Other Income is comprised of utility reimbursements and other miscellaneous fees.
(4)	UW based on the average annual abated tax payment under the 421a program over the next 10 years.
(5)	Represents occupancy based on the underwritten rent roll dated December 11, 2024.
(6)	Based on an economic vacancy of 5.0%.

A-3-97

Mortgage Loan No. 15 – The Vesper Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Dallas, TX 75254
Original Balance:	$18,250,000			General Property Type:	Multifamily
Cut-off Date Balance:	$18,250,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	2.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1978/2014
Borrower Sponsors:	Robert Tobolowsky, John Bowden, Jacob M. Silverstein, Willowood Group LLC and Shah Holdings, LLC			Size:	192 Units

Guarantors:	Robert Tobolowsky, John Bowden, Jacob M. Silverstein, Willowood Group LLC and Shah Holdings, LLC			Cut-off Date Balance per Unit:	$95,052

Mortgage Rate:	6.8500%			Maturity Date Balance per Unit:	$95,052
Note Date:	11/1/2024			Property Manager:	Frontline Anterra, LLC
Maturity Date:	11/6/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$1,577,067
Amortization Term:	0 months			UW NCF:	$1,519,467
IO Period:	60 months			UW NOI Debt Yield:	8.6%
Seasoning:	2 months			UW NCF Debt Yield:	8.3%
Prepayment Provisions:	L(26),D(30),O(4)			UW NOI Debt Yield at Maturity:	8.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.20x
Additional Debt Type:	NAP			Most Recent NOI:	$1,425,800 (9/30/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$1,254,937 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,133,888 (12/31/2022)
				Most Recent Occupancy:	96.4% (10/9/2024)
Reserves				2nd Most Recent Occupancy:	91.6% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.1% (12/31/2022)
RE Taxes:	$0	$36,971	NAP	Appraised Value (as of):	$27,100,000 (9/4/2024)
Insurance:	$145,392	$12,509	NAP	Appraised Value per Unit:	$141,146
Replacement Reserve:	$150,000	$4,800	NAP	Cut-off Date LTV Ratio:	67.3%
Deferred Maintenance:	$62,350	$0	NAP	Maturity Date LTV Ratio:	67.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,250,000	89.3%	Loan Payoff:	$19,020,435	93.1%
Additional Sponsor Equity:	$2,185,619	10.7%	Closing Costs(1):	$1,057,442	5.2%
			Upfront Reserves:	$357,742	1.8%
Total Sources:	$20,435,619	100.0%	Total Uses:	$20,435,619	100.0%
(1)	Closing Costs include an interest rate buydown of $273,750.

The Mortgage Loan. The fifteenth largest mortgage loan (the “The Vesper Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,250,000 and secured by a first-priority fee mortgage encumbering a 192-unit garden style multifamily property in Dallas, Texas (the “The Vesper Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower for The Vesper Apartments Mortgage Loan is 5616 Aspen Creek, LLC, a single-purpose, Texas limited liability company. The borrower sponsors and non-recourse carve-out guarantors for The Vesper Apartments Mortgage Loan are Robert Tobolowsky, John Bowden, Jacob M. Silverstein, Willowood Group LLC, and Shah Holdings, LLC. Robert Tobolowsky, John Bowden, and Jacob M. Silverstein are principals of Willowood Group LLC, a real estate investment firm specializing in multifamily properties. Willowood Group LLC currently owns approximately 1,500 multifamily units in the Dallas/Fort Worth metropolitan area.

The Property. The Vesper Apartments Property is a 192-unit, garden-style multifamily complex located in Dallas, Texas, approximately 10 miles north of downtown Dallas. Situated on a 7.46-acre site, the improvements consist of 16 two-story residential buildings constructed in 1978 and renovated in 2014. The Vesper Apartments Property features shared amenities such as a swimming pool, playground, business center, and laundry facilities. Unit amenities include private balconies, fireplaces, garbage disposal, dishwasher and ceiling fans. The Vesper Apartments Property also features 294 surface parking spaces, resulting in a parking ratio of approximately 1.53 spaces per unit.

The borrower acquired The Vesper Apartments Property in September 2021 for $23.1 million and has invested approximately $1.2 million ($6,250 per unit) in capital expenditures since acquisition. Approximately $650,000 ($3,385 per unit) was spent on interior upgrades to units, with the remainder going towards exterior renovations including landscaping, paint, signage, and other common area upgrades. The borrower sponsors have successfully increased net operating income by 27.3% from approximately $1.1 million in 2021 to approximately $1.4 million in the trailing-twelve months ending September 2024 primarily through rent growth and institution of an amenity/technology fee.

A-3-98

Multifamily – Garden	Loan #15	Cut-off Date Balance:	$18,250,000
5616 Spring Valley Road	The Vesper Apartments	Cut-off Date LTV:	67.3%
Dallas, TX 75254		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.6%

As of October 9, 2024, The Vesper Apartments Property was 96.4% occupied. Between October 2021 and September 2024, occupancy at The Vesper Apartments Property averaged 93.3%. The unit mix at The Vesper Apartments Property is comprised of 112 one-bedroom floorplans and 80 two-bedroom floorplans.

The following table presents certain information relating to the unit mix at The Vesper Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	112	108	96.4%	681	76,272	$1,038	$1,060
Two Bedroom	80	77	96.3%	892	71,328	$1,414	$1,452
Total/Wtd. Avg.	192	185	96.4%	769	147,600	$1,195	$1,223

(1)	Based on the underwritten rent roll dated October 9, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Vesper Apartments Property is located in Dallas, Texas approximately 10 miles north of downtown Dallas. Primary access is provided by the Dallas North Tollway and Interstate 635. The neighborhood surrounding The Vesper Apartments Property consists primarily of office buildings, retail centers, hotels, multifamily, and a large private prep school. Approximately two blocks south of The Vesper Apartments Property is a major commercial center that includes the Galleria Towers office buildings, the Westin Galleria Hotel, and the Galleria Dallas Mall, a shopping mall anchored by Nordstrom’s and Macy’s and featuring over 200 additional stores. According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of The Vesper Apartments Property is 31,692, 134,465 and 379,024, respectively. The 2024 estimated median household income within the same radii was $61,425, $84,843 and $83,888, respectively.

According to the appraisal, The Vesper Apartments Property is situated in the Far North Dallas apartment submarket, which contained approximately 36,714 units as of the second quarter of 2024. The Far North Dallas apartment submarket reported a vacancy rate of 9.0% with an average rent of $1,382 per unit as of the second quarter of 2024. Competitive rental properties have occupancies ranging from 91.0% to 97.0%.

The following table presents information regarding certain competitive properties to The Vesper Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
The Vesper Apartments(2)	1978	192	96.4%	1BR	$1,038
Dallas, TX				2BR	$1,414
5636 Apartment Homes	1978	169	93.0%	1BR	$967 - $1,460
Dallas, TX				2BR	$1,443 - $1,637
Brownstones	1997	301	97.0%	1BR	$1,585
Dallas, TX				2BR	$1,970 - $2,100
Davenport I & II	1978	501	91.0%	1BR	$775 - $1,432
Dallas, TX				2BR	$1,099 - $1,664
Suncrest	1979	134	96.0%	1BR	$1,320 - $1,365
Dallas, TX				2BR	$1,490 - $1,670
Tiburon	1980	362	92.0%	1BR	$1,298 - $1,323
Dallas, TX				2BR	$1,607 - $1,745
The District at Midtown	1980	217	91.0%	1BR	$1,229 - $1,345
Dallas, TX				2BR	$1,499 - $1,637

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 9, 2024.

Appraisal. The appraisal concluded to an “as-is” appraised value as of September 4, 2024 of $27,100,000.

Environmental Matters. According to the Phase I environmental report dated September 6, 2024, there was no evidence of any recognized environmental conditions at The Vesper Apartments Property.

A-3-99

Multifamily – Garden	Loan #15	Cut-off Date Balance:	$18,250,000
5616 Spring Valley Road	The Vesper Apartments	Cut-off Date LTV:	67.3%
Dallas, TX 75254		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Vesper Apartments Property:

Cash Flow Analysis
	2022	2023	9/30/2024 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$2,766,516	$2,812,889	$2,787,577	$2,767,860	$14,416
Other Income(2)	$281,107	$292,053	$380,968	$426,848	$2,223
Net Rental Income	$3,047,623	$3,104,942	$3,168,545	$3,194,708	$16,639
Less Vacancy, Concessions & Credit Loss	($583,804)	($456,455)	($240,553)	($175,593)	($915)
Effective Gross Income	$2,463,819	$2,648,488	$2,927,992	$3,019,115	$15,725

Real Estate Taxes	$411,075	$410,766	$491,126	$443,653	$2,311
Insurance	$144,336	$178,250	$167,032	$150,466	$784
Management Fee	$74,418	$80,645	$87,804	$90,573	$472
Other Expenses	$700,103	$723,890	$756,230	$757,356	$3,945
Total Operating Expenses	$1,329,931	$1,393,551	$1,502,191	$1,442,048	$7,511

Net Operating Income	$1,133,888	$1,254,937	$1,425,800	$1,577,067	$8,214
Capital Expenditures	$0	$0	$0	$57,600	$300
Net Cash Flow	$1,133,888	$1,254,937	$1,425,800	$1,519,467	$7,914

Occupancy	93.1%	91.6%	96.4%(3)	93.7%(4)
NOI DSCR	0.89x	0.99x	1.12x	1.24x
NCF DSCR	0.89x	0.99x	1.12x	1.20x
NOI Debt Yield	6.2%	6.9%	7.8%	8.6%
NCF Debt Yield	6.2%	6.9%	7.8%	8.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated October 9, 2024.
(2)	Other Income is comprised of utility reimbursements and other miscellaneous fees.
(3)	Represents occupancy based on the underwritten rent roll dated October 9, 2024.
(4)	Based on an economic vacancy of 6.3%.

A-3-100

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: A.J. Sfarra	cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attention: Commercial Servicing	commercial.servicing@wellsfargo.com
MAC D1086-23A, 550 South Tryon Street | Charlotte, NC 28202 | United States
Special Servicer	Argentic Services Company LP
	Attention: Andrew Hundertmark	ahundertmark@argenticservices.com
500 N. Central Expressway, Suite 261 | Plano, TX 75074 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting	Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)

Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals
Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	02/17/25	Wells Fargo Commercial Mortgage Trust 2025-5C3
Determination Date:	02/11/25
Record Date:	01/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C3

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of January 1, 2025 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2025-5C3, Commercial Mortgage Pass-Through Certificates, Series 2025-5C3

Operating Advisor: BellOak, LLC

Special Servicer: Argentic Services Company LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
C-1-2

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
6.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.
C-1-3

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-1-4

Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

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(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment

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of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

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of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so,

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authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are

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integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction,

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(a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for

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single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex

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D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any rating agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid),

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and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to

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each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need

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for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller,

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indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrase “the sponsor’s knowledge” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Goldman Sachs Mortgage Company Mortgage Loans	LMF Commercial, LLC Mortgage Loans	UBS AG Mortgage Loans
	None				None	None	None
2			POD Williamsburg	POD Williamsburg
8		Christopher Crossing Apartments

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Goldman Sachs Mortgage Company Mortgage Loans	LMF Commercial, LLC Mortgage Loans	UBS AG Mortgage Loans
30						3854 Baily Avenue

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Goldman Sachs Mortgage Company Mortgage Loans	LMF Commercial, LLC Mortgage Loans	UBS AG Mortgage Loans
	None	None	None	None	None	None	None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Goldman Sachs Mortgage Company Mortgage Loans	LMF Commercial, LLC Mortgage Loans	UBS AG Mortgage Loans
	None	None	None	None	None	None	None

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Wilshire Office Portfolio (Loan No. 3)	With the exception of (i) a loan default that has occurred and is continuing, or (ii) the securitization of the loan or any portion thereof, the loan documents provide that the lender parties (including their successors and assigns) are restricted from selling the loan or any portion thereof as a whole loan or selling participation interests in the loan to certain restricted parties (Fortress, Cerberus, Elliott management, Och-Ziff, Washington Holdings, Wayzata Investment Partners and Five Mile Capital Partners).
8	Radius at Harbor Bay (Loan No. 1)	The mortgaged property is comprised of 10 constituent properties, four of which (1321, 1351, 1411 and 1451 Harbor Bay Parkway) are units in the eight-unit Empire Parkway Centre condominium regime. Each unit owner is responsible for its building maintenance and property insurance. The owners’ association maintains common areas, including parking areas and landscaping. Voting rights in the related owners’ association are one vote per unit, so the borrower has a 50% voting rights interest in the owners’ association. Amendments to the condominium declaration require an affirmative vote of 51% of the unit owners and respective mortgagees. The condominium declaration expires on December 31, 2046 and is automatically renewed for successive 10-year periods unless a majority of unit owners agree to its termination. The loan documents provide that the borrower and guarantor have personal liability for losses related to amendments or termination of the condominium documents without the lender’ prior written consent.
8	Wilshire Office Portfolio (Loan No. 3)	The mortgaged loan is secured by three properties, including 11620 Wilshire Boulevard (having an allocated loan amount of $39,077,548 or 37.2% of the original principal balance), which is improved with non-ductile concrete structures that are subject to the City of Los Angeles seismic retrofit ordinance. The City of Los Angeles issued an Order to Comply, dated December 18, 2017, including a Phase I requirement that the owner provide a Non-Ductile Concrete Building Checklist for the review and approval by the City’s Department of Building and Safety within three years of the compliance notice. That checklist was submitted April 6, 2020, and the LADBS has determined that the subject property is subject to the seismic retrofit ordinance requirements. The borrower is required to comply with the Phase II requirement (submission of a structural analysis and plans for a proposed structural alteration of the building to satisfy ordinance requirements) by November 16, 2030, and the Phase III requirement (completion of seismic retrofit work) by November 12, 2045. The loan matures January 11, 2030. The loan documents provide that the borrower and applicable guarantor have personal liability for losses related to non-compliance with the seismic retrofit ordinance

D-2-1

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
requirements. Based on the seismic study prepared in connection with loan origination, the 11620 Wilshire Boulevard office tower had a PML of 21% and the adjacent parking garage had a PML of 17%. Blanket insurance for the three collateral properties is in-place that includes earthquake insurance in the amount of $25,000,000, subject to a 10% deductible.
8	Uniroom (Loan No. 26)	The subject property is subject to a rental covenant agreement dated September 20, 2020 with the LA Housing and Community Investment Department. The term of the Agreement is 55 years from March 4, 2024. In exchange for increased density, three of the 19 units are restricted to Very Low Income (50% AMI) households.
18	Riverwalk Business Park (Loan No. 10)	The loan documents permit a property insurance deductible up to $250,000. The in-place deductible is $100,000.
28	All Wells Fargo Loans:	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
31	All Wells Fargo Loans:	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
D-2-2

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
17	Falls of Westpark (Loan No. 12)	(Insurance) – The Mortgaged Property is, and is required to be, insured by a property insurance policy providing “all risk” or “special form” coverage for loss in an amount equal to 100% of the replacement cost of the improvements without deduction for depreciation; provided, however, that roofs that are 15 years or older may be insured on an actual cash value basis until either the roofs or the applicable policy are replaced. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee resulting, following a casualty or other insurance claim, from the Mortgagor’s failure to pay the difference between the actual replacement cost for the roofs on the improvements at the Mortgaged Property and the amount of the proceeds received in relation thereto.
17	Park Nation MHC Portfolio (Loan No. 23)	(Insurance) – The Mortgagee waived the requirement for flood insurance for the Shady Estates Mortgaged Property and the Sunset Harbor Mortgaged Property, which are each in an area identified as having special flood hazards, so long as the Mortgagors remain liable for the failure to maintain such coverage in accordance with the Mortgage Loan documents. The Mortgage Loan documents provide recourse to the Mortgagors and the guarantor for any losses to the Mortgagee resulting from the occurrence of a flood casualty at the Shady Estates Mortgaged Property and/or the Sunset Harbor Mortgaged Property that results in uninsured loss of rents damage, provided that he Mortgagors’ liability will not exceed $323,703 per Mortgaged Property.
25	The Brazilian Court Hotel (Loan No. 5)	(Local Law Compliance) – The use of the Mortgaged Property as a hotel is not permitted under the current zoning code and was approved through a variance. The zoning code permits any lawful nonconforming use to continue and any nonconforming structure to be rebuilt if no more than 50% of such structure containing the legal nonconforming use is destroyed, provided that, among other requirements, the reconstructed structure does not increase any dimensional nonconformity that existed before the destruction or damage. Pursuant to the Mortgage Loan documents, the Mortgagor may not cause or permit a nonconforming use of the Mortgaged Property to be discontinued without the Mortgagee’s express written consent.
25	The Outlet Collection Seattle (Loan No. 17)	(Local Law Compliance) – Certain building code and fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor (i) to complete, pay for in full and submit all requisite documentation to any applicable governmental authority that, in each case, is necessary to cure the such violations, (ii) to pay any outstanding fines or other charges necessary to cure such
D-2-3

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
violations and (iii) to cause all of the violations to be removed of record, within 90 days of origination; provided that such 90-day period will be extended so long as the Mortgagor can establish to the Mortgagee’s reasonable satisfaction that the Mortgagor is diligently and in good faith pursuing each of the foregoing requirements, which such extension will be limited to a timeframe that would be considered commercially reasonable. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee resulting from such violations.
25	Park Nation MHC Portfolio (Loan No. 23)	(Local Law Compliance) – With respect to each of the Meadowlark MHP Mortgaged Property, the Highland Village MHP Mortgaged Property and the Sunset Harbor Mortgaged Property, the use of all or a portion of such Mortgaged Property as a mobile home park or a manufactured housing community is not permitted under current zoning code. Each zoning code permits any lawful nonconforming use to continue and any nonconforming structure to be rebuilt if no more than 50% of such structure containing the legal nonconforming use is destroyed, provided that, among other requirements, the reconstructed structure does not increase any dimensional nonconformity that existed before the destruction or damage. The Mortgage Loan documents provide full recourse to the Mortgagors and the guarantor if, after the occurrence of a casualty, any one or more of such Mortgaged Properties or any portion thereof cannot be operated as a mobile home park or manufactured housing community pursuant to the applicable zoning laws and the Mortgagors fail to obtain from the applicable governmental authority a variance, rezoning and/or any other lawful exemption from the application of the applicable zoning laws with respect to any such Mortgaged Properties within 180 days after the related casualty, provided, however, that such recourse liability is capped at the allocated Mortgage Loan amount with respect to the applicable Mortgaged Properties.
25	Burlington Plaza (Loan No. 24)	(Local Law Compliance) – Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to correct all such violations within 90 days of origination and obtain evidence from the applicable governmental authority that each violation has been cleared no later than 60 days from the date that any corrective work was completed, subject to the extension of either deadline as the Mortgagee may grant in its reasonable discretion upon the Mortgagor’s request.
27	Christopher Crossing Apartments (Loan No. 8)	(Recourse Obligations) – With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents do provide for full recourse in connection transfers of either the Mortgaged Property or controlling equity
D-2-4

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
interests in the Mortgagor made in violation of the Mortgage Loan documents, unless such breach or violation (i) consists solely of a failure to deliver a notice or a similar immaterial, inadvertent and non-recurring breach or violation in connection with a transfer that otherwise complies with the applicable terms and conditions of the Mortgage Loan documents, (ii) is susceptible of cure using commercially reasonable effort and (iii) is actually cured to the Mortgagee’s reasonable satisfaction within 30 days after the earlier to occur of the Mortgagor’s actual knowledge of such breach or violation and the Mortgagor’s receipt of written notice thereof from the Mortgagee.
27	Falls of Westpark (Loan No. 12)	(Recourse Obligations) – The related Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional physical waste in compliance with Representation and Warranty No. 27, except to the extent that such physical waste is due to the failure of the Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where the Mortgagee has unrestricted access to sufficient funds that are on deposit in the capital expense reserve subaccount or the cash collateral subaccount.
27	The Vesper Apartments (Loan No. 15)	(Recourse Obligations) – The related Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional physical waste in compliance with Representation and Warranty No. 27, except to the extent that such physical waste is due to the failure of the Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where the Mortgagee has unrestricted access to sufficient funds that are on deposit in the capital expense reserve subaccount or the cash collateral subaccount.
27	Plaza at Eastlake (Loan No. 16)	(Recourse Obligations) – With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents do provide recourse for the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards, but only to the extent that such misappropriation is intentional.
D-2-5

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	POD Williamsburg (Loan No. 2)	Concurrently with the funding of the Mortgage Loan, an existing mezzanine loan in the amount of $8,933,796.30, secured by (i) the mezzanine borrower’s (a) 100% interest in one of the Mortgagors, (b) 99.5% interest in the other Mortgagor, and (c) 100% interest in Pod BK SPE LLC, a Delaware limited liability company (“Pod BK SPE”) and (ii) Pod BK SPE’s 0.5% interest in one of the Mortgagors, and previously funded by a third-party lender, was assigned to an affiliate of the hotel manager and the Mortgagors as the new mezzanine lender.
(14) Condemnation	Georgia Multifamily Portfolio (Loan No. 6)	There is a planned road improvement to the public right of way, Mount Zion Boulevard, that may result in a condemnation to a portion of the Retreat at Baywood Mortgaged Property. A portion of land which previously was part of the Mortgaged Property was previously taken in a condemnation proceeding and does not constitute collateral for the Mortgage Loan. The lender has no knowledge of any other condemnation proceedings related to the Mortgaged Property.
(18) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(18) Insurance	POD Williamsburg (Loan No. 2)	The board of directors of the condominium to which the Mortgaged Property belongs (the “Condominium Board”) maintains one or more insurance policies that provide for some of the insurance coverage required under the Mortgage Loan documents (with respect to the core and shell of the building and the common elements) (the “Condominium Board Policies”). If at any time during the term of the Mortgage Loan, the Condominium Board Policies do not comply with one or more applicable requirements of the Mortgage Loan documents, then the Mortgagors are required under the Mortgage Loan documents to, within three business days, notify the lender in writing. In the event of such non-compliance, if the Condominium Board Policies are not acceptable to the lender and rating agency in its sole discretion (notwithstanding such non-compliance), then the Mortgagors are required under the Mortgage Loan documents to, at their sole cost and expense, either (i) cause the Condominium Board to modify the Condominium Board Policies, or to procure and maintain additional “primary” insurance coverage, as will be necessary to bring the applicable insurance coverage into full compliance with all of the applicable terms and conditions of the Mortgage Loan documents or (ii) procure and maintain (or cause the
D-2-6

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Condominium Board to procure and maintain) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as will be necessary to bring the applicable insurance coverage into full compliance with all of the applicable terms and conditions of the Mortgage Loan documents.
(26) Local Law Compliance and (27) Licenses and Permits	WAND MHC Portfolio (Loan No. 4)

The Laurel Lane MHC Mortgaged Property, Cedrona Mortgaged Property, Sunrise Terrace Mortgaged Property, Moxie Mortgaged Property, and Northwest Mortgaged Property are legal non-conforming as to use. The Cedrona Mortgaged Property, Moxie Mortgaged Property, Sunrise Terrace Mortgaged Property and Northwest Mortgaged Property are legal non-conforming as to improvements.

(26) Local Law Compliance and (27) Licenses and Permits	The Brazilian Court Hotel (Loan No. 5)	The Mortgaged Property is legal non-conforming as to use.
(28) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(31) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 31.
(33) Single-Purpose Entity	The Brazilian Court Hotel (Loan No. 5)	Prior to the origination of the Mortgage Loan the Mortgagor owned certain residential units within the condominium of which the Mortgaged Property is a part, and an adjacent parcel, which units and parcel were transferred to third parties. Such residential condominium units and adjacent parcel are not collateral for the Mortgage Loan.
D-2-7

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Wilshire Office Portfolio (Loan No. 3)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(8) Permitted Liens; Title Insurance	Wilshire Office Portfolio (Loan No. 3)	The Mortgage Loan is secured by three properties, including 11620 Wilshire Boulevard (having an allocated loan amount of $39,077,548 or 37.2% of the original principal balance), which is improved with non-ductile concrete structures that are subject to the City of Los Angeles seismic retrofit ordinance. The City of Los Angeles issued an Order to Comply, dated December 18, 2017, including a Phase I requirement that the owner provide a Non-Ductile Concrete Building Checklist for the review and approval by the City’s Department of Building and Safety (the “LADBS”) within three years of the compliance notice. That checklist was submitted April 6, 2020, and the LADBS has determined that the subject property is subject to the seismic retrofit ordinance requirements. The borrower is required to comply with the Phase II requirement (submission of a structural analysis and plans for a proposed structural alteration of the building to satisfy ordinance requirements) by November 16, 2030, and the Phase III requirement (completion of seismic retrofit work) by November 12, 2045. The loan matures on January 11, 2030. The Mortgage Loan documents provide that the borrower and applicable guarantor have personal liability for losses related to non-compliance with the seismic retrofit ordinance requirements. Based on the seismic study prepared in connection with loan origination, the 11620 Wilshire Boulevard office tower had a PML of 21% and the adjacent parking garage had a PML of 17%. Blanket insurance for the three collateral properties is in-place that includes earthquake insurance in the amount of $25,000,000, subject to a 10% deductible.
(9) Junior Liens	POD Williamsburg (Loan No. 2)	Concurrently with the funding of the Mortgage Loan, an existing mezzanine loan in the amount of $8,933,796.30 (the “POD Williamsburg Mezzanine Loan”), secured by (i) the mezzanine borrower’s (a) 100% interest in one of the Mortgagors, (b) 99.5% interest in the other Mortgagor, and (c) 100% interest in Pod BK SPE LLC, a Delaware limited liability company (“Pod BK SPE”) and (ii) Pod BK SPE’s 0.5% interest in one of the Mortgagors, and previously funded by a third-party lender, was assigned to a Mortgagor affiliate as the new mezzanine lender (the “Mezzanine Lender”). The payment rights under the POD Williamsburg Mezzanine Loan documents are fully subordinate to the payment rights of the Mortgage Loan.
D-2-8

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(10) Assignment of Leases and Rents	Wilshire Office Portfolio (Loan No. 3)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(18) Insurance	POD Williamsburg (Loan No. 2)	The board of directors of the condominium to which the Mortgaged Property belong (the “Condominium Board”) maintains one or more insurance policies that provide for some of the insurance coverage required under the Mortgage Loan documents (with respect to the core and shell of the building and the common elements) (the “Condominium Board Policies”). If at any time during the term of the Mortgage Loan, the Condominium Board Policies do not comply with one or more applicable requirements of the Mortgage Loan documents, then the Mortgagors must, within three business days, notify the lender in writing. In the event of such non-compliance, if the Condominium Board Policies are not acceptable to the lender and Rating Agency in its sole discretion (notwithstanding such non-compliance), then the Mortgagors must, at its sole cost and expense, either (i) cause the Condominium Board to modify the Condominium Board Policies, or to procure and maintain additional “primary” insurance coverage, as will be necessary to bring the applicable insurance coverage into full compliance with all of the applicable terms and conditions of the Mortgage Loan documents or (ii) procure and maintain (or cause the Condominium Board to procure and maintain) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as will be necessary to bring the applicable insurance coverage into full compliance with all of the applicable terms and conditions of the Mortgage Loan documents.
(18) Insurance	Wilshire Office Portfolio (Loan No. 3)	The Mortgagor is permitted to hold insurance policies that do not meet the insurance rating requirements set forth in the Mortgage Loan documents if the Mortgagor has prior written consent from the lender and Rating Agency Confirmation.
(28) Recourse Obligations	POD Williamsburg (Loan No. 2)	The obligations of the Mortgagors and the related guarantor (individually and collectively, the “Indemnitor”) under the related environmental indemnity agreement will terminate and be of no further force and effect two years after the indefeasible payment in full of the Mortgage Loan, provided that Indemnitor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.
(28) Recourse Obligations	Wilshire Office Portfolio (Loan No. 3)	In the event (i) the Mortgage Loan is paid in full in the ordinary course, (ii) the indemnitor delivers to the indemnitee a current Phase I environmental site assessment with respect
D-2-9

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
to the Mortgaged Property in accordance with the related environmental indemnity agreement, and (iii) no event of default exists and is continuing under the Mortgage Loan documents, the indemnitor will be released from its obligations set forth in the environmental indemnity agreement on the first anniversary of the date on which items (i)-(iii) above are satisfied.
(40) No Material Default; Payment Record	All JPMCB Mortgage Loans (Loan Nos. 2, 3, and 20)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or the related Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(47) Cross-Collateralization	Wilshire Office Portfolio (Loan No. 3)	The Mortgage Loan is cross-collateralized and cross- defaulted with the related Companion Loans.

D-2-10

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Queens Center (Loan No. 13)	For so long as no event of default exists, the Mortgage Loan documents prohibit the lender from selling any portion of the Whole Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Queens Center (Loan No. 13)	The borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000. “PACE Loan” means (x) any Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(18) Insurance	Queens Center (Loan No. 13)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.

The Mortgagors are permitted to hold insurance policies that do not meet the Insurance Rating Requirements if they have prior written consent from the lender and Rating Agency Confirmation.

(19) Access; Utilities; Separate Tax Lots	Queens Center (Loan No. 13)	A portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s, the latter of which is not part of the Mortgaged Property, together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and one of the two Mortgagors which owns the Mortgaged Property (the “Property Borrower”) under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments to the applicable taxing authority. There are no other operating covenants in place governing the operation of the Shared Tax Lot. In the event of default under the Mortgage Loan documents, the lender has the right to require, among other related rights, the Property Borrower to exercise the rights of the Property Borrower under the REA to
D-2-11

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
pursue the creation of a separate tax lot for the portion of the Mortgaged Property that is part of the Shared Tax Lot, such that no portion of the Mortgaged Property shares a tax lot with any real property that is not subject to the lien of the Mortgage Loan. The Mortgagors have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Mortgaged Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Mortgaged Property, and (ii) the Mortgagors’ failure to promptly pursue the creation of a separate tax lot for the portion of the Mortgaged Property comprising the Shared Tax Lot.
(27) Licenses and Permits	Welleon (Loan No. 7)	A certificate of occupancy has not been issued for three (3) multifamily units at the Mortgaged Property as of the origination of the Mortgage Loan. The Mortgagor is obligated to obtain the missing certificate(s) of occupancy within three (3) months of the Mortgage Loan origination date with a possible extension of three (3) additional months if the Mortgagor is diligently pursuing and the delay is caused by the applicable governmental authority.
(28) Recourse Obligations	Queens Center (Loan No. 13)

The loss carveout for misappropriation of rents after an event of default, insurance proceeds, or condemnation awards is limited to the intentional misappropriation thereof.

The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.

A voluntary transfer in violation of the Mortgage Loan documents triggers only a loss carveout instead of a full recourse carveout.

The obligations and liabilities of the indemnitors under the environmental indemnity agreement will terminate two years after the earlier to occur of (i) the repayment of the Mortgage Loan in full and the satisfaction of all obligations of indemnitors under the Mortgage Loan documents (except any such obligations, such as indemnification obligations which expressly survive repayment in full of the Mortgage Loan), and (ii) an indemnified party or an agent thereof will have acquired possession of or title to the Mortgaged Property by foreclosure, exercise of power of sale or deed in lieu thereof.

(29) Mortgage Releases	All GSMC Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
D-2-12

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(33) Single Purpose Entity	Queens Center (Loan No. 13)	The Mortgagor previously owned the parcel that contains a J.C. Penney store, which is part of the mall of which the Mortgaged Property forms a part. The Mortgagor sold that parcel prior to the origination of the Mortgage Loan.
(34) Defeasance	Queens Center (Loan No. 13)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $25,000.
(36) Ground Leases	Queens Center (Loan No. 13)

The Mortgagor has a ground leasehold interest in a portion of the Mortgaged Property. With respect to the related ground lease:

36(C) The term of the ground lease expires on May 31, 2048.

36(H) The ground lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the ground lease; however the ground lease does provide the lender an additional 10 days for payment of rent and 30 days for other defaults.

D-2-13

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

None

D-2-14

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

None

D-2-15

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	27
Summary of Risk Factors	61
Risk Factors	64
Description of the Mortgage Pool	166
Transaction Parties	244
Credit Risk Retention	331
Description of the Certificates	348
Description of the Mortgage Loan Purchase Agreements	387
Pooling and Servicing Agreement	398
Certain Legal Aspects of Mortgage Loans	523
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	543
Pending Legal Proceedings Involving Transaction Parties	545
Use of Proceeds	545
Yield and Maturity Considerations	545
Material Federal Income Tax Considerations	556
Certain State and Local Tax Considerations	570
Plan of Distribution (Conflicts of Interest)	571
Incorporation of Certain Information by Reference	574
Where You Can Find More Information	574
Financial Information	575
Certain ERISA Considerations	575
Legal Investment	580
Legal Matters	581
Ratings	581
Index of Defined Terms	584

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$722,037,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

Wells Fargo Commercial
Mortgage Trust 2025-5C3
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2025-5C3

Class A-1	$8,317,000	Class X-A	$583,464,000
Class A-2	$0 -	Class X-B	$138,573,000
	$250,000,000	Class A-S	$53,137,000
Class A-3	$325,147,000 -	Class B	$47,927,000
	$575,147,000	Class C	$37,509,000

PROSPECTUS

Wells Fargo Securities

Citigroup

J.P. Morgan

Goldman Sachs & Co. LLC

UBS Securities LLC
Co-Lead Managers and Joint Bookrunners

Academy Securities

Drexel Hamilton

Siebert Williams Shank

Co-Managers

January [_], 2025